     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 1997
                                                     REGISTRATION NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-4
                            REGISTRATION STATEMENT

                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                            YOUNG BROADCASTING INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                      4833                        13-3339681
   (STATE OR OTHER JURISDICTION    (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
 OFINCORPORATION OR ORGANIZATION)  CLASSIFICATION CODE NUMBER)    IDENTIFICATION NUMBER)


                             599 LEXINGTON AVENUE
                           NEW YORK, NEW YORK 10022
                                (212) 754-7070
        (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                 SEE ATTACHED TABLE OF ADDITIONAL REGISTRANTS

                                VINCENT J. YOUNG
                                   CHAIRMAN
                           YOUNG BROADCASTING INC.
                           599 LEXINGTON AVENUE
                           NEW YORK, NEW YORK 10022
                                (212) 754-7070
              (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
              NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:
                           ROBERT L. WINIKOFF, ESQ.
                COOPERMAN LEVITT WINIKOFF LESTER & NEWMAN, P.C.
                               800 THIRD AVENUE
                           NEW YORK, NEW YORK 10022
                                (212) 688-7000

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

                               ----------------

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
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
                                                         PROPOSED
                                           PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF                    MAXIMUM      AGGREGATE    AMOUNT OF
    SECURITIES TO BE        AMOUNT TO   OFFERING PRICE   OFFERING   REGISTRATION
       REGISTERED         BE REGISTERED  PER UNIT(1)     PRICE(1)       FEE
--------------------------------------------------------------------------------
 8 3/4% Senior
  Subordinated Notes
  due 2007.............   $200,000,000       100%      $200,000,000   $60,607
--------------------------------------------------------------------------------
 Senior Subordinated
  Guarantees of
  8 3/4% Senior
  Subordinated Notes
  due 2007.............   $200,000,000       (2)           (2)          (2)

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-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933.
(2) Pursuant to Rule 457(n), no separate registration fee is required as no additional consideration is being paid for the Guarantees.

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

    EXACT NAME OF       STATE OR OTHER  PRIMARY STANDARD     I.R.S.      ADDRESS, INCLUDING ZIP CODE,
    REGISTRANT AS      JURISDICTION OF     INDUSTRIAL       EMPLOYER    AND TELEPHONE NUMBER, INCLUDING
    SPECIFIED IN       INCORPORATION OR  CLASSIFICATION  IDENTIFICATION   AREA CODE, OF REGISTRANT'S
     ITS CHARTER         ORGANIZATION     CODE NUMBER        NUMBER       PRINCIPAL EXECUTIVE OFFICES
    -------------      ---------------- ---------------- -------------- -------------------------------
Young Broadcasting of     Wisconsin           4833         39-1615273     599 Lexington Avenue
 La Crosse, Inc.                                                          New York, New York 10022
                                                                          (212) 754-7070
Young Broadcasting of     Michigan            4833         38-2826434     599 Lexington Avenue
 Lansing, Inc.                                                            New York, New York 10022
                                                                          (212) 754-7070
Young Broadcasting of     Delaware            4833         14-1718758     599 Lexington Avenue
 Albany, Inc.                                                             New York, New York 10022
                                                                          (212) 754-7070
Winnebago Television      Illinois            4833         36-2239648     599 Lexington Avenue
 Corporation                                                              New York, New York 10022
                                                                          (212) 754-7070
Young Broadcasting of     Delaware            4833         62-1391810     599 Lexington Avenue
 Nashville, Inc.                                                          New York, New York 10022
                                                                          (212) 754-7070
Young Broadcasting of     Delaware            4833         13-3464633     599 Lexington Avenue
 Louisiana, Inc.                                                          New York, New York 10022
                                                                          (212) 754-7070
Young Broadcasting of     Delaware            4833         51-0356702     599 Lexington Avenue
 Knoxville, Inc.                                                          New York, New York 10022
                                                                          (212) 754-7070
Young Broadcasting of     Delaware            4833         51-0356704     599 Lexington Avenue
 Green Bay, Inc.                                                          New York, New York 10022
                                                                          (212) 754-7070
Young Broadcasting of     Delaware            4833         51-0356703     599 Lexington Avenue
 Richmond, Inc.                                                           New York, New York 10022
                                                                          (212) 754-7070
WKRN, L.P.                Delaware            4833         13-3577063     599 Lexington Avenue
                                                                          New York, New York 10022
                                                                          (212) 754-7070
KLFY, L.P.                Delaware            4833         51-0325249     599 Lexington Avenue
                                                                          New York, New York 10022
                                                                          (212) 754-7070
WATE, L.P.                Delaware            4833         51-0356837     599 Lexington Avenue
                                                                          New York, New York 10022
                                                                          (212) 754-7070
YBK, Inc.                 Delaware            4833         51-0356705     599 Lexington Avenue
                                                                          New York, New York 10022
                                                                          (212) 754-7070

    EXACT NAME OF       STATE OR OTHER  PRIMARY STANDARD     I.R.S.      ADDRESS, INCLUDING ZIP CODE,
    REGISTRANT AS      JURISDICTION OF     INDUSTRIAL       EMPLOYER    AND TELEPHONE NUMBER, INCLUDING
    SPECIFIED IN       INCORPORATION OR  CLASSIFICATION  IDENTIFICATION   AREA CODE, OF REGISTRANT'S
     ITS CHARTER         ORGANIZATION     CODE NUMBER        NUMBER       PRINCIPAL EXECUTIVE OFFICES
    -------------      ---------------- ---------------- -------------- -------------------------------
LAT, Inc.                 Delaware            4833         51-0325252     599 Lexington Avenue
                                                                          New York, New York 10022
                                                                          (212) 754-7070
YBT, Inc.                 Delaware            4833         51-0325250     599 Lexington Avenue
                                                                          New York, New York 10022
                                                                          (212) 754-7070
Young Broadcasting of     Delaware            4833         13-3858546     599 Lexington Avenue
 Davenport, Inc.                                                          New York, New York 10022
                                                                          (212) 754-7070
Young Broadcasting of     Delaware            4833         13-3884783     599 Lexington Avenue
 Sioux Falls, Inc.                                                        New York, New York 10022
                                                                          (212) 754-7070
Young Broadcasting of     Delaware            4833         13-3884784     599 Lexington Avenue
 Rapid City, Inc.                                                         New York, New York 10022
                                                                          (212) 754-7070
Young Broadcasting of     Delaware            4833         13-3914036     599 Lexington Avenue
 Los Angeles, Inc.                                                        New York, New York 10022
                                                                          (212) 754-7070
Fidelity Television,      California          4833         95-6140187     599 Lexington Avenue
 Inc.                                                                     New York, New York 10022
                                                                          (212) 754-7070

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY STATE.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JULY 16, 1997
PROSPECTUS

                               OFFER TO EXCHANGE
               SERIES B 8 3/4% SENIOR SUBORDINATED NOTES DUE 2007
         FOR ALL OUTSTANDING 8 3/4% SENIOR SUBORDINATED NOTES DUE 2007
                                       OF

                            YOUNG BROADCASTING INC.

                                  ----------
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON       ,
1997 UNLESS EXTENDED.

  Young Broadcasting Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its Series B 8 3/4% Senior Subordinated Notes due 2007 (the "Series B Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 8 3/4% Senior Subordinated Notes due 2007 (the "Series A Notes"), of which $200,000,000 in aggregate principal amount are outstanding on the date hereof. The form and terms of the Series B Notes are the same as the form and terms of the Series A Notes (which they replace) except that the Series B Notes will bear a "Series B" designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer, and holders of the Series B Notes will not be entitled to certain rights of holders of Series A Notes under the Registration Rights Agreement (as defined), which rights will terminate upon the consummation of the Exchange Offer. The Series B Notes will evidence the same debt as the Series A Notes (which they replace) and will be entitled to the benefits of an Indenture dated as of June 15, 1997 governing the Series A Notes and the Series B Notes (the "Indenture"). The Series A Notes and the Series B Notes are sometimes referred to herein collectively as the "Notes." See "Description of the Notes" and "The Exchange Offer."

  THE COMPANY HAS NOT ISSUED, AND DOES NOT HAVE ANY CURRENT FIRM ARRANGEMENTS TO ISSUE, ANY SIGNIFICANT INDEBTEDNESS TO WHICH THE SERIES B NOTES WOULD RANK SENIOR IN RIGHT OF PAYMENT. THE SERIES B NOTES WILL BE GENERAL UNSECURED OBLIGATIONS OF THE COMPANY AND WILL BE SUBORDINATED IN RIGHT OF PAYMENT TO ALL EXISTING AND FUTURE SENIOR DEBT (AS DEFINED) OF THE COMPANY, INCLUDING ALL INDEBTEDNESS OF THE COMPANY UNDER THE SENIOR CREDIT FACILITY (AS DEFINED). PURSUANT TO THE TERMS OF THE INDENTURE, THE SERIES B NOTES WILL BE GUARANTEED, JOINTLY AND SEVERALLY, FULLY AND UNCONDITIONALLY, BY ALL OF THE COMPANY'S SUBSIDIARIES (THE "SUBSIDIARY GUARANTORS"). THE SUBSIDIARY GUARANTEES (AS DEFINED) WILL BE GENERAL UNSECURED OBLIGATIONS OF THE SUBSIDIARY GUARANTORS AND WILL BE SUBORDINATED IN RIGHT OF PAYMENT TO ALL EXISTING AND FUTURE SENIOR DEBT OF THE SUBSIDIARY GUARANTORS. AS OF MARCH 31, 1997, ON A PRO FORMA BASIS AFTER GIVING EFFECT TO THE SERIES A NOTES OFFERING (AS DEFINED), THE COMPANY AND THE SUBSIDIARY GUARANTORS, ON A CONSOLIDATED BASIS, WOULD HAVE HAD APPROXIMATELY $93.8 MILLION OF SENIOR DEBT AND APPROXIMATELY $376.8 MILLION OF INDEBTEDNESS RANKING PARI PASSU WITH THE SERIES A NOTES OUTSTANDING, WITH THE ABILITY, SUBJECT TO CERTAIN LIMITATIONS DESCRIBED HEREIN, TO INCUR APPROXIMATELY $200.0 MILLION OF ADDITIONAL SENIOR DEBT PURSUANT TO THE SENIOR CREDIT FACILITY, OF WHICH APPROXIMATELY $185.0 MILLION WOULD HAVE BEEN AVAILABLE FOR THE PURPOSE OF FINANCING ACQUISITIONS.

  Each Series B Note will bear interest from its issuance date. Holders of Series A Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the Series B Notes. Such interest will be paid with the first interest payment on the Series B Notes. Interest on the Series A Notes accepted for exchange will cease to accrue upon issuance of the Series B Notes.

  The Series B Notes will be redeemable, in whole or in part, at the option of the Company on or after June 15, 2002, at the redemption prices set forth herein plus accrued interest to the date of redemption. In addition, at any time before June 15, 2000, the Company, at its option, may redeem the Series B Notes, in part, with the net proceeds of one or more Public Equity Offerings (as defined), at a redemption price equal to 108 3/4% of the principal amount thereof, plus accrued interest to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Notes outstanding must equal at least 66.7% of the aggregate principal amount of the Notes originally issued.


  Upon a Change of Control (as defined), each holder of Series B Notes will have the right to require the Company to repurchase such holder's Notes at a price equal to 101% of their principal amount plus accrued interest to the date of repurchase. See "Risk Factors--Risk of Inability to Finance Change of Control Offer." In addition, the Company will be obligated to offer to repurchase the Series B Notes at 100% of their principal amount plus accrued interest to the date of repurchase in the event of certain asset sales. See "Description of the Notes."

  The Company will accept for exchange any and all validly tendered Series A
Notes not withdrawn prior to 5:00 p.m., New York City time, on    , 1997,
unless extended by the Company in its sole discretion, (the "Expiration Date"). Tenders of Series A Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer--Conditions." Series A Notes may be tendered only in integral multiples of $1,000. In the event the Company terminates the Exchange Offer and does not accept for exchange any Series A Notes, the Company will promptly return all previously tendered Series A Notes to the holders thereof.

  SEE "RISK FACTORS," WHICH BEGINS ON PAGE 15 OF THIS PROSPECTUS, FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR
SERIES A NOTES IN THE EXCHANGE OFFER.
                                                   (Continued on following page)

                                  ----------

THESE  SECURITIES  HAVE NOT  BEEN  APPROVED OR  DISAPPROVED  BY THE  SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON  THE ACCURACY OR  ADEQUACY OF THIS  PROSPECTUS. ANY  REPRESENTATION TO
   THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

                    THE DATE OF THIS PROSPECTUS IS    , 1997

(Continued from previous page)
  The Series A Notes were sold by the Company and the Subsidiary Guarantors on June 23, 1997 to the Initial Purchaser (as defined) in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act. The Initial Purchaser subsequently resold the Series A Notes to qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Series A Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Series B Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement. See "The Exchange Offer."

  Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the Series B Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Series B Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Series B Notes. See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "--Resale of the Series B Notes." Each holder of the Series A Notes (other than certain specified holders) who wishes to exchange the Series A Notes for Series B Notes in the Exchange Offer will be required to represent in the Letter of Transmittal that (i) it is not an affiliate of the Company or any of the Subsidiary Guarantors, (ii) the Series B Notes to be received by it are being acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Series B Notes. Each broker-dealer (a "Participating Broker-Dealer") that receives Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Series B Notes received in exchange for Series A Notes where such Series A Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

  Holders of Series A Notes not tendered and accepted in the Exchange Offer will continue to hold such Series A Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. The Company will pay all the expenses incurred by it incident to the Exchange Offer. See "The Exchange Offer."

  There has not previously been any public market for the Series A Notes or the Series B Notes. The Company does not intend to list the Series B Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Series B Notes will develop. See "Risk Factors--Absence of a Public Market Could Adversely Affect the Value of Series B Notes." Moreover, to the extent that Series A Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Series A Notes could be adversely affected.

  The Series B Notes will be available initially only in book-entry form. The Company expects that the Series B Notes issued pursuant to this Exchange Offer will be issued in the form of a Global Note (as defined), which will be deposited with, or on behalf of, The Depositary Trust Company (the "Depositary") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Note representing the Series B Notes will be shown on, and transfers thereof to qualified institutional buyers will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Note, Series B Notes in certified form will be issued in exchange for the Global Note only on the terms set forth in the Indenture. See "Book Entry--Delivery and Form."

                          FORWARD-LOOKING STATEMENTS
  THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS, CONCERNING, AMONG OTHER THINGS, INCREASES IN NET REVENUES AND BROADCAST CASH FLOW (AS DEFINED) AND REDUCTIONS IN OPERATING EXPENSES, INVOLVE RISKS AND UNCERTAINTIES, AND ARE SUBJECT TO CHANGE BASED ON VARIOUS IMPORTANT FACTORS, INCLUDING THE IMPACT OF CHANGES IN NATIONAL AND REGIONAL ECONOMIES, SUCCESSFUL INTEGRATION OF ACQUIRED TELEVISION STATIONS (INCLUDING ACHIEVEMENT OF SYNERGIES AND COST REDUCTIONS), PRICING FLUCTUATIONS IN LOCAL AND NATIONAL ADVERTISING AND VOLATILITY IN PROGRAMMING COSTS.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information (including financial information and the notes thereto) appearing elsewhere in this Prospectus. All market rank, rank in market, station audience rating and share, and television household data in this Prospectus are from the Nielsen Station Index Viewers and Profile dated February 1997, as prepared by A.C. Nielsen Company ("Nielsen"). Nielsen data provided herein refers solely to the United States television markets. As used herein, the "Company" means Young Broadcasting Inc. and, where the context requires, its subsidiaries (the "Subsidiaries"). Reference should be made to "Selected Consolidated Financial Data" for the definition of certain financial terms appearing throughout this Prospectus.

                                  THE COMPANY

  The Company owns and operates twelve television stations in geographically diverse markets. Six of the stations are affiliated with American Broadcasting Companies, Inc. ("ABC"), four are affiliated with CBS Inc. ("CBS"), one is affiliated with National Broadcasting Company, Inc. ("NBC"), and one is an independent station. The Company is presently the seventh largest ABC network affiliate group in terms of households reached and owns more ABC stations than any single operator other than ABC. The Company's sole independent television station, KCAL, Los Angeles, California ("KCAL"), is the only independent VHF television station operating in the Los Angeles market, which is ranked as the second-largest television market in terms of population and the largest in terms of estimated television revenue. For the twelve months ended March 31, 1997, after giving pro forma effect to the KCAL, KELO and Quad Cities Acquisitions (as defined below), including annualized net expense reductions, as if such transactions had occurred on April 1, 1996, the Company would have had net revenues and broadcast cash flow (as defined) of $261.1 million and $123.3 million, respectively.

  The Company was founded in 1986 by Vincent Young and his father, Adam Young. Vincent Young, the Company's Chairman, has over 25 years of experience in the television broadcast industry, and Adam Young has over 50 years of experience in the industry. Ronald Kwasnick, the Company's President, has over 25 years of experience in the industry. The following table sets forth certain information for each of the Company's stations, after giving pro forma effect to the KCAL, Quad Cities and KELO Acquisitions.

                                                                                  PRO FORMA
                                                                       NET REVENUES FOR TWELVE MONTHS
                                                                            ENDED MARCH 31, 1997
                                                                     -----------------------------------
           YEAR     NETWORK                                   MARKET                       PERCENTAGE OF
STATION  ACQUIRED AFFILIATION             MARKET               RANK         AMOUNT             TOTAL
-------  -------- ----------- ------------------------------- ------ --------------------- -------------
                                                                     (DOLLARS IN MILLIONS)
KCAL       1996       IND     Los Angeles, California            2          $110.7             42.4%
WKRN       1989       ABC     Nashville, Tennessee              33            23.7              9.1
WTEN       1989       ABC     Albany, New York                  52            14.8              5.7
WRIC       1994       ABC     Richmond, Virginia                59            17.4              6.7
WATE       1994       ABC     Knoxville, Tennessee              60            15.3              5.8
WBAY       1994       ABC     Green Bay, Wisconsin              70            14.9              5.7
KWQC       1996       NBC     Quad Cities                       88            13.0              5.0
WLNS       1986       CBS     Lansing, Michigan                106            14.2              5.4
KELO(1)    1996       CBS     Sioux Falls, South Dakota        107            12.0              4.6
KLFY       1988       CBS     Lafayette, Louisiana             121            14.2              5.4
WKBT       1986       CBS     La Crosse-Eau Claire, Wisconsin  130             4.6              1.8
WTVO       1988       ABC     Rockford, Illinois               135             6.3              2.4
                                                                            ------             ----
                                                                            $261.1              100%
                                                                            ======             ====

--------
(1) Except as otherwise indicated, all references in this Offering Memorandum to KELO include KCLO, the CBS network affiliate in Rapid City, South Dakota (market rank 173), which the Company acquired together with the assets of KELO.

  The Company continually seeks to increase its revenues and broadcast cash flow. In each of the past five fiscal years, the Company has achieved broadcast cash flow margins of approximately 45.0% or more. Net revenues increased by 26.0% and broadcast cash flow increased by 23.5% for the year ended December 31, 1996, compared to the year ended December 31, 1995. Such 1996 results include the performance of the stations acquired pursuant to the KCAL, KELO and Quad Cities Acquisitions for the periods beginning on their respective dates of acquisition (as discussed below). See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion of "broadcast cash flow."

  Although operating results have continued to improve (as reflected by the increases in net revenues and broadcast cash flow), and the Company had approximately $905,000 of net income during 1996, the Company incurred net losses in each of the four fiscal years ended December 31, 1995. The Company's net losses during such periods resulted principally from the substantial interest expense associated with the debt incurred to finance the Company's acquisitions, depreciation and amortization charges, and from the extraordinary loss resulting from the early extinguishment of debt. See "Risk Factors" for a discussion of certain risks associated with an investment in the Notes offered hereby, including such history of net losses and the Company's highly leveraged position. See also "Business--1992 Restructuring" for a discussion of the agreement reached between the Company and its creditors in 1992 with respect to the restructuring of its debt and equity.

  The Company's operations are conducted through its direct and indirect wholly-owned Subsidiaries, which will guarantee the Series B Notes, jointly and severally, fully and unconditionally, on a senior subordinated unsecured basis. As a holding company, the Company owns no significant assets other than its equity in the Subsidiaries. See "Risk Factors--Holding Company Structure; Dependence on Cash Flow From Subsidiaries."

                               BUSINESS STRATEGY

  The Company's business strategy includes the following key elements:

  .Targeted Marketing. The Company seeks to increase its revenues and broadcast cash flow by expanding existing relationships with local and national advertisers and attracting new advertisers through targeted marketing techniques and carefully tailored programming. The Company works closely with advertisers to develop campaigns that match specifically targeted audience segments with the advertisers' overall marketing strategies. With this information, the Company regularly refines its programming mix among network, syndicated and locally-produced shows in a focused effort to attract audiences with demographic characteristics desirable to advertisers.

  .Strong Local Presence. Each station seeks to achieve a distinct local identity principally through the quality of its local news programming and by targeting specific audience groups with special programs and marketing events. Each station's local news franchise is the foundation of the Company's strategy to strengthen audience loyalty and increase revenues and broadcast cash flow for each station. Strong local news generates high viewership and results in higher ratings both for programs preceding and following the news. Each station also utilizes special programming and marketing events to strengthen community relations and increase advertising revenues. The Company places a special emphasis on developing and training its local sales staff to promote involvement in community affairs and stimulate the growth of local advertising sales.

  .Cost Controls. Each station emphasizes strict control of its programming and operating costs as an essential factor in increasing broadcast cash flow. The Company follows a programming strategy of continually reviewing its existing programming inventory and selecting additional programming by balancing cost against the potential for increasing advertising revenues. The Company continually seeks to identify and implement cost savings opportunities at each of its stations, and the Company's size benefits each station in reducing corporate overhead costs and in negotiating favorable terms with programming suppliers and other vendors.

  .Selective Acquisitions. The Company believes that its ability to manage costs effectively while enhancing the quality provided to station viewers gives the Company an important advantage in acquiring and operating new stations. In assessing acquisitions, the Company targets stations for which it has identified line item expense reductions that can be implemented upon acquisition. The Company also develops specific proposals for revenue enhancement utilizing management's significant experience in local and national advertising. The Company believes that the results of the stations acquired pursuant to the Nationwide Acquisition (as defined) represent a prime example of the success of the Company's acquisition strategy. The Company is regularly presented with opportunities to acquire television stations which it evaluates on the basis of its acquisition strategy. The Company does not presently have any agreements to acquire any television stations. As of March 31, 1997, the Company had the ability, subject to certain limitations, to borrow up to approximately $185.0 million under the Senior Credit Facility for the purpose of financing acquisitions.

                              RECENT DEVELOPMENTS

  KCAL Acquisition. On November 22, 1996, the Company acquired (the "KCAL Acquisition") the assets of KCAL from KCAL Broadcasting, Inc., a subsidiary of The Walt Disney Company ("Disney"), for $368.0 million, plus approximately $19.5 million for net working capital included as part of the purchased assets. For the twelve months ended March 31, 1997, KCAL generated aggregate net revenues of approximately $110.7 million and broadcast cash flow of approximately $43.6 million, resulting in a broadcast cash flow margin of approximately 39.4%. Based upon its review of current operating budgets and expenses and 1996 operating results of KCAL, the Company has identified, on a line item basis for the twelve months ended March 31, 1997, annualized expense reductions of approximately $21.9 million for personnel and other costs and $5.1 million of net programming cost savings associated with seven sitcom programs, the liabilities for which were not assumed by the Company in connection with the KCAL Acquisition. The Company has also identified other areas for improvements consistent with its operating strategy which are expected to enhance the operating performance of KCAL and result in further increases in broadcast cash flow margins. See "Forward-Looking Statements."

  1996 Public Offering and ABC Repurchase. On October 4, 1996, the Company and selling stockholders of the Company completed a public offering (the "October 1996 Offering") of 7,361,398 shares of the Company's Class A Common Stock, generating proceeds to the Company of approximately $162.9 million (net of underwriting discounts and commissions and the expenses of the October 1996 Offering). Concurrently with the closing of the October 1996 Offering, the Company repurchased (the "ABC Repurchase") from Capital Cities/ABC, Inc., a subsidiary of Disney, 1,500,000 shares of the Company's non-voting Class C Common Stock (the "ABC Stock") and warrants of the Company to purchase an additional 750,000 shares of such Common Stock (the "ABC Warrants") for an aggregate cash purchase price of approximately $54.8 million. See "Certain Transactions." In addition, the Company used $20.0 million of such proceeds to repay in full its then outstanding indebtedness, including interest, under its Senior Credit Facility.

  Amended and Restated Senior Credit Facility. To enable the Company to finance the KCAL Acquisition, on November 15, 1996, the Company amended and restated its then existing $200.0 million senior credit facility to provide for a $500.0 million senior credit facility (the "Senior Credit Facility"). See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." The Company used the remaining net proceeds of the October 1996 Offering, approximately $305.0 million of borrowings under the Senior Credit Facility and $6.0 million of its existing cash balances to finance the KCAL Acquisition and to pay approximately $10.7 million of related fees and expenses.

  KELO Acquisition. On May 31, 1996, the Company acquired (the "KELO Acquisition") from a subsidiary of Midcontinent Media, Inc. for $50.0 million all of the assets of television station KELO ("KELO"). KELO is the CBS affiliate in Sioux Falls, South Dakota and Rapid City, South Dakota. The Company also purchased approximately $2.0 million of accounts receivable at a 3% discount.

  For the twelve months ended March 31, 1997, KELO generated aggregate net revenues of approximately $12.0 million and broadcast cash flow of approximately $6.0 million, resulting in a broadcast cash flow margin of 50.0%. Based upon its review of operating budgets and results for KELO, the Company identified prior to the KELO Acquisition, on a line item basis, approximately $1.4 million of annualized expense reductions that the Company is currently implementing at KELO. See "Forward-Looking Statements." Such reductions are in the area of personnel and benefits savings, programming costs and purchased services.

  Quad Cities Acquisition. On April 15, 1996, the Company acquired (the "Quad Cities Acquisition") from Broad Street Television, L.P. for $55.0 million all of the assets of television station KWQC (Quad Cities), an NBC network affiliate (the "Quad Cities Station"). The acquired assets included approximately $2.1 million of accounts receivable, which were purchased at a 5% discount.

  For the twelve months ended March 31, 1997, the Quad Cities Station generated aggregate net revenues and broadcast cash flow of approximately $13.0 million and $6.9 million, respectively, resulting in a broadcast cash flow margin of 53.1%. Based upon its review of operating budgets and results for the Quad Cities Station, the Company identified prior to the Quad Cities Acquisition, on a line item basis, approximately $1.8 million of annualized expense reductions that the Company is currently implementing at the Quad Cities Station. See "Forward-Looking Statements." Such reductions are in the area of personnel and benefit savings, programming costs and purchased services.

  Series A Notes Offering. On June 16, 1997, the Company completed the Series A Notes Offering. The Company used the net proceeds of the Series A Notes Offering (approximately $198.2 million) to repay certain outstanding indebtedness under the Senior Credit Facility. See "--The Series A Notes Offering" below.

  Stock Repurchases. During April and May of 1997, the Company repurchased approximately 459,000 shares of its Class A Common Stock in open-market purchases pursuant to a stock repurchase program for an aggregate purchase price of approximately $12.3 million. The Company is authorized, subject to certain limitations, to effect up to an aggregate of $20.0 million of such purchases. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                   BACKGROUND

  On November 14, 1994, the Company implemented a financing plan (the "Financing Plan") to enable it to acquire three television stations (the "Nationwide Acquisition") from Nationwide Communications Inc. ("Nationwide"), increase liquidity and improve operating and financial flexibility. Under the Financing Plan, the Company effected an initial public offering of its Class A Common Stock, generating gross proceeds to the Company of approximately $69.8 million, and issued $120.0 million principal amount of its 11 3/4% Senior Subordinated Notes due 2004 (the "November 1994 Notes"). Concurrently with the consummation of the Nationwide Acquisition, ABC invested $25.0 million in the Company and received the ABC Stock and the ABC Warrants (the "ABC Investment"). On June 12, 1995, the Company completed an offering (the "June 1995 Notes Offering") of $125.0 million principal amount of its 10 1/8% Senior Subordinated Notes due 2005 (the "June 1995 Notes"). The Company used the net proceeds of the June 1995 Notes Offering (approximately $120.8 million) to repay certain of its then outstanding indebtedness under the Senior Credit Facility. On May 19, 1995, the Company entered into an agreement (the "New WTVO Affiliation Agreement") with ABC whereby the Company switched the affiliation of its Rockford, Illinois station, WTVO, from NBC to ABC, effective as of August 14, 1995. On January 16, 1996, the Company completed an offering (the "January 1996 Notes Offering") of $125.0 million principal amount of its 9% Senior Subordinated Notes due 2006 (the "January 1996 Notes"; together with the June 1995 Notes and the November 1994 Notes, the "Existing Notes"). The Company used approximately $50.0 million of the net proceeds of the January 1996 Notes Offering (approximately $121.9 million) to repay all of its then outstanding indebtedness, including accrued interest, under the Senior Credit Facility. Of the remaining approximately $71.9 million of net proceeds, the Company used approximately $55.0 million to finance the Quad Cities Acquisition, and used the remaining net proceeds and borrowings under the Senior Credit Facility to finance the KELO Acquisition.

                          THE SERIES A NOTES OFFERING

Series A Notes..........  The Series A Notes were sold by the Company and the
                          Subsidiary Guarantors on June 23, 1997 to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchaser") pursuant to a Purchase Agreement dated June 16, 1997 (the "Purchase Agreement"). The Initial Purchaser subsequently resold the Series A Notes to qualified institutional buyers in reliance upon Rule 144A under the Securities Act.

Registration Rights       Pursuant to the Purchase Agreement, the Company, the
 Agreement..............  Subsidiary Guarantors and the Initial Purchaser
                          entered into a Registration Rights Agreement dated
                          June 23, 1997 (the "Registration Rights Agreement"), which grants the holders of the Series A Notes certain exchange and registration rights. The
                          Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered......  $200,000,000 aggregate principal amount of Series B 8
                          3/4% Senior Subordinated Notes due 2007.

The Exchange Offer......  $1,000 principal amount of the Series B Notes in exchange for each $1,000 principal amount of Series A Notes. As of the date hereof, $200,000,000 aggregate principal amount of Series A Notes are outstanding. The Company will issue the Series B Notes to holders on or promptly after the Expiration Date.

                          Based on no-action letters issued by the staff of the Commission to third parties, the Company believes the Series B Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Series B Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Series B Notes.

                          Each Participating Broker-Dealer that receives Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meeting of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Series B Notes received in exchange for Series A Notes where such Series A Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                          Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Series B Notes could not rely on the position of the staff of the Commission communicated in no-action letters and, in the absence of an exception therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date.........  5:00 p.m., New York City time, on     , 1997, unless
                          the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

Accrued Interest on the
 Series B Notes and the
 Series A Notes..
                          Each Series B Note will bear interest from its issuance date. Holders of Series A Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the issuance date of the Series B Notes. Such interest will be paid with the first interest payment on the Series B Notes. Interest on the Series A Notes accepted for exchange will cease to accrue upon issuance of the Series B Notes.

Conditions to the         The Exchange Offer is subject to certain customary
 Exchange Offer.........  conditions, which may be waived by the Company. See
                          "The Exchange Offer--Conditions."

Procedures for
 Tendering Series A
 Notes..................
                          Each holder of Series A Notes wishing to accept the Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Series A Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth therein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the Series B Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Series B Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Series B Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company or any Subsidiary Guarantor. See "The Exchange Offer-- Purpose and Effect of the Exchange Offer" and "-- Procedures for Tendering."

Untendered Series A       Following the consummation of the Exchange Offer,
 Notes..................  holders of Series A Notes eligible to participate but who do not tender their Series A Notes will not have any further exchange rights and such Series A Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Series A Notes could be adversely affected.

Consequences of Failure
 to Exchange............
                          The Series A Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Series A Notes may be resold only
                          (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to another exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange Offer--Consequences of Failure to Exchange."

Shelf Registration        If any holder of the Series A Notes (other than any
 Statement..............  such holder which is an "affiliate" of the Company or any Subsidiary Guarantor within the meaning of Rule
                          405 under the Securities Act) is not eligible under applicable securities laws to participate in the Exchange Offer, and such holder has provided information regarding such holder and the distribution of such holder's Series A Notes to the Company for use therein, the Company has agreed to register the Series A Notes with a shelf registration statement (the "Shelf Registration Statement") and use its best efforts to cause it to be declared effective by the Commission as promptly as practical on or after the consummation of the Exchange Offer.
                          The Company has agreed to maintain the effectiveness of the Shelf Registration Statement for, under certain circumstances, a maximum of two years, to cover resales of the Series A Notes held by any such holders.

Special Procedures for
 Beneficial Owners......
                          Any beneficial owner whose Series A Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Series A Notes, either make appropriate arrangements to register ownership of the Series A Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

                          The Company will keep the Exchange Offer open for not less than twenty days in order to provide for the transfer of registered ownership.

Guaranteed Delivery       Holders of Series A Notes who wish to tender their
 Procedure..............  Series A Notes and whose Series A Notes are not immediately available or who cannot deliver their Series A Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Series A Notes according to the guaranteed delivery procedures set forth in "The
                          Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights.......  Tenders may be withdrawn at any time prior to 5:00
                          p.m., New York City time, on the Expiration Date.

Acceptance of Series A
 Notes and Delivery of
 Series B Notes.........
                          The Company will accept for exchange any and all Series A Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Series B Notes issued pursuant to the Exchange Offer will be delivered on or promptly after the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Use of Proceeds.........  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.

Exchange Agent..........  First Union National Bank (the "Exchange Agent").

                               THE SERIES B NOTES

General.................  The form and terms of the Series B Notes are the same as the form and terms of the Series A Notes except that (i) the Series B Notes will bear a "Series B" designation, (ii) the Series B Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer, and
                          (iii) the holders of Series B Notes will not be entitled to certain rights of holders of Series A Notes under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Series A Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer-- Purpose and Effect of the Exchange Offer." The Series B Notes will evidence the same debt as the Series A Notes (which they replace) and will be entitled to the benefits New Notes Indenture. See "Description of the Notes."

Securities Offered......  $200,000,000 aggregate principal amount of Series B 8
                          3/4% Senior Subordinated Notes due 2007.

Maturity Date...........  June 15, 2007.

Interest Rate and         The Series B Notes will bear interest at a rate of 8
 Payment Dates..........  3/4% per annum. Interest on the Series B Notes will be payable semi-annually on each June 15 and December
                          15.

Optional Redemption.....  The Series B Notes will be redeemable, in whole or in part, at the option of the Company on or after June 15, 2002, at the redemption prices set forth herein plus accrued interest to the date of redemption. In addition, at any time before June 15, 2000, the Company, at its option, may redeem the Series B Notes, in part, with the net proceeds of one or more Public Equity Offerings, at a redemption price equal to 108 3/4% of the principal amount thereof, plus accrued interest to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Notes outstanding must equal at least 66.7% of the aggregate principal amount of the Notes originally issued.

Change of Control.......  Upon the occurrence of a Change of Control, each holder of the Series B Notes may require the Company to repurchase all or a portion of such holder's Series B Notes at a price equal to 101% of their principal amount plus accrued interest, if any, to the date of repurchase. There can be no assurance that, in the event of a Change of Control, the Company will have, or be able to obtain, sufficient funds to repurchase the Series B Notes. A Change of Control also may cause an acceleration under the Senior Credit Facility and other Senior Debt, if any, in which case the subordination provisions of the Series B Notes would require payment in full of all such accelerated Senior Debt before repurchase of the Series B Notes. See "Risk Factors--Risk of Inability to Finance Change of Control Offer."

Offers to Purchase......  In the event of certain asset sales, the Company will be required to offer to repurchase the Series B Notes at 100% of their principal amount plus accrued interest, if any, to the date of repurchase with the net proceeds of such asset sales.

Ranking.................  The Series B Notes will be general unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Debt, including all indebtedness of the Company under the Senior Credit Facility. As of March 31, 1997, on a pro forma basis after giving effect to the Series A Notes Offering, the Company and the Subsidiary Guarantors, on a consolidated basis, would have had approximately $93.8 million of Senior Debt and approximately $376.8 million of indebtedness ranking pari passu with the Notes outstanding, with the ability, subject to certain limitations, to incur approximately $200.0 million of additional Senior Debt pursuant to the Senior Credit Facility, of which approximately $185.0 million would have been available for the purpose of financing new acquisitions.

Guarantees..............  The Series B Notes will be guaranteed, jointly and severally, fully and unconditionally, on a senior subordinated basis by the Subsidiary Guarantors (the "Subsidiary Guarantees"). The obligations of any Subsidiary Guarantor with respect to its Subsidiary Guarantee will be subordinated in right of payment, to the same extent as the obligations of the Company in respect of the Series B Notes, to all existing and future Senior Debt of such Subsidiary Guarantor, which will include any guarantee by such Subsidiary Guarantor of the Company's indebtedness under the Senior Credit Facility.

Certain Covenants.....  The Indenture imposes certain limitations on the ability of the Company and certain of its Subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any Senior Debt and senior in right of payment to the Series B Notes, incur liens, impose restrictions on the ability of a Subsidiary to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company.

  For additional information regarding the Series B Notes, see "Description of the Notes."

                                  RISK FACTORS

  SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR SERIES A NOTES IN THE EXCHANGE OFFER.

          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

  The following table presents summary historical consolidated financial data of the Company for the three years ended December 31, 1996, which have been derived from the Company's audited consolidated financial statements. The historical consolidated financial data of the Company for the three months ended March 31, 1996 and 1997 have been derived from the Company's unaudited consolidated financial statements which, in the opinion of management of the Company, have been prepared on the same basis as the audited consolidated financial statements and include all normal and recurring adjustments and accruals necessary for a fair presentation of such information. The pro forma statement of operations and other financial data have been presented as if the sale of the Series A Notes and the application of the net proceeds therefrom (the "Series A Notes Offering"), the KCAL, KELO and Quad Cities Acquisitions (including related borrowings and annualized net expense reductions), the October 1996 Offering, the January 1996 Notes Offering and the ABC Repurchase had occurred on the first day of the respective periods. The pro forma balance sheet data have been presented as if the Series A Notes Offering had been effected on March 31, 1997. The summary pro forma financial data do not purport to represent what the Company's results of operations would have been if such transactions had been effected at the date indicated and do not purport to project results of operations of the Company in any future period.

  The information in this table should be read in conjunction with "Pro Forma Consolidated Financial Data," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and the notes thereto included elsewhere herein.

                                                                 THREE MONTHS ENDED MARCH
                               YEAR ENDED DECEMBER 31,                      31,              TWELVE MONTHS
                         --------------------------------------  ---------------------------     ENDED
                                                      PRO FORMA    (UNAUDITED)     PRO FORMA MARCH 31, 1997
                          1994      1995      1996     1996(1)    1996     1997     1997(1)   PRO FORMA(1)
                         -------  --------  --------  ---------  -------  -------  --------- --------------
                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                            DATA)
STATEMENT OF OPERATIONS DATA:
 Net revenues(2)........ $78,788  $122,530  $154,343  $261,542   $27,699  $61,279   $61,279     $261,070
 Operating expenses,
  including selling,
  general and
  administrative
  expenses..............  33,800    51,614    64,689   103,941    13,234   26,878    26,878      104,198
 Amortization of program
  license rights........   4,400     6,418    11,034    32,924     1,754   10,448    10,448       33,651
 Depreciation and
  amortization(3).......  15,280    24,572    30,946    51,127     6,164   12,140    12,189       50,660
 Corporate overhead.....   2,052     3,348     4,344     4,644     1,085    1,535     1,535        5,018
 Non-cash
  compensation(4).......   6,497     1,167       848       848       --       240       240        1,088
                         -------  --------  --------  --------   -------  -------   -------     --------
 Operating income.......  16,759    35,411    42,482    68,058     5,462   10,038     9,989       66,455
 Interest expense.......  19,105    32,644    42,838    65,522     9,698   15,557    15,869       65,011
 Other expenses
  (income)..............       3       233    (1,261)      837      (898)      47        47          887
                         -------  --------  --------  --------   -------  -------   -------     --------
 Income (loss) before
  extraordinary item and
  cumulative effect of
  change in accounting
  principle.............  (2,349)    2,534       905  $  1,699    (3,338)  (5,566)  $(5,927)    $    557
                                                      ========                      =======     ========
 Extraordinary loss on
  extinguishment of
  debt(5)...............  (6,027)   (9,125)      --                  --       --
                         -------  --------  --------             -------  -------
 Net income (loss)...... $(8,376) $ (6,591) $    905             $(3,338) $(5,566)
                         =======  ========  ========             =======  =======
OTHER FINANCIAL DATA:
 Ratio of earnings to
  fixed charges(6)......     --        1.1x      1.0x      1.0x      --       --        --           1.0x
 Cash flow provided by
  operating
  activities(7)......... $12,697  $ 28,978  $ 35,092       --    $ 8,891  $17,362       --           --
 Payments for program
  license liabilities...   4,170     6,747    10,385  $ 32,771     1,855   10,667   $10,667     $ 33,552
 Broadcast cash flow(8).  40,818    64,169    79,269   124,830    12,610   23,734    23,734      123,320
 Broadcast cash flow
  margin................    51.8%     52.4%     51.4%     47.7%     45.5%    38.7%     38.7%        47.2%
 Operating cash flow(9). $38,766  $ 60,821  $ 74,926  $120,186   $11,525  $22,199   $22,199     $118,302
 Capital expenditures
  (excluding station
  acquisitions).........   1,206     4,484     4,992    10,424       718      831       831        7,288
 Ratio of operating cash
  flow to interest
  expense...............                                   1.8x                         1.4x         1.8x
 Ratio of long-term debt
  to operating cash
  flow..................                                                                             5.7x

                                                               MARCH 31, 1997
                                                            --------------------
                                                            HISTORICAL PRO FORMA
                                                            ---------- ---------
                                                               (IN THOUSANDS)
BALANCE SHEET DATA:
 Cash and cash equivalents.................................  $  2,178  $  1,378
 Total assets..............................................   862,276   863,436
 Long-term debt (including current portion)................   668,787   670,547
 Stockholders' equity (deficit)............................    75,771    75,771

                                                  (Footnotes begin on next page)

(1) Pro forma adjustments are based on annualized expense reductions relating to the KCAL, Quad Cities and KELO Acquisitions of approximately $21.9 million, $1.8 million and $1.4 million, respectively, for the year ended December 31, 1996, and approximately $16.4 million, $1.3 million and $1.0 million, respectively, for the twelve months ended March 31, 1997.

(2) Net revenues are total revenues net of agency and national representation commissions. Pro forma adjustments are based on additional network compensation payable to the Company under a new affiliation agreement at KELO and a programming change at the Quad Cities Station in the aggregate amount of approximately $179,000 for the year ended December 31, 1996 and $69,000 for the twelve months ended March 31, 1997. In addition, pro forma adjustments are based on a decrease in net revenues of $803,000 for the year ended December 31, 1996 and $660,000 for the twelve months ended March 31, 1997 relating to seven sitcoms not purchased in connection with the KCAL Acquisition.

(3) Pro forma adjustments reflect the amortization of intangibles associated with the KCAL, Quad Cities and KELO Acquisitions over periods ranging from 2 to 40 years and increased annual depreciation resulting from the newly acquired property and equipment depreciated over new estimated useful lives. In addition, reflects the amortization expense of the new debt financing costs related to the January 1996 Notes Offering and the Notes.

(4) Represents non-cash charges for the issuance to key employees in 1994 of shares of Common Stock and in 1995 of shares of Common Stock, below-market options to purchase shares of Common Stock and contribution of shares into the Company's defined contribution plan. Non-cash compensation in 1996 and for the three months ended March 31, 1997 primarily reflect contributions of shares of Common Stock into the Company's defined contribution plan.

(5) Extraordinary loss for the years ended December 31, 1994 and 1995 resulted from the early extinguishment of debt. See Note 5 to Notes to Consolidated Financial Statements.

(6) For purposes of this ratio, "fixed charges" are defined as interest, amortization of debt expense and a portion of rental expense representing the interest factor, and "earnings" are defined as income (loss) before income taxes, extraordinary items, cumulative effect of change in accounting principles and fixed charges. Earnings were insufficient to cover fixed charges by $2.3 million for the year ended December 31, 1994 and $3.3 million, $5.6 million and $5.9 million for the quarters ended March 31, 1996, 1997 and pro forma March 31, 1997, respectively.

(7) For pro forma purposes, information is not determinable.

(8) "Broadcast cash flow" is defined as operating income before income taxes and interest expense, plus depreciation and amortization (including amortization of program license rights), non-cash compensation and corporate overhead, less payments for program license liabilities. The Company has included broadcast cash flow data because such data are commonly used as a measure of performance for broadcast companies and are also used by investors to measure a company's ability to service debt. Broadcast cash flow is not, and should not be used as, an indicator or alternative to operating income, net income or cash flow as reflected in the Consolidated Financial Statements, is not intended to represent funds available for debt service, dividends, reinvestment or other discretionary uses, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(9) "Operating cash flow" is defined as operating income before income taxes and interest expense, plus depreciation and amortization (including amortization of program license rights) and non-cash compensation, less payments for program license liabilities. The Company has included operating cash flow data because such data are commonly used by investors to measure a company's ability to service debt and will be used in calculating the amount of additional indebtedness that the Company may incur in the future under the Indentures. Operating cash flow does not purport to represent cash provided by operating activities as reflected in the Consolidated Financial Statements, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

                                 RISK FACTORS

  In addition to the other information set forth in this Prospectus, the following risk factors should be considered carefully in evaluating an investment in the Series B Notes offered hereby.

SUBSTANTIAL LEVERAGE

  The Company has consolidated indebtedness that is substantial in relation to its total stockholders' equity. At March 31, 1997, the Company had outstanding long-term indebtedness (including current installments) of approximately $668.8 million, with a total stockholders' equity of approximately $75.8 million. After giving pro forma effect to the Series A Notes Offering, the total long-term indebtedness of the Company outstanding at March 31, 1997 would have been approximately $670.5 million, with a total stockholders' equity of approximately $75.8 million. After giving pro forma effect to the Series A Notes Offering, the interest expense of the Company would have been $65.0 million for the twelve months ended March 31, 1997.

  The Company will have significant cash interest expense relating to the Notes and its indebtedness under the Existing Notes and the Senior Credit Facility, and a significant amount of the Company's cash flow will be required for debt service. The average interest rate accrued on the Company's long-term indebtedness during the year ended December 31, 1996 was 9.5%.

  The degree to which the Company is leveraged could have important consequences to holders of the Series B Notes including, but not limited to, the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes may be limited; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of the principal of, and interest on, its debt; (iii) the agreements governing the Company's long-term debt contain certain restrictive financial and operating covenants which could limit the Company's ability to compete, as well as its ability to expand; and (iv) the Company's substantial leverage may make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and reduce its flexibility in responding to changing business and economic conditions. The ability of the Company to pay interest and principal on the Series B Notes and to satisfy its debt obligations will be dependent on the future operating performance of the Company, which could be affected by changes in economic conditions and other factors, including factors beyond the control of the Company. A failure to comply with the covenants and other provisions of its debt instruments could result in events of default under such instruments, which could permit acceleration of the debt under such instruments and in some cases acceleration of debt under other instruments that contain cross-default or cross-acceleration provisions.

  If the Company is unable to generate sufficient cash flow to meet its debt obligations, the Company may be required to renegotiate the terms of the instruments relating to its long-term debt or to refinance all or a portion of its long-term debt. However, there can be no assurance that the Company will be able to successfully renegotiate such terms or refinance its indebtedness, or, if the Company were able to do so, that the terms available would be favorable to it. In the event that the Company were unable to refinance its indebtedness or obtain new financing under these circumstances, the Company likely would have to consider various other options such as the sale of certain assets to meet its required debt service, negotiation with its lenders to restructure applicable indebtedness or other options available to it under law. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

NET LOSSES

  The Company on a consolidated basis reported a net loss of approximately $8.4 million for the year ended December 31, 1994, a net loss of approximately $6.6 million for the year ended December 31, 1995 and net income of approximately $905,000 for the year ended December 31, 1996. On a pro forma basis for the year ended December 31, 1996 and the three months ended March 31, 1997, after giving effect to the KCAL, KELO and Quad Cities Acquisitions and the Series A Notes Offering, the Company would have reported on a consolidated basis net income of approximately $1.7 million and net loss of approximately $5.9 million, respectively. The losses were primarily caused by the substantial interest expense on debt incurred by the Company to finance the acquisition of its stations, depreciation and amortization charges and the extraordinary losses relating to the early extinguishment of debt. Future utilization of a significant portion of the Company's net operating losses for federal income tax purposes will likely be subject to an annual limitation. See Note 9 to Notes to Consolidated Financial Statements.

SUBORDINATION; PAYMENT RESTRICTIONS

  The Series B Notes and the Subsidiary Guarantees will be unsecured and subordinated in right of payment to all existing and future Senior Debt of the Company and the Subsidiary Guarantors, including borrowings under the Senior Credit Facility. As a result, in the event of a default under the Company's or any Subsidiary Guarantor's Senior Debt, holders of that Senior Debt will be entitled to receive payment in full prior to any payment being made on the Series B Notes or such Subsidiary Guarantor's Subsidiary Guarantee, respectively. In addition, the indebtedness outstanding from time to time under the Senior Credit Facility will be secured by substantially all of the assets of the Company and its subsidiaries and the lenders thereunder will have a claim on such assets prior to the claims of holders of the Series B Notes. As of March 31, 1997, after giving pro forma effect to the Series A Notes Offering, the Company would have had approximately $93.8 million of Senior Debt. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of the Notes--Ranking and Subordination."

  In the event of a payment default under the Senior Credit Facility, no payments may be made on account of the principal, premium, if any, or interest on the Series B Notes until such default has been cured or waived. In addition, under certain circumstances, no payments may be made for a specified period with respect to the principal, premium, if any, or interest on the Series B Notes if a nonpayment default exists under the Senior Credit Facility. See "Description of the Notes--Ranking and Subordination."

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

  The Indenture and each of the Indentures relating to the Existing Notes (the "Existing Notes Indentures") will restrict, among other things, the Company's and certain of its subsidiaries' ability to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In addition, the Senior Credit Facility contains other and more restrictive covenants and prohibits the Company from prepaying its indebtedness and from making future acquisitions of additional television stations without the prior consent of the lenders. The Senior Credit Facility also requires the Company to maintain specified financial ratios and satisfy certain financial condition tests. The Company's ability to meet those financial ratios and financial condition tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. A breach of any of these covenants could result in a default under the Senior Credit Facility and/or the Indenture and the Existing Notes Indentures. In the event of an event of default under the Senior Credit Facility, the lenders could elect to declare all amounts outstanding under the Senior Credit Facility, together with accrued interest, to be immediately due and payable. If the Company were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. If the Senior Credit Facility indebtedness were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company, including the Series B Notes.

Substantially all the assets of the Company and its subsidiaries have been pledged as security under the Senior Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources" and "Description of the Notes--Covenants."

RISKS OF ACQUISITIONS AND THE FAILURE TO INTEGRATE TELEVISION STATIONS

  As part of its business strategy, the Company will continue to evaluate opportunities to acquire new television stations. There can be no assurance that the Company will find attractive acquisition candidates or effectively manage the integration of acquired stations into its existing business. If the expected operating efficiencies from acquisitions do not materialize, if the Company fails to integrate new stations or recently acquired stations into its existing business, or if the costs of such integration exceed expectations, the Company's operating results and financial condition could be adversely affected. Future acquisitions by the Company could result in the incurrence of debt and the incurrence of contingent liabilities and amortization expenses related to goodwill and other intangible assets, any of which could adversely affect the Company's operating results and financial condition.

DEPENDENCE ON KEY PERSONNEL

  The loss of the services of any of Vincent J. Young, the Company's Chairman, Ronald Kwasnick, the Company's President, and James A. Morgan, the Company's Executive Vice President, could have an adverse impact on the Company. The Company has an employment agreement with Mr. Morgan. Although Vincent Young and Adam Young together own substantially all of the shares of capital stock of Adam Young Inc., a national representation firm, Vincent Young devotes substantially all of his time and Adam Young devotes approximately 60% of his time to the business of the Company. There can be no assurance that the services of such personnel will continue to be made available to the Company. The Company does not carry key man life insurance on any such personnel. Each of Vincent Young, Adam Young and Ronald Kwasnick was a director and/or executive officer of the Company at the time of the June 1992 filing of an involuntary petition under Chapter 11 of the U.S. Bankruptcy Code against the Company. See "Business--1992 Restructuring."

VOTING RIGHTS; CONTROL BY CERTAIN STOCKHOLDERS; POSSIBLE ANTI-TAKEOVER EFFECT

  The Company's Common Stock has been divided into three classes with different voting rights which allow for the maintenance of control by management. Each share of Class A Common Stock is entitled to one vote, each share of Class B Common Stock is entitled to ten votes except for certain significant transactions for which such shares are entitled to one vote per share, and shares of Class C Common Stock are not entitled to vote except in connection with any change to the Company's certificate of incorporation which would adversely affect the rights of holders of such Common Stock.

  Adam Young and Vincent Young collectively beneficially own shares of Class B Common Stock representing approximately 58% of the total voting power of the Company's Common Stock and, as a result, maintain control over the election of a majority of the Company's directors and, thus, over the operations and business of the Company as a whole. In addition, such stockholders may have the ability to prevent certain types of material transactions, including a change of control of the Company. See "Description of Capital Stock."

  The disproportionate voting rights of the Class A Common Stock relative to the Class B Common Stock may make the Company a less attractive target for a takeover than it otherwise might be, or render more difficult or discourage a merger proposal or a tender offer.

NETWORK AFFILIATION; RELIANCE ON NETWORK PROGRAMMING; RELIANCE ON PROGRAMMING

  Six of the Company's twelve stations are affiliated with the ABC television network, four are affiliated with the CBS television network and one is affiliated with the NBC television network. The television viewership levels for the Company's stations other than KCAL, which is an independent station, are materially dependent upon programming provided by these major networks and are particularly dependent upon programming provided by the ABC network. There can be no assurance that such programming will achieve or maintain satisfactory viewership levels in the future.

  Each of the Company's stations other than KCAL is a party to an affiliation agreement with one of the networks giving the station the right to rebroadcast programs transmitted by the network. The networks pay each affiliated station a fee for each hour of network programming broadcast by the stations in exchange for the networks' right to sell the majority of the commercial announcement time during such programming.

  In October 1994, the Company and ABC entered into new affiliation agreements for five of the Company's ABC-affiliated stations. Effective August 14, 1995, the Company switched the affiliation of its then sole NBC affiliate to ABC. In addition, in October 1994 CBS entered into new affiliation agreements with the Company's then three owned CBS-affiliated stations. Such ABC and CBS affiliation agreements provide for contract terms of ten years. The NBC affiliation agreement for the Quad Cities Station has a ten year term which expires November 1, 2004. On April 3, 1996, the Company and CBS entered into new affiliation agreements for KELO and each of its satellite stations which expire on October 2, 2006. Affiliation agreements are automatically renewed for successive terms. Under the affiliation agreements, the networks also possess, under certain circumstances, the right to terminate the agreement on prior written notice ranging between 15 and 45 days depending on the agreement. Although the Company expects that it will continue to be able to renew its network affiliation agreements, no assurance can be given that such renewals will be obtained. The non-renewal or termination of one or more of the network affiliation agreements could have a material adverse effect on the Company's operations. See "Business--Network Affiliation Agreements."

  As an independent station, KCAL purchases all of its programming, resulting in proportionally higher programming costs for the station. At the same time, KCAL retains its entire inventory of advertising and all of the revenue obtained therefrom. Furthermore, KCAL enters into barter arrangements whereby program distributors may receive advertising time in exchange for the programming they provide. There can be no assurance that the Company will not be exposed in the future to volatile or increased programming costs which may adversely affect the Company's operating results. Further, programs are usually purchased for broadcasting for two to three year periods, making it difficult to accurately predict how a program will perform. In some instances, programs must be replaced before their cost has been fully amortized, resulting in write-offs that increase station operating costs.

GOVERNMENT REGULATION

  The Company's television operations are subject to significant regulation by the FCC under the Communications Act of 1934, as amended (the "Communications Act"). A television station may not operate without the authorization of the FCC. Approval of the FCC is required for the issuance, renewal and transfer of station operating licenses. In particular, the Company's business will be dependent upon its continuing to hold television broadcasting licenses from the FCC. Although FCC licenses generally have been issued for terms of five years, new legislation has recently been enacted which lengthens the normal term to eight years. More information concerning the renewal term and process, including the expiration dates for the FCC licenses for each of the Company's stations, is set forth under the caption "Business--Federal Regulation of Television Broadcasting--License Grant and Renewal." While in the vast majority of cases such licenses are renewed by the FCC, there can be no assurance that the Company's licenses will be renewed at their expiration dates or, if renewed, that the renewal terms will be for the maximum permitted period. The non-renewal or revocation of one or more of the Company's primary FCC licenses could have a material adverse effect on the Company's operations.

  Congress and the FCC currently have under consideration and may in the future adopt new laws, regulations and policies regarding a wide variety of matters which could, directly or indirectly, affect the operation and ownership of the Company's broadcast properties. The Company is unable to predict the impact which any such laws or regulations may have on its operations. See "Business--Federal Regulation of Television Broadcasting."

COMPETITION IN THE TELEVISION INDUSTRY; IMPROVEMENTS AND INNOVATIONS IN TECHNOLOGY; RISK OF NEW COMPETING NETWORKS

  The television broadcasting industry has become increasingly competitive in recent years with the growth of cable television, the Fox television network, satellite dishes, multichannel multipoint distribution systems, pay-per-view programs and the proliferation of VCRs and VCR movie rentals. These changes have fractionalized television viewing audiences, and this trend is likely to continue in the future. In addition, technological developments such as "direct broadcast satellite," "high definition" and "interactive" television may impose additional costs and competitive pressures on the Company. Each of Time Warner, Inc. and Paramount Communications, Inc. (now merged into Viacom Inc.) has recently launched a new television network. The Company is unable to predict the effect, if any, that such networks will have on the future results of the Company's operations.

  In addition to competing with other media outlets for audience share, the Company's stations also compete for advertising revenues, which comprise the primary source of revenues for the Company's operating subsidiaries. The Company's stations compete for such advertising revenues with other television stations in their respective markets, as well as with other advertising media, such as newspapers, radio stations, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail and local cable systems.

  The Company's television stations are located in highly competitive markets. Accordingly, the Company's results of operations will be dependent upon the ability of each station to compete successfully in its market, and there can be no assurance that any one of the Company's stations will be able to maintain or increase its current audience share or revenue share. To the extent that certain of its competitors have or may, in the future, obtain greater resources than the Company, the Company's ability to compete successfully in its broadcasting markets may be impeded. See "Business-- Competition."

EFFECT OF NATIONAL AND LOCAL ECONOMIC CONDITIONS

  The television industry is cyclical in nature. Because the Company relies upon sales of advertising time at its stations for substantially all of its revenues, the Company's operating results are particularly susceptible to being affected by prevailing economic conditions at both the national and regional levels. KCAL represents a significant portion of the Company's revenues; the Company's operating results, therefore, will be particularly susceptible to economic conditions in the Los Angeles market. The Company's revenues could be adversely affected by a future national recessionary environment and, due to the substantial portion of revenues derived from local advertisers, the Company's operating results in individual markets could be adversely affected by local or regional economic downturns.

HOLDING COMPANY STRUCTURE; DEPENDENCE ON CASH FLOW FROM SUBSIDIARIES

  The Company's operations are conducted through its direct and indirect wholly-owned Subsidiaries, which will guarantee the Notes, jointly and severally, fully and unconditionally, on a senior subordinated unsecured basis. As a holding company, the Company owns no significant assets other than its equity in the Subsidiaries, and the Company is dependent upon the cash flow of the Subsidiaries to meet its own obligations. Accordingly, the Company's ability to make interest and principal payments when due to holders of the Notes and its ability to purchase the Notes upon a Change of Control is dependent upon the receipt of sufficient funds from the Subsidiaries, which may be restricted by the terms of existing and future senior indebtedness of the Subsidiaries, including the terms of existing and future guarantees given by the Subsidiaries of Company indebtedness. As a result, the Notes and the Subsidiary Guarantees effectively will be subordinated to all existing and future senior indebtedness and other liabilities and commitments of the Subsidiaries.

RISK OF INABILITY TO FINANCE CHANGE OF CONTROL OFFER

  In the event of a Change of Control, the Company will be required to offer to repurchase all of the outstanding Series B Notes at a price equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase. A Change of Control under the Indenture would also constitute a change of control under the Existing Notes Indentures, pursuant to which the Company would be required to offer to repurchase all outstanding Existing Notes. The Company does not presently have sufficient funds available to purchase all of the outstanding Series B Notes were they to be tendered in response to an offer made as a result of a Change of Control. The terms of the Indenture relating to the November 1994 Notes (the "November 1994 Indenture") restricts the Company from repurchasing Indebtedness which is pari passu in right of payment with the November 1994 Notes except to the extent that the Company has amounts available under its restricted payment covenant basket. Therefore, in the event of a Change of Control, until all November 1994 Notes are repurchased or except to the extent that the Company has amounts available under its restricted payment covenant basket contained in the November 1994 Indenture, the November 1994 Indenture would prohibit the Company from repurchasing Series B Notes tendered in response to an offer made as a result of a Change of Control. In addition, the Senior Credit Facility will restrict the Company's ability to make such a purchase and there can be no assurance that the Company would be able to obtain such funds through a refinancing of the Series B Notes to be purchased or otherwise, or that the lenders for the Senior Credit Facility would permit such a purchase. A Change of Control also may cause an acceleration under the Senior Credit Facility and other Senior Debt, if any, in which case the subordination provisions of the Series B Notes would require payment in full of all such accelerated Senior Debt before repurchase of the Series B Notes. The inability to repay Senior Debt, if accelerated, and to effect an offer to repurchase the Series B Notes upon a Change of Control would constitute events of default under the Indenture. Also, the requirement that the Company offer to repurchase the Series B Notes in the event of a Change of Control may have the effect of deterring a third party from effecting a transaction that would constitute a Change of Control. See "Description of the Notes--Change of Control."

FRAUDULENT CONVEYANCE; POSSIBLE STRUCTURAL SUBORDINATION

  In the event of the bankruptcy or insolvency of any of the Subsidiary Guarantors, the incurrence of the Subsidiary Guarantee of such Subsidiary Guarantor would be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of such Subsidiary Guarantor. Under those statutes, if a court were to find that the Subsidiary Guarantee of such Subsidiary Guarantor was incurred with the intent of hindering, delaying or defrauding creditors or that such Subsidiary Guarantor received less than a reasonably equivalent value or fair consideration therefor and, at the time of its incurrence, such Subsidiary Guarantor either (i) was insolvent or rendered insolvent by reason thereof, (ii) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital or (iii) intended to or believed that it would incur debts beyond its ability to pay as they matured or became due, the court could void those obligations.

  The measure of insolvency for purposes of a fraudulent conveyance claim will vary depending upon the law of the jurisdiction being applied. Generally, however, a company will be considered insolvent at a particular time if the sum of its debts at that time is greater than the then fair value of its assets or if the fair salable value of its assets at that time is less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and mature. The Company believes that, after giving effect to the Series A Notes Offering and the incurrence of the Subsidiary Guarantees by the Subsidiary Guarantors, each of the Subsidiary Guarantors will be (i) neither insolvent nor rendered insolvent by the incurrence of its Subsidiary Guarantee, (ii) in possession of sufficient capital to run its business effectively and (iii) incurring debts within its ability to pay as the same mature or become due. No assurance can be given, however, that the assumptions and methodologies used by the Company in reaching its conclusions about its solvency would be adopted by a court or that a court would concur with those conclusions.

  In the event the Subsidiary Guarantee of a Subsidiary Guarantor was voided as a fraudulent conveyance, holders of the Series B would effectively be subordinated to all indebtedness and other liabilities and commitments of such Subsidiary Guarantor.

ABSENCE OF A PUBLIC MARKET COULD ADVERSELY AFFECT THE VALUE OF SERIES B NOTES

  Prior to the Exchange Offer, there has not been any public market for the Series A Notes. The Series A Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Series B Notes by holders who are entitled to participate in this Exchange Offer. The holders of Series A Notes (other than any such holder that is an "affiliate" of the Company or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement with respect to such Series A Notes. The Series B Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Series B Notes on any securities exchange or to seek their admission to trading in any automated quotation system. The Initial Purchasers have advised the Company that they currently intend to make a market in the Series B Notes, but they are not obligated to do so and may discontinue such market making at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may be limited during the Exchange Offer and the pendency of any Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Series B Notes or as to the liquidity of the trading market for the Series B Notes. If a trading market does not develop or is not maintained, holders of the Series B Notes may experience difficulty in reselling the Series B Notes or may be unable to sell them at all. If a market for the Series B Notes develops, any such market may be discontinued at any time.

  If a public trading market develops for the Series B Notes, future trading prices of the Series A Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Series B Notes may trade at a discount from their principal amount.

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES COULD ADVERSELY AFFECT HOLDERS

  Issuance of the Series B Notes in exchange for the Series A Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Series A Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Series A Notes desiring to tender such Series A Notes in exchange for Series B Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Series A Notes for exchange. Series A Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Series A Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Series B Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. Each holder of the Series A Notes (other than certain specified holders) who wishes to exchange the Series A Notes for Series B Notes in the Exchange Offer will be required to represent in the Letter of Transmittal that (i) it is not an affiliate of the Company or any of the Subsidiary Guarantors, (ii) the Series B Notes to be received by it are being acquired in the ordinary course of its business and
(iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Series B Notes. Each Participating Broker-Dealer that receives Series B Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. See "Plan of Distribution." To the extent that Series A Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Series A Notes could be adversely affected. See "The Exchange Offer."

                                  THE COMPANY

  The Company owns and operates twelve television stations in geographically diverse markets. Six of the stations are affiliated with ABC, four are affiliated with CBS and one is affiliated with NBC. KCAL is the only independent VHF television station operating in the Los Angeles market.

BACKGROUND

  The Company was founded in 1986 by Vincent Young and his father, Adam Young. Vincent Young, the Company's Chairman, has over 25 years of experience in the television broadcast industry, and Adam Young has over 50 years of experience in the industry. Ronald Kwasnick, the Company's President, has over 25 years of experience in the industry. The Company is a Delaware corporation having its principal offices located at 599 Lexington Avenue, New York, New York 10022, and its telephone number is (212) 754-7070.

  Effective as of October 1, 1994, the Company and ABC entered into new network affiliation agreements for five of the Company's ABC-affiliated stations. Effective as of the same date, the Company also entered into new network affiliation agreements with CBS for three of its CBS stations. The new affiliation agreements provide for contract terms of ten years and for additional annual compensation of approximately $4.4 million in the aggregate to the Company's stations.

  On November 14, 1994, the Company acquired from Nationwide for $150.0 million all of the assets of television stations WRIC (Richmond, Virginia), WATE (Knoxville, Tennessee) and WBAY (Green Bay, Wisconsin), each of which is an ABC network affiliate. The acquired assets included approximately $8.3 million of accounts receivable. A $5.0 million portion of the purchase price has been deferred (having a net present value as of the Nationwide Acquisition date, discounted at 11.9%, of $3.9 million) and is payable over the remaining three-year period, without interest, in equal annual installments, with two such installments having been paid on November 14, 1995 and 1996. The Company has to date implemented approximately $4.7 million of annualized expense reductions at the three stations acquired from Nationwide, an increase of $800,000 from the $3.9 million of cost savings identified on a line item basis by management of the Company prior to the Nationwide Acquisition. Such reductions are in the area of personnel and benefit savings, programming costs and purchased services. The Nationwide Acquisition purchase price, as adjusted for the acquired accounts receivable and the deferred purchase price discount, amounts to approximately $140.3 million. Based upon the performance of the acquired stations for the year ended December 31, 1994, after giving pro forma effect to the Nationwide Acquisition (including annualized net expense reductions) and the new network affiliation agreements described below, such adjusted purchase price represents a multiple of 6.5 times broadcast cash flow for the acquired stations for such period. Based upon such performance for the year ended December 31, 1995, such adjusted purchase price represents a multiple of 6.1 times broadcast cash flow for the acquired stations for such period.

  Concurrently with the consummation of the Nationwide Acquisition, ABC invested $25.0 million in the Company and received 1,500,000 shares of the Company's non-voting Class C Common Stock and warrants to purchase an additional 750,000 shares of such Common Stock. The Company repurchased the ABC Stock and the ABC Warrants concurrently with the closing of the October 1996 Offering. See "Certain Transactions."

  On November 14, 1994, in order to enable the Company to acquire the three stations from Nationwide, increase liquidity and improve operating and financial flexibility, the Company implemented the Financing Plan. Under the Financing Plan, which was consummated concurrently with the Nationwide Acquisition and the ABC Investment, the Company effected an initial public offering of its Class A Common Stock, generating gross proceeds to the Company of approximately $69.8 million, and issued $120.0 million principal amount of its 11 3/4% Senior Subordinated Notes due 2004. The Company utilized the net proceeds of such offerings, the ABC Investment and borrowings under the Senior Credit Facility principally to consummate the Nationwide
Acquisition and to repay all of its debt obligations, including its obligations under its then existing senior credit facility. Under the Financing Plan, the Company also repurchased shares of its outstanding preferred stock and related warrants, and all of the remaining holders of preferred stock and warrants converted their shares or exercised their warrants into Class A Common Stock.

  On May 19, 1995, the Company entered into the New WTVO Affiliation Agreement with ABC whereby the Company has switched the affiliation of its Rockford, Illinois station, WTVO, from NBC to ABC, effective as of August 14, 1995. The New WTVO Affiliation Agreement also provides for a contract term of ten years, and increases the annual compensation of the station by approximately $360,000 to a total of $600,000 for the first full year and will increase the annual compensation by $33,000 in each of the second, third and fourth years for a total of approximately $700,000 of annual compensation for the remainder of the contract term. In addition, ABC has agreed to provide the Company with certain promotional and equipment purchase incentives in connection with the affiliation change. As a result of the Nationwide Acquisition and the affiliation switch, the Company presently owns more ABC stations than any single operator other than ABC.

  As a result of the affiliation change, the Company is now able to utilize its own programming in the half-hour time period following the late evening news. As an NBC affiliate, the Company was required to present The Tonight Show with Jay Leno in this time period and did not have the ability to sell any commercial time during the first half-hour of the program. The Company now utilizes its own inventory of syndicated programs for this time period.

  On June 12, 1995, the Company completed the June 1995 Notes Offering of $125.0 million principal amount of its 10 1/8% Senior Subordinated Notes due 2005. The Company used the net proceeds of the June 1995 Notes Offering (approximately $120.8 million) to repay certain of its then outstanding indebtedness under the Senior Credit Facility.

  On December 15, 1995, the Company agreed to repurchase 423,259 shares of the Company's Common Stock from J.P. Morgan Capital Corp., an affiliate of J.P. Morgan Securities Inc., for approximately $11.1 million. The Company repurchased 26,625 of such shares in December 1995 and repurchased the balance in January 1996.

  On January 16, 1996, the Company completed the January 1996 Notes Offering of $125.0 million principal amount of its 9% Senior Subordinated Notes due 2006. The Company used approximately $50.0 million of the net proceeds of the January 1996 Notes Offering (approximately $121.9 million) to repay all of its then outstanding indebtedness, including accrued interest, under the Senior Credit Facility. Of the remaining approximately $71.9 million of net proceeds, the Company used approximately $56.0 million to finance the Quad Cities Acquisition, and used the remaining net proceeds and borrowings under the Senior Credit Facility to finance the KELO Acquisition.

  On October 4, 1996, the Company and selling stockholders of the Company completed the October 1996 Offering of 7,361,398 shares of the Company's Class A Common Stock, generating net proceeds to the Company of approximately $162.9 million. The Company used such net proceeds to repurchase the ABC Stock and ABC Warrants and to repay in full its then outstanding indebtedness under the Senior Credit Facility.

                                USE OF PROCEEDS

  The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Series B Notes in the Exchange Offer. The net proceeds of approximately $198.2 million from the issuance of the Series A Notes were used to repay certain then outstanding indebtedness under the Senior Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of March 31, 1997 and as adjusted to give effect to the Series A Notes Offering. This table should be read in conjunction with the Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                         MARCH 31, 1997
                                                      ----------------------
                                                       ACTUAL    AS ADJUSTED
                                                      ---------  -----------
                                                           (DOLLARS IN
                                                           THOUSANDS)
Short-term debt:
  Current portion of Senior Credit Facility.......... $   1,963   $   1,963
  Current portion of capital lease obligations.......       598         598
  Acquisition purchase price obligation..............       934         934
                                                      ---------   ---------
    Total short-term debt............................     3,495       3,495
Long-term debt, less current maturities:
  Senior Credit Facility.............................   290,037      91,797 (1)
  8 3/4% Senior Subordinated Notes due 2007..........       --      200,000
  9% Senior Subordinated Notes due 2006..............   125,000     125,000
  10 1/8% Senior Subordinated Notes due 2005.........   125,000     125,000
  11 3/4% Senior Subordinated Notes due 2004.........   120,000     120,000
  Capital lease obligations..........................       668         668
  Acquisition purchase price obligation..............     4,587       4,587
                                                      ---------   ---------
    Total long-term debt.............................   665,292     667,052
                                                      ---------   ---------
Total debt...........................................   668,787     670,547
Stockholders' equity:
  Class A Common Stock, $.001 par value; 20,000,000
   shares authorized; 12,241,608 shares issued and
   outstanding(2) ...................................        12          12
  Class B Common Stock, $.001 par value; 20,000,000
   shares authorized; 2,017,230 shares issued and
   outstanding(3)....................................         2           2
  Class C Common Stock, $.001 par value; 20,000,000
   shares authorized; 0 shares issued and
   outstanding.......................................         0           0
  Additional paid-in capital.........................   234,023     234,023
  Accumulated deficit................................  (158,266)   (158,266)
                                                      ---------   ---------
  Total stockholders' equity.........................    75,771      75,771
                                                      ---------   ---------
Total capitalization................................. $ 744,558   $ 746,318
                                                      =========   =========

--------
(1) The Company has the ability, subject to certain limitations, to borrow an aggregate amount of up to approximately $200.0 million under the Senior Credit Facility for general corporate purposes, $185.0 million of which may be used for financing acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."
(2) Does not include 13,600 shares of Class A Common Stock issuable upon exercise of options granted to independent directors, 9,600 of which were granted pursuant to the Company's 1995 Stock Option Plan. See "Management."
(3) Does not include 1,092,188 shares of Class B Common Stock issuable upon exercise of options granted to key employees under the Company's 1995 Stock Option Plan. Also does not include 368,338 shares of Common Stock that are available for future grants under the 1995 Stock Option Plan. See "Management."

                     PRO FORMA CONSOLIDATED FINANCIAL DATA

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

  The following unaudited pro forma consolidated balance sheet of the Company as of March 31, 1997 is based on the historical consolidated balance sheet of the Company, and is presented as if the Series A Notes Offering had occurred on March 31, 1997. The unaudited pro forma consolidated balance sheet should be read in conjunction with the Company's Consolidated Financial Statements appearing elsewhere in this Prospectus. The pro forma information is not necessarily indicative of the financial position that would have been reported had such events actually occurred on the date specified, nor is it indicative of the Company's future financial position.

  The unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 and the three months ended March 31, 1996 and 1997 are based on the historical consolidated financial statements of the Company and the financial statements of each of KCAL, the Quad Cities Station and KELO, and are presented as if the KCAL, Quad Cities and KELO Acquisitions (including related borrowings and annualized net expense reductions), the Series A Notes Offering, the October 1996 Offering, the January 1996 Notes Offering and the ABC Repurchase had occurred on the first day of the respective periods. The unaudited pro forma consolidated statements of operations give effect to the KCAL, Quad Cities and KELO Acquisitions under the purchase method of accounting and is based upon a preliminary allocation of the purchase price and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma consolidated statements of operations should be read in conjunction with the Company's Consolidated Financial Statements and the financial statements of each of KCAL, the Quad Cities Station and KELO appearing elsewhere in this Prospectus. The pro forma information is not necessarily indicative of the results of operations that would have been reported had such events actually occurred on the date specified, nor is it indicative of the Company's future results.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                         YOUNG
                                      BROADCASTING                   PRO FORMA
                                           AT                            AT
                                     MARCH 31, 1997 ADJUSTMENTS    MARCH 31, 1997
                                     -------------- -----------    --------------
                                              (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents........     $  2,178     $   (800)(1)     $  1,378
  Accounts receivable less allow-
   ance for doubtful accounts......       50,911                        50,911
  Program rights, current..........       14,665                        14,665
  Prepaid expenses.................        3,517                         3,517
                                        --------     --------         --------
    Total current assets...........       71,271         (800)          70,471
Property and equipment, net of ac-
 cumulated depreciation............      141,586                       141,586
Program rights, noncurrent.........        2,199                         2,199
Other noncurrent assets............        1,518                         1,518
Intangible assets, net of accumu-
 lated amortization................      619,629                       619,629
Deferred financing costs, net of
 accumulated amortization..........       26,073        1,960 (1)       28,033
                                        --------     --------         --------
    Total assets...................     $862,276     $  1,160         $863,436
                                        ========     ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................     $ 16,701                      $ 16,701
  Accrued expenses and other lia-
   bilities........................       15,576     $   (600)(1)       14,976
  Program license liabilities, cur-
   rent............................       12,475                        12,475
  Long-term debt, current..........        2,897                         2,897
  Capital lease obligations, cur-
   rent............................          598                           598
                                        --------     --------         --------
    Total current liabilities......       48,247         (600)          47,647
Program license liabilities,
 noncurrent........................        1,516                         1,516
Long-term debt, noncurrent.........      294,624     (198,240)(1)       96,384
8 3/4% Senior Subordinated Notes
 due 2007..........................                   200,000 (1)      200,000
9% Senior Subordinated Notes due
 2006..............................      125,000                       125,000
10 1/8% Senior Subordinated Notes
 due 2005..........................      125,000                       125,000
11 3/4% Senior Subordinated Notes
 due 2004..........................      120,000                       120,000
Deferred income taxes and other li-
 abilities.........................       72,118                        72,118
                                        --------     --------         --------
    Total liabilities..............     $786,505     $  1,160         $787,665
                                        --------     --------         --------
Stockholders' equity:
Common stock.......................           14                            14
Additional paid-in capital.........      234,023                       234,023
Accumulated deficit................     (158,266)                     (158,266)
                                        --------     --------         --------
    Total stockholders' equity.....       75,771          --            75,771
                                        --------     --------         --------
    Total liabilities and stock-
     holders' equity...............     $862,276     $  1,160         $863,436
                                        ========     ========         ========

--------
(1) To record the Series A Notes Offering, the deferred financing costs, the repayment of a portion of the Company's Senior Credit Facility and accrued interest.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996

                                                              QUAD CITIES    MID-
                           YOUNG                                STATION    CONTINENT      KCAL
                        BROADCASTING                          3.5 MONTHS  FIVE MONTHS ELEVEN MONTHS                 PRO FORMA
                         YEAR ENDED   8 3/4% DEBT                ENDED       ENDED        ENDED     OTHER 1996      YEAR ENDED
                        DECEMBER 31,   PRO FORMA               APRIL 15,    MAY 31,   NOVEMBER 23,   PRO FORMA     DECEMBER 31,
                            1996(1)   ADJUSTMENTS   SUBTOTAL     1996        1996         1996      ADJUSTMENTS        1996
                        ------------  -----------   --------  ----------- ----------- ------------- -----------    ------------
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Operating Data:
 Gross revenue........  $   180,957                 $180,957    $4,662      $5,696      $124,158     $ (7,737)(4)  $   307,736
 Less commissions.....       26,614                   26,614       744         696        18,287         (147)(4)       46,194
                        -----------     -------     --------    ------      ------      --------     --------      -----------
Net revenues..........      154,343                  154,343     3,918       5,000       105,871       (7,590)         261,542
                        -----------     -------     --------    ------      ------      --------     --------      -----------
Operating expenses....       35,614                   35,614       827       1,923        45,532      (19,263)(5)       64,633
Amortization of
 program rights.......       11,034                   11,034       367          98        32,078      (10,653)(5)       32,924
Selling, general and
 administrative
 expenses.............       29,075                   29,075     1,129         819         9,002         (717)(5)       39,308
Depreciation and
 amortization.........       30,946         196 (2)   31,142       879         348         7,951       10,807 (6)       51,127
Corporate overhead....        4,344                    4,344       101         --          1,302       (1,103)(7)        4,644
Non-cash compensation
 paid in Common Stock.          848                      848       --          --            --                            848
                        -----------     -------     --------    ------      ------      --------     --------      -----------
Total operating
 expenses.............      111,861         196      112,057     3,303       3,188        95,865      (20,929)         193,484
                        -----------     -------     --------    ------      ------      --------     --------      -----------
Operating income......       42,482        (196)      42,286       615       1,812        10,006       13,339           68,058
 Interest expense.....       42,838       1,250 (1)   44,088       --          --            --        21,434 (8)       65,522
 Other expenses
  (income)............       (1,261)                  (1,261)       (6)          5           --         2,099 (3)          837
                        -----------     -------     --------    ------      ------      --------     --------      -----------
Income (loss) before
 provision for income
 taxes................          905      (1,446)        (541)      621       1,807        10,006      (10,194)           1,699
Provision for income
 taxes................          --          --           --        --          620           --          (620)(9)          --
                        -----------     -------     --------    ------      ------      --------     --------      -----------
Income (loss) after
 provision for income
 taxes................  $       905     $(1,446)    $   (541)   $  621      $1,187      $ 10,006     $ (9,574)     $     1,699
                        ===========     =======     ========    ======      ======      ========     ========      ===========
Income after provision
 for income taxes per
 common share(10).....  $      0.08                                                                                $      0.12
                        ===========                                                                                ===========
Shares used in
 earnings per share
 calculation..........   11,783,122                                                                                 14,477,499
                        ===========                                                                                ===========

     See Notes to Unaudited Pro Forma Consolidated Statement of Operations

                                   NOTES TO
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                         YEAR ENDED DECEMBER 31, 1996

 (1) Reflects net additional interest expense related to the issuance of the Notes.

 (2) Reflects the amortization expense on the new debt financing costs related to the Notes.

 (3) Eliminates interest income related to the proceeds of the January 1996 Notes Offering prior to the use of such funds for the Quad Cities and KELO Acquisitions.

 (4) Reflects the additional network compensation payable to the Company under a new affiliation agreement at KELO and a programming change at the Quad Cities Station in the aggregate amount of approximately $179,000. In addition, reflects a decrease in net revenues of $803,000 relating to seven sitcoms not purchased in connection with the KCAL Acquisition. Further, conforms the barter revenue and barter expense policy of KCAL, to the Company's policy for such matters. There was no effect on operating income for this adjustment.

 (5) Reflects $21.9 million, $1.8 million and $1.4 million of anticipated annualized cost savings related to excess personnel, programming and other costs to be eliminated prospectively in connection with the KCAL, Quad Cities and KELO Acquisitions, respectively. In addition, reflects a $897,000 program amortization adjustment for the seven sitcoms not being purchased in connection with the KCAL Acquisition. Replacement programs are assumed to be revenue neutral (revenue equals program costs). Further, conforms the barter revenue and barter expense policy of KCAL, to the Company's policy for such matters. There was no effect on operating income for this adjustment.

 (6) Reflects the amortization of intangibles associated with the KCAL, Quad Cities and KELO Acquisitions over periods ranging from 2 to 40 years and increased annual depreciation resulting from the newly acquired property and equipment depreciated over new estimated useful lives. In addition, reflects the amortization expense of the new debt financing costs related to the January 1996 Notes Offering.

 (7) Eliminates the Quad Cities Station and KCAL station management fees of $101,000 and $1.3 million, respectively, net of additional corporate office expense.

 (8) Reflects interest expense on the January 1996 Notes, the Notes and the drawdown from the Senior Credit Facility as if the Quad Cities, KELO and KCAL Acquisitions, the October 1996 Offering and the repurchase of the ABC Stock and the ABC Warrants had occurred on January 1, 1996.

 (9) Eliminates the KELO tax provision.

(10) The computation of historical earnings per common and common equivalent share is based upon the weighted average number of common shares outstanding during the period plus (in periods in which they had a dilutive effect) the effect of common shares contingently issuable, primarily from stock options and exercise of warrants and pro forma earnings per share assumes the issuance by the Company of 5,250,000 shares of the Company's Class A Common Stock in the October 1996 Offering, net of the repurchase of the ABC Stock and the ABC Warrants, as if such transactions had occurred on January 1, 1996.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 1996

                          YOUNG                            QUAD CITIES      MID-
                       BROADCASTING                          STATION     CONTINENT       KCAL                    PRO FORMA
                       THREE MONTHS                        THREE MONTHS THREE MONTHS THREE MONTHS               THREE MONTHS
                          ENDED     8 3/4% DEBT               ENDED        ENDED        ENDED     OTHER 1996       ENDED
                        MARCH 31,    PRO FORMA              MARCH 31,   FEBRUARY 29,  MARCH 31,    PRO FORMA     MARCH 31,
                           1996     ADJUSTMENTS  SUBTOTAL      1996         1996         1996     ADJUSTMENTS       1996
                       ------------ -----------  --------  ------------ ------------ ------------ -----------   ------------
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Operating Data:
 Gross revenue........  $   32,242       --      $32,242      $3,977       $3,156      $34,234      $(1,995)(4)  $   71,614
 Less commissions.....       4,543       --        4,543         512          375        4,463          (30)(4)       9,863
                        ----------     -----     -------      ------       ------      -------      -------      ----------
Net revenues..........      27,699       --       27,699       3,465        2,781       29,771       (1,965)         61,751
                        ----------     -----     -------      ------       ------      -------      -------      ----------
Operating expenses....       6,803       --        6,803         807          963       11,412       (5,732)(5)      14,253
Amortization of
 program rights.......       1,754       --        1,754         318          132        9,769       (2,252)(5)       9,721
Selling, general and
 administrative
 expenses.............       6,431       --        6,431         980          639        4,899         (581)(5)      12,368
Depreciation and
 amortization.........       6,164        36 (2)   6,200         879          228        2,503        2,846 (6)      12,656
Corporate overhead....       1,085       --        1,085         101          --           335         (361)(7)       1,160
                        ----------     -----     -------      ------       ------      -------      -------      ----------
Total operating
 expenses.............      22,237        36      22,273       3,085        1,962       28,918       (6,080)         50,158
                        ----------     -----     -------      ------       ------      -------      -------      ----------
Operating income......       5,462       (36)      5,426         380          819          853        4,115          11,593
 Interest expense.....      10,623       312 (1)  10,935         --           --           --         5,445 (8)      16,380
 Other expenses
  (income)............      (1,823)               (1,823)         (6)         (23)         --         1,849 (3)          (3)
                        ----------     -----     -------      ------       ------      -------      -------      ----------
(Loss) income before
 provision for income
 taxes................      (3,338)     (348)     (3,686)        386          842          853       (3,179)         (4,784)
Provision for income
 taxes................         --                    --          --           290          --          (290)(9)         --
                        ----------     -----     -------      ------       ------      -------      -------      ----------
(Loss) income after
 provision for income
 taxes................  $   (3,338)    $(348)    $(3,686)     $  386       $  552      $   853      $(2,889)     $   (4,784)
                        ==========     =====     =======      ======       ======      =======      =======      ==========
Loss after provision
 for income taxes per
 common share(10).....  $    (0.32)                                                                              $    (0.34)
                        ==========                                                                               ==========
Shares used in
 earnings per share
 calculation..........  10,466,634                                                                               14,216,634
                        ==========                                                                               ==========


     See Notes to Unaudited Pro Forma Consolidated Statement of Operations

                                   NOTES TO
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 1996

 (1) Reflects net additional interest expense related to the issuance of the Notes.


 (2) Reflects the amortization expense on the new debt financing costs related to the Notes.

 (3) Eliminates interest income related to the proceeds of the January 1996 Notes Offering prior to the use of such funds for the Quad Cities and KELO Acquisitions.

 (4) Reflects the additional network compensation payable to the Company under a new affiliation agreement at KELO and a programming change at the Quad Cities Station in the aggregate amount of approximately $110,000. In addition, reflects a decrease in net revenues of $143,000 relating to seven sitcoms not purchased in connection with the KCAL Acquisition. Further, conforms the barter revenue and barter expense policy of KCAL, to the Company's policy for such matters. There was no effect on operating income for this adjustment.

 (5) Reflects $5.5 million, $443,000 and $349,000 of anticipated cost savings related to excess personnel, programming and other costs to be eliminated prospectively in connection with the KCAL, Quad Cities and KELO Acquisitions, respectively. In addition, reflects a $366,000 program amortization adjustment for the seven sitcoms not being purchased in connection with the KCAL Acquisition. Replacement programs are assumed to be revenue neutral (revenue equals program costs). Further, conforms the barter revenue and barter expense policy of KCAL, to the Company's policy for such matters. There was no effect on operating income for this adjustment.

 (6) Reflects the amortization of intangibles associated with the KCAL, Quad Cities and KELO Acquisitions over periods ranging from 2 to 40 years and increased annual depreciation resulting from the newly acquired property and equipment depreciated over new estimated useful lives. In addition, reflects the amortization expense of the new debt financing costs related to the January 1996 Notes Offering.

 (7) Eliminates the Quad Cities Station and KCAL station management fees of $101,000 and $335,000, respectively, net of additional corporate office expense.

 (8) Reflects interest expense on the January 1996 Notes, the Notes and the drawdown from the Senior Credit Facility as if the Quad Cities, KELO and KCAL Acquisitions, the October 1996 Offering and the repurchase of the ABC Stock and the ABC Warrants had occurred on January 1, 1996.

 (9) Eliminates the KELO tax provision.

(10) The computation of historical earnings per common and common equivalent share is based upon the weighted average number of common shares outstanding during the period plus (in periods in which they had a dilutive effect) the effect of common shares contingently issuable, primarily from stock options and exercise of warrants and pro forma earnings per share assumes the issuance by the Company of 5,250,000 shares of the Company's Class A Common Stock in the October 1996 Offering, net of the repurchase of the ABC Stock and the ABC Warrants, as if such transactions had occurred on January 1, 1996.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 1997

                                            YOUNG
                                         BROADCASTING               PRO FORMA
                                         THREE MONTHS              THREE MONTHS
                                            ENDED                     ENDED
                                          MARCH 31,    PRO FORMA    MARCH 31,
                                             1997     ADJUSTMENTS      1997
                                         ------------ -----------  ------------
                                           (DOLLARS IN THOUSANDS, EXCEPT PER
                                                      SHARE DATA)
Operating Data:
  Gross revenue.........................  $   71,812                $   71,812
  Less commissions......................      10,533                    10,533
                                          ----------     -----      ----------
Net revenues............................      61,279                    61,279
                                          ----------     -----      ----------
Operating expenses......................      15,769                    15,769
Amortization of program rights..........      10,448                    10,448
Selling, general and administrative
 expenses...............................      11,109                    11,109
Depreciation and amortization...........      12,140     $  49(2)       12,189
Corporate overhead......................       1,535                     1,535
Non-cash compensation paid in Common
 Stock..................................         240                       240
                                          ----------     -----      ----------
    Total operating expenses............      51,241        49          51,290
                                          ----------     -----      ----------
Operating income........................      10,038       (49)          9,989
  Interest expense......................      15,557       312 (1)      15,869
  Other expenses........................          47                        47
                                          ----------     -----      ----------
Loss after provision for income taxes...  $   (5,566)    $(361)     $   (5,927)
                                          ==========     =====      ==========
Loss after provision for income taxes,
 per common share(3)....................  $    (0.39)               $    (0.42)
                                          ==========                ==========
Shares used in earnings per share
 calculation............................  14,255,673                14,255,673
                                          ==========                ==========


     See Notes to Unaudited Pro Forma Consolidated Statement of Operations

                                   NOTES TO
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 1997

(1) Reflects net additional interest expense related to the issuance of the Notes.

(2) Reflects the amortization expense on the new debt financing costs related to the Notes.

(3) The computation of historical and pro forma earnings per common and common equivalent share is based upon the weighted average number of common shares outstanding during the period plus (in periods in which they had a dilutive effect) the effect of common shares contingently issuable, primarily from stock options and exercise of warrants.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The following table presents selected consolidated financial data of the Company for the five years ended December 31, 1996 and the three months ended March 31, 1996 and 1997, which have been derived from the Company's audited and unaudited consolidated financial statements. The consolidated financial data of the Company for the three months ended March 31, 1996 and 1997 have been derived from the Company's unaudited consolidated financial statements which, in the opinion of management of the Company, have been prepared on the same basis as the audited consolidated financial statements and include all normal and recurring adjustments and accruals necessary for a fair presentation of such information.

  The information in this table should be read in conjunction with the Consolidated Financial Statements and the notes thereto, "Pro Forma Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. The Company has not paid dividends on its capital stock during any of the periods presented below.


                                                                                      THREE MONTHS
                                                                                          ENDED
                                       YEAR ENDED DECEMBER 31,                          MARCH 31,
                         -------------------------------------------------------  ----------------------
                                                                                       (UNAUDITED)
                           1992       1993       1994        1995        1996        1996        1997
                         ---------  ---------  ---------  ----------  ----------  ----------  ----------
                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
 Net revenues (1)....... $  59,799  $  61,792  $  78,788  $  122,530  $  154,343  $   27,699  $   61,279
 Operating expenses,
  including selling,
  general and
  administrative
  expenses..............    28,066     28,460     33,800      51,614      64,689      13,234      26,878
 Amortization of program
  license rights........     3,516      3,969      4,400       6,418      11,034       1,754      10,448
 Depreciation and
  amortization..........    18,790     13,859     15,280      24,572      30,946       6,164      12,140
 Corporate overhead.....     1,325      1,350      2,052       3,348       4,344       1,085       1,535
 Non-cash compensation
  (2)...................       --         --       6,497       1,167         848         --          240
                         ---------  ---------  ---------  ----------  ----------  ----------  ----------
 Operating income.......     8,102     14,154     16,759      35,411      42,482       5,462      10,038
 Interest expense.......    29,476     17,778     19,105      32,644      42,838       9,698      15,557
 Other expenses
  (income)..............        75        141          3         233      (1,261)       (898)         47
                         ---------  ---------  ---------  ----------  ----------  ----------  ----------
 Income (loss) before
  extraordinary item and
  cumulative effect of
  change in accounting
  principle.............   (21,449)    (3,765)    (2,349)      2,534         905      (3,338)     (5,566)
 Extraordinary loss on
  extinguishment of debt
  (3)...................    (7,452)       --      (6,027)     (9,125)        --          --          --
 Cumulative effect of
  change in accounting
  principle (4).........       --      (1,520)       --          --          --          --          --
                         ---------  ---------  ---------  ----------  ----------  ----------  ----------
 Net income (loss)...... $ (28,901) $  (5,285) $  (8,376) $   (6,591) $      905  $   (3,338) $   (5,566)
                         =========  =========  =========  ==========  ==========  ==========  ==========
 Income (loss) per
  common share before
  extraordinary item and
  cumulative effect of
  change in accounting
  principle............. $   (9.60) $   (3.82) $   (3.62) $     0.23  $     0.08  $    (0.32) $    (0.39)
 Net income (loss) per
  common share (5)......    (12.93)     (4.50)     (5.42)      (0.61)       0.08       (0.32)      (0.39)
 Weighted average shares
  outstanding........... 2,234,370  2,234,370  3,339,794  11,071,154  11,783,122  10,466,634  14,255,673
OTHER FINANCIAL DATA:
 Ratio of earnings to
  fixed charges (6).....       --         --         --          1.1x        1.0x        --          --
 Cash flow provided by
  operating activities.. $  13,449  $  13,562  $  12,697  $   28,978  $   35,092  $    8,891  $   17,362
 Payments for program
  license liabilities...     4,710      4,003      4,170       6,747      10,385       1,855      10,667
 Broadcast cash flow
  (7)...................    27,023     29,329     40,818      64,169      79,269      12,610      23,734
 Broadcast cash flow
  margin................      45.2%      47.5%      51.8%       52.4%       51.4%       45.5%       38.7%
 Operating cash flow
  (8)................... $  25,698  $  27,979  $  38,766  $   60,821  $   74,926  $   11,525  $   22,199
 Capital expenditures
  (excluding station
  acquisitions).........       572        686      1,206       4,484       4,992         718         831
BALANCE SHEET DATA (AS
 OF END OF PERIOD):
 Cash and cash
  equivalents........... $     793  $   4,493  $   6,304  $    3,426  $    7,005  $   81,261  $    2,178
 Total assets...........   167,327    158,231    316,827     296,098     893,151     364,494     862,276
 Long-term debt
  (including current
  portion)..............   200,397    196,156    305,050     297,993     678,927     373,307     668,787
 Stockholders' (deficit)
  equity................   (46,401)   (51,686)   (11,654)    (25,544)     80,504      31,078      75,771

                                                 (Footnotes begin on next page)

(1) Net revenues are total revenues net of agency and national representation commissions.
(2) Represents non-cash charges for the issuance to key employees in 1994 of shares of Common Stock and in 1995 of shares of Common Stock, below-market options to purchase shares of Common Stock and contribution of shares into the Company's defined contribution plan. Non-cash compensation in 1996 and for the three months ended March 31, 1997 primarily reflect contributions of shares of Common Stock into the Company's defined contribution plan. See "Management."
(3) Extraordinary loss for the years ended December 31, 1992, 1994 and 1995 resulted from the early extinguishment of debt. See Note 5 to Notes to Consolidated Financial Statements.
(4) Cumulative effect of change in accounting principle for the year ended December 31, 1993 resulted from a change in accounting principle for amortization of program license rights.
(5) The computation of earnings per common and common equivalent share is based upon the weighted average number of common shares outstanding during the period plus (in periods in which they have a dilutive effect) the net effect of common shares contingently issuable, primarily from stock options and exercise of warrants.
(6) For purposes of this ratio, "fixed charges" are defined as interest, amortization and debt expense and a portion of rental expense representing the interest factor, and "earnings" are defined as income (loss) before income taxes, extraordinary items, cumulative effect of change in accounting principles and fixed charges. Earnings were insufficient to cover fixed charges by $21.4 million, $3.8 million and $2.3 million, respectively, for each year during the three-year period ended December 31, 1994, and $3.3 million and $5.6 million for the quarters ended March 31, 1996 and 1997, respectively.
(7) "Broadcast cash flow" is defined as operating income before income taxes and interest expense, plus depreciation and amortization (including amortization of program license rights), non-cash compensation and corporate overhead, less payments for program license liabilities. The Company has included broadcast cash flow data because such data are commonly used as a measure of performance for broadcast companies and are also used by investors to measure a company's ability to service debt. Broadcast cash flow is not, and should not be used as, an indicator or alternative to operating income, net income or cash flow as reflected in the Consolidated Financial Statements, is not intended to represent funds available for debt service, dividends, reinvestment or other discretionary uses, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.
(8) "Operating cash flow" is defined as operating income before income taxes and interest expense, plus depreciation and amortization (including amortization of program license rights), and non-cash compensation, less payments for program license liabilities. The Company has included operating cash flow data because such data are commonly used by investors to measure a company's ability to service debt and will be used in calculating the amount of additional indebtedness that the Company may incur in the future under the Indentures. Operating cash flow does not purport to represent cash provided by operating activities as reflected in the Consolidated Financial Statements, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

  The operating revenues of the Company's stations are derived primarily from advertising revenues and, to a much lesser extent, from compensation paid by the networks to the stations for broadcasting network programming. The stations' primary operating expenses are for employee compensation, news gathering, production, programming and promotion costs. A high proportion of the operating expenses of the stations are fixed.

  Advertising is sold for placement within and adjoining a station's network and locally originated programming. Advertising is sold in time increments and is priced primarily on the basis of a program's popularity among the specific audience an advertiser desires to reach, as measured principally by periodic audience surveys. In addition, advertising rates are affected by the number of advertisers competing for the available time, the size and demographic makeup of the market served by the station and the availability of alternative advertising media in the market area. Rates are highest during the most desirable viewing hours, with corresponding reductions during other hours. The ratings of a local station affiliated with a national television network can be affected by ratings of network programming.

  Most advertising contracts are short-term, and generally run only for a few weeks. Most of the Company's annual gross revenue is generated from local advertising, which is sold by a station's sales staff directly to local accounts. The remainder of the advertising revenue primarily represents national advertising, which is sold by a national advertising sales representative. See "Certain Transactions." The stations generally pay commissions to advertising agencies on local, regional and national advertising, and, on national advertising, the stations also pay commissions to the national sales representative.

  The advertising revenues of the Company's stations are generally highest in the second and fourth quarters of each year, due in part to increases in consumer advertising in the spring and retail advertising in the period leading up to and including the holiday season. In addition, advertising revenues are generally higher during even numbered election years due to spending by political candidates, which spending typically is heaviest during the fourth quarter.

  "Broadcast cash flow" is defined as operating income before income taxes and interest expense, plus depreciation and amortization (including amortization of program license rights), non-cash compensation and corporate overhead, less payments for program license liabilities. The Company has included broadcast cash flow data because such data are commonly used as a measure of performance for broadcast companies and are also used by investors to measure a company's ability to service debt. Broadcast cash flow is not, and should not be used as, an indicator or alternative to operating income, net income or cash flow as reflected in the Consolidated Financial Statements, is not intended to represent funds available for debt service, dividends, reinvestment or other discretionary uses, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

  The following table sets forth certain operating data for the years ended December 31, 1994, 1995 and 1996 and the three months ended March 31, 1996 and 1997.

                                                               THREE MONTHS
                                   YEAR ENDED DECEMBER 31,    ENDED MARCH 31,
                                   -------------------------  ----------------
                                    1994     1995     1996     1996     1997
                                   -------  -------  -------  -------  -------
                                               (IN THOUSANDS)
Operating income.................. $16,759  $35,411  $42,482  $ 5,462  $10,038
Add:
  Amortization of program license
   rights.........................   4,400    6,418   11,034    1,754   10,448
  Depreciation and amortization...  15,280   24,572   30,946    6,164   12,140
  Corporate overhead..............   2,052    3,348    4,344    1,085    1,535
  Non-cash compensation...........   6,497    1,167      848      --       240
Less:
  Payments for program license
   liabilities....................  (4,170)  (6,747) (10,385)  (1,855) (10,667)
                                   -------  -------  -------  -------  -------
Broadcast cash flow............... $40,818  $64,169  $79,269  $12,610  $23,734
                                   =======  =======  =======  =======  =======

TELEVISION REVENUES

  Set forth below are the principal types of television revenues received by the Company's stations for the periods indicated and the percentage contribution of each to the Company's total revenues, as well as agency and national sales representative commissions:

                                    YEAR ENDED DECEMBER 31,                     THREE MONTHS ENDED MARCH 31,
                          ------------------------------------------------  --------------------------------
                              1994             1995             1996             1996             1997
                          --------------  ---------------  ---------------  ---------------  ---------------
                          AMOUNT     %     AMOUNT     %     AMOUNT     %     AMOUNT     %     AMOUNT     %
                          -------  -----  --------  -----  --------  -----  --------  -----  --------  -----
                                                   (DOLLARS IN THOUSANDS)
Revenues
 Local..................  $50,063   54.1% $ 77,980   54.3% $ 99,684   55.1% $ 17,295   53.7% $ 46,065   64.1%
 National...............   32,327   35.0    51,546   35.9    57,298   31.6    10,867   33.7    20,947   29.2
 Network compensation...    4,564    4.9     9,873    6.9    11,335    6.3     2,601    8.1     3,120    4.3
 Political..............    4,546    4.9     1,835    1.3     9,791    5.4       399    1.2       396    0.6
 Production and other...      981    1.1     2,321    1.6     2,849    1.6     1,080    3.3     1,283    1.8
                          -------  -----  --------  -----  --------  -----  --------  -----  --------  -----
 Total..................   92,481  100.0   143,555  100.0   180,957  100.0    32,242  100.0    71,811  100.0
Agency and sales
 representative
 commissions............  (13,693) (14.8)  (21,025) (14.6)  (26,614) (14.7)   (4,543) (14.1)  (10,532) (14.7)
                          -------  -----  --------  -----  --------  -----  --------  -----  --------  -----
Net revenues............  $78,788   85.2% $122,530   85.4% $154,343   85.3% $ 27,699   85.9% $ 61,279   85.3%
                          =======  =====  ========  =====  ========  =====  ========  =====  ========  =====

RESULTS OF OPERATIONS

Three Months Ended March 31, 1997 Compared to Three Months Ended March 31,
1996

  The following historical financial information for the three months ended March 31, 1997 includes the results of KCAL (acquired on November 22, 1996), the Quad Cities Station (acquired on April 15, 1996), and KELO (acquired on May 31, 1996). The operating results for the three months ended March 31, 1996 do not include the acquired stations.

  Net revenues for the three months ended March 31, 1997 were $61.3 million, an increase of $33.6 million, or 121.3%, compared to $27.7 million for the three months ended March 31, 1996, with the acquired stations accounting for $33.1 million of such increase. Improvement in various local market economies led to an increase in the Company's gross local revenue at the nine original stations of 4.4%, while gross national was slightly up for 1997 compared to the same three months in 1996.

  Operating expenses, including selling, general and administrative expenses, for the three months ended March 31, 1997 were $26.9 million, compared to $13.2 million for the three months ended March 31, 1996, an increase of $13.7 million, or 103.8%, with the acquired stations accounting for approximately all of such increase.

  Amortization of program license rights for the three months ended March 31, 1997 was $10.5 million, compared to $1.8 million for the three months ended March 31, 1996, an increase of $8.7 million, with the acquired stations accounting for approximately all of such increase.

  Depreciation of property and equipment and amortization of intangible assets was $12.1 million for the three months ended March 31, 1997, compared to $6.2 million for the same three months in 1996, an increase of $5.9 million, or 95.2%, with the acquired stations accounting for approximately all of such increase.

  The Company made payments for program license liabilities of $10.7 million during the three months ended March 31, 1997, compared to $1.9 million for the three months ended March 31, 1996, an increase of $8.8 million, with the acquired stations accounting for approximately all of such increase.

  Corporate overhead for the three months ended March 31, 1997 was $1.5 million, compared to $1.1 million for the comparable period in 1996, an increase of $450,000, or 41.5%. This increase was the result of additional personnel costs in 1997.

  Non-cash compensation was $240,000 for the three months ended March 31, 1997. This amount represented non-cash charges for an employer-matching stock plan established January 1, 1997, included in the Company's defined contribution plan.

  Interest income for the three months ended March 31, 1997 was $103,000, compared to $925,000 for the same period in 1996, a decrease of $822,000. This decrease is primarily attributable to the lower cash levels resulting from the use of cash and cash equivalents to finance a portion of the acquisition cost of new stations.

  Interest expense for the three months ended March 31, 1997 was $15.6 million, compared with $9.7 million for the comparable period in 1996, an increase of $5.9 million, or 60.8%. The increase is primarily attributable to the Company's higher debt level following three station acquisitions in the second and fourth quarters of 1996.

  As a result of the factors discussed above, the net loss for the Company was $5.6 million for the three months ended March 31, 1997, compared with a net loss of $3.3 million for the same period in 1996.

  Broadcast cash flow for the three months ended March 31, 1997 was $23.7 million, compared with $12.6 million for the three months ended March 31, 1996, an increase of $11.1 million, or 88.1%, with the acquired stations accounting for $10.6 million of such increase. As a result, the broadcast cash flow margin (broadcast cash flow divided by net revenues) for the three months ended March 31, 1997 and 1996 was 39% and 46%, respectively. The decrease in broadcast cash flow margins is attributable to the purchase of KCAL. Independent stations generally operate at lower margins than those affiliated with networks.

Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

  The following historical financial information include the results of KWQC, KELO and KCAL beginning on April 15, 1996, May 31, 1996 and November 22, 1996, respectively, the periods commencing upon their respective acquisitions by the Company.

  Net revenues for the year ended December 31, 1996 were $154.3 million, an increase of $31.8 million, or 26.0%, compared to $122.5 million for the year ended December 31, 1995, with the acquired stations accounting for $29.4 million of such increase. Political revenue for the year ended December 31, 1996 was $9.8 million, compared to $1.8 million for the year ended December 31, 1995, an increase of $8.0 million. The increase was attributable to 1996 being a national election year with more state and local elections, while 1995 had only limited state and local elections. Network compensation in 1996 increased $1.5 million, or 14.8%, with $1.1 million attributable to the acquired stations.

  Operating expenses, including selling, general and administrative expenses, for the year ended December 31, 1996 were $64.7 million, compared to $51.6 million for the year ended December 31, 1995, an increase of $13.1 million, or 25.4%. The acquired stations accounted for $12.9 million of the increase and the remaining increase is primarily attributable to higher local sales commissions resulting from higher sales volume.

  Amortization of program license rights for the year ended December 31, 1996 was $11.0 million, compared to $6.4 million for the year ended December 31, 1995, an increase of $4.6 million, or 71.9%, with the acquired stations accounting for $3.9 million of such increase.

  Depreciation of property and equipment and amortization of intangible assets was $30.9 million for the year ended December 31, 1996, compared with $24.6 million for the comparable period in 1995, an increase of $6.3 million, or 25.6%. The increase results from depreciation and amortization at the acquired stations of $5.6 million, and the remaining increase being primarily attributable to increased capital expenditures in 1996.

  The Company made payments for program license liabilities of $10.4 million during the year ended December 31, 1996, compared to $6.7 million for the year ended December 31, 1995, an increase of $3.7 million, or 55.2%. Payments associated with the acquired stations were $3.5 million.

  Corporate overhead for the year ended December 31, 1996 was $4.3 million, compared to $3.3 million for the comparable period in 1995, an increase of $1.0 million, or 30.3%. This was the result of additional personnel and administrative costs.

  Non-cash compensation paid in Common Stock for the year ended December 31, 1996 was $848,000, compared to $1.2 million for the year ended December 31, 1995.

  Net interest expense for the year ended December 31, 1996 was $42.8 million, compared with $32.6 million for the comparable period in 1995, an increase of $10.2 million, or 31.3%. The increase is primarily attributable to the Company's higher debt level following the January 1996 Notes Offering and the debt associated with the acquisition of three stations.

  The Company held a $25 million interest rate swap agreement which expired on April 18, 1996. The interest expense resulting from this swap agreement amounted to $315,000 in 1996 and $952,000 in 1995.

  In June 1995, the Company incurred an approximately $9.1 million extraordinary loss on the extinguishment of debt. This loss was related to the partial repayment and the amendment of the Senior Credit Facility in connection with the June 1995 Notes Offering.

  As a result of the factors discussed above, the net income for the Company was $905,000 for the year ended December 31, 1996, compared with a net loss of $6.6 million for the same period in 1995, an increase in net income of $7.5 million. The 1995 net loss includes the extraordinary non-recurring loss of $9.1 million discussed above.

  Broadcast cash flow for the year ended December 31, 1996 was $79.3 million, compared with $64.2 million for the year ended December 31, 1995, an increase of $15.1 million, or 23.5%. Broadcast cash flow margins (broadcast cash flow divided by net revenues) for the year ended December 31, 1996 decreased to 51.4% from 52.4% for the same period in 1995. The increase in broadcast cash flow was a direct result of the three newly acquired stations and continued expense controls. The decrease in broadcast cash flow margins is attributable to the purchase of KCAL, an independent station. Independent stations generally operate at lower margins than those associated with networks. Approximately $13.0 million of the increased broadcast cash flow in 1996 is attributable to the acquired stations.

Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  The following historical financial information include the results of the stations acquired from Nationwide for the last 47 days of 1994, the period of 1994 following the Nationwide Acquisition, and for the entire year of 1995.

  Net revenues for the year ended December 31, 1995 were $122.5 million, an increase of $43.7 million, or 55.5%, compared to $78.8 million for the year ended December 31, 1994, with the acquired stations accounting for $39.1 million of such increase. Improvement in both the national and various local market economies led to an increase in the Company's national and local revenue of 7.2% and 7.5%, respectively, for the stations owned prior to the Nationwide Acquisition. Political revenue for the year ended December 31, 1995 was $1.8 million, compared to $4.5 million for the year ended December 31, 1994, a decrease of $2.7 million. The decrease was due to the fact that 1995 was not a congressional election year and in 1994 the stations benefited from several governor and local legislative elections. Network compensation in 1995 increased $5.3 million, or 116.3%, with $3.0 million attributable to the acquired stations and $2.3 million due to the new network compensation arrangements (including the New WTVO Affiliation Agreement), at the stations owned prior to the Nationwide Acquisition.

  Operating expenses, including selling, general and administrative expenses, for the year ended December 31, 1995 were $51.6 million, compared to $33.8 million for the year ended December 31, 1994, an increase of $17.8 million, or 52.7%. Operating expenses at the acquired stations were $16.8 million, and the remaining increase was primarily attributable to higher local sales commissions resulting from higher sales volume.

  Amortization of program license rights for the year ended December 31, 1995 was $6.4 million, compared to $4.4 million for the year ended December 31, 1994, an increase of $2.0 million, or 45.5%, with the acquired stations accounting for principally all of such increase.

  Depreciation of property and equipment and amortization of intangible assets was $24.6 million for the year ended December 31, 1995, compared with $15.3 million for the comparable period in 1994, an increase of $9.3 million, or 60.8%. The increase results from depreciation and amortization at the acquired stations of $8.5 million, and the remaining increase was primarily attributable to increased capital expenditures in 1995.

  The Company made payments for program license liabilities of $6.7 million during the year ended December 31, 1995, compared to $4.2 million for the year ended December 31, 1994, an increase of $2.5 million, or 59.5%. Payments associated with the acquired stations were $2.6 million.

  Corporate overhead for the year ended December 31, 1995 was $3.3 million, compared to $2.1 million for the comparable period in 1994, an increase of $1.2 million, or 57.1%. This was the result of additional personnel and administrative costs associated with being a public company.

  Non-cash compensation paid in Common Stock for the year ended December 31, 1995 was $1.2 million consisting of below-market options and a contribution to the 401(k) plan, compared to $6.5 million for the year ended December 31, 1994 consisting of stock grants and a contribution to the 401(k) plan.

  Net interest expense for the year ended December 31, 1995 was $32.6 million, compared with $19.1 million for the comparable period in 1994, an increase of $13.5 million, or 70.7%. The increase is primarily attributable to the Company's higher debt level following the Financing Plan and the June 1995 Notes Offering.

  At December 31, 1995, the Company held a $25.0 million interest rate swap agreement which expired on April 18, 1996. The interest expense resulting from this swap agreement amounted to $952,000 in 1995, and the interest expense resulting from this and other swap agreements amounted to $1.9 million in 1994. This interest rate swap agreement was the only derivative instrument held by the Company at December 31, 1995. The Senior Credit Facility no longer requires the Company to enter into interest rate swap agreements for the purpose of interest rate protection. At December 31, 1995, fixed rate debt and interest rate swap agreements comprised $270.0 million, or 90.6%, of the Company's total debt.

  In June 1995, the Company incurred an approximately $9.1 million extraordinary loss on the extinguishment of debt. This loss was related to the partial repayment and the amendment of the Senior Credit Facility in connection with the June 1995 Notes Offering.

  As a result of the factors discussed above, including the non-recurring extraordinary loss referred to above, the net loss for the Company was $6.6 million for the year ended December 31, 1995, compared with a net loss of $8.4 million for the year ended December 31, 1994, a decrease of $1.8 million.

  Broadcast cash flow was $64.2 million for the year ended December 31, 1995, compared to $40.8 million for the year ended December 31, 1994, an increase of $23.4 million, or 57.4%. Broadcast cash flow margins (broadcast cash flow divided by net revenues) improved to 52.4% for the year ended December 31, 1995, compared to 51.8% for the same period in 1994. The increase in broadcast cash flow was a direct result of revenue growth and continued expense controls. Approximately $20.1 million of the increase is attributable to the acquired stations.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's primary sources of liquidity are cash flow from operations and funds available under the Senior Credit Facility.

  On November 15, 1996, the Senior Credit Facility was amended and restated to provide the Company with the ability to borrow up to $500.0 million in the form of (i) a seven year reducing revolving credit facility in the amount of $200.0 million (the "Revolver Facility") and (ii) a seven year amortizing term loan facility in the amount of $300.0 million (the "Term Facility").

  The Revolver Facility has a $185.0 million sublimit (the "Sublimit") for borrowings in connection with the acquisition of additional television stations (and businesses, if any, incidental thereto) pursuant to transactions which meet the following criteria: (i) each of the acquired stations will become a wholly-owned subsidiary of the Company and will become a part of the lenders' security package under the Senior Credit Facility, and (ii) the Company can demonstrate that after giving pro forma effect to each such acquisition (based upon assumptions, including identified cost savings, that the agents for the lenders find reasonable), the Company will be in compliance with all of the terms and conditions of the Senior Credit Facility and have a total debt/operating cash flow ratio of less than 6.0x. As of March 31, 1997, there was $292.0 million outstanding under the Senior Credit Facility, with $185.0 million available, subject to certain conditions, for borrowing for the purpose of financing acquisitions. The Company applied the net proceeds of the Series A Notes Offering (approximately $198.2 million) toward repayment of such outstanding indebtedness.

  Pursuant to the Senior Credit Facility, the Company is prohibited from making investments or advances to third parties exceeding $7.5 million in the aggregate unless the third party becomes a guarantor of the Company's obligations. However, the Company may utilize up to $20.0 million of its borrowing availability under the Sublimit for the purpose of repurchasing shares of Common Stock and for paying dividends, subject to the limitations set forth in the Indenture and the Existing Indentures, provided that the total debt/operating cash flow ratio is less than 5.5x. In addition, the Company may utilize the undrawn amounts under the Sublimit to retire or prepay subordinated debt, subject to the limitations set forth in the Indenture and the Existing Indentures, provided that the total debt/operating cash flow ratio is less than 5.0x, or 4.5x after June 30, 2000; if the ratio exceeds such amounts, the Company will be permitted to utilize only up to $20.0 million of availability under the Sublimit. Undrawn amounts under the Revolver Facility are available to the Company for working capital requirements and general corporate purposes.

  Interest under the Senior Credit Facility is payable at the LIBOR rate, "CD Rate" or "Base Rate." In addition to the index rates, the Company pays a floating percentage tied to the Company's ratio of total debt to operating cash flow; ranging, in the case of LIBOR rate loans, from 0.875% based upon a ratio under 4:1 to 2.125% based upon a 6:1 or greater ratio.

   Each of the Subsidiaries has guaranteed the Company's obligations under the Senior Credit Facility. The Senior Credit Facility is secured by the pledge of all the stock of the Subsidiaries and a first priority lien on all of the assets of the Company and its Subsidiaries.

  The Senior Credit Facility imposes restrictions on the Company's ability to incur additional indebtedness. The Company is permitted to incur, subject to the terms of the Indenture and the Existing Indentures and satisfaction of the financial covenants of the Senior Credit Facility, unsecured subordinated debt, provided that the subordination and mandatory redemption provisions and the maturity of such indebtedness are comparable to the Notes and the Existing Notes and that the proceeds are used to repay the outstanding balance of the Term Facility until the Company's debt to operating cash flow ratio is less than 4.5x. The Company is also restricted as to the amount of its capital lease obligations and guarantees. The Senior Credit Facility also restricts the ability of the Company to amend material terms of the Indenture and the Existing Indentures.

  The Senior Credit Facility requires the Company to maintain certain financial ratios. The Company is required to maintain a total debt/operating cash flow ratio ranging from 6.25x presently to 4.50x during the year 2000 and thereafter. The Company is also required to maintain a senior debt/operating cash flow ratio ranging from 3.25x presently to 2.25x during the year 2000 and thereafter. Additionally, the Company is required to maintain an operating cash flow/total interest expense ratio ranging from 1.50x presently to 2.25x during the year 2000 and thereafter. The Company is also required to maintain an operating cash flow minus capital expenditures to pro forma debt service ratio of no less than 1.10x at any time. Such ratios must be maintained as of the last day of the quarter for each of the periods.

  The Senior Credit Facility requires the Company to apply on April 30 of each year 50% or 75% (depending upon the level of the Company's total debt to operating cash flow ratio at the end of such year) of its "Excess Cash Flow" for the preceding completed fiscal year to reduce outstanding debt under the Term Facility. In addition, the Company is required to apply from the proceeds of any permitted equity issuance and certain subordinated debt issuances an amount sufficient to reduce the Company's debt ratio to specified levels. The Senior Credit Facility also contains a number of customary covenants including, among others, limitations on investments and advances, mergers and sales of assets, liens on assets, affiliate transactions and changes in business. The Company may, subject to the financial covenants of the Senior Credit Facility, sell assets constituting less than 15% of its operating cash flow.

  The Company from time to time investigates alternatives for replacing or refinancing its existing Senior Credit Facility. Any such replacement or refinancing may or may not have terms and conditions, including restrictive covenants and maintenance tests, similar to those in the Senior Credit Facility.

  Interest on the Series A Notes is payable semi-annually on June 15 and December 15, interest on the January 1996 Notes is payable semi-annually on January 15 and July 15, interest on the June 1995 Notes is payable semi-annually on February 15 and August 15, and interest on the November 1994 Notes is payable semi-annually on May 15 and November 15. The Indenture and the Existing Indentures impose certain limitations on the ability of the Company and certain of its Subsidiaries to, among other things, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur indebtedness that is subordinate in right of payment to any Senior Debt and senior in right of payment to the Notes or the Existing Notes, incur liens, impose restrictions on the ability of a Subsidiary to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company.

  A $5.0 million portion of the purchase price in connection with the Nationwide Acquisition has been deferred (having a net present value as of March 31, 1997, discounted at 11.9%, of $2.5 million) and is payable over the remaining three-year period, without interest, in equal annual installments, with two such installments having been paid on November 14, 1995 and 1996. The Company paid a $3.0 million portion of the purchase price in connection with the KELO Acquisition by delivery of a promissory note, the principal amount of which will be payable in full on May 31, 1998, and which requires quarterly payments of interest accruing at the prime rate.

  The Company regularly enters into program contracts for the right to broadcast television programs produced by others and program commitments for the right to broadcast programs in the future. Such programming commitments are generally made to replace expiring or canceled program rights. Payments under such contracts are made in cash or the concession of advertising spots to the program provider to resell, or a combination of both. At March 31, 1997, payments on program license liabilities due in the next twelve months, which will be paid with cash from operations, amounted to $12.5 million.

  The Company anticipates that its operating cash flow, together with the amounts available under the Senior Credit Facility, will be sufficient to finance the operating requirements of its stations, debt service requirements and anticipated capital expenditures.

  The Company is regularly presented with opportunities to acquire television stations which it evaluates on the basis of its acquisition strategy. The Company does not presently have any agreements to acquire any television stations. See "Business--Acquisition Strategy."

INCOME TAXES

  The Company and its Subsidiaries file a consolidated federal income tax return and such state or local tax returns as are required. The Company has approximately $148.0 million of net operating loss ("NOL") carryforwards which are subject to Section 382 limitations. See Note 9 to Notes to Consolidated Financial Statements. The Company does not currently anticipate using these losses in the foreseeable future. Therefore, the NOL has not been recognized.

                                    BUSINESS

  The Company owns and operates twelve television stations in geographically diverse markets. Six of the stations are affiliated with ABC, four are affiliated with CBS, one is affiliated with NBC, and one is an independent station. The Company is presently the seventh largest ABC network affiliate group in terms of households reached and owns more ABC stations than any single operator other than ABC. The Company's sole independent television station, KCAL, is the only independent VHF television station operating in the Los Angeles market, which is ranked as the second-largest television market in terms of population and the largest in terms of estimated television revenue. For the twelve months ended March 31, 1997, after giving pro forma effect to the KCAL, KELO and Quad Cities Acquisitions (including annualized net expense reductions) as if such transactions had occurred on April 1, 1996, the Company would have had net revenues and broadcast cash flow of $261.1 million and $123.3 million, respectively.

  The Company was founded in 1986 by Vincent Young and his father, Adam Young. Vincent Young, the Company's Chairman, has over 25 years of experience in the television broadcast industry, and Adam Young has over 50 years of experience in the industry. Ronald Kwasnick, the Company's President, has over 25 years of experience in the industry. The following table sets forth certain information for each of the Company's stations, after giving pro forma effect to the KCAL, Quad Cities and KELO Acquisitions.

                                                                                  PRO FORMA
                                                                       NET REVENUES FOR TWELVE MONTHS
                                                                            ENDED MARCH 31, 1997
                                                                     -----------------------------------
           YEAR     NETWORK                                   MARKET                       PERCENTAGE OF
STATION  ACQUIRED AFFILIATION             MARKET               RANK         AMOUNT             TOTAL
-------  -------- ----------- ------------------------------- ------ --------------------- -------------
                                                                     (DOLLARS IN MILLIONS)
KCAL       1996       IND     Los Angeles, California            2          $110.7             42.4%
WKRN       1989       ABC     Nashville, Tennessee              33            23.7              9.1
WTEN       1989       ABC     Albany, New York                  52            14.8              5.7
WRIC       1994       ABC     Richmond, Virginia                59            17.4              6.7
WATE       1994       ABC     Knoxville, Tennessee              60            15.3              5.8
WBAY       1994       ABC     Green Bay, Wisconsin              70            14.9              5.7
KWQC       1996       NBC     Quad Cities                       88            13.0              5.0
WLNS       1986       CBS     Lansing, Michigan                107            14.2              5.4
KELO       1996       CBS     Sioux Falls, South Dakota        106            12.0              4.6
KLFY       1988       CBS     Lafayette, Louisiana             121            14.2              5.4
WKBT       1986       CBS     La Crosse-Eau Claire, Wisconsin  130             4.6              1.8
WTVO       1988       ABC     Rockford, Illinois               135             6.3              2.4
                                                                            ------             ----
                                                                            $261.1              100%
                                                                            ======             ====

  The Company continually seeks to increase its revenues and broadcast cash flow. In each of the past five fiscal years, the Company has achieved broadcast cash flow margins of approximately 45.0% or more. Net revenues increased by 26.0% and broadcast cash flow increased by 23.5% for the year ended December 31, 1996, compared to the year ended December 31, 1995. Such 1996 results include the performance of the stations acquired pursuant to the KCAL, KELO and Quad Cities Acquisitions for the periods beginning on their respective dates of acquisition.

OPERATING STRATEGY

  The Company's operating strategy focuses on increasing the cash flow of its stations through advertising revenue growth and strict control of programming and operating costs. The components of this strategy include the following:

  Targeted Marketing. The Company seeks to increase its revenues and broadcast cash flow by expanding existing relationships with local and national advertisers and attracting new advertisers through targeted marketing techniques and carefully tailored programming. The Company works closely with advertisers to develop campaigns that match specifically targeted audience segments with the advertisers' overall marketing strategies. With this information, the Company regularly refines its programming mix among network, syndicated and locally-produced shows in a focused effort to attract audiences with demographic characteristics desirable to advertisers. The Company's success in increasing local advertising revenues is also attributable, in part, to the upgrading of its local sales staff, performance-based compensation arrangements and the implementation of systems of performance accountability. Each station also benefits from the ongoing exchange of ideas and experiences with the other stations. As a result of this marketing effort, during the year ended December 31, 1996, the Company's stations recorded new business sales of approximately $16.9 million.

  The Company's stations utilize a variety of marketing techniques to increase advertising revenues, including the following:

  . Vendor Marketing. The Company's "vendor marketing" program has experienced a great deal of success in the Company's markets. Under this program, a station will contact the vendors of a particular store chain and arrange for the vendors to purchase advertising for the store chain in exchange for the store's commitment to purchase additional products from the vendors. The result is that both the vendors' products and the store chain are advertised, with the vendors collectively bearing the cost of the advertisement.

  . Live Remotes. Stations obtain premium advertising dollars by utilizing live remotes on location at the offices or facilities of an advertiser. The station will use its own staff and broadcasting equipment and, as a result, the expense to the station is relatively low. Live advertisements are broadcast continually over the course of a period of the day and tend to show immediate results with viewers being attracted to the live television event taking place within their community.

  . Research. Each station designates personnel to research the amount of advertising dollars expended in other media (such as radio, newspapers and magazines) by advertisers within its market. The station will then target individual advertisers seeking the same demographic groups sought by the station for particular dayparts and will illustrate to the advertisers the advantages of television advertising over other media which do not target specific demographic groups.

  An important element in determining advertising rates is the station's rating and share among a particular demographic group which the advertiser may be targeting. The Company believes that its success is attributable to its ability to reach desirable demographic groups with the programs it broadcasts.

  Strong Local Presence. Each station seeks to achieve a distinct local identity principally through the quality of its local news programming and by targeting specific audience groups with special programs and marketing events. Each station's local news franchise is the foundation of the Company's strategy to strengthen audience loyalty and increase revenues and broadcast cash flow for each station. Strong local news generates high viewership and results in higher ratings both for programs preceding and following the news.

  Strong local news product helps differentiate local broadcast stations from cable system competitors, which generally do not provide this service. The cost of producing local news programming generally is lower than other sources of programming and the amount of local news programming can be increased for very modest incremental increases in cost. Moreover, such programming can be increased or decreased on very short notice, providing the Company with greater programming flexibility.

  In each of its markets, the Company develops additional information-oriented programming designed to expand the Company's hours of commercially valuable local news and other news programming with relatively small increases in operating expenses. In addition to local news, each station utilizes special programming and marketing events, such as prime time programming of local interest or sponsored community events, to strengthen community relations and increase advertising revenues. The Company places a special emphasis on developing and training its local sales staff to promote involvement in community affairs and stimulate the growth of local advertising sales.

  Programming. The Company continually reviews its existing programming inventory and seeks to purchase the most profitable and cost-effective syndicated programs available for each time period. In developing its selection of syndicated programming, management balances the cost of available syndicated programs, their potential to increase advertising revenue and the risk of reduced popularity during the term of the program contract. The Company seeks to purchase only those programs with contractual periods that permit programming flexibility and which complement a station's overall programming strategy and counter competitive programming. Programs that can perform successfully in more than one time period are more attractive due to the long lead time and multi-year commitments inherent in program purchasing.

  Cost Controls. Each station emphasizes strict control of its programming and operating costs as an essential factor in increasing broadcast cash flow.

  The Company relies primarily on its in-house production capabilities and seeks to minimize its use of outside firms and consultants. The Company's size benefits each station in negotiating favorable terms with programming suppliers and other vendors. In addition, each station reduces its corporate overhead costs by utilizing the group benefits provided by the Company for all of the stations, such as insurance and other employee group benefit plans. Through its strategic planning and annual budget processes, the Company continually seeks to identify and implement cost savings opportunities at each of its stations. The Company closely monitors the expenses incurred by each of the stations and continually reviews the performance and productivity of station personnel. The Company has been successful in controlling its costs without sacrificing revenues through efficient use of its available resources.

ACQUISITION STRATEGY

  The Company believes that its ability to manage costs effectively while enhancing the quality provided to station viewers gives the Company an important advantage in acquiring and operating new stations. In assessing acquisitions, the Company targets stations for which it has identified line item expense reductions that can be implemented upon acquisition. The Company emphasizes strict controls over operating expenses as it expands a station's revenue base with the goal of improving a station's broadcast cash flow. Typical cost savings arise from reducing staffing levels, substituting more cost-effective employee benefit programs, reducing dependence on outside consultants and research firms and reducing travel and other non-essential expenses. The Company also develops specific proposals for revenue enhancement utilizing management's significant experience in local and national advertising.

  The Company plans to pursue favorable acquisition opportunities as they become available. The Company is regularly presented with opportunities to acquire television stations which it evaluates on the basis of its acquisition strategy. The Company does not presently have any agreements to acquire or sell any television stations. As of March 31, 1997, the Company had the ability, subject to certain limitations, to borrow up to $185.0 million under the Senior Credit Facility for the purpose of financing acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

THE STATIONS

  The Company's stations are geographically diverse, which minimizes the impact of regional economic downturns. One station is located in the west region (KCAL-Los Angeles, California), six stations are located in the midwest region (WBAY-Green Bay, Wisconsin, KWQC-Quad Cities, KELO-Sioux Falls, South Dakota, WLNS-Lansing, Michigan, WKBT-La Crosse-Eau Claire, Wisconsin, and WTVO-Rockford, Illinois), four stations are in the southeast region (WKRN-Nashville, Tennessee, WRIC-Richmond, Virginia, WATE-Knoxville, Tennessee, and KLFY-Lafayette, Louisiana), and one station is in the northeast region (WTEN-Albany, New York).

  Six of the Company's twelve stations are affiliated with ABC, four are affiliated with CBS and one is affiliated with NBC. The Company believes that this network diversity reduces the potential impact of a ratings decline experienced by a particular network. KCAL is the only independent VHF television station operating in the Los Angeles market.

  The following table sets forth general information for each of the Company's stations:

                                                                                STATION
                                                                    COMMERCIAL   RANK      IN-
                         MARKET   TELEVISION              NETWORK    STATIONS     IN      MARKET    YEAR
                         RANK(1) HOUSEHOLDS(2) CHANNEL  AFFILIATION IN DMA(3)  MARKET(4) SHARE(5) ACQUIRED
                         ------- ------------- -------  ----------- ---------- --------- -------- --------
KCAL (Los Angeles, CA)..     2     4,942,440       9        IND        13           6        7      1996
WKRN (Nashville, TN)....    33       782,940       2        ABC          6          3       20      1989
WTEN (Albany, NY).......    52       506,850      10(6)     ABC          4          3       28      1989
WRIC (Richmond, VA).....    59       460,890       8        ABC          5          3       29      1994
WATE (Knoxville, TN)....    60       456,260       6        ABC          4          2       28      1994
WBAY (Green Bay, WI)....    70       376,380       2        ABC          5          2       31      1994
KWQC (Quad Cities)......    88       303,810       6        NBC          4          1       43      1996
WLNS (Lansing, MI)......   106       231,060       6        CBS          4          1       43      1986
KELO (Sioux Falls, SD)..   107       229,310      11(7)     CBS          4          1       52      1996
KLFY (Lafayette, LA)....   121       203,880      10        CBS          4          1       58      1988
WKBT (La Crosse-Eau
 Claire, WI)............   130       177,490       8        CBS          4          2       26      1986
WTVO (Rockford, IL).....   135       166,090      17        ABC          4          3       28      1988

--------
(1) Refers to the size of the television market or Designated Market Area ("DMA") as used by Nielsen.
(2) Refers to the number of television households in the DMA as estimated by Nielsen.
(3) Represents the number of television stations ("reportable stations") designated by Nielsen as "local" to the DMA, excluding public television stations and stations which do not meet minimum Nielsen reporting standards (weekly cumulative audience of less than 2.5%) for reporting in the Sunday through Saturday, 7:00 a.m. to 1:00 a.m. period ("sign-on to sign-off"). Does not include national cable channels. The number of reportable stations may change for each reporting period. "Weekly cumulative audience" measures the total number of different households tuned to a station at a particular time during the week. "Share" references used elsewhere herein measure the total daily households tuned to a station at a particular time during the week.
(4) Station's rank relative to other reportable stations, based upon the DMA rating as reported by Nielsen sign-on to sign-off during February 1997.
(5) Represents an estimate of the share of DMA households viewing television received by a local commercial station in comparison to other local commercial stations in the market ("in-market share"), as measured sign-on to sign-off.
(6) WTEN has a satellite station, WCDC (Adams, Massachusetts), Channel 19, operating under a separate license from the FCC.
(7) KELO has three satellite stations, KDLO (Florence, South Dakota), Channel 3, KPLO (Reliance, South Dakota), Channel 6, and KCLO (Rapid City, South Dakota), Channel 15, each of which operates under a separate license from the FCC. KCLO operates in a separate DMA from that of KELO and the other two satellites, wherein it ranks 173.

  The following is a description of each of the Company's stations:

  KCAL, Los Angeles, California. The Company acquired KCAL from a subsidiary of Disney on November 22, 1996. KCAL has the distinction of being one of the first commercial stations in the country. KCAL's first broadcast was on December 23, 1931. It is now the only independent VHF station in the Los Angeles market. Los Angeles is the second largest DMA with an estimated 4,942,440 television households and the country's largest television market in terms of estimated advertising dollars spent on the medium. There are thirteen reportable stations in the DMA. For the February 1997 ratings period, KCAL was ranked sixth after the local ABC, NBC, CBS, WB and Fox affiliates, with an overall sign-on to sign-off in-market share of 7%. KCAL ranked fifth in in-market revenue share in the fourth quarter of 1996.

  KCAL is a prominent news provider in the market, presenting 27 hours of such programming each week and up to 25 special one hour reports each year. In 1995, the station won the prestigious Edward R. Murrow Award as the "Best Local Newscast in the Country." In 1996, KCAL was honored with nine Golden Mikes, including Best 30 Minute Newscast and Best Daytime Newscast, ten Emmys, five Radio Television News Directors awards, ten New York Film Festival Awards, 17 Associated Press Awards and 31 Los Angeles Press Club Awards. Since 1991, KCAL has been the most honored local station in Los Angeles for news.

  KCAL is also the broadcast station of choice for premier local sports franchises with over 130 major televised sporting events each year. KCAL currently has long term agreements with the Los Angeles Lakers (4 years remaining), Anaheim Angels (5 years remaining), Mighty Ducks of Anaheim (2 years remaining), Los Angeles Clippers (5 years remaining) and Los Angeles Kings (3 years remaining). The station also has agreements to broadcast PAC 10 Football and certain boxing events. These contracts enable KCAL to offer advertisers year-round sports packages aimed at very attractive audience categories.

  As the largest market in the country's largest state, Los Angeles enjoys a diverse industry makeup ranging from entertainment and manufacturing to international trade and financial services. In addition to Los Angeles County, KCAL reaches Orange, Santa Barbara and other counties in Southern California. Orange County alone has ranked fifth, nationally, in both population and population growth over the last five years. According to Investing in Television Market Report '96 (4th Edition), published by BIA Publications, Inc. (the "BIA Guide"), the average household income in the Los Angeles market in 1994 was $52,378, with an effective buying income projected to grow at an annual rate of 2.5% through 1999. Historically, there has been a close correlation between retail sales and expenditures on broadcast television advertising in a given market. According to the BIA Guide, retail sales growth for the Los Angeles market is projected to average 0.5% annually through 1999.

  WKRN, Nashville, Tennessee. WKRN, acquired by the Company from Knight-Ridder Broadcasting, Inc. in June 1989, began operations in 1953 and is affiliated with ABC. The Nashville market is the 33rd largest DMA, with an estimated 782,940 television households. There are six reportable stations in the DMA. For the February 1997 ratings period, WKRN was rated third after the CBS and NBC affiliates, with an overall sign-on to sign-off in-market share of 20%. The station's syndicated programs include The Cosby Show, Roseanne, Coach, Full House, Jenny Jones, Entertainment Tonight, Live With Regis and Kathie Lee, Family Matters, Step by Step, Extra and Rosie.

  The quality of the station's newscasts has been regularly recognized by its broadcasting peers, highlighted by its winning of the prestigious Peabody Award for investigative journalism. During the last three years, the station won a combined 33 regional Emmy Awards. The Tennessee Associated Press awarded the station first place for Investigative, Feature and Spot News reporting. The station also has won a number of regional awards from the Radio and Television News Directors Association, including 1994 awards for Best Feature, Best News Operation and Best Investigative Reporting.

  Nashville is the capital of Tennessee and the center of local, state and federal government with three of its five largest employers being government related. Prominent corporations located in the area include Bridgestone-Firestone, Nissan, Saturn, Columbia/HCA, Shoney's, Service Merchandise, First American National Bank, Northern Telecom, Aladdin Industries and Willis Corroon plc. Nashville is the home of several universities, including Vanderbilt and Tennessee State. According to the BIA Guide, the average household income in the Nashville market in 1994 was $41,613, with effective buying income projected to grow at an annual rate of 5.6% through 1999. Historically, there has been a close correlation between retail sales and expenditures on broadcast television advertising in a given market. According to the BIA Guide, retail sales growth for the Nashville market is projected to average 5.8% annually through 1999.

  WKRN is a prime example of the Company's strategy to achieve a strong local presence. Its community activities range from raising food for the hungry of Middle Tennessee to focusing on the issues and concerns of children through its "Kids 2 Kids" campaign and "Schools Now" half million dollar fund raising effort.

  ABC affiliates in Bowling Green, Kentucky and Jackson, Tennessee have overlapping signals with WKRN on the north and west edges of the DMA, resulting in some loss of viewers in those areas. The Company believes this overlap is responsible for the lower station share compared to the NBC and CBS affiliates.

  WTEN, Albany, New York. WTEN, acquired by the Company from Knight-Ridder Broadcasting, Inc. in October 1989, began operations in 1953 and is affiliated with ABC. WTEN added a satellite station, WCDC-TV Channel 19, in Adams, Massachusetts in 1963 to serve more adequately the eastern edge of the market. WCDC-TV was acquired concurrently with WTEN. (All references to WTEN include WCDC-TV.)

  The Albany market (which includes Schenectady and Troy) is the 52nd largest DMA, with an estimated 506,850 television households. There are four reportable stations in the DMA, three of which broadcast in the VHF spectrum. During the February 1997 ratings period, WTEN was third in the ratings, with a sign-on to sign-off in-market share of 28%, compared to 32% for WNYT, the NBC affiliate, and 32% for WRGB, the CBS affiliate. The station's syndicated programs include Wheel of Fortune, Jeopardy, Day & Date, Coach and Rosie. WTEN has won numerous awards in recent years for both local news and public affairs programming.

  Albany is the capital of New York. The largest employers are the New York State government, the State University of New York and the General Electric Company. Other prominent corporations located in the area include Lockheed Martin, Fleet Financial Group, State Farm Insurance, Metropolitan Life Insurance and Quad Graphics. These employers, which are dependent upon a well-educated and skilled labor force to remain competitive in their industries, are able to draw upon the nation's largest concentration per capita of professionals with doctoral and post-doctoral degrees. According to the BIA Guide, the average household income in the Albany market in 1994 was $45,705, with effective buying income projected to grow at an annual rate of 3.5% through 1999. Retail sales growth in this market is also projected by the BIA Guide to average 3.6% annually during the same period.

  The station has focused on its local newscasts, selective syndicated program acquisition and client marketing programs to maximize revenues. Selective use of client incentive programs has generated over $1 million of incremental revenue in the past 14 months.

  WRIC, Richmond, Virginia. WRIC, acquired by the Company in November 1994 from Nationwide, began operations in 1955 and is affiliated with ABC. The Richmond market (which also includes Petersburg, Virginia) is the 59th largest DMA, with an estimated 460,890 television households. There are five reportable commercial television stations in the DMA, three of which are VHF stations. For the February 1997 ratings period, WRIC was in third place in the ratings, two points behind WTVR and WWBT, the CBS and NBC affiliates. In actual audience share, WRIC was slightly behind WTVR and WWBT, with a sign-on to sign-off in-market share of 29%, compared to 31% for WTVR and WWBT. The station's syndicated programming includes Wheel of Fortune, Jeopardy, Montel Williams, Ricki Lake and Jerry Springer. WRIC has won numerous awards in recent years from state journalism organizations for its news operations.

  Richmond is the capital of Virginia and home to numerous colleges and universities, including the University of Richmond, Virginia Commonwealth University (VCU) and the VCU Medical College of Virginia. Philip Morris is the largest employer in the market, employing approximately 11,000 area residents. According to the BIA Guide, the average household income in the Richmond market in 1994 was $43,317, with effective buying income projected to grow at an annual rate of 3.7% through 1999. Retail sales growth is also projected by the BIA Guide to average 5.6% annually during the same period.

  WATE, Knoxville, Tennessee. WATE, also acquired by the Company in November 1994 from Nationwide, began operations in 1953 and is also affiliated with ABC. The Knoxville, Tennessee market is the 60th largest DMA, with an estimated 456,260 television households. There are four reportable stations in the DMA, three of which are VHF stations. During the February 1997 ratings period, WATE ranked second, with a sign-on to sign-off in-market share of 28%. The station's syndicated programming includes Home Improvement, Jenny Jones, Coach, Matlock and Rosie. WATE has won numerous awards in recent years from state journalism organizations for its news operations. It also recently received its second Emmy Award for sports programming.

  According to the BIA Guide, the average household income in the Knoxville market in 1994 was $37,005 with effective buying income projected to grow at an annual rate of 5.2% through 1999. Retail sales growth is also projected by the BIA Guide to average 5.2% annually during the same period.

  WBAY, Green Bay, Wisconsin. WBAY, the third station acquired by the Company in November 1994 from Nationwide, began operations in 1953 and is also affiliated with ABC. The Green Bay market (which also includes Appleton, Wisconsin) is the 70th largest DMA, with an estimated 376,380 television households. There are five reportable stations in the DMA, three of which are VHF stations. For the February 1997 ratings period, WBAY was second in the ratings behind WFRV, the CBS affiliate. In audience share, WFRV led WBAY in the May 1996 ratings period, with a sign-on to sign-off in-market share of 34%, compared to 31% for WBAY. The station's syndicated programming includes Home Improvement, Seinfeld, Roseanne, Inside Edition, Ricki Lake, Hard Copy and Jenny Jones. WBAY has won numerous awards in recent years from state journalism organizations for its news operations.

  According to the BIA Guide, the average household income in the Green Bay market in 1994 was $42,159, with effective buying income projected to grow at an annual rate of 4.6% through 1999. Retail sales growth is also projected by the BIA Guide to average 5.6% annually during the same period.

  KWQC, Quad Cities. The Company acquired KWQC from Broad Street Television, L.P. on April 15, 1996. The station began operations in 1949 and is affiliated with NBC. The Davenport market, referred to as the Quad Cities Market, is the 88th largest DMA serving an estimated 303,810 television households in eastern Iowa and western Illinois. There are four reportable stations in the DMA, three of which are VHF. During the February 1997 ratings period, KWQC retained its number one position in the market with a sign-on to sign-off in-market share of 43%. The station has retained the number one position for over twelve years and continues to expand news programming and increase market share. The station's syndicated programming includes Oprah, Jeopardy, Wheel of Fortune, Montel Williams, American Journal and Cheers.

  KWQC places a strong emphasis on local news and community related events and broadcasts. The station annually produces several news specials in addition to providing 21 hours of local news and information programming per week. KWQC is involved in a variety of community events including Race For The Cure, Toys For Tots, Festival of Trees, The Student Hunger Drive, the United Way Drive, Bix 7 Race and Women's Lifestyle Fair.

  John Deere Corporation and Eagle Country Markets are both headquartered in the Quad Cities. Other major employers include the Rock Island Arsenal, Alcoa, Trinity Medical Center, Oscar Mayer, J.I. Case and Modern Woodman. Riverboat gambling has brought three boats to the market that have increased the tourism business. The market has also experienced an increase in convention business.

  According to the BIA Guide, the average household income in the Quad Cities market in 1994 was $40,086, with effective buying income projected to grow at an annual rate of 3.0% through 1999. Retail sales growth is also projected by the BIA Guide to average 4.8% annually during the same period.

  WLNS, Lansing, Michigan. WLNS, acquired by the Company from Backe Communications, Inc. in September 1986, began operations in 1950 and is affiliated with CBS. The Lansing market is the 106th largest DMA, with an estimated 231,060 television households. WLNS is one of only two VHF network affiliates in the DMA. During the February 1997 ratings period, WLNS was the highest-rated station out of four reportable stations in its DMA, with a sign-on to sign-off in-market share of 43%. The station has consistently held the highest rating for several ratings periods. The station's syndicated programming includes Rosie, Entertainment Tonight, Hard Copy, The Maury Povich Show and Montel Williams.

  The station attributes its success to the experience of its local sales staff, which focuses on developing strong relationships with local advertisers. WLNS is also recognized as the dominant news station in the Lansing market. The station consistently wins by wide margins against competitors in its noon and 6:00 p.m. newscasts. For the February 1997 ratings period, WLNS's newscasts finished ahead of its closest competitor by 28 share points at noon and 19 share points at 6:00 p.m. The station also won at 11:00 p.m. by 10 share points. WLNS launched the market's first 5:30 p.m. newscast in 1989, which has since developed a solid audience share and has consistently held the greatest share in its time period. The station recognizes local news programming as the key to its success and produces 18 to 20 special news programs each year, including live town hall meetings in prime time on community topics such as youth violence and political debates in major election years. The quality of the news broadcasts at WLNS has resulted in numerous state journalism and public service awards.

  The economy of Lansing is dominated by three employers, the State of Michigan, General Motor's Buick-Oldsmobile-Cadillac Division ("B.O.C.") and Michigan State University, giving Lansing an advantage over other Michigan cities whose economies rely more heavily on, and are more prone to the cyclical nature of, the domestic automobile industry. Lansing is the capital of Michigan and its various government agencies employ an aggregate of approximately 14,000 people. B.O.C. has approximately 17,000 employees. Michigan State University has over 12,000 employees with a student enrollment of over 42,000. Other significant industry sectors in the area are plastics, non-electrical machinery, fabricated metal products, food processing and printing. Companies represented in these groups include Owens-Brockway, John Henry Co. and Dart Container. According to the BIA Guide, the average household income in the Lansing market in 1994 was $46,143, with effective buying income projected to grow at an annual rate of 3.8% through 1999. Retail sales growth in this market is also projected by the BIA Guide to average 5.6% annually during the same period.

  KELO, Sioux Falls, South Dakota. On May 31, 1996, the Company acquired KELO from a subsidiary of Midcontinent Media, Inc. The station began operations in 1953 and is affiliated with CBS. KELO added satellite station KDLO, Channel 3, in Florence, South Dakota in 1955 to serve the northern South Dakota area, and added satellite station KPLO, Channel 6, in Reliance, South Dakota in 1957 to serve the central South Dakota area. In 1988, KCLO, Channel 15, then operating as a translator facility, was added as a satellite station of KELO in Rapid City, South Dakota. KELO fully serves two DMAs, as Rapid City is a separate contiguous DMA. (All references to KELO include KDLO and KPLO. The following information pertains only to the Sioux Falls DMA.)

  The Sioux Falls market is the 107th largest DMA serving an estimated 229,310 television households encompassing counties in Minnesota, Iowa and Nebraska, as well as 52 counties within South Dakota. There are four reportable stations in the DMA, three of which are VHF. During the February 1997 ratings period, KELO was first in the market with a sign-on to sign-off in-market share of 52%, significantly ahead of the ABC, NBC and FOX/UPN affiliates, who had 28%, 15% and 7%, respectively. KELO's newscast finished ahead of each of the competing stations for every weekday newscast time period. Recognizing the importance of local news, the station presents live newscasts five times daily, with notable ratings and sales success. The station's syndicated programming includes Entertainment Tonight, The Maury Povich Show, FX: The Series, Geraldo and Matlock.

  The largest employers in the market are Citibank and John Morrell. Sioux Falls is the largest city in South Dakota, with a population of 112,000. According to the BIA Guide, the average household income in the Sioux Falls market in 1994 was $42,726, with effective buying income projected to grow at an annual rate of 4.9% through 1999. Retail sales growth is also projected by the BIA Guide to average 6.9% annually during the same period.

  KLFY, Lafayette, Louisiana. KLFY, acquired by the Company from Texoma Broadcasters, Inc. in May 1988, began operations in 1955 as the market's first television station and is affiliated with CBS. KLFY is one of only two network-affiliated VHF stations serving the Lafayette market. The third commercial station in the market is a Fox affiliate operating on a UHF channel and a fourth Station, KLAF, is a lower power station affiliated with the Warner Brothers Network. The market is dominated by KLFY and the local ABC affiliate. The signals from the NBC affiliates in Lake Charles, Baton Rouge and Alexandria, Louisiana are available to households in the DMA. Currently the NBC affiliate in Lake Charles is selling advertising in the Lafayette market with minimal success.

  The Lafayette market is the 121st largest DMA, with an estimated 203,880 television households. KLFY ranks first in the February 1997 ratings period with an overall sign-on to sign-off in-market share of 58%, and has ranked first in those viewership measurements consistently for prior ratings periods. KLFY leads its competition in audience share in 28 of 30 major Nielsen dayparts. KLFY is ranked number one during prime-time (7:00 p.m.-10:00 p.m., Monday-Saturday and 6:00 p.m.-10:00 p.m., Sunday), the most sought after advertiser demographic time period, with a sign-on to in-market share of 52%. The station's syndicated programs include The Maury Povich Show, Home Improvement, Cosby, Coach, Rosie, Maureen O'Boyle, Hercules and Zena.

  Historically, KLFY has placed a strong emphasis on local news and community-related broadcasts. Each weekday begins with a 90-minute live production of "Passe Partout," a family-oriented program offering early morning news, weather, sports and interviews on subjects relevant to local residents. For the February 1997 ratings period, this program received a 6:00-7:00 a.m. in-market share of 62%. The first 30 minutes of "Passe Partout" are broadcast in French for the large French-speaking Cajun population in the area; the balance is in

English. KLFY also has won numerous awards in recent years from state journalism organizations, including the 1995 "Station of the Year" award from the Louisiana Broadcasters Association.

  KLFY has made community involvement an important part of its operations. The 12:00 noon news show is called "Meet Your Neighbor" and, in addition to an emphasis on local news reporting, is a platform for community service segments. In addition to ongoing commitments to blood drives, food and clothing drives, a big brother/big sister program and animal adoptions, the station has been the motivating force behind some unusual projects. "Wednesday's Child" is a nationally recognized weekly segment featuring a child in need of adoption, and the effort has had a significant success rate in placing children. The station has over the past ten years raised over a thousand tons of food for the hungry with its annual "Food for Families" all-day live remote from 17 locations in the DMA. It has an annual "Coats for Kids" campaign to clothe needy children and has raised over $7.5 million for the Muscular Dystrophy Association's ("MDA") annual telethon. For its efforts, the station has received awards from state and national service organizations, including the MDA's special recognition award and Media of the Year awards from the Louisiana Special Olympics and the Black Advisory Adoption Committee.

  According to the BIA Guide, the average household income in the Lafayette market in 1994 was $35,050, with effective buying income projected to grow at an annual rate of 4.8% through 1999. Retail sales growth in this market is also projected by the BIA Guide to average 6.9% annually during the same period.

  WKBT, La Crosse, Wisconsin. WKBT, acquired (together with WLNS) by the Company from Backe Communications Inc. in September 1986, began operations in 1954 and is affiliated with CBS. Although 90 miles apart, the cities of La Crosse and Eau Claire are considered a single market by Nielsen, and WKBT's signal covers both cities, reaching an eleven-county area that includes two Minnesota counties and most of western Wisconsin. There are four reportable stations in the DMA, but WKBT is one of only two local VHF stations.

  The La Crosse-Eau Claire market is the 130th largest DMA, with an estimated 177,490 television households. The highest-rated local stations in the DMA are WKBT and WEAU, the NBC affiliate. For the February 1997 ratings period, WKBT had a sign-on to sign-off in-market share of 26%, which places WKBT second to WEAU, which had a 42% share. The station's syndicated programming includes Entertainment Tonight, Roseanne, Married with Children, The Cosby Show, Sally Jessy Raphael, Baywatch, The Simpsons and Fresh Prince of Bel-Air.

  In recent years, the station hired an award-winning local anchor team to host the station's news programs. The station's newscasts, collectively broadcast as NewsChannel 8, focuses on local coverage of news, weather and sports events.

  Over the past several years, WKBT has won awards for news coverage from state journalism organizations. Currently, WKBT is the only station in its market to provide closed-captioning of its local newscasts for its hearing impaired viewers. The station is also an active sponsor of many other local community events and programs, including Toys for Tots, Crimestoppers, Salvation Army Operation Food Basket, Red Cross Disaster Relief, Weatherschool and Friday's Child. WKBT regularly contributes public service announcements and hundreds of hours of volunteer labor to the community throughout the year.

  The economy in the La Crosse-Eau Claire region is centered on skilled industry, medical services, agriculture and education. Prominent corporations located in the area include The Trane Company, the area's largest employer with approximately 2,600 employees, Fleming Foods, G. Heileman Brewing Company and La Crosse Footwear. Lutheran Hospital, Franciscan Health Systems and Gunderson Clinic have made La Crosse a health care hub for the entire western Wisconsin region and, combined, employ approximately 4,400 area residents. Local educational institutions draw a large student base to the market and include branches of the University of Wisconsin in La Crosse and Eau Claire, as well as Viterbo College and Western Wisconsin Technical College. According to the BIA Guide, the average household income in the La Crosse-Eau Claire market in 1994 was $37,934, with effective buying income projected to grow at an annual rate of 4.2% through 1999. Retail sales growth in this market is also projected by the BIA Guide to average 5.4% annually during the same period.

  WTVO, Rockford, Illinois. WTVO, the ABC affiliate in Rockford, Illinois began operations in 1953 under the ownership of Winnebago Television Corporation. The Company purchased Winnebago Television Corporation in September 1988. WTVO switched its affiliation from NBC to ABC, effective as of August 14, 1995.

  The Rockford market is the 135th largest DMA, with an estimated 166,090 television households. There are four reportable stations in the DMA, of which one is a VHF station and the others, including WTVO, are UHF stations. In the February 1997 ratings period, WTVO was number three in the market, with a sign-on to sign-off in-market share of 28%, compared to 29% and 32% for the CBS and NBC affiliates, respectively. The stations's syndicated programs include Sally Jessy Raphael, Jenny Jones, Rosie, Hard Copy, Entertainment Tonight and The Simpsons. The station produces local interest programs such as Spotlight 17 and Page 17.

  Each year, the Northern Illinois Council of Advertising recognizes the production creativity of local advertising agencies and television stations by awarding "Raddys." Since 1990, WTVO has been the recipient of 18 Raddy awards which span the categories of broadcast division, original footage, and promotional (news) campaign. WTVO has won more Raddys than any other station in the Rockford market.

  WTVO's DMA encompasses a five-county area of northern Illinois, northwest of Chicago. Rockford is the second largest city in Illinois. Over 1,000 manufacturing firms employ a total of over 50,000 persons in the Rockford area, specializing in machine tool, automotive, aerospace, and consumer product industries. Prominent manufacturers in the area include Sundstrand Corporation, the area's largest employer, Ingersoll Milling Machine Company and Chrysler Corporation's new Neon subcompact facility. UPS has constructed a new $60.0 million midwestern freight hub at Rockford, and Motorola has begun construction on a cellular phone plant in nearby Harvard, Illinois. According to the BIA Guide, the average household income in the Rockford market in 1994 was $45,671, with effective buying income projected to grow at an annual rate of 4.1% through 1999. Retail sales growth in this market is also projected by the BIA Guide to average 3.4% annually during the same period.

INDUSTRY BACKGROUND

  General. Commercial television broadcasting began in the United States on a regular basis in the 1940s. Currently there are a limited number of channels available for broadcasting in any one geographic area. Television stations can be distinguished by the frequency on which they broadcast. Television stations broadcast over the very high frequency ("VHF") band (channels 2-13) of the spectrum generally have some competitive advantage over television stations which broadcast over the ultra-high frequency ("UHF") band (channels above 13) of the spectrum because the former usually have better signal coverage and operate at a lower transmission cost. However, the improvement of UHF transmitters and receivers, the complete elimination from the marketplace of VHF-only receivers and the expansion of cable television systems have reduced the VHF signal advantage.

  The Market for Television Programming. Television station revenues are primarily derived from local, regional and national advertising and, to a lesser extent, from network compensation and revenues from studio rental and commercial production activities. Advertising rates are based upon a variety of factors, including a program's popularity among the viewers an advertiser wishes to attract, the number of advertisers competing for the available time, the size and demographic makeup of the market served by the station, and the availability of alternative advertising media in the market area. Rates are also determined by a station's overall ratings and share in its market, as well as the station's ratings and share among particular demographic groups which an advertiser may be targeting. Because broadcast television stations rely on advertising revenues, declines in advertising budgets, particularly in recessionary periods, adversely affect the broadcast industry, and as a result may contribute to a decrease in the revenues of broadcast television stations.

  All television stations in the country are grouped by Nielsen, a national audience measuring service, into approximately 210 generally recognized television markets that are ranked in size according to various formulae based upon actual or potential audience. Each DMA is determined as an exclusive geographic area consisting of all counties in which the home-market commercial stations receive the greatest percentage of total viewing hours. Nielsen periodically publishes data on estimated audiences for the television stations in the various television markets throughout the country. The estimates are expressed in terms of the percentage of the total potential audience in the market viewing a station (the station's "rating") and of the percentage of the audience actually watching television (the station's "share"). Nielsen provides such data on the basis of total television households and selected demographic groupings in the market. Nielsen uses two methods of determining a station's ability to attract viewers. In larger geographic markets, ratings are determined by a combination of meters connected directly to selected television sets and weekly diaries of television viewing, while in smaller markets only weekly diaries are completed. None of the Company's markets are metered.

  Whether or not a station is affiliated with one of the three major networks (NBC, ABC or CBS) has a significant impact on the composition of the station's revenues, expenses and operations. A typical network affiliate receives the majority of its programming each day from the network. This programming, along with cash payments ("network compensation"), is provided to the affiliate by the network in exchange for a substantial majority of the advertising time during network programs. The network then sells this advertising time and retains the revenues. The affiliate retains the revenues from time sold during breaks in and between network programs and programs the affiliate produces or purchases from non-network sources. The Fox Broadcasting Company ("Fox") has established a network of independent stations whose operating characteristics are similar to the major network affiliate stations although the number of hours of network programming for Fox affiliates is less than that of the three major networks. In recent years, Fox has effectively evolved into the fourth network.

  A fully independent station such as KCAL purchases or produces all of the programming which it broadcasts, resulting in generally higher programming costs than those of major-network affiliates in the same market. However, under increasingly popular barter arrangements, a national program distributor may receive advertising time in exchange for programming it supplies, with the station paying a reduced fee or no cash fee at all for such programming. Because the major networks regularly provide first-run programming during prime time viewing hours, their affiliates generally (but do not always) achieve higher audience shares, but have substantially less inventory of advertising time to sell during those hours than independent stations, since the major networks use almost all of their affiliates' prime time inventory for network shows. The independent station is, in theory, able to retain its entire inventory of advertising and all of the revenue obtained therefrom. The independent stations' smaller audiences and greater inventory during prime time hours generally result in lower advertising rates charged and more advertising time sold during those hours, as compared with major affiliates' larger audiences and limited inventory, which generally allow the major-network affiliates to charge higher advertising rates for prime time programming. By selling more advertising time, the independent station typically achieves a share of advertising revenues in its market greater than its audience ratings.

  Broadcast television stations compete for advertising revenues primarily with other broadcast television stations, and to a lesser extent, with radio stations and cable system operators serving the same market. Traditional network programming, and recently Fox programming, generally achieve higher audience levels than syndicated programs aired by independent stations. However, since greater amounts of advertising time are available for sale by independent stations and Fox affiliates, they typically achieve a share of the television market advertising revenues greater than their share of the market's audience. Public broadcasting outlets in most communities compete with commercial broadcasters for viewers.

  Developments in the Television Market. Through the 1970s, network television broadcasting enjoyed virtual dominance in viewership and television advertising revenue, because network-affiliated stations competed only with each other in most local markets. Beginning in the 1980s, however, this level of dominance began to change as more local stations were authorized by the FCC and marketplace choices expanded with the growth of independent stations and cable television services. See "--Federal Regulation of Television Broadcasting" below.

  Cable television systems, which grew at a rapid rate beginning in the early 1970s, were initially used to retransmit broadcast television programming to paying subscribers in areas with poor broadcast signal reception. In the aggregate, cable-originated programming has emerged as a significant competitor for viewers of broadcast television programming, although no single cable programming network regularly attains audience levels amounting to more than a small fraction of any single major broadcast network. With the increase in cable penetration in the 1980s, the advertising share of cable networks has increased. Notwithstanding such increases in cable viewership and advertising, over-the-air broadcasting remains the dominant distribution system for mass market television advertising. Basic cable penetration (the percentage of television households which are connected to a cable system) in the Company's television markets ranges from 54% to 67%.

  In acquiring programming to supplement network programming, network affiliates compete with independent stations and Fox affiliates in their markets. Cable systems generally do not compete with local stations for programming. Although various national cable networks from time to time have acquired programs that would have otherwise been offered to local television stations, such programs would not likely have been acquired by such stations in any event. In the past, the cost of programming increased dramatically, primarily because of an increase in the number of new independent stations and a shortage of desirable programming. Recently, however, program prices have stabilized as a result of increases in the supply of programming.

COMPETITION

  Competition in the television industry takes place on several levels: competition for audience, competition for programming (including news) and competition for advertisers. Additional factors that are material to a television station's competitive position include signal coverage and assigned frequency. The broadcasting industry is continually faced with technological change and innovation, the possible rise in popularity of competing entertainment and communications media, and governmental restrictions or actions of federal regulatory bodies, including the FCC and the Federal Trade Commission, any of which could have a material effect on the Company's operations.

  Audience. Stations compete for audience on the basis of program popularity, which has a direct effect on advertising rates. A majority of the daily programming on the Company's stations is supplied by the network with which each station is affiliated. In those periods, the stations are totally dependent upon the performance of the network programs in attracting viewers. There can be no assurance that such programming will achieve or maintain satisfactory viewership levels in the future. Non-network time periods are programmed by the station with a combination of self-produced news, public affairs and other entertainment programming, including news and syndicated programs purchased for cash, cash and barter, or barter only.

  Independent stations, whose number has increased significantly over the past decade, have also emerged as viable competitors for television viewership share. Each of Time Warner, Inc. and Paramount Communications, Inc. has recently launched a new television network and have entered into affiliation agreements with certain independent commercial television stations. The programming made available by these new networks is presently limited. The Company is unable to predict the effect, if any, that such networks will have on the future results of the Company's operations.

  In addition, the development of methods of television transmission of video programming other than over-the-air broadcasting, and in particular the growth of cable television, has significantly altered competition for audience in the television industry. These other transmission methods can increase competition for a broadcasting station by bringing into its market distant broadcasting signals not otherwise available to the station's audience and also by serving as a distribution system for non-broadcast programming originated on the cable system. Through the 1970s, network television broadcasting enjoyed virtual dominance in viewership and television advertising revenues because network-affiliated stations competed only with each other in most local markets. Although cable television systems were initially used to retransmit broadcast television programming to paid subscribers in areas with poor broadcast signal reception, significant increases in cable television penetration occurred throughout the 1970s and 1980s in areas that did not have signal reception problems. As the technology of satellite program delivery to cable systems advanced in the late 1970s, development of programming for cable television accelerated dramatically, resulting in the emergence of multiple, national-scale program alternatives and the rapid expansion of cable television and higher subscriber growth rates. Historically, cable operators have not sought to compete with broadcast stations for a share of the local news audience. Recently, however, certain cable operators have elected to compete for such audiences, and the increased competition could have an adverse effect on the Company's advertising revenues.

  Other sources of competition include home entertainment systems (including video cassette recorder and playback systems, videodiscs and television game devices), "wireless cable" service, satellite master antenna television systems, low power television stations, television translator stations and, most recently, direct broadcast satellite video distribution services which transmit programming directly to homes equipped with special receiving antennas.

  Further advances in technology may increase competition for household audiences and advertisers. Video compression techniques, now under development for use with current cable channels or direct broadcast satellites, are expected to reduce the bandwidth required for television signal transmission. These compression techniques, as well as other technological developments, are applicable to all video delivery systems, including over-the-air broadcasting, and have the potential to provide vastly expanded programming to highly targeted audiences. Reduction in the cost of creating additional channel capacity could lower entry barriers for new channels and encourage the development of increasingly specialized "niche" programming. This ability to reach very narrowly defined audiences is expected to alter the competitive dynamics for advertising expenditures. The Company is unable to predict the effect that these or other technological changes will have on the broadcast television industry or the future results of the Company's operations.

  Programming. Competition for programming involves negotiating with national program distributors or syndicators which sell first-run and rerun packages of programming. The stations compete against in-market broadcast station competitors for exclusive access to off-network reruns (such as Roseanne) and first-run product (such as Entertainment Tonight) in their respective markets. Cable systems generally do not compete with local stations for programming, although various national cable networks from time to time have acquired programs that would have otherwise been offered to local television stations. Competition for exclusive news stories and features is also endemic in the television industry.

  Time Warner, Inc. and Paramount Communications, Inc., each of which has recently launched a new television network, also own or control a major production studio. Outside production studios are the primary source of programming for the networks. It is uncertain whether in the future such programming, which is generally subject to short-term agreements between the studios and the networks, will be moved to the new networks.

  Advertising. Advertising rates are based upon the size of the market in which the station operates, a program's popularity among the viewers that an advertiser wishes to attract, the number of advertisers competing for the available time, the demographic makeup of the market served by the station, the availability of alternative advertising media in the market area, aggressive and knowledgeable sales forces, and development of projects, features and programs that tie advertiser messages to programming. In addition to competing with other media outlets for audience share, the Company's stations also compete for advertising revenues, which comprise the primary source of revenues for the Subsidiaries. The Company's stations compete for such advertising revenues with other television stations in their respective markets, as well as with other advertising media, such as newspapers, radio stations, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail and local cable systems. Competition for advertising dollars in the broadcasting industry occurs primarily within individual markets. Generally, a television broadcasting station in the market does not compete with stations in other market areas. The Company's television stations are located in highly competitive markets.

NETWORK AFFILIATION AGREEMENTS

  Each of the Company's network-affiliated stations is affiliated with its network pursuant to an affiliation agreement (an "Affiliation Agreement"). WKRN, WTEN, WRIC, WATE, WBAY and WTVO are affiliated with ABC. KELO, WLNS, KLFY and WKBT are affiliated with CBS. The Quad Cities Station (KWQC) is affiliated with NBC.

  In October 1994, the Company and ABC entered into new Affiliation Agreements for five of the Company's ABC-affiliated stations. Effective August 14, 1995, the Company switched the affiliation of its then sole NBC affiliate to ABC. In addition, in October 1994, the Company and CBS entered into new Affiliation Agreements for three of the Company's CBS-affiliated stations. Such Affiliation Agreements with ABC and CBS provide for contract terms of ten years. The Affiliation Agreement for the Quad Cities Station provides for a ten-year term, with an expiration date of November 1, 2004. On April 3, 1996, the Company and CBS entered into new affiliation agreements for KELO and each of its satellite stations which expire on October 2, 2000. Each Affiliation Agreement is automatically renewed for successive terms subject to either party's right to terminate at the end of any term after giving proper notice thereof. Under the Affiliation Agreements, the networks also possess, under certain circumstances (such as a transfer of control or adverse changes in signal, operating hours or other mode of operation), the right to terminate the Affiliation Agreement on prior written notice ranging between 15 and 45 days depending on the Affiliation Agreement. In addition, ABC has the right upon 60 days prior notice to terminate the Affiliation Agreement with respect to an ABC-affiliated station in a particular market if it acquires a different station within such market.

  Each Affiliation Agreement provides the affiliated station with the right to broadcast all programs transmitted by the network with which it is affiliated. In exchange, the network has the right to sell a substantial majority of the advertising time during such broadcasts. In addition, for each hour that the station elects to broadcast network programming, the network pays the station a fee, specified in each Affiliation Agreement, which varies with the time of day. Typically, "prime-time" programming (Monday through Saturday from 8:00 p.m.-11:00 p.m., Eastern time, and Sunday from 7:00 p.m.-11:00 p.m., Eastern time) generates the highest hourly rates. Management believes that programming costs are generally lower for network affiliates than for independent television stations and prime-time network programs generally achieve higher ratings than non-network programs. Management believes that the Company's relationship with the networks is excellent and that all of its stations are highly valued affiliates.

  As an independent station, KCAL purchases or produces all of its programming, resulting in proportionally higher programming costs for the station. In this regard, KCAL retains its entire inventory of advertising and all of the revenue obtained therefrom. Furthermore, KCAL enters into barter arrangements whereby program distributors may receive advertising time in exchange for the programming they provide.

FEDERAL REGULATION OF TELEVISION BROADCASTING

  Existing Regulation. Television broadcasting is subject to the jurisdiction of the FCC under the Communications Act of 1934, as amended (the "Communications Act"). The Communications Act prohibits the operation of television broadcasting stations except under a license issued by the FCC and empowers the FCC, among other things, to issue, revoke and modify broadcasting licenses, determine the locations of stations, regulate the equipment used by stations, adopt regulations to carry out the provisions of the Communications Act and impose penalties for violation of such regulations. The Communications Act also prohibits the assignment of a license or the transfer of control of a licensee without prior approval of the FCC. On February 8, 1996, the Telecommunications Act of 1996 (the "1996 Act") was signed into law, the most comprehensive overhaul of the nation's basic communications law since 1934. Provisions of the new law which directly affect broadcasting are highlighted in the following descriptions.

  License Grant and Renewal. In recent years, television broadcasting licenses have generally been granted or renewed for a maximum period of five years, although the FCC has authority to renew for a shorter period upon a finding that the "public interest, convenience and necessity" would be served thereby. The 1996 Act lengthens the normal term for television broadcast licenses from five to eight years. Accordingly, on January 24, 1997, the FCC issued an order amending its applicable rules so that, henceforth, broadcast stations (both radio and TV) will ordinarily be granted renewal for a term of eight years. The 1996 Act also streamlines the license renewal process by prohibiting the FCC, upon expiration of an incumbent station's license, from considering competing applications for such licenses unless the FCC first decides that the incumbent licensee does not meet the following statutory requirements for renewal: (1) the station has served the public interest, convenience and necessity; (2) there have been no serious violations of either the Communications Act or the FCC's rules and regulations by the licensee; and (3) there have been no other violations of either the Communications Act or FCC Rules by the licensee which taken together would constitute a pattern of abuse. In making this determination, the FCC cannot consider whether the public interest would be better served by a person other than the renewal applicant. The FCC, on April 12, 1996, issued an order eliminating comparative renewal hearings for broadcast applications filed after May 1, 1995 and implementing a new renewal procedure in accordance with these statutory renewal standards. At the time application is made for renewal of a television license, parties in interest may file petitions to deny, and such parties as well as members of the public may comment upon the service the station has provided during the preceding license term and urge denial of the application. In a vast majority of cases, broadcast licenses are renewed by the FCC even when petitions to deny are filed against broadcast license renewal applications. The main station licenses for the Company's stations expire on the following dates: WRIC, October 1, 2004; KLFY, June 1, 2005; WKRN, August 1, 1997; WATE, August 1, 1997; WLNS, October 1, 1997 (applications for renewal of the WKRN, WATE, and WLNS station licenses are now pending before the FCC; pursuant to Section 307(c)(3) of the Communications Act, the licenses for such stations shall continue in effect pending final action on their respective renewal applications by the FCC); WBAY, December 1, 1997; WKBT, December 1, 1997; WTVO, December 1, 1997; KWQC, February 1, 1998; KCLO, April 1, 1998; KELO, April 1, 1998; KDLO and KPLO (satellites of KELO), April 1, 1998; WTEN, June 1, 1999; and WCDC, WTEN's satellite station, April 1, 1999. The Company is not aware of any facts or circumstances that would prevent the renewal of the licenses for the stations at the end of the respective license terms. A license renewal application was granted to KCAL by the FCC on June 6, 1996, several months prior to its acquisition by the Company. The decision imposed certain reporting conditions regarding the station's equal employment opportunity (EEO) records; conditions which now must be met by the Company, as the new licensee. On July 5, 1996, the National Hispanic Media Coalition ("NHMC"), which had opposed the KCAL renewal application on EEO grounds before the FCC, appealed the FCC's decision to renew KCAL's license to the U.S. Court of Appeals for the District of Columbia Circuit. Both Disney, the former licensee of KCAL, and the Company have intervened in this proceeding in support of the FCC. The matter remains pending. In the meantime, KCAL's main station license is now set to expire on December 1, 1998, along with all other California television stations.

  Multiple Ownership Restrictions. FCC regulations and the 1996 Act govern the multiple ownership of radio and television broadcast stations and certain other media. These rules or statutory standards include limits on the number of radio and television stations that may be owned both on a national and local basis. The 1996 Act eliminates the FCC's national ownership limits in the form of caps on the number of television and radio broadcast stations that may be commonly owned. Additionally, it raises the national audience coverage restriction on television station ownership from 25% to 35% of the national audience. On March 8, 1996, the FCC released an order modifying its national ownership rules to conform to the 1996 Act in these respects.

  On a local basis, FCC rules currently allow an entity to have an attributable interest (as defined below) in only one television station in a market (the so-called TV "duopoly" rule). In addition, FCC rules generally prohibit an individual or entity from having an attributable interest in a television station and a radio station, daily newspaper or cable television system that is located in the same local market area served by the television station. The 1996 Act leaves the television duopoly ban in place but directs the FCC to conduct a rulemaking to determine whether the restriction should be retained, modified, or eliminated. Accompanying legislative report language suggests that the FCC should permit VHF-VHF station combinations only in the most compelling circumstances. The 1996 Act also directed the FCC to modify its waiver policy with respect to the TV/radio cross-ownership restriction (the so-called "one-to-a-market" rule) by extending it to radio-television combinations in the top 50 markets. Among the other multiple ownership issues addressed by the 1996 Act are the following:

    1. It directs the FCC to revise the dual network rule to permit broadcast stations to affiliate with an entity that maintains two or more networks, unless the combination is composed of (a) two of the four existing networks (ABC, CBS, NBC, Fox) or (b) any of the four existing networks and one of the two emerging networks (WBTN, UPN). The accompanying explanatory language clarifies that Congress does not intend these limits to apply if such networks are not operated simultaneously or if there is no substantial overlap of the territory served by the group of stations comprising each network.

    2. It eliminates the network/cable cross-ownership restriction contained in FCC rules, but allows the Commission to adopt further regulations if necessary to ensure carriage, channel positioning, and nondiscriminatory treatment of nonaffiliated television stations.

    3. It grandfathers certain television Local Marketing Agreements ("LMAs") which were in existence upon enactment and are in compliance with FCC regulations. It is anticipated that the overall status of television LMAs will be further clarified in future FCC ownership proceedings.

    4. It removes the statutory prohibition on broadcast/cable cross-ownership, but leaves the FCC regulatory restriction in place. The explanatory language indicates, however, that repeal of the statutory ban should not be considered by the FCC in any future review of the rule.

    5. It requires the FCC to review its ownership rules biennially as part of its regulatory reform obligations to determine if such rules are necessary in the public interest as a result of competition.

  As noted, the FCC must issue administrative orders or conduct new or additional rulemaking proceedings to implement and/or carry out the foregoing directives of Congress in the 1996 Act. Thus, on November 7, 1996, the FCC released a "Second Further Notice of Proposed Rulemaking" that seeks additional comments on a number of local television ownership issues, including (i) whether to extend the presumptive waiver of the one-to-a-market rule from the top 25 to the top 50 markets; (ii) whether to modify the television duopoly rule to allow common ownership of two television stations in separate DMAs as long as the stations do not have overlapping Grade A contours; and (iii) whether to permit some exceptions to the duopoly rule in given markets and given circumstances involving combinations of UHF/UHF and UHF/VHF stations. In that same proceeding, the FCC also has invited public comment on whether to grandfather existing LMAs if such agreements are deemed attributable in a companion proceeding seeking comment on revisions to the FCC's attribution rules. The Company is unable to predict the nature or the timing of any such changes.

  Expansion of the Company's broadcast operations in particular areas and nationwide will continue to be subject to the FCC's ownership rules and any changes the agency or Congress may adopt. At the same time, any further relaxation of the FCC's ownership rules may increase the level of competition in one or more of the markets in which the Company's stations are located, particularly to the extent that the Company's competitors may have greater resources and thereby be in a better position to capitalize on any such changes.

  Under the FCC's ownership rules, if a purchaser of the Company's Common Stock acquires an "attributable" interest in the Company and has an attributable interest in other broadcast stations, a cable television system or a daily newspaper, a violation of the Communications Act or FCC regulations could result depending on the number and location of the other broadcast stations, cable television operations, or daily newspaper attributable to such purchaser. In the case of corporations, ownership of television stations generally is "attributable" to all officers and directors of a licensee, as well as shareholders who own 5% or more of the outstanding voting stock of a licensee, except that certain institutional investors who exert no control or influence over a licensee may own up to 10% of such outstanding voting stock before attribution results. Under current FCC regulations, debt instruments, non-voting stock and certain limited partnership interests (provided the licensee certifies that the limited partners are not "materially involved" in the management or operation of the subject media property) and voting stock held by minority shareholders in cases where there is a single majority shareholder are not generally subject to attribution. In addition, the FCC's cross-interest policy, which precludes an individual or entity from having an attributable interest in one media property and a "meaningful" (but not attributable) interest in a broadcast, cable or newspaper property in the same area, may be invoked in certain circumstances to reach interests not expressly covered by the multiple ownership rules. On January 12, 1995, the FCC released a "Notice of Proposed Rulemaking" designed to permit a "thorough review of [its] broadcast media attribution rules." Among other things, the FCC solicited comment on whether it should raise its percentage benchmarks for attribution, tighten its policies as to nonvoting stock and adopt rules for limited liability companies and other new forms of business. The FCC also solicited comment on whether, in given circumstances, multiple "cross interests" or other significant business relationships raise any issues or concerns with respect to diversity and competition. On November 7, 1996, the FCC released a "Further Notice of Proposed Rulemaking" in that proceeding, seeking additional comment on the foregoing and certain related issues, including (i) the circumstances, if any, in which an LMA should be attributed to an entity holding the right to program more than 15% of the time of a television station; and (ii) whether a combination of debt and equity exceeding a certain threshold should be considered to be an attributable interest.

  Alien Ownership Restrictions. The Communications Act restricts the ability of foreign entities to own or hold interests in broadcast licenses. Foreign governments, representatives of foreign governments, non-citizens, representatives of non-citizens, and corporations or partnerships organized under the laws of a foreign nation are barred from holding broadcast licenses. Non-citizens, collectively, may directly or indirectly own up to 20% of the capital stock of a licensee. The 1996 Act, however, eliminates the former complete ban on non-citizens serving as officers or directors of such licensee. In addition, a broadcast license may not be granted to or held by any corporation that is controlled, directly or indirectly, by any other corporation if more than one-fourth of the capital stock of that other corporation is owned or voted by non-citizens or their representatives, by foreign governments or their representatives, or by non-U.S. corporations, if the FCC finds that the public interest will be served by the refusal or revocation of such license. The 1996 Act also eliminates the former restrictions in the Communications Act on non-citizens serving as officers or on the board of such holding or parent companies. The Company, which serves as a holding company for the Subsidiaries, therefore, may be restricted from having more than one-fourth of its capital stock owned directly or indirectly by non-citizens, foreign governments or foreign corporations. Recently, proposals have been initiated by the FCC and advanced by certain members of Congress that would relax the foreign ownership restrictions in certain additional respects. In a Report and Order released on November 28, 1995, the FCC modified its public interest standard for considering applications of foreign common carriers to enter the U.S. market to provide international services, but took no similar action with respect to easing the restrictions on alien ownership of broadcast licenses.

  Recent Developments, Proposed Legislation and Regulation. The FCC eliminated the prime time access rule ("PTAR"), effective August 30, 1996. PTAR restricted a television station's ability to broadcast network programming (including syndicated programming previously broadcast over a network) during prime time hours. The elimination of PTAR could increase the amount of network programming broadcast over a station affiliated with ABC, NBC or CBS. Such elimination also could result in (i) an increase in the compensation paid by the network to a station (due to the additional prime time during which network programming could be aired by a network-affiliated station) and (ii) increased competition for syndicated network programming that previously was unavailable for broadcast by network affiliates during prime time.

  The FCC also recently eliminated its remaining financial interest and syndication ("fin-syn") rules. The fin-syn rules restricted the ability of ABC, CBS and NBC to obtain financial interests in, or participate in syndication of, prime-time entertainment programming created by independent producers for airing during the networks' evening schedules. (The FCC previously had lifted the financial interest rules and restraints on foreign syndication).

  In an order adopted August 8, 1996, the FCC established new regulations for television broadcasters under the Children's Television Act of 1990 ("CTA"). The Children's Programming Order sets a new benchmark for TV licensees as to both the amount and the type of "educational and informational" programming that stations must broadcast for children aged 16 and younger. Beginning September 1, 1997, the FCC will institute a new "processing guideline" for considering license renewals which will have the effect of requiring television broadcasters to air at least three hours of qualifying children's programming each week. In addition to satisfying certain scheduling, duration and other criteria, programs will qualify as "educational and informational" only if (i) education is a "significant purpose" of the material and (ii) the educational objective and target audience age range is identified in writing. The FCC also will require commercial TV broadcasters to satisfy more detailed record-keeping requirements and provide greater information to the public regarding a station's qualifying programming.

  Congress and the FCC currently have under consideration, and may in the future adopt, new laws, regulations and policies regarding a wide variety of matters which could, directly or indirectly, affect the operation and ownership of the Company's broadcast properties. In addition to the matters noted above, such pending or potential subject areas include, for example, the license renewal process, particularly the criteria to be applied in implementing the new renewal standard and procedure adopted in the 1996 Act, spectrum use fees, political advertising rates (including proposals for free time to some political candidates), potential restrictions on certain products (such as beer and wine), the rules and policies to be applied in enforcing the FCC's equal employment opportunity regulations, possible changes in the deductibility of advertising expenses, and violent and indecent programming. With respect to the latter, the 1996 Act requires the FCC to prescribe (1) on the basis of recommendations by a nonpartisan advisory committee comprised of parents, programmers, broadcasters and cable operators, guidelines and procedures for the identification and rating of video programming that contains "sexual, violent, or other indecent material" (excluding content of a political or religious nature); and (2) rules requiring distributors of rated programming to transmit such rating to permit parents to block the display of inappropriate programming. The advisory committee would be required to submit a report of its recommendation within one year after appointment. Significantly, these requirements were set to take effect one year after enactment of the 1996 Act (or February 1, 1997) only if the FCC determined, in consultation with appropriate public interest groups and interested individuals, that distributors of video programming have not by such date (1) established voluntary rating rules and (2) agreed voluntarily to broadcast such ratings. Prompted by these provisions in the 1996 Act, television industry representatives developed an age-based TV ratings system (modeled on the movie industry system) that was voluntarily implemented at the beginning of this year (i.e., prior to the aforementioned one-year anniversary date). This new system, however, remains subject to controversy and could be modified. In the meantime, the FCC has initiated a public proceeding inviting comments on the industry's new rating system. The FCC has also announced that it intends to hold hearings on the industry's proposal.

  Related to the foregoing program ratings or identification scheme, the 1996 Act requires that any TV set that is either shipped in interstate commerce or manufactured domestically, and has a picture screen of 13 inches or greater, be equipped with a feature designed to enable viewers to block all programs with a common rating or label (the so-called "v-chip"). The FCC, after consulting with the TV manufacturing industry, is required to specify the effective date when the v-chip must be included, which may not be less than two years after enactment.

  Although the 1996 Act provides for expedited judicial review to challenge the constitutionality of these provisions, the broadcast industry has not yet undertaken any court appeal. Indeed, as noted, efforts have been undertaken and remain ongoing to establish and implement a voluntary, industry-initiated program ratings or labeling scheme that could be used with the v-chip technology. Separately, in response to a further mandate in the 1996 Act, the FCC now requires all applicants for renewal of a TV station license to submit an exhibit summarizing all written comments and suggestions received from the public and maintained by the licensee that comment on the licensee's programming characterized as violent. The Company is unable to predict the outcome of these developments or the impact they might eventually have, if any, on the operation of its stations.

  In addition, on June 15, 1995, the FCC initiated a review and update of certain long-standing rules governing the programming practices of broadcast television networks and their affiliates. Specifically, the FCC will consider whether to modify, repeal or retain the following programming-related rules:
(1) the right to reject rule which ensures that a network affiliate retains the right to reject network programming; (2) the time option rule that currently prohibits a network from holding an option to use specified amounts of an affiliate's broadcast time; (3) the exclusive affiliation rule that forbids a network from preventing an affiliate from broadcasting the programming of another network;
(4) the dual network rule that prevents a single entity from owning more than one broadcast television network (separately, the FCC has revised the dual network rule pursuant to the 1996 Act); and (5) the network territorial exclusivity rule that prohibits an agreement between a network and an affiliate that would prevent another station in the same community from broadcasting a network program not taken by the affiliate, and prohibits an agreement that would prevent another station located in a different community from broadcasting any of the network's programs. Moreover, in a separate but related proceeding initiated on June 14, 1995, the FCC is considering whether to modify or repeal rules that currently forbid a network from influencing an affiliate's advertising rates during non-network broadcast time, and whether to modify or repeal a rule forbidding a network from acting as an advertising representative for the sale of non-network time.

  Other matters which could affect the Company's broadcast properties include technological innovations and developments generally affecting competition in the mass communications industry, such as the recent initiation and future expansion of direct broadcast satellite service, the continued establishment of wireless cable systems and low power television stations, and the potentially expanded role of telephone companies in the distribution of video services.

  Distribution of Video Services by Telephone Companies. Recent actions by Congress, the FCC and the courts all presage potentially significant future involvement in the provision of video services by telephone companies. In particular, the 1996 Act completely revises the law governing cable and telephone company competition and cross-ownership by eliminating the former cable/telco cross-ownership ban and all of the FCC's current video dialtone rules. The 1996 Act does, however, retain (in modified form) prohibitions on certain cable/telco buy-outs. Prior to passage of the 1996 Act, the Cable Act of 1984 generally prohibited a local exchange carrier ("LEC") from owning a cable television system or offering video programming directly to subscribers in the LEC's local telephone service area. In recent years, the FCC has permitted LECs to provide video programming under its "video dialtone" ("VDT") common carrier regulatory scheme. The FCC's original VDT policy permitted in-service-area delivery of video programming by LECs and exempted them from the 1984 Cable Act's franchising requirements so long as the facilities of the LEC were used for transmission of video programming on a common carrier basis, a policy that had been challenged in court by both cable and telephone interests. The 1996 Act, however, explicitly nullifies these regulatory efforts.

  Instead, the 1996 Act provides telephone companies with four options for entering into the video services market, all four of which are subject to the buy-out provisions: (1) wireless entry (which is not subject to cable regulation); (2) common carrier entry (which is subject to Title II common carrier regulation, but not subject to cable regulation); (3) cable system entry (which is subject to cable regulation); and (4) "open video system" entry, which is a new mode of entry established by the 1996 Act that allows a common carrier to program 33% of its video distribution system, while making the rest of its capacity available to unaffiliated program providers. The hybrid common carrier/cable rules governing open video systems will entirely replace the FCC's former VDT rules. The open video system rules generally subject open video system operators to reduced regulation. For example, such operators are not required to obtain a local franchise, nor are they subject to rate regulation. The 1996 Act also limits fees that open video operators may have to pay to local franchising entities and clarifies that such operators are not subject to Title II common carrier requirements. Open video system operators are required, however, to comply with certain cable regulations, including the must-carry/retransmission consent requirements and the rules governing carriage of public educational and governmental channels. Under recently adopted FCC rules, a cable company will be permitted to operate open video systems outside of its cable franchise areas, and within its cable franchise area if it is subject to "effective competition" as defined in the Act.

  On June 3, 1996, the FCC released a Second Report and Order adopting new rules regarding open video systems under the 1996 Act. These rules, inter alia, (1) restrict the amount of capacity that a carrier or its affiliates may use to provide programming directly to subscribers; (2) prohibit an operator from discriminating among video programming providers with regard to carriage;
(3) permit an operator to carry on only one channel any video programming service that is offered by more than one programming provider; and (4) prohibit an operator from unreasonably discriminating in favor of itself and its affiliates with regard to material or information provided for the purpose of selecting programming or presenting information to subscribers. On August 8, 1996, the FCC released a third Report and Order and Second Order on Reconsideration generally reaffirming its rules for open video systems.

  Although telephone companies may now provide video programming to their telephone subscribers, the 1996 Act maintains the general prohibition on cable/telco buy-outs. Neither a LEC nor any affiliate thereof may acquire more than a 10% financial interest, or any management interest, in a cable operator serving the LEC's telephone service area. Similarly, a cable operator may not acquire a 10% financial interest, or any management interest, in a LEC providing telephone exchange service within the cable operator's franchise area. Joint ventures between LECs and cable operators to provide video or telecommunications in the same market are also prohibited. The Act does provide for a number of limited exceptions to the buy-out and joint venture prohibitions.

  The 1992 Cable Act. On October 5, 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"). Some of its provisions such as signal carriage, retransmission consent and equal employment opportunity requirements, have a direct effect on television broadcasting. Other provisions, some of which have been changed or substantially modified by the 1996 Act, are focused exclusively on the regulation of cable television but can still have an indirect effect on the Company because of the competition between over-the-air television stations and cable systems.

  The signal carriage, or "must carry", provisions of the 1992 Cable Act and FCC rules require cable operators to carry the signals of local commercial and non-commercial television stations and certain low power television stations. Systems with twelve or fewer usable activated channels and more than 300 subscribers must carry the signals of at least three local commercial television stations. A cable system with more than 12 usable activated channels, regardless of the number of subscribers, must carry the signals of all local commercial television stations, up to one-third of the aggregate number of usable activated channels of such system. The 1992 Cable Act also includes a retransmission consent provision that prohibits cable operators and other multichannel video programming providers from carrying broadcast stations without obtaining their consent in certain circumstances. The must carry and retransmission consent provisions are related in that television broadcasters, on a cable system-by-system basis, must make a choice once every three years whether or not to proceed under the must carry rules or to waive that right to mandatory but uncompensated carriage and negotiate a grant of retransmission consent to permit the cable system to carry the stations' signal, in most cases in exchange for some form of consideration from the cable operator.

  Under rules adopted to implement these must carry and retransmission consent provisions, local television stations were required to make their initial elections of must carry or retransmission consent by June 17, 1993. On or before June 17, 1993, the Company elected to obtain "must carry" status on certain cable systems in each of its DMAs. This entitled the Company to carriage on those systems until December 31, 1996. In certain other situations, the Company entered into non-compensation "retransmission consent" agreements with cable systems located outside its designated market areas in order to reaffirm or add carriage in such extended areas. Finally, with respect to most cable systems located at the core of its local markets, the Company elected to pursue retransmission consent agreements whereby the cable system would compensate its stations for carriage. In several instances, agreements were reached in which the cable operator agreed to commit to purchase specific levels of advertising (or production services) in exchange for the Company granting retransmission consent (i.e., carriage), generally for a period of three years. In most of these core market situations, however, the local cable operator either refused to negotiate or failed to offer any reasonable form of compensation. In order to permit cable operators to continue to carry the Company's signals in such situations, the Company offered temporary retransmission consent agreements under which, upon 60 days notice, the Company can withdraw its consent. Many of these agreements remain in place. Elections for the new three year period commencing January 1, 1997 and ending December 31, 1999 were made on or before October 1, 1996. During the first three-year cycle, the Company reached an agreement with the Home and Garden Network ("HGN") under which HGN is, on the Company's behalf, authorized to attempt to conclude more definitive retransmission agreements with certain cable operators in exchange for agreeing to carry the HGN channel. A number of such agreements have been completed and others are still being negotiated. The Company is unable to predict how many such agreements will be effectuated and on what terms.

  On March 31, 1997, in a 5-4 decision, the U.S. Supreme Court upheld the constitutionality of the must-carry provisions of the 1992 Cable Act. This action followed two separate lower court decisions by a special three-judge panel of the U.S. District Court for the District of Columbia, one in 1993 and another in 1995 (the latter on remand from an earlier 1994 Supreme Court decision which had ordered further proceedings on certain factual issues). As a result of this most recent Supreme Court determination, the regulatory scheme promulgated by the FCC to implement the must-carry provisions of the 1992 Cable Act will remain in effect.

  The 1992 Cable Act also codified the FCC's basic equal employment opportunity ("EEO") rule and the use of certain EEO reporting forms currently filed by television broadcast stations. In addition, pursuant to the 1992 Cable Act's requirements, the FCC has adopted new rules providing for a review of the EEO performance of each television station at the mid-point in its license term (in addition to renewal time). Such a review gives the FCC an opportunity to evaluate whether the licensee is in compliance with the FCC's processing criteria and to notify the licensee of any deficiencies in its employment profile.

  The 1992 Cable Act was amended in several important respects by the 1996 Act. Most notably, as discussed above, the 1996 Act repeals the cross-ownership ban between cable and telephone entities and the FCC's former video dialtone rules. The 1996 Act also repeals or curtails several cable-related ownership and cross-ownership restrictions. For example, as noted above, the 1996 Act eliminates the broadcast network/cable cross-ownership limitations and the statutory prohibition on TV/cable cross-ownership.

  Advanced Digital Television Service. On April 3, 1997, the FCC announced it had adopted new rules which will allow television broadcasters to provide advanced digital television ("DTV") service in the United States. Implementation of DTV will improve the technical quality of television signals receivable by viewers, and, if implemented as anticipated, will enable television broadcasters the flexibility to provide new services, including high-definition television ("HDTV") and data broadcasting. In mid-May, 1996, WRC-TV, the NBC owned and operated station in Washington, D.C., was chosen to create a fully operational model HDTV station as part of a joint project sponsored by the Consumer Electronics Manufacturers Association and the Association for Maximum Service Television. The station is being operated pursuant to an experimental HDTV license obtained from the FCC. Other stations have initiated similar experimental authorizations.

  The FCC's action on April 3, 1997 also included the adoption of a table of allotments for DTV, which will provide eligible existing broadcasters with a second channel on which to provide DTV service. The allotment plan is based on the use of channels 2-51, although the "core" DTV spectrum will be between channels 2-46 or 7-51 (depending upon a future decision regarding the utilization of VHF channels 2-6 for DTV service). Ultimately, the FCC plans to recover the channels currently used for analog broadcasting and will decide at a later date the use of the spectrum recovered outside of the core spectrum. Broadcasters that obtain a DTV channel outside of the core spectrum may ultimately be required to move to a new channel at the time the analog channels are recovered.

  Under the new service rules for DTV, television broadcasters will be allowed to use their DTV channels according to their best business judgment. Such uses can include multiple standard definition program channels, data transfer, subscription video, interactive materials and high-quality audio signals. Television broadcasters will, however, be required to provide a free digital video programming service that is at least comparable to today's analog service. Broadcasters will not be required to air HDTV programming or, initially, to simulcast their analog programming on the digital channel. Affiliates of ABC, CBS, NBC and Fox in the top 10 television markets will be required to be on the air with a digital signal by May 1, 1999. Affiliates of those networks in markets 11-30 will be required to be on the air with a digital signal by November 1, 1999. For all remaining commercial television stations, including all of the Company's stations, the FCC's new mandated timetable for the construction of DTV facilities is May 1, 2002.

                              DIGITAL CONVERSION
                              TIMETABLE FOR YOUNG
                          BROADCASTING INC. STATIONS

                                                                  FCC MANDATED
                                                                  TIMETABLE FOR
                                                 ANALOG    DTV   CONSTRUCTION OF
STATION (MARKET)                                 CHANNEL CHANNEL DTV FACILITIES
----------------                                 ------- ------- ---------------
KCAL, Los Angeles, CA...........................     9      43     May 1, 2002
WKRN, Nashville, TN.............................     2      27     May 1, 2002
WTEN, Albany, NY................................    10      26     May 1, 2002
WCDC, Adams, MA (satellite of WTEN).............    19      36     May 1, 2002
WRIC, Richmond, VA..............................     8      22     May 1, 2002
WATE, Knoxville, TN.............................     6      26     May 1, 2002
WBAY, Green Bay, WI.............................     2      23     May 1, 2002
KWQC, Quad Cities...............................     6      56     May 1, 2002
WLNS, Lansing, MI...............................     6      59     May 1, 2002
KELO, Sioux Falls, SD...........................    11      32     May 1, 2002
KDLO, Florence, SD (satellite of KELO)..........     3      25     May 1, 2002
KPLO, Reliance, SD (satellite of KELO)..........     6      14     May 1, 2002
KCLO, Rapid City, SD (satellite of KELO)........    15      16     May 1, 2002
KLFY, Lafayette, LA.............................    10      56     May 1, 2002
WKBT, La Crosse-Eau Claire, WI..................     8      53     May 1, 2002
WTVO, Rockford, IL..............................    17      16     May 1, 2002

  Although the 1996 Act generally does not address the FCC's DTV transition plan, it does direct the FCC to limit eligibility for DTV licenses to existing television broadcast licensees (which it has done) and to adopt regulations to permit licensees to offer ancillary or supplementary services on designated frequencies. Such regulations, still to be adopted by the FCC, must preserve DTV technology and quality and cover any ancillary or supplementary service regulations applicable to analogous services (except that no ancillary or supplemental service shall have "must-carry" rights). Moreover, if a DTV licensee is directly or indirectly compensated for the provision of ancillary or supplementary services, the FCC is directed to collect an annual fee (or some other method of payment) that (1) recovers an amount that would have been recovered had such services been licensed pursuant to a spectrum auction and
(2) avoids unjust enrichment. The 1996 Act also states that if broadcasters are issued a transition channel, either the original or additional license held by the broadcaster must be surrendered to the FCC for reallocation, reassignment, or both. Proposals have been advanced in Congress and within the current Administration to auction the returned channels for other uses.

  A further new development centers on whether the award of new DTV channels to all television broadcasters should be accompanied by certain newly-defined public interest responsibilities. On March 11, 1997, President Clinton issued an executive order establishing a special advisory panel to make recommendations concerning specific public interest obligations that might be imposed on television licensees in exchange for the awarding of digital television licenses. Although the nature and extent of any such obligations is obviously unsettled at the moment, the Clinton Administration has already suggested that broadcasters might provide some free time to federal political candidates as part of their enhanced public interests responsibilities in the digital era. The FCC's recent decision to assign DTV channels to all incumbent television station licensees notes that a further, separate proceeding will be undertaken to explore these issues. In the meantime, the FCC put all television broadcasters on notice that (a) existing public interest requirements continue to apply to all broadcast licensees and (b) the agency may adopt new or additional public interest responsibility rules for digital television.

  During the extended debate on these issues in Congress over the past two years, some members proposed authorizing the FCC to auction DTV channels, which would have required existing broadcasters to bid against other potential users of the spectrum. The more recent focus, however, has been on proposals to auction the analog channels once they have been returned by television broadcasters, as well as on such matters as whether to impose any type of spectrum fee on broadcasters for the use of the DTV channels and whether to establish discrete guidelines for the eventual cessation of analog television service. Such measures could be contained in budget legislation or a stand-alone spectrum law. Even without such legislative actions, the Company will incur significant costs in the conversion to DTV. The Company is unable to predict the extent or timing of consumer demand for any DTV services or the overall effect the transition to DTV might have on the Company's business.

  Direct Broadcast Satellite Systems. The FCC has authorized the provision of video programming directly to home subscribers through high-powered direct broadcast satellites ("DBS"). DBS systems currently are capable of broadcasting over 175 channels of digital television service directly to subscribers equipped with 18-inch receive dishes and decoders. Generally, the signal of local broadcast stations are not carried on DBS systems. The U.S. Copyright Office recently initiated an informal inquiry to review a host of issues surrounding copyright licensing for the transmission of broadcast signals, and in particular the cable and satellite carrier compulsory licenses. However, without further legislation or new federal court rulings, the issue of whether DBS companies may retransmit local TV station signals within the TV stations' own market may remain in doubt.

  The 1996 Act gives the FCC exclusive jurisdiction over high power DBS service. The 1996 Act also preempts local (but not state) governments from imposing taxes or fees on direct-to-home ("DTH") services, including DBS, and directs the FCC to promulgate regulations prohibiting local (including state) governments from maintaining zoning regulations that restrict the use of DBS receive-only dishes in residential areas. The FCC has adopted rules to implement the statutory requirement regarding zoning issues.

  Hughes Communications Galaxy ("Hughes"), an affiliate of General Motors Company, successfully launched its first satellite in December 1993, its second satellite in August 1994 and a third satellite in June 1995 as an in-orbit spare. The third satellite might also be used to provide additional capacity. DIRECTV, Inc. ("DIRECTV"), an affiliate of Hughes, operates 27 transponders on these satellites, enabling it to offer over 175 channels of digital programming.

  United States Satellite Broadcasting Company owns and operates five transponders on Hughes' first satellite and offers a programming service separate from DIRECTV's service. EchoStar Satellite Corporation ("EchoStar") controls 21 transponders at 119(degrees) W.L., which can service the entire continental United States ("CONUS"), and has been providing DBS service since March 1996. EchoStar also controls 11 transponders at 61.5(degrees) W.L., which can serve the eastern half of the U.S. In 1996, EchoStar paid to the U.S. treasury $52.3 million for the right to operate a 24 transponder system at 148(degrees) W.L., which can serve the western half of the U.S.

  In 1996, MCI Telecommunications Corporation ("MCI") paid to the U.S. treasury $682.5 million for the right to operate a 28-transponder DBS system located at 110(degrees) W.L., which is capable of providing CONUS service. Thereafter, MCI entered into a joint venture called ASkyB with News Corporation Ltd. (an entity controlled by Rupert Murdoch) to provide DBS service from MCI's satellite. In a separate proceeding, British Telecommunications, plc, a United Kingdom company, has proposed to acquire control of MCI. Regulatory approval of these transactions will be necessary, but the outcome cannot be predicted.

  In March 1997, TEMPO Satellite, Inc. launched a new satellite into 119(degrees) W.L. from which it will provide full-CONUS DBS service from 11 transponders. Other parties have authorizations to provide DBS service, but have not yet launched their satellites. Certain parties also have applications pending before the FCC in which they propose to provide DBS service to U.S. consumers. In addition, entities such a PRIMESTAR Partners, L.P., and Alpha Star, Inc. provide up to 150 channels of programming direct-to-home via medium power fixed satellite services ("FSS"). Subscribers to FSS generally must use 36 inch satellite receive dishes. In June 1997, it was announced that Rupert Murdoch's ASkyB satellite facilities (see above) would be turned over to PRIMESTAR Partners in exchange for an estimated 30% nonvoting common stock interest in PRIMESTAR Partners.

  In 1996, the United States entered into a bilateral agreement with Mexico which would allow, subject to certain conditions, the use of satellites licensed in Mexico to provide DBS service to U.S. consumers. According to press reports, Mexico is expected to begin licensing procedures for its DBS satellites later this year. The Company is unable to predict the effect of existing and future DBS services upon its operations.

  As part of the 1996 Act, Congress recently required the FCC to promulgate regulations to prohibit restrictions that impair a viewer's ability to receive video programming services through over-the-air reception devices, multi-point distribution service, or direct broadcast satellite services. The legislation also awards the FCC exclusive jurisdiction to regulate the provision of direct-to-home satellite services, and limits the authority of local jurisdictions to tax direct-to-home satellite service providers.

  The Satellite Home Viewer Act ("SHVA") currently prohibits the retransmission by a satellite carrier of a television broadcast signal of a network television station to households that receive an adequate quality over-the-air-signal of a television broadcast station affiliated with such network and to households that receive (or within the past 90 days had received) through a cable system the signal of a television station affiliated with such network. The major television networks and certain of their affiliates have commenced legal action against certain satellite carriers under the SHVA alleging unlawful carriage of distant network signals. The Company cannot predict the impact of this litigation upon its operations.

  The foregoing does not purport to be a complete summary of all the provisions of the Communications Act, the 1996 Act, or the 1992 Cable Act, nor of the regulations and policies of the FCC thereunder. Proposals for additional or revised regulations and requirements are pending before and are being considered by Congress and federal regulatory agencies from time to time. Also, various of the foregoing matters are now, or may become, the subject of court litigation, and the company cannot predict the outcome of any such litigation or the impact on its broadcast business.

1992 RESTRUCTURING

  As a result of recessionary conditions in the broadcast television industry and in the national economy as a whole, the Company experienced difficulties during periods of 1991 and 1992 in maintaining its cash flow at the levels required by the financial ratio covenants under its then existing long-term debt instruments. In September 1991, the lenders under the Old Credit Facility declared an event of default for failure to satisfy such covenants and, as a result, the Company was prohibited from making further payments to its subordinated debtholders during the continuance of the default. On June 11, 1992, while restructuring negotiations were continuing between the Company and the holders of its long-term debt, three subordinated debtholders filed an involuntary petition under Chapter 11 of the Bankruptcy Code against the Company, which the Company converted, for strategic reasons, to a voluntary petition on July 31, 1992. None of the Subsidiaries were joined in the petition. The voluntary petition was dismissed at the mutual request of all participants on August 25, 1992 as the Company and its long-term debtholders had reached an agreement in principle on a restructuring of the debt and equity of the Company. The closing of the restructuring occurred on December 30, 1992.

  As part of the restructuring, the Company and its long-term debtholders entered into a series of amendments to their respective agreements which, in general, modified principal amortization schedules and covenants. Concurrently with the execution of these amendments, the Company cured all previous violations under the agreements and paid principal in the amount of $2.2 million and regular accrued interest in the amount of $9.1 million. Of $6.2 million of default interest then outstanding, $3.1 million was forgiven and $3.1 million was added to the principal amount of the debt obligations outstanding after the restructuring. In addition, $11.6 million of regular accrued interest was added to such principal amount outstanding after the restructuring. The Company and its subordinated debtholders also entered into separate agreements whereby the holders exchanged their notes for new notes, shares of redeemable non-convertible non-participating preferred stock with cumulative stated dividend rates and warrants to purchase shares of the Company's Common Stock.

  As a result of the restructuring, the Company charged an extraordinary item of $7.5 million (net of the $3.1 million of forgiven default interest) to its earnings in 1992 and recorded deferred charges of $3.7 million for legal and other professional fees. See Note 5 to Notes to Consolidated Financial Statements.

  As part of the Financing Plan, the Company replaced the Old Credit Facility with the Senior Credit Facility and repaid all of its other then outstanding long-term debt. See "The Company."

EMPLOYEES

  As of June 11, 1997, the Company employed approximately 1,298 persons. At WTEN (Albany, New York), approximately 35 employees are represented by Local 166, International Brotherhood of Electrical Workers ("IBEW"). The current union contract with IBEW Local 166 continues until June 30, 1998. At WTVO (Rockford Illinois), approximately 13 employees are represented by IBEW Local 1220 under a current contract which continues until August 31, 1999. At KWQC (Quad Cities), approximately 35 employees are represented by IBEW Local 825 under a current contract which continues until January 1, 2000. At KCAL (Los Angeles, California), approximately 26 employees are represented by the American Federation of Television and Radio Artists under a current union contract which continues until January 31, 1998; approximately 11 employees are represented by the International Alliance of Theatrical Stage Employees and Moving Picture Machine Operators under a current union contract which continues April 30, 1999; approximately 76 employees are represented by IBEW Local 45 under the current union contract which continues until October 31, 1998; and approximately 6 employees are represented by the Directors Guild of America under a contract which continues until April 30, 1999. No other employees of the Company are represented by unions. The Company believes its relations with its employees are satisfactory.

PROPERTIES

  The Company's principal executive offices are located at 599 Lexington Avenue, New York, New York 10022. The Company leases approximately 9,546 square feet of space in New York (the "Master Lease"). The Master Lease expires in the year 2000 with respect to 7,600 square feet and in 2002 with respect to 1,946 square feet. Approximately 7,846 square feet of the Company's leasehold has been sublet to Adam Young Inc., an affiliate of the Company, for the balance of the term under the Master Lease. Vincent J. Young, the Company's Chairman, and Adam Young, the Company's Treasurer, collectively beneficially own all of the outstanding capital stock of Adam Young Inc. The terms of the lease were negotiated on an arms-length basis. The Company believes that the rent under the lease is at rates comparable to other subleases for office space in New York City at such location. See "Certain Transactions."

  The types of properties required to support television stations include offices, studios, transmitter sites and antenna sites. A station's studios are generally housed with its offices in downtown or business districts. The transmitter sites and antenna sites are generally located in elevated areas so as to provide maximum market coverage. The following table contains certain information describing the general character of the Company's properties, including properties to be acquired pursuant to the KCAL Acquisition:

                                  METROPOLITAN AREA    OWNED OR
                                       AND USE          LEASED  APPROXIMATE SIZE
                               ----------------------- -------- ----------------
KCAL.......................... Los Angeles, California
                               -----------------------
                               Office and studio        Owned    30,000 sq. ft.
                               Office and studio        Leased   18,000 sq. ft.
                               Transmission tower site  Leased   60,000 sq. ft.
WKRN.......................... Nashville, Tennessee
                               --------------------
                               Office and studio        Owned    43,100 sq. ft.
                               Transmission tower site  Owned    49 acres
WTEN.......................... Albany, NY
                               ----------
                               Office and studio        Owned    40,000 sq. ft.
                               New Scotland, NY
                               ----------------
                               Transmission tower site  Owned    2,800 sq. ft.
WRIC ......................... Richmond, VA
                               ------------
                               Office and studio        Owned    44,000 sq. ft.
                               Land                     Owned    4 acres

                                      METROPOLITAN AREA                 OWNED OR
                                           AND USE                       LEASED      APPROXIMATE SIZE
                         ------------------------------------------- -------------- -------------------
                         Petersburg, VA
                         --------------
                         Transmission site                           Lease of space --
                                                                     on tower
                         Chesterfield Co., VA (1)
                         ------------------------
                         Transmission tower and building             Owned
WATE.................... Knoxville, TN
                         -------------
                         Office and studio                           Owned          34,666 sq. ft.
                         Land                                        Owned          2.65 acres
                         Knox County, TN
                         ---------------
                         Transmitter building                        Owned          3,532 sq. ft.
                         Land                                        Owned          9.5 acres
                         House Mountain, TN
                         ------------------
                         Prospective tower site                      Owned          5 acres
WBAY.................... Green Bay, WI
                         -------------
                         Office and studio                           Owned          90,000 sq. ft.
                         Land                                        Owned          1.77 acres
                         DePere, WI
                         ----------
                         Transmission tower site                     Owned          3.51 acres
KWQC.................... Davenport, Iowa
                         ---------------
                         Office and Studio                           Owned          59,786 sq. ft.
                         Garage                                      Owned          1,350 sq. ft.
                         Land                                        Owned          86,978 sq. ft.
                         Alternate Satellite Dish Site               Leased         900 sq. ft.
                         Bettendorf, Iowa
                         ----------------
                         Building                                    Owned          5,520 sq. ft.
                         Transmission Tower Site                     Owned          68.688 acres (2
                                                                                    parcels)
                         Auxiliary Transmitter Site                  Leased         200 sq. ft. (plus
                                                                                    easement for tower
                                                                                    anchors and guy
                                                                                    wires for tower
                                                                                    located on adjacent
                                                                                    owned property)
KELO.................... Sioux Falls, South Dakota
                         -------------------------
                         Land, office, studio and transmission tower Owned          23,700 sq. ft.
                         Reliance, South Dakota
                         ----------------------
                         Transmission tower                          Owned          10.46 acres
                         Rapid City, South Dakota
                         ------------------------
                         Office and studio                           Leased         3,555 sq. ft.
                         Transmission tower                          Owned          1 acre
                         Philip, South Dakota
                         --------------------
                         Transmission tower                          Leased         8.23 acres
                         Wall, South Dakota
                         ------------------
                         Transmission tower                          Leased         4 acres

                               METROPOLITAN AREA       OWNED OR
                                    AND USE             LEASED  APPROXIMATE SIZE
                         ----------------------------- -------- ----------------
                         Beresford, South Dakota
                         -----------------------
                         Transmission tower             Leased  2.1 acres
                         DeSmet Township, South Dakota
                         -----------------------------
                         Transmission tower             Owned   24,000 sq. ft.
                         Garden City, South Dakota
                         -------------------------
                         Transmission tower             Owned   1 acre
                         Auxiliary transmission tower   Owned   1 acre
                         Farmer, South Dakota
                         --------------------
                         Transmission tower             Owned   1 acre
                         Mt. Vernon, South Dakota
                         ------------------------
                         Transmission tower             Owned   1 acre
                         White Lake, South Dakota
                         ------------------------
                         Transmission tower             Owned   1 acre
                         New Underwood, South Dakota
                         ---------------------------
                         Transmission tower             Leased  200 sq. ft.
WLNS.................... Lansing, Michigan
                         -----------------
                         Office and studio              Owned   19,000 sq. ft.
                         Land                           Owned   5 acres
                         Meridian, Michigan
                         ------------------
                         Transmission tower site        Owned   40 acres
KLFY.................... Lafayette, Louisiana
                         --------------------
                         Office and studio              Owned   25,000 sq. ft.
                         Land                           Owned   3 acres
                         Maxie, Louisiana
                         ----------------
                         Transmission tower site        Leased  22,500 sq. ft.
WKBT.................... La Crosse, Wisconsin
                         --------------------
                         Office and studio              Owned   12,600 sq. ft.
                         Gailesville, Wisconsin
                         ----------------------
                         Transmission tower site        Owned   133,600 sq. ft.
WTVO.................... Rockford, Illinois
                         ------------------
                         Office and studio              Owned   15,200 sq. ft.
                         Land                           Owned   14 acres

--------
(1) Station owns tower structure and related building, with non-exclusive easement for access to underlying property, which is owned by a third party.

LEGAL PROCEEDINGS

  The Company currently and from time-to-time is involved in litigation incidental to the conduct of its business. There are no pending legal proceedings to which the Company or any of the Subsidiaries is a party, or to which any of their respective properties is subject, which, in the opinion of Company management, is likely to have a material adverse effect on the Company's business or financial condition.

                                  MANAGEMENT

  The executive officers and directors of the Company are as follows:

     NAME                       AGE         POSITION
     ----                       ---         --------
     Vincent J. Young            49         Chairman and Director
     Adam Young                  83         Treasurer and Director
     Ronald J. Kwasnick          50         President and Director
     James A. Morgan             48         Executive Vice President and Secretary
     Deborah A. McDermott        43         Executive Vice President-Operations
     Bernard F. Curry            78         Director
     Alfred J. Hickey, Jr.       61         Director
     Leif Lomo                   68         Director
     Michael S. Willner          45         Director

  Vincent J. Young has been the Chairman and a director of the Company since its inception in 1986. Mr. Young is also a member of the Compensation and Audit Committees of the Company. Mr. Young co-founded the Company with Adam Young. Vincent Young is also a director and the President of each of the corporate Subsidiaries. Currently, he is also the Chairman and a director of Adam Young Inc., a national television representation firm, a position he has held since 1980. Prior to becoming the Chairman of the Company, he worked at Adam Young Inc. for ten years in various marketing and representative capacities, including Vice-President, General Sales Manager, Eastern Sales Manager and Manager of the Chicago office. Vincent Young is the son of Adam Young.

  Adam Young has been the Treasurer and a director of the Company since its inception. Mr. Young is also a director and an executive officer of each of the corporate Subsidiaries. Mr. Young founded Adam Young Inc. in 1944 and has been active in television station representation since that time. Mr. Young is currently the Treasurer and a director of Adam Young Inc. Prior to the formation of the Company, Mr. Young owned minority interests in two radio stations, and a 30% interest in a television station in Youngstown, Ohio. Mr. Young served on the Board of Directors of the Television Advertising Bureau from 1977 to 1979 and has twice been President of the Station Representative Association, initially from 1955 through 1957, then from 1978 through 1980.

  Ronald J. Kwasnick has been the President of the Company since its inception and became a director in December 1994. From 1986 to 1989, Mr. Kwasnick was also the General Manager of WLNS, the Company's station in the Lansing, Michigan market. Mr. Kwasnick joined the Company in 1986, after working as Executive Vice President/Television for Adams Communications since 1984, where he served as General Manager of a group of network-affiliated television stations. Previously, since 1980, he had been the General Manager and President of WILX in Lansing, Michigan. Prior to that, he spent ten years working in various television sales management positions.

  James A. Morgan joined the Company as its Executive Vice President in March 1993 and became the Secretary of the Company in September 1994. Mr. Morgan is also the Executive Vice President and Secretary of each of the corporate Subsidiaries. From 1984 until he joined the Company, he was a director and Senior Investment Officer at J.P. Morgan Capital Corporation involved in investing the firm's own capital in various leveraged and early growth stage companies.

  Deborah A. McDermott became the Executive Vice President--Operations of the Company in May 1996, and has been General Manager of WKRN, the Company's ABC network affiliate serving the Nashville, Tennessee market, since 1990. From 1986 to 1989, when WKRN was acquired by the Company, and thereafter through February 1990, she was Station Manager of that station.

  Bernard F. Curry, a director of the Company since December 1994, serves as Chairman of the Company's Audit Committee. Mr. Curry served from 1982 as a director and from December 1992 as the Chairman of the

Audit Committee of Morgan Trust Company of Florida, N.A. until it was merged into J.P. Morgan Florida, FSB in January 1994. He has served the surviving bank in the same capacities since August 1991. The surviving bank is an indirect wholly-owned subsidiary of J.P. Morgan & Co. Incorporated.

  Alfred J. Hickey, Jr., a director of the Company since December 1994, is a member of the Company's Compensation Committee. In May 1990, Mr. Hickey became the Vice President--Institutional Sales of Legg Mason, a brokerage firm, and acted in such capacity until May 1991. Mr. Hickey was a private investor from May 1991 until June 1993 when he became the Vice President--International Sales of Southeast Research Partners, a brokerage firm, and acted in such capacity until October 1994. Mr. Hickey is currently a private investor.

  Leif Lomo, a director of the Company since December 1994, is a member of the Company's Audit Committee. From 1987 to 1994, Mr. Lomo served as the Chairman of A.B. Chance Industries, Inc., a manufacturer of electricity-related equipment. Prior to its acquisition by Hubbell Incorporated in April 1994, Mr. Lomo also acted as President and Chief Executive Officer of A.B. Chance Industries, Inc. From January 1995 to June 1996, Mr. Lomo served as the President of Marley Pump, a division of United Dominion Company, which is principally engaged in the manufacture and marketing of submersible pumps for small water well applications and the distribution of gasoline. Mr. Lomo is currently a private investor.

  Michael S. Willner, a director of the Company since December 1994, serves as Chairman of the Company's Compensation Committee. Mr. Willner co-founded and has served as President and Chief Operating Officer of Insight Communications Company, L.P., a cable television operator, since 1985. Prior to that, he served as Chief Operating Officer of Vision Cable Communications, Inc., part of the Newhouse family's holdings in the cable television industry. Mr. Willner currently serves as a director of International CableTel Incorporated and is a member of the Board of Directors of the National Cable Television Association.

  Each of Vincent Young, Adam Young and Ronald Kwasnick was a director and/or executive officer of the Company at the time of the June 1992 filing of an involuntary petition under Chapter 11 of the Bankruptcy Code against the Company. See "Business--1992 Restructuring."

  All directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualify. All executive officers serve at the discretion of the Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

  The following table summarizes the compensation for services rendered to the Company paid in 1994, 1995 and 1996 to the Chief Executive Officer and the Company's other executive officers.

                          SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM
                                  ANNUAL COMPENSATION       COMPENSATION AWARDS
                              ---------------------------- ------------------------
                                                           RESTRICTED    SECURITIES
                                              OTHER ANNUAL   STOCK       UNDERLYING  ALL OTHER
NAME AND PRINCIPAL            SALARY   BONUS  COMPENSATION   AWARDS       OPTIONS   COMPENSATION
POSITION                 YEAR   ($)     ($)      ($)(1)      ($)(2)         (#)        ($)(3)
------------------       ---- ------- ------- ------------ ----------    ---------- ------------
Vincent J. Young........ 1996 750,000 290,000   278,044          --       202,740      4,500
Chairman (CEO)           1995 650,000 164,486    23,801          --       266,250      4,500
                         1994 522,325 160,000       --     1,011,750          --       4,500
Adam Young.............. 1996 230,000  67,500       --           --           --         --
Treasurer                1995 200,000  35,000       --           --           --         --
                         1994 200,000  20,000       --           --           --         --
Ronald J. Kwasnick...... 1996 385,000 135,000    58,797          --        16,242      4,500
President                1995 335,000  76,512     5,034          --        32,000      4,500
                         1994 270,000  80,000       --       356,750(4)       --       4,500
James A. Morgan......... 1996 322,500 106,000    54,971          --        13,992      4,500
Executive Vice           1995 280,000  60,577     4,704          --       157,125      4,500
President                1994 225,000  65,000       --       268,441(5)       --       4,500
Deborah A. McDermott.... 1996 248,333  90,000    30,294          --        13,992      4,500
Executive Vice
President-- Operations

--------
(1) Reflects the forgiveness of loans which were made to employees in 1994 and 1995 for the purpose of satisfying their federal income tax withholding requirements related to non-cash compensation paid in the form of shares of Common Stock. See "Certain Transactions."
(2) 1994 data includes amounts relating to shares of Class B Common Stock which were awarded pursuant to the Company's terminated Incentive Stock Grant Program on November 14, 1994 with respect to 1994 performance. All such shares were valued at $19, the initial public offering price for the Company's Class A Common Stock, as follows: Vincent Young, $1,011,750; Ronald Kwasnick, $141,645; and James Morgan, $128,155. The foregoing shares were registered by the Company in November 1995 pursuant to a Form S-8 Registration Statement under the Securities Act of 1933.
(3) Reflects employer contributions to the Company's 401(k) Plan on behalf of the named executive officers. For 1994, 1995 and 1996, such contributions were made in the form of shares of Class A Common Stock valued at fair market value on the date of issuance.
(4) Includes amounts relating to 65,320 shares of Class B Common Stock issued in February 1994 pursuant to the terms of a former employment agreement.
(5) Includes amounts relating to 42,600 shares of Class B Common Stock issued in March 1994 pursuant to the terms of an employment agreement dated as March 1, 1993.

  The following table sets forth information concerning individual grants of stock options made during 1996 to the named executive officers in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                             POTENTIAL REALIZABLE VALUE
                                                               AT ASSUMED ANNUAL RATES
                                                             OF STOCK PRICE APPRECIATION
                   INDIVIDUAL GRANTS                             FOR OPTION TERM(3)
------------------------------------------------------------ ----------------------------
             NUMBER OF   PERCENT OF
             SECURITIES TOTAL OPTIONS EXERCISE
             UNDERLYING  GRANTED TO    OF BASE
               OPTION   EMPLOYEES IN  PRICE PER   EXPIRATION
NAME         GRANTED(1)  FISCAL YEAR  SHARE(2)       DATE        5%($)        10%($)
----         ---------- ------------- ---------   ---------- ------------- --------------
Vincent J.
 Young....    202,740       43.2%      $30.75     11/20/2006     3,920,689     9,935,797
               16,260        3.5        33.825(4) 11/20/2006       395,888       926,549
Adam
 Young....        --         --            --            --            --            --
Ronald J.
 Kwasnick.     32,500        6.9        30.75     11/20/2006       628,502     1,592,746
James A.
 Morgan...     30,000        6.4        30.75     11/20/2006       580,155     1,470,227
Deborah A.
 McDermott.    30,000        6.4        30.75     11/20/2006       580,155     1,470,227

--------
(1) Options may be exercised immediately with respect to 10% of the total option shares indicated for each of the named executive officers. The following fixed percentages of such option shares will become exercisable on November 20, 1997 and on each of the three anniversaries of such date, in cumulative fashion: 15%, 20%, 25% and 30%, respectively.
(2) The exercise price was established at the market price on the date of grant, November 20, 1996.
(3) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's Class A Common Stock increasing to $37.32 and $47.12, respectively. For the period from November 7, 1994, the effective date of the Company's initial public offering, through December 31, 1996, the cumulative total return of the Company's Class A Common Stock has increased 54%.
(4) The exercise price was established at 110% of the market price on the date of grant, as this option is an "incentive" stock option and Mr. Young possesses more than 10% of the total voting power of the Company's Common Stock.

  The following table sets forth information at fiscal year-end 1996 concerning stock options held by the named executive officers in the Summary Compensation Table. No options held by such individuals were exercised during 1996.

                         FISCAL YEAR-END OPTION VALUES

                               NUMBER OF SECURITIES
                              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                              OPTIONS AT FISCAL YEAR-    IN-THE-MONEY OPTIONS
                                        END               AT FISCAL YEAR-END
                             ------------------------- -------------------------
NAME                         EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                         ----------- ------------- ----------- -------------
Vincent J. Young............   155,025      330,225     1,244,689    1,254,688
Adam Young..................       --           --            --           --
Ronald J. Kwasnick..........    19,250       45,250       152,000      152,000
James A. Morgan.............   148,125       39,000     1,378,688      114,000
Deborah A. McDermott........    14,000       38,000       104,500      104,500

  Those directors who are not also employees of the Company receive as an annual retainer five year options, having a fair market value exercise price, to purchase 1,200 shares of Class A Common Stock, and also receive reimbursement of out-of-pocket expenses incurred for each Board or committee meeting attended. Nonemployee directors also receive, upon becoming a director, a five-year option to purchase up to 1,000 shares of Class A Common Stock at an exercise price equal to 120% of the quoted price on the date of grant. No other directors are compensated for services as a director.

EMPLOYMENT AGREEMENT

  The Company has an employment agreement with James A. Morgan, Executive Vice President of the Company. The term of Mr. Morgan's employment agreement expires 90 days after the date on which the Company gives notice of termination. Under the agreement, Mr. Morgan's base salary is $225,000. However, such amount may be increased at the discretion of the Board of Directors, which has approved an increase in Mr. Morgan's base salary to $370,875 effective as of January 1, 1997. The agreement provides for the payment of his base salary for twelve months after termination other than by reason of disability, death or breach of the agreement. Pursuant to the agreement, 21,300 shares of Common Stock were issued to Mr. Morgan on March 1 of each of 1993 and 1994. The agreement also provided for the issuance of 21,300 additional shares on March 1 of each of 1995 and 1996 as well as 10,650 additional shares on September 1, 1996. However, effective as of February 15, 1995, the employment agreement was amended to provide for the grant of options under the Company's 1995 Stock Option Plan in lieu of the future issuance of shares on the basis of two and one-half option shares for each share which was to be issued. See "1995 Stock Option Plan." The exercise dates for the options and the adjusted number of shares available for exercise are in accordance with the original provisions of the employment agreement relating to the issuance of shares.

401(K) PLAN

  The Company maintains a retirement plan (the "401(k) Plan") established in conformity with Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), covering all of the eligible employees of the Company and Adam Young Inc., an affiliate of the Company. Pursuant to the 401(k) Plan, employees may elect to defer up to 15% of their current pre-tax compensation and have the amount of such deferral contributed to the 401(k) Plan. The maximum elective deferral contribution was $9,500 in 1996, subject to adjustment for cost-of-living in subsequent years. Certain highly compensated employees may be subject to a lesser limit on their maximum elective deferral contribution. The 401(k) Plan permits, but does not require, matching contributions and non-matching (profit sharing) contributions to be made by the Company up to a maximum dollar amount or maximum percentage of participant contributions, as determined annually by the Company. For 1994, the Company made non-matching contributions of shares of Class A Common Stock equal to 3% of 1994 compensation, or $471,888, in the aggregate. The Company effected such contribution by issuing an aggregate of 21,696 shares of Class A Common Stock as of March 14, 1995, which shares had a quoted price on that date of $21.75 per share. For 1995, the Company made non-matching contributions of shares of Class A Common Stock equal to 3% of 1995 compensation, or $728,669 in the aggregate, by issuing an aggregate of 27,685 of such shares as of January 5, 1996, which shares had a quoted price on that date of $26.32 per share. For 1996, the Company also made non-matching contributions of shares of Class A Common Stock equal to 3% of 1996 compensation, or $833,069 in the aggregate, by issuing an aggregate of 28,481 of such shares based upon the closing price for such shares as of December 31, 1996 of $29.25 per share. Effective January 1, 1997, the 401(k) Plan was amended to offer a match to employee contributions equal to .5% for each 1% of compensation an employee contributes, up to a maximum 3% Company contribution. Such contributions will be made in the form of Class A Common Stock to be contributed by the Company to the 401(k) after each calendar quarter with respect to such quarter based upon the closing price as of the last day of such quarter. The 401(k) applies a seven-year vesting schedule to all shares contributed based upon the number of years employed by the Company. The 401(k) Plan is qualified under Section 401 of the code so that contributions by employees and employer, if any, to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Currently, the members of the compensation committee are Michael S. Willner, Alfred J. Hickey, Jr. and Vincent J. Young, the Company's Chairman.

1995 STOCK OPTION PLAN

  On February 6, 1995, the Company adopted the Young Broadcasting Inc. 1995 Stock Option Plan (the "Plan"). The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain competent employees, to make service on the Board of Directors of the Company more attractive to present and prospective non-employee directors and to provide a means to encourage stock ownership and proprietary interest in the Company by officers, non-employee directors and valued employees and other individuals upon whose judgment, initiative and efforts the financial growth of the Company largely depend.

  The Plan may be administered by either the entire Board of Directors of the Company or a committee consisting of two or more members of the Board of Directors, each of whom is a "disinterested person." The Plan is currently, and has been since its adoption in February 1995, administered by a Stock Option Committee of the Board of Directors consisting of two "disinterested" directors, Michael Willner and Alfred Hickey. To qualify as a disinterested director, a director may not be eligible for grants under the Plan, but may receive options in respect of annual non-employee director retainer fees.

  Incentive stock options ("ISOs") may be granted only to officers and key employees of the Company and its subsidiaries. Nonqualified stock options and SARs may be granted to such officers and employees as well as to agents and directors of and consultants to the Company, whether or not otherwise employees of the Company. In determining the eligibility of an individual for grants under the Plan, as well as in determining the number of shares to be optioned to any individual, the Stock Option Committee takes into account the recommendations of the Company's Chairman, Vincent Young, the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service or accomplishments, his or her present or potential contribution to the success of the Company or its subsidiaries, the number and terms of options and SARs already held by an individual and such other factors as the Stock Option Committee may deem relevant. In making recommendations to the Stock Option Committee, the Chairman focuses upon individuals who would be motivated by a direct economic stake in the equity of the Company. Such individuals are primarily in the executive management group and in the individual station management groups, and are evaluated by the Chairman at each grant date based upon the factors discussed above.

  Options may provide for their exercise into shares of any class of the Company's Common Stock, Class A, Class B or Class C. Each such class of Common Stock has substantially identical rights, except with respect to voting. The Class A Common Stock entitles its holders to one vote per share on all matters submitted to a vote of the holders of Common Stock. The Class B Common Stock entitles its holders to ten votes per share, except in connection with certain significant transactions. Holders of Class C Common Stock, none of which is presently outstanding, would not be entitled to vote, except as required by law. All classes of Common Stock entitled to vote on any matter vote together as a single class, except as otherwise required by law. Shares of Class B Common Stock may only be held, directly or indirectly, by members of management and certain family members of management. Accordingly, options exercisable for shares of Class B Common Stock may only be granted to individuals within such group.

  The Plan provides for the granting of ISOs to purchase the Company's Common Stock at not less than the fair market value on the date of the option grant and the granting of nonqualified options and SARs with any exercise price. SARs granted in tandem with an option have the same exercise price as the related option. The total number of shares with respect to which options and SARs may be granted under the Plan is currently 1,500,000. As of June 1, 1997, options for an aggregate of 1,101,788 shares had been granted to various individuals, including Vincent Young, Ronald Kwasnick, James Morgan and Deborah McDermott. The Plan contains certain limitations applicable only to ISOs granted thereunder. To the extent that the aggregate fair market value, as of the date of grant, of the shares to which ISOs become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the option will be treated as a nonqualified option. In addition, if an optionee owns more than 10% of the total voting power of all classes of the Company's stock at the time the individual is granted an ISO, the option price per share cannot be less than 110% of the fair market value per share and the term of the ISO cannot exceed five years. No option or SAR may be granted under the Plan after February 5, 2005, and no option or SAR may be outstanding for more than ten years after its grant.

  Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash, check or, under certain circumstances, in shares of any class of the Company's Common Stock, or any combination thereof. SARs, which give the holder the privilege of surrendering such rights for the appreciation in the Common Stock between the time of the grant and the surrender, may be settled, in the discretion of the Board or committee, as the case may be, in cash, Common Stock, or in any combination thereof. The exercise of an SAR granted in tandem with an option cancels the option to which it relates with respect to the same number of shares as to which the SAR was exercised. The exercise of an option cancels any related SAR with respect to the same number of shares as to which the option was exercised. Generally, options and SARs may be exercised while the recipient is performing services for the Company and within three months after termination of such services.

  The Plan may be terminated at any time by the Board of Directors, which may also amend the Plan, except that without stockholder approval, it may not increase the number of shares subject to the Plan or change the class of persons eligible to receive options under the Plan.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information as of July 1, 1997 regarding the beneficial ownership of the Company's Common Stock by (i) each executive officer and director of the Company, (ii) each stockholder known by the Company to beneficially own 5% or more of such Common Stock and (iii) all directors and executive officers as a group. Except as otherwise indicated, the address of each beneficial holder of 5% or more of such Common Stock is the same as the Company.

                         CLASS A COMMON STOCK        CLASS B COMMON STOCK            PERCENT OF
                         --------------------------- -----------------------------    VOTE AS A
BENEFICIAL OWNER            NUMBER              %       NUMBER                %    SINGLE CLASS(1)
----------------         ------------        ------- ------------          ------- ---------------
Vincent J. Young.......         4,517(2)(3)        *    1,144,613(4)(5)(6)    49.8      32.6
Adam Young.............           --             --       972,555(4)(7)(8)    48.4      30.1
Ronald J. Kwasnick.....           533(3)           *      123,645(6)(9)        6.0       3.8
James A. Morgan........           833(3)(10)       *      214,795(6)(11)       9.9       6.3
Deborah A. McDermott...         1,333(3)           *       39,555(6)(12)       1.9       1.2
Margaret Young.........           --               *      363,250(8)          18.1      11.3
Putnam Investments,         1,493,024           12.3          --               --        4.6
 Inc...................
 and Affiliates(13)
 One Post Office Square
 Boston, MA 02109
FMR Corp...............       622,400            5.1          --               --        1.9
 and Affiliates(14)
 82 Devonshire Street
 Boston, MA 02109
Franklin Resources,           610,000            5.0          --               --        1.9
 Inc...................
 and Affiliates(15)
 777 Mariners Island
  Boulevard
 San Mateo, CA 94403
Janus Capital Corpora-      1,266,600           10.4          --               --        3.9
 tion..................
 and Affiliates(16)
 100 Fillmore Street
 Denver, CO 80206
Mellon Bank Corpora-          738,000            6.1          --               --        2.3
 tion..................
 and Affiliates(17)
 One Mellon Bank Center
 Pittsburgh, PA 15258
Neuberger & Berman,           689,825            5.7          --               --        2.1
 LLC...................
 and Affiliates(18)
 605 Third Avenue
 New York, NY 10158
Bernard F. Curry(19)...         4,400              *          --               --          *
Alfred J. Hickey,               3,400              *          --               --          *
 Jr.(19)...............
Leif Lomo(19)..........         4,400              *          --               --          *
Michael S. Willner(19).        13,400              *          --               --          *
All directors and exec-
 utive officers, as a
 group ................        32,816              *    2,427,713             96.4      65.0

                                            (footnotes begin on following page)

--------
  * Less than 1%.
 (1) Holders of Class A Common Stock are entitled to one vote per share, and holders of Class B Common Stock are entitled to ten votes per share except for votes relating to certain significant transactions. Holders of both classes of Common Stock will vote together as a single class on all matters presented for a vote, except as otherwise required by law.
 (2) Includes 2,812 shares held by his wife.
 (3) Includes 533 shares held through the 401(k) Plan.
 (4) Includes 67,450 shares held by Adam Young Inc., of which Adam Young and Vincent Young are executive officers and directors, and of which they together beneficially own all of the outstanding voting shares.
 (5) Includes 94,347 shares held pursuant to an agreement dated as of July 1, 1991 which established a voting trust for the benefit of family members of management, for which Vincent Young and Richard Young act as trustees. During the term of the voting trust, which expires July 1, 2001, the trustees have the sole right to vote the shares subject to the trust. If the trustees cannot agree as to how the shares shall be voted, each trustee will vote 50% of the shares. Also includes 288,150 shares issuable upon the exercise of options granted pursuant to the Young Broadcasting Inc. 1995 Stock Option Plan (the "Plan"), 10,126 of which are exercisable at $21.725 per share, 122,999 of which are exercisable at $19.75 per share, 3,252 of which are exercisable at $33.825 per share and 18,648 of which are exercisable at $30.75 per share. See "1995 Stock Option Plan." Also includes 13,417 shares held pursuant to an agreement dated as of October 1, 1996 which established a voting trust for the benefit of family members of management, for which Vincent Young acts as trustee. During the term of the voting trust, which expires October 1, 2006, the trustee has the right to vote the shares subject to the trust.
 (6) Does not include those shares issuable upon the exercise of options granted pursuant to the Plan which are not exercisable within 60 days.
 (7) Includes 63,250 shares held by his wife.
 (8) Includes 300,000 shares held by Spray-V Limited Partnership for which Margaret Young, the wife of Adam Young, serves as President of its general partner and has the authority to vote such shares. The share information for Ms. Young does not include shares held by Adam Young for which Ms. Young disclaims beneficial ownership.
 (9) Includes 35,250 shares issuable upon the exercise of options granted pursuant to the Plan, 32,000 of which are exercisable at $19.75 per share and 3,250 of which are exercisable at $30.75 per share. See "1995 Stock Option Plan."
(10) Includes 300 shares held by a family trust.
(11) Includes 160,125 shares issuable upon the exercise of options granted pursuant to the Plan, 157,125 of which are exercisable at $19.75 per share and 3,000 of which are exercisable at $30.75 per share. See "1995 Stock Option Plan."
(12) Includes 25,000 shares issuable upon the exercise of options granted pursuant to the Plan, 22,000 of which are exercisable at $19.75 per share and 3,000 of which are exercisable at $30.75 per share. See "1995 Stock Option Plan."
(13) Represents shares beneficially owned by Putnam Investment Management, Inc. ("PIM") (1,303,472) and The Putnam Advisory Company, Inc. (189,552), wholly-owned subsidiaries of Putnam Investments, Inc. ("PI"), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("MM"), which shares of PIM include 799,800 shares beneficially owned by Putnam New Opportunities Fund which is part of the Putnam Family of Funds, as reported in a Schedule 13G filed in February 1997. PI and MM disclaim beneficial ownership of such shares pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended ("Exchange Act").
(14) Represents shares beneficially owned by Fidelity Management & Research Company (517,700) and Fidelity Management Trust Company (104,700), subsidiaries of FMR Corp., as reported in a Schedule 13G filed in February 1997. Such report also includes individual reporting persons who control FMR Corp.
(15) Represents shares beneficially owned by Franklin Mutual Advisers, Inc., a subsidiary of Franklin Resources, Inc. ("Franklin"), as reported in a
     Schedule 13G filed in February 1997. Such report also includes individual reporting persons who control Franklin. All of such reporting persons disclaim beneficial ownership of such shares pursuant to Rule 13d-4 under the Exchange Act.
(16) Represents shares beneficially owned by Janus Capital Corporation ("Janus Capital"), including 1,045,150 shares beneficially owned by Janus Fund, as reported in a Schedule 13G filed in February 1997. Such report also includes an individual reporting person who controls Janus Capital. Janus Capital and such individual disclaim beneficial ownership of such shares pursuant to Rule 13d-4 under the Exchange Act.
(17) Represents shares beneficially owned by Mellon Bank Corporation and certain of its direct and indirect subsidiaries acting in various fiduciary capacities, as reported in a Schedule 13G filed in February 1997.
(18) Represents shares beneficially owned by Neuberger & Berman, LLC and Neuberger & Berman Management Inc., as reported in a Schedule 13G filed in February 1997.
(19) Includes 1,000 shares issuable upon the exercise of stock options exercisable at $20.70 per share, and 2,400 shares issuable upon the exercise of options granted pursuant to the Plan, 1,200 of which are exercisable at $28.00 per share and 1,200 of which are exercisable at $34.00 per share.

                             CERTAIN TRANSACTIONS

  Adam Young Inc. ("AYI"), wholly-owned by Adam Young and Vincent Young, is a national representation firm which procures national advertising on behalf of television stations in the United States. AYI has entered into sales representative agreements with each of the Company's twelve television stations other than KWQC-TV (Davenport, Iowa). AYI received commissions of approximately $4.3 million in the aggregate from the Company's stations in 1996. In addition, at December 31, 1996, the Company's stations had accrued commissions payable to AYI of approximately $718,000. AYI procured approximately $57.3 million of total advertising time for the Company's stations in 1996. The Company believes that the terms of the agreements between AYI and the stations are no less favorable to the Company than could be obtained from other national representation firms.

  The Company has entered into a sublease (the "Sublease") with AYI for the use by AYI of approximately 9,500 square feet of office space together with furnishings and equipment at the Company's principal executive offices. The Sublease expires on September 30, 2000, the expiration date of the Company's underlying lease. The Sublease presently provides for a monthly rental of $51,451 through the end of the term. In addition, AYI must pay a certain percentage of the taxes, expenses and other amounts payable by the Company pursuant to the underlying lease. The Company received a total of $554,000 in rental and other payments from AYI in 1996 pursuant to the Sublease. The Company may terminate the Sublease by giving prior notice to AYI. The terms of the lease were negotiated on an arms-length basis. The Company believes that the rent under the Sublease is at rates comparable to other subleases for office space in its vicinity. The annual rent charges to AYI by the Company has exceeded the Company's cost for the space and leasehold improvements made by the Company.

  Concurrently with the closing of the October 1996 Offering, the Company repurchased from an affiliate of The Walt Disney Company ("Disney") 1,500,000 shares of the Company's Class C Common Stock and a warrant to purchase an additional 750,000 shares of such Common Stock. The Company repurchased such shares at $31.03 per share (the public offering price per share of the Class A Common Stock, less the underwriting discount per share). The Company repurchased the warrants at $10.965 per share (the public offering price per share of the Class A Common Stock and the per share exercise price of the warrants ($22.80), plus $2, less one-half of the underwriting discount per share). In 1996, the Company's stations received aggregate annual compensation of approximately $7.3 million from American Broadcasting Companies, Inc., a subsidiary of Disney.

  The Company made loans in 1994 to certain executive officers and other employees of the Company to satisfy their federal income tax withholding requirements related to non-cash compensation paid in the form of shares of Common Stock. The Company made additional loans to such employees in 1995 to satisfy their remaining tax obligations related to such non-cash compensation. The shares were issued to such employees in August and November 1994 pursuant to the Company's terminated Incentive Stock Grant Program (the "Program") and in March 1994 as part of compensation under employment arrangements. The aggregate outstanding principal amount of such loans at March 31, 1997 was $1,423,000, including $789,000 to Vincent Young, Chairman and a director of the Company; $166,000 to Ronald J. Kwasnick, President and a director of the Company; $157,000 to James A Morgan, Executive Vice President of the Company; and $86,000 to Deborah McDermott, Executive Vice President-Operations of the Company. The loans bear interest at the rate of 7.21% per annum and are payable in five equal annual installments of principal and accrued interest. On November 8, 1995, the Board of Directors of the Company adopted a loan forgiveness policy in order to afford employees who received grants under the Program with the benefits intended by the Program without imposing upon them the adverse tax consequences incident thereto. Under the forgiveness policy, all employees of the Company with such loans outstanding who were employed in good standing as of November 15, 1995 could elect to defer for one year the first installment of principal and related accrued interest. For all of such electing employees, one-twelfth of such deferred installment was forgiven as of the end of each full month of employment in good standing during the twelve-month period ended November 15, 1996. This policy provides for employee elections similarly to defer the remaining four installments as they become due with similar monthly vesting for forgiveness based upon continued employment in good standing.

                           DESCRIPTION OF THE NOTES

GENERAL

  The Series A Notes are, and the Series B Notes will be, issued under an Indenture (the "Indenture"), dated as of June 15, 1997, by and among the Company, the Subsidiary Guarantors and First Union National Bank, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"), as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

  The following is a summary of the material provisions of the Notes and the Indenture. This summary does not purport to be complete and is subject to the detailed provisions of, and is qualified in its entirety by reference to, the Notes and the Indenture. A copy of the proposed form of Indenture may be obtained from the Company or the Initial Purchaser. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

MATURITY AND INTEREST

  The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $200,000,000 and will mature on June 15, 2007. Interest on the Notes will accrue at the rate of 8 3/4% per annum and will be payable semi-annually in arrears on June 15 and December 15 in each year, commencing on December 15, 1997, to holders of record on the immediately preceding June 1 and December 1, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes (the "Issue Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City of New York or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses as set forth in the register of holders of Notes. Until otherwise designated by the Company, the Company's office or agency in the City of New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in fully registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

RANKING AND SUBORDINATION

  The payment of principal of, premium, if any, and interest on the Notes will be subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Debt of the Company, whether outstanding on the Issue Date or incurred thereafter. As of March 31, 1997, after giving pro forma effect to the Series A Notes Offering, the Company would have had approximately $93.8 million of Senior Debt, with the ability, subject to certain limitations, to incur approximately $200.0 million of additional Senior Debt pursuant to the Credit Agreement. The Indenture will, subject to certain financial tests, permit the Company and its Restricted Subsidiaries to incur additional Indebtedness, including Senior Debt. See "--Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock."

  Upon any payment or distribution of cash, securities or other property of the Company to creditors upon any liquidation, dissolution or winding up of the Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or securities, the holders of any Senior Debt of the Company will be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the agreements governing such Senior Debt) before the holders of the Notes will be entitled to receive any payment or distribution with respect to the Notes.

  The Company also may not make any payment upon or in respect of the Notes if
(i) a default in the payment of the principal of, premium, if any, or interest on, any Designated Senior Debt occurs and is continuing, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, or (ii) the Trustee has received written notice (a "Payment Blockage Notice") from the representative of any holders of Designated Senior Debt that a nonpayment default has occurred and is continuing with respect to such Designated Senior Debt that permits such holders to accelerate the maturity of such Designated Senior Debt. Payments on the Notes shall resume (and all past due amounts on the Notes, with interest thereon as specified in the Indenture, shall be paid) (i) in the case of a payment default in respect of any Designated Senior Debt, on the date on which such default is cured or waived, and (ii) in the case of a nonpayment default in respect of any Designated Senior Debt, on the earlier of (a) the date on which such nonpayment default is cured or waived, or (b) 179 days after the date on which the Payment Blockage Notice with respect to such default was received by the Trustee, in each case, unless the maturity of any Designated Senior Debt has been accelerated and the Company has defaulted with respect to the payment of such Designated Senior Debt. During any consecutive 365-day period, the aggregate number of days in which payments due on the Notes may not be made as a result of nonpayment defaults on Designated Senior Debt (a "Payment Blockage Period") shall not exceed 179 days, and there shall be a period of at least 186 consecutive days in each consecutive 365-day period when such payments are not prohibited. No event or circumstance that creates a default under any Designated Senior Debt that (i) gives rise to the commencement of a Payment Blockage Period or (ii) exists at the commencement of or during any Payment Blockage Period shall be made the basis for the commencement of any subsequent Payment Blockage Period unless such default has been cured or waived for a period of not less than 90 consecutive days following the commencement of the initial Payment Blockage Period.

  As a result of the subordination provisions described above, in the event of liquidation or insolvency, holders of Notes may recover less ratably than creditors holding Senior Debt of the Company. In such circumstances, funds which would otherwise be payable to the holders of the Notes will be paid to the holders of the Senior Debt to the extent necessary to pay the Senior Debt in full in cash or Cash Equivalents, and the Company may be unable to meet its obligations fully with respect to the Notes.

  The subordination provisions described above will cease to be applicable to the Notes upon any defeasance or covenant defeasance of the Notes. See "-- Defeasance."

SUBSIDIARY GUARANTEES

  The Company's payment obligations under the Notes will be jointly and severally guaranteed by the Subsidiary Guarantors. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be unconditional and absolute, irrespective of any invalidity, illegality, unenforceability of any Note or the Indenture or any extension, compromise, waiver or release in respect of any obligation of the Company or any other Subsidiary Guarantor under any Note or the Indenture, or any modification or amendment of or supplement to the Indenture.

  The obligations of any Subsidiary Guarantor under its Subsidiary Guarantee will be subordinated, to the same extent as the obligations of the Company in respect of the Notes, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of such Subsidiary Guarantor, which will include any guarantee issued by such Subsidiary Guarantor of any Senior Debt, including Indebtedness represented by guarantees under the Credit Agreement. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the extent necessary to provide that such Subsidiary Guarantee does not constitute a fraudulent conveyance under applicable law. Each Subsidiary Guarantor that makes a payment or distribution under its Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor so long as the exercise of such right does not impair the rights of holders of Notes under any Subsidiary Guarantee. See "Risk Factors--Fraudulent Conveyance." A Subsidiary Guarantor shall be released and discharged from its obligations under its Subsidiary Guarantee under certain limited circumstances. See "--Covenants--Limitation on Guarantees of Company Indebtedness by Restricted Subsidiaries" and "--Merger, Consolidation and Sale of Assets."

REDEMPTION

  Mandatory Redemption. The Notes are not subject to any mandatory sinking fund redemption prior to maturity.

  Optional Redemption. Except as set forth below, the Notes are not redeemable at the Company's option prior to June 15, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued and unpaid interest to the date of redemption, if redeemed during the twelve-month period beginning on June 15 of the years indicated below.

             YEAR                           PERCENTAGE
             ----                           ----------
             2002..........................  104.375%
             2003..........................  102.917%
             2004..........................  101.458%
             2005 and thereafter...........  100.000%

  Notwithstanding the foregoing, at any time prior to June 15, 2000, the Company, at its option, may redeem the Notes, in part, with the net proceeds of one or more Public Equity Offerings, at a redemption price equal to 108 3/4% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Notes outstanding must equal at least 66.7% of the aggregate principal amount of the Notes originally issued in this Offering.

  Selection and Notice. If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Company in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a securities exchange, on a pro rata basis, by lot or by any other method as the Trustee shall deem fair and appropriate; provided that Notes redeemed in part shall only be redeemed in integral multiples of $1,000. Notices of any optional or mandatory redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at such holder's registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed, and the Trustee shall authenticate and mail to the holder of the original Note a new Note in principal amount equal to the unredeemed portion of the original Note promptly after the original Note has been canceled. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

CHANGE OF CONTROL

  In the event of a Change of Control (as defined herein), each holder of Notes will have the right, subject to the terms and conditions of the Indenture, to require the Company to offer to repurchase all or any portion (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of repurchase, in accordance with the terms set forth below (a "Change of Control Offer").

  The Credit Agreement prohibits the Company from repurchasing any Notes pursuant to a Change of Control Offer prior to repayment in full of the Senior Bank Debt under the Credit Agreement. As of March 31, 1997, after giving pro forma effect to the Series A Notes Offering, the Company would have had approximately $93.8 million of Senior Debt, with the ability, subject to certain limitations, to incur approximately $200.0 million of additional Senior Debt pursuant to the Credit Agreement. Accordingly, if a Change of Control were to occur, there can be no assurance that the Company will have sufficient assets to satisfy its obligations under the Credit Agreement or, thereafter, to purchase any of the Notes. Any additional credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. Moreover, the Credit Agreement contains a "change of control" provision that is similar to the provision in the

Indenture relating to a Change of Control, and the occurrence of such a "change of control" would constitute a default under the Credit Agreement.

  In the event that a Change of Control occurs at a time when the Company is prohibited from repurchasing the Notes by the Credit Agreement or any other agreement governing Senior Debt of the Company, the Company shall seek either to repay such Senior Debt or to obtain the requisite consents of the holders of such Senior Debt to commence a Change of Control Offer to repurchase the Notes in accordance with the terms of the Indenture. If the Company is unable to obtain such consents and/or repay all such Senior Debt, the Company would remain prohibited from repurchasing any Notes and, as a result, the Company could not commence a Change of Control Offer to repurchase the Notes within 30 days of the occurrence of the Change of Control, which would constitute an Event of Default under the Indenture. The Company's failure to commence such a Change of Control Offer would also constitute an event of default under the Credit Agreement which would permit the lenders thereunder to accelerate all of the Company's Senior Bank Debt under the Credit Agreement. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient assets to first satisfy its obligations under the Credit Agreement or other agreements relating to Senior Debt, if accelerated, and then to repurchase all of the Notes that might be delivered by holders seeking to accept a Change of Control Offer. See "Risk Factors--Risk of Inability to Finance Change of Control Offer."

  Within 30 days following the occurrence of any Change of Control, the Company shall mail to each holder of Notes at such holder's registered address a notice stating: (i) that a Change of Control has occurred and that such holder has the right to require the Company to repurchase all or a portion (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Change of Control Purchase Date"), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the Change of Control Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date, (v) the procedures, consistent with the Indenture, to be followed by a holder of Notes in order to accept a Change of Control Offer or to withdraw such acceptance, and (vi) such other information as may be required by the Indenture and applicable laws and regulations.

  On the Change of Control Purchase Date, the Company will (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Change of Control Purchase Date, and
(iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Change of Control Offer. If less than all Notes tendered pursuant to the Change of Control Offer are accepted for payment by the Company for any reason consistent with the Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate, provided that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the holder of such Note. On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Change of Control Offer to holders of the Notes on or as soon as practicable after the Change of Control Purchase Date.

  The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Change of Control Offer.

COVENANTS

  Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired Debt) or issue any Disqualified Stock if, at the time of and immediately after giving pro forma effect to such incurrence of Indebtedness or issuance of Disqualified Stock, the Debt to Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries is more than 7.0:1 provided that any Indebtedness that is not Senior Debt that is permitted to be incurred hereunder by the Company or any Restricted Subsidiary shall, at the time of incurrence, have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Notes.

  The foregoing limitations will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"):

    (i) Senior Bank Debt arising under the Credit Agreement;

    (ii) Indebtedness of any Restricted Subsidiary consisting of a guarantee of the Company's Senior Bank Debt under the Credit Agreement;

    (iii) Indebtedness of the Company represented by the Notes and Indebtedness of any Subsidiary Guarantor represented by a Subsidiary Guarantee;

    (iv) Indebtedness of the Company represented by the Exchange Notes;

    (v) Indebtedness owed by any Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, or owed by the Company to any Wholly Owned Restricted Subsidiary; provided that any such Indebtedness shall be at all times held by a Person which is either the Company or a Wholly Owned Restricted Subsidiary of the Company; and provided, further that upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Wholly Owned Restricted Subsidiary or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Wholly Owned Restricted Subsidiary to a Person other than the Company or another Wholly Owned Restricted Subsidiary, the incurrence of such Indebtedness shall be deemed to be an incurrence that is not permitted by this clause (v);

    (vi) guarantees of any Restricted Subsidiary that are made in accordance with the provisions of the covenant described under "--Covenants-- Limitation on Guarantees of Company Indebtedness by Restricted
  Subsidiaries";

    (vii) Indebtedness arising with respect to Interest Rate Agreement Obligations incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

    (viii) Purchase Money Indebtedness and Capital Lease Obligations which do not exceed, as determined in accordance with GAAP, $10,000,000 in the aggregate at any one time outstanding;

    (ix) any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement of any Indebtedness described in clauses (i),
  (ii), (iii) and (iv) above ("Refinancing Indebtedness"); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so renewed, extended, substituted, refunded, defeased, refinanced or replaced (plus the premiums paid in connection therewith (which shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced) and the expenses incurred in connection therewith); (b) with respect to Refinancing Indebtedness of any Indebtedness other than Senior Debt, the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced; and (c) with respect to Refinancing Indebtedness of Indebtedness other than Senior Debt incurred by (1) the Company, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Notes as the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced, and (2) a Subsidiary Guarantor, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Subsidiary Guarantee as the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced; and

    (x) Indebtedness of the Company in addition to that described in clauses
  (i) through (ix) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause
  (x) does not exceed $15,000,000 at any one time outstanding.

  Limitation on Restricted Payments. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), (i) no Default or Event of Default (and no event that, after notice or lapse of time, or both, would become an "event of default" under the terms of any indebtedness of the Company or its Restricted Subsidiaries) shall have occurred and be continuing or would occur as a consequence thereof, (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under "--Covenants-- Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" and (iii) the aggregate amount of all Restricted Payments made after September 30, 1994 shall not exceed the sum of (a) an amount equal to the Company's Cumulative Operating Cash Flow less 1.4 times the Company's Cumulative Consolidated Interest Expense, plus (b) the aggregate amount of all net cash proceeds received after September 30, 1994 by the Company (but excluding the net cash proceeds received by the Company from its initial public offering of Class A Common Stock on November 14, 1994) from the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary pursuant to clause (ii) of the next paragraph.

  The foregoing provisions will not prohibit, so long as there is no Default or Event of Default continuing, the following actions (collectively, "Permitted Payments"):

    (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under the Indenture, and such payment shall be deemed to have been paid on such date of declaration for purposes of clause (iii) of the preceding paragraph;

    (ii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or any Indebtedness of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of Capital Stock of the Company (other than any Disqualified Stock); and

    (iii) the payment to Nationwide Communications Inc. of the deferred portion of the purchase price for the three television stations that are subject of the Acquisition Agreement.

  Limitation on Asset Sales. The Indenture will provide that the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as evidenced by a resolution of the Board of Directors set forth in an Officers Certificate delivered to the Trustee) of the assets or other property sold or disposed of in the Asset Sale, and (ii) at least 75% of such consideration is in the form of cash or Cash Equivalents; provided that for purposes of this covenant "cash" shall include the amount of any liabilities (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) of the Company or such Restricted Subsidiary (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or other property in such Asset Sale (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of its Restricted Subsidiaries with respect to such liabilities.

  Within 360 days after any Asset Sale, the Company may elect to apply the Net Proceeds from such Asset Sale to (a) permanently reduce any Senior Debt of the Company, and/or (b) make an investment in, or acquire assets directly related to, the television broadcasting business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Bank Debt of the Company or temporarily invest such Net Proceeds in any manner permitted by the Indenture. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph within 360 days of such Asset Sale will be deemed to constitute "Excess Proceeds."

  As soon as practical, but in no event later than 10 business days after any date (an "Asset Sale Offer Trigger Date") that the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall, if and to the extent permitted by the agreements governing any Senior Debt of the Company and the Existing Notes Indenture as in effect on the original issue date of the Notes, commence an offer to purchase the maximum principal amount of Notes and other Indebtedness of the Company that ranks pari passu in right of payment with the Notes (to the extent required by the instrument governing such other Indebtedness) that may be purchased out of the Excess Proceeds (an "Asset Sale Offer"); provided that prior to making any such Asset Sale Offer the Company may, to the extent required pursuant to the Existing Notes Indentures as in effect on the original issue date of the Notes, use all or a portion of such Excess Proceeds to redeem Existing Notes. Any Notes and other Indebtedness to be purchased pursuant to an Asset Sale Offer shall be purchased pro rata based on the aggregate principal amount of Notes and such other Indebtedness outstanding and all Notes shall be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes. In the event that the Company is prohibited under the terms of any agreement governing outstanding Senior Debt of the Company from repurchasing Notes with Excess Proceeds pursuant to an Asset Sale Offer as set forth in the first sentence of this paragraph, the Company shall promptly use all Excess Proceeds to permanently reduce such outstanding Senior Debt of the Company.

  Within 30 days following any Asset Sale Offer Trigger Date, the Company shall mail to each holder of Notes at such holder's registered address a notice stating: (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (to the extent provided in the immediately preceding paragraph), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Asset Sale Offer Purchase Date"), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the Asset Sale Offer Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date, (v) the procedures, consistent with the Indenture, to be followed by a holder of Notes in order to accept an Asset Sale Offer or to withdraw such acceptance, and (vi) such other information as may be required by the Indenture and applicable laws and regulations.

  On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale (to the extent provided in the second preceding paragraph), (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Asset Sale Offer Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with the Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the holder of such Note. On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Asset Sale Offer to holders of the Notes on or as soon as practicable after the Asset Sale Offer Purchase Date.

  The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer.

  Limitation on Liens. The Indenture will provide that the Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom to secure any Indebtedness; provided that in addition to creating Permitted Liens on its properties or assets, (i) the Company may create any Lien upon any of its properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Notes are equally and ratably secured thereby, and (ii) a Subsidiary Guarantor may create any Lien upon any of its properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if its Subsidiary Guarantee is equally and ratably secured thereby; provided, however, that if (a) the Company creates any Lien on its assets to secure any Subordinated Indebtedness of the Company, the Lien securing such Subordinated Indebtedness shall be subordinated and junior to the Lien securing the Notes with the same or lesser priorities as the Subordinated Indebtedness shall have with respect to the Notes, and (b) a Subsidiary Guarantor creates any Lien on its assets to secure any Subordinated Indebtedness of such Subsidiary Guarantor, the Lien securing such Subordinated Indebtedness shall be subordinated and junior to the Lien securing the Subsidiary Guarantee of such Subsidiary Guarantor with the same or lesser priorities as the Subordinated Indebtedness shall have with respect to the Subordinated Guarantee.

  Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (ii) make loans or advances to the Company or any other Restricted Subsidiary, or (iii) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) the Credit Agreement as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided that such amendments, restatements, renewals, replacement or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Credit Agreement (or, if more restrictive, than those contained in the Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing, (b) applicable law, (c) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition); provided that (1) such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, and (2) the consolidated net income of an Acquired Person for any period prior to such acquisition shall not be taken into account in determining whether such acquisition was permitted by the terms of the Indenture, (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired, (f) an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; provided that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under the covenant described under "--Covenants--Limitation on Asset Sales;" and provided, further, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery, (g) Refinancing Indebtedness permitted under the Indenture; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing, (h) the Acquisition Agreement or (i) the Indenture.

  Limitation on Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and (ii) (a) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, the Company delivers an Officers Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company (and approved by a majority of the Independent Directors or, in the event there is only one Independent Director, by such Independent Director), and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $5,000,000, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the foregoing, this provision will not apply to (i) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder), (ii) any transaction entered into by or among the Company or one of its Wholly Owned Restricted Subsidiaries with one or more Wholly Owned Restricted Subsidiaries of the Company, and (iii) the national advertising representation agreements between the Company (or any of its Restricted Subsidiaries) and Adam Young, Inc. existing on the date of the Indenture (and any renewals, extensions or replacements thereof, and any future such agreements with respect to television stations acquired by the Company or its Restricted Subsidiaries after the date of the Indenture, so long as such renewals, extensions, replacements or future agreements are on terms substantially similar to those of such existing agreements) and other transactions in existence on the date of the Indenture and described or referred to in "Certain Transactions."

  Limitation on Incurrence of Senior Subordinated Indebtedness. The Indenture will provide that (i) the Company will not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes, and (ii) the Company will not, directly or indirectly, permit any Subsidiary Guarantor to incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to its Senior Debt and senior in any respect in right of payment to its Subsidiary Guarantee.

  Limitation on Guarantees of Company Indebtedness by Restricted
Subsidiaries. The Indenture will provide that in the event that any Restricted Subsidiary, directly or indirectly, guarantees any Indebtedness of the Company other than the Notes (the "Other Indebtedness") the Company shall cause such Restricted Subsidiary to concurrently guarantee (an "Additional Guarantee") the Company's Obligations under the Indenture and the Notes to the same extent that such Restricted Subsidiary guaranteed the Company's Obligations under the Other Indebtedness (including waiver of subrogation, if any); provided that if such Other

Indebtedness is (i) Senior Debt, the Additional Guarantee shall be subordinated in right of payment to the guarantee of such Other Indebtedness, in the same manner and to the same extent as the Notes are subordinated to Senior Debt pursuant to the subordination provisions of the Indenture, and such Additional Guarantee shall be on the same terms and subject to the same conditions as the Initial Guarantees given under the Indenture, (ii) Senior Subordinated Indebtedness, the Additional Guarantee shall be pari passu in right of payment with the guarantee of the Other Indebtedness, or (iii) Subordinated Indebtedness, the Additional Guarantee shall be senior in right of payment to the guarantee of the Other Indebtedness, provided, however, that each Additional Guarantee shall by its terms provide that the Additional Guarantor making such Additional Guarantee will be automatically and unconditionally released and discharged from its obligations under such Additional Guarantee upon the release or discharge of the guarantee of the Other Indebtedness that resulted in the creation of such Additional Guarantee, except a discharge or release by, or as a result of, any payment under the guarantee of such Other Indebtedness by such Additional Guarantor.

  Limitation on Subsidiary Capital Stock. The Indenture will provide that the Company will not permit any Restricted Subsidiary of the Company to issue any Capital Stock, except for (i) Capital Stock issued to and held by the Company or a Wholly Owned Restricted Subsidiary, and (ii) Capital Stock issued by a Person prior to the time (a) such Person becomes a Restricted Subsidiary, (b) such Person merges with or into a Restricted Subsidiary or (c) a Restricted Subsidiary merges with or into such Person; provided that such Capital Stock was not issued by such Person in anticipation of the type of transaction contemplated by clauses (a), (b) or (c).

  Limitation on Certain Transfers of Assets. The Indenture will provide that the Company and the Subsidiary Guarantors will not sell, convey, transfer or otherwise dispose of their respective assets or properties to any of the Company's Subsidiaries (other than another Subsidiary Guarantor), except for sales, conveyances, transfers or other dispositions made in the ordinary course of business and except for capital contributions to any Restricted Subsidiary, the only material assets of which are broadcast licenses. For purposes of this provision, any sale, conveyance, transfer, lease or other disposition of property or assets, having a fair market value in excess of (i) $1,000,000 for any sale, conveyance, transfer, leases or disposition or series of related sales, conveyances, transfers, leases and dispositions and (ii) $5,000,000 in the aggregate for all such sales, conveyances, transfers, leases or dispositions in any fiscal year of the Company shall not be considered "in the ordinary course of business."

  Future Subsidiary Guarantors. The Indenture will provide that the Company and each Subsidiary Guarantor shall cause each Restricted Subsidiary of the Company which, after the date of the Indenture (if not then a Subsidiary Guarantor), becomes a Restricted Subsidiary to execute and deliver an indenture supplemental to the Indenture and thereby become an Additional Guarantor which shall be bound by the Guarantee of the Notes in the form set forth in the Indenture (without such Additional Guarantor being required to execute and deliver the Guarantee endorsed on the Notes).

  Provision of Financial Statements. The Indenture will provide that, whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (i) within 15 days of each Required Filing Date, (a) transmit by mail to all holders of Notes, as their names and addresses appear in the Note register, without cost to such holders and (b) file with the Trustee copies of the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if filing such documents by the Company with the Commission is prohibited under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost.

  Additional Covenants. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in the City of New York; (iii) maintenance of corporate existence; (iv) payment of taxes and other claims; (v) maintenance of properties; and (vi) maintenance of insurance.

MERGER, CONSOLIDATION AND SALE OF ASSETS

  The Indenture will provide that the Company shall not consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Person (if other than the Company) assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving Person will (A) have Consolidated Net Worth (immediately after giving effect to the Disposition on a pro forma basis) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, and (B) at the time of such Disposition and after giving pro forma effect thereto, the Surviving Person would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "--Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock."

  The Indenture will provide that in the event of a sale of all or substantially all of the assets of any Subsidiary Guarantor or all of the Capital Stock of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, then the Surviving Person of any such merger or consolidation, or such Subsidiary Guarantor, if all of its Capital Stock is sold, shall be released and relieved of any and all obligations under the Subsidiary Guarantee of such Subsidiary Guarantor if (i) the person or entity surviving such merger or consolidation or acquiring the Capital Stock of such Subsidiary Guarantor is not a Subsidiary of the Company, and (ii) the Net Proceeds from such sale are used after such sale in a manner that complies with the provisions of the covenant described under""--Covenants--Limitation on Asset Sales" concerning the disposition of Net Proceeds from an Asset Sale. Except as provided in the preceding sentence, the Indenture will provide that no Subsidiary Guarantor shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Subsidiary Guarantor and whether or not such Subsidiary Guarantor is the Surviving Person, unless (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Person (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving Person will have Consolidated Net Worth (immediately after giving pro forma effect to the Disposition) equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction; provided, however, that clause (iv) of this paragraph shall not be a condition to a merger or consolidation of a Subsidiary Guarantor if such merger or consolidation only involves the Company and/or one or more Wholly Owned Restricted Subsidiaries of the Company.

  In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or any Subsidiary Guarantor is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company or any such Subsidiary Guarantor under the Notes and the Indenture pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor, as the case may be, and the Company or such Subsidiary Guarantor, as the case may be, would be discharged from its obligations under the Indenture, the Notes or its Subsidiary Guarantee, as the case may be.

EVENTS OF DEFAULT

  The Indenture will provide that each of the following constitutes an Event of Default:

    (i) a default for 30 days in the payment when due of interest on any Note (whether or not prohibited by the subordination provisions of the Indenture);

    (ii) a default in the payment when due of principal on any Note (whether or not prohibited by the subordination provisions of the Indenture), whether upon maturity, acceleration, optional or mandatory redemption, required repurchase or otherwise;

    (iii) failure to perform or comply with any covenant, agreement or warranty in the Indenture (other than the defaults specified in clauses (i) and (ii) above) which failure continues (A) in the case of any such covenant, agreement or warranty described herein under "--Covenants-- Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock," "--Covenants--Limitation on Restricted Payments," "--Covenants-- Limitation on Asset Sales," and "Merger, Consolidation and Sale of Assets," for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes and (B) in the case of any other such covenant, agreement or warranty contained in the Indenture, for 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes;

    (iv) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company, any Subsidiary Guarantor or any other Restricted Subsidiary then has outstanding Indebtedness in excess of $5,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

    (v) except as permitted by the Indenture, any Subsidiary Guarantee shall for any reason cease to be, or be asserted in writing by any Subsidiary Guarantor or the Company not to be, in full force and effect, and enforceable in accordance with its terms;

    (vi) one or more judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in the aggregate (net of amounts covered by reputable and credit worthy insurance company, or by bond, surety or similar instrument) shall be entered against the Company, any Subsidiary Guarantor or any other Restricted Subsidiary or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed for a period of 60 days after their entry;

    (vii) any holder or holders of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary with an aggregate fair market value (as determined in good faith by the Company's Board of Directors) of at least $500,000 that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of such Indebtedness, such assets of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

    (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company, any Subsidiary Guarantor or any other Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 days; or

    (ix) (a) the Company, any Subsidiary Guarantor or any other Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company, any Subsidiary Guarantor or any other Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company, such Subsidiary Guarantor or such Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company, any Subsidiary Guarantor or any other Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company, any Subsidiary Guarantor or any other Restricted Subsidiary (x) consents to the filing of such petition or the appointment of or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, such Subsidiary Guarantor or such Restricted Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company, any Subsidiary Guarantor or any other Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (ix).

  If any Event of Default (other than as specified in clauses (viii) or (ix) of the preceding paragraph) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may, and the Trustee at the request of such holders shall, declare all the Notes to be due and payable immediately; provided, however, that if any Indebtedness is outstanding pursuant to the Credit Agreement upon a declaration of acceleration of the Notes, the principal and interest on the Notes will not be payable until the earlier of (1) the day which is five business days after notice of acceleration is given to the Company and the representative of the lenders under the Credit Agreement, and (2) the date of acceleration of the Indebtedness under the Credit Agreement. Notwithstanding the foregoing, in the case of an Event of Default arising from the events specified in clauses (viii) or (ix) of the preceding paragraph, the principal of, premium, if any, and any accrued and unpaid interest on all outstanding Notes shall ipso facto become immediately due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (iv) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (iv) have rescinded the declaration of acceleration in respect of such Indebtedness within 15 business days of the date of such declaration and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and (b) all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

  The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except (i) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes (which may only be waived with the consent of each holder of Notes affected), or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  The Indenture will provide that no director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligation of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting a Note waives and releases such Persons from all such liability and such waiver and release is part of the consideration for the issuance of the Notes.

DEFEASANCE

  The Indenture will provide that (i) the Company will be discharged from any and all obligations in respect of the Notes and the Subsidiary Guarantors will be released from their Subsidiary Guarantees ("defeasance") or (ii) the payment of the Notes may not be accelerated upon an Event of Default specified in clauses (iii), (iv), (v), (vi) or (vii) of "--Events of Default" ("covenant defeasance"), in either case (i) or (ii) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized accounting firm to pay the principal of, premium, if any, and each installment of interest, if any, on the Notes. With respect to covenant defeasance under clause (ii), the obligations under the Indenture (other than the covenants that are the subject of such covenant defeasance) and the Events of Default (other than the Event of Default specified above) shall remain in full force and effect. Such trust may only be established if, among other things, (i) (a) with respect to defeasance, the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable federal income tax law, which in the opinion of counsel provides that holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred, or (b) with respect to covenant defeasance, the Company has delivered to the Trustee an opinion of counsel to the effect that holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred; (ii) no Default or Event of Default shall have occurred and be continuing (and no Default or Event of Default specified in clauses (viii) or (ix) of the first paragraph under "Events of Default" shall have occurred at any time during the period ending on the 91st day after the date of such deposit in trust); (iii) the Company has delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and (iv) certain other customary conditions precedent shall have been satisfied.

TRANSFER AND EXCHANGE

  The registered holder of a Note will be treated as the owner of it for all purposes. A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar shall be required to issue, register the transfer of or exchange any Note (i) during a period beginning at the opening of business on the day that the Trustee receives notice of any redemption from the Company and ending at the close of business on the day the notice of redemption is sent to holders, (ii) selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part may be transferred or exchanged, and (iii) during a Change of Control Offer or an Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next two paragraphs, the Indenture or the Notes may be amended or supplemented with the written consent of the holders of at least a majority in aggregate principal amount of the then outstanding

Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

  Without the consent of each holder affected, an amendment or waiver shall not: (i) reduce the principal amount of the Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note, or alter the provisions with respect to the redemption of the Notes in a manner adverse to the holders of the Notes, (iii) reduce the rate of or change the time for payment of interest on any Note,
(iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on, the Notes (except that holders of at least a majority in aggregate principal amount of the then outstanding Notes may (a) rescind an acceleration of the Notes that resulted from a non-payment default, and (b) waive the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or premium, if any, or interest on, the Notes, (vii) waive a redemption payment with respect to any Note, (viii) make any change to the subordination provisions of the Indenture that adversely affects holders, or (viii) make any change in the foregoing amendment and waiver provisions.

  Notwithstanding the foregoing, without the consent of any holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes
(i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Company's obligations to holders of the Notes in the event of any Disposition involving the Company in which the Company is not the Surviving Person, (iv) to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the interests of any such holder, or (v) to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

THE TRUSTEE

  In the event that the Trustee becomes a creditor of the Company, the Indenture contains certain limitations on the rights of the Trustee to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee, or resign.

  The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default has occurred and has not been cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for the definition of all other terms used in the Indenture.

  "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time the Acquired Person merges with or into, or becomes a Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Subsidiary of, such specified Person.

  "Acquisition" refers to the purchase by the Company from Nationwide Communications Inc. of Television Stations WRIC-TV, Richmond, Virginia, WATE-TV, Knoxville, Tennessee, and WBAY-TV, Green Bay, Wisconsin, pursuant to the Acquisition Agreement.

  "Acquisition Agreement" means the Agreement of Sale, dated June 3, 1994, between Nationwide Communications Inc. and the Company.

  "Additional Guarantee" means any guarantee of the Company's obligations under the Indenture and the Notes issued after the Issue Date as described in "--Covenants--Limitation on Guarantees of Company Indebtedness by Restricted Subsidiaries."

  "Additional Guarantor" means any Subsidiary of the Company that guarantees the Company's obligations under the Indenture and the Notes issued after the Issue Date as described in "--Covenants--Limitation on Guarantees of Company Indebtedness by Restricted Subsidiaries" and "--Covenants--Future Subsidiary Guarantors."

  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

  "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall not be an "Asset Sale" but instead shall be governed by the provisions of the Indenture described under "Merger, Consolidation and Sale of Assets"), or (ii) the issuance or sale of Capital Stock of any Restricted Subsidiary, in each case, whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Wholly-Owned Restricted Subsidiary) for Net Proceeds in excess of $1,000,000.

  "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.

  "Capital Lease Obligation" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.

  "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition, issued, fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition, (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Corporation or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition, and (d) money market accounts or funds with or issued by Qualified Issuers.

  "Change of Control" means the occurrence of either of the following events:
(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total outstanding Voting Stock of the Company; provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office.

  "Company" means Young Broadcasting Inc., a Delaware corporation, unless and until a successor replaces it in accordance with the Indenture and thereafter means such successor.

  "Consolidated Interest Expense" means, with respect to any period, the sum of (i) the interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under interest rate contracts (including amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) accrued interest, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, and all capitalized interest of the Company and its Restricted Subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP consistently applied.

  "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Company or its Restricted Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) net gain but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets (including, without limitation, pursuant to sale and leaseback transactions) other than in the ordinary course of business, or (v) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders.

  "Consolidated Net Worth" means, with respect to any Person on any date, the equity of the common and preferred stockholders of such Person and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP consistently applied.

  "Credit Agreement" means the Amended and Restated Credit Agreement, entered into on November 15, 1996, between the Company, the lenders named therein, Morgan Guaranty Trust Company of New York, as Syndication Agent, Canadian Imperial Bank of Commerce, as Documentation Agent, and Bankers Trust Company, as Administrative Agent and Issuing Bank, as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.

  "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense from October 1, 1994 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

  "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow from October 1, 1994 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

  "Debt to Operating Cash Flow Ratio" means, with respect to any date of determination, the ratio of (i) the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference or redemption amount of all Disqualified Stock of the Company and its Restricted Subsidiaries (excluding any such Disqualified Stock held by the Company or its Wholly Owned Restricted Subsidiaries), to (ii) Operating Cash Flow of the Company and its Restricted Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending on or immediately prior to such date, determined on a pro forma basis after giving pro forma effect to
(i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period); (iii) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period.

  "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

  "Designated Senior Debt" means (i) the Senior Bank Debt, and (ii) any other Senior Debt of the Company permitted to be incurred under the Indenture the principal amount of which is $20,000,000 or more at the time of the designation of such Senior Debt as "Designated Senior Debt" by the Company in a written instrument delivered to the Trustee.

  "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon a change of control of the Company in circumstances where the holders of the Notes would have similar rights), in whole or in part on or prior to the stated maturity of the Notes.

  "Dollars" and "$" means lawful money of the United States of America.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Film Contracts" means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

  "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (iv) all Interest Rate Agreement Obligations of such Person, (v) all liabilities secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the value of the property subject to such Lien, (vi) all obligations to purchase, redeem, retire, or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (vii) to the extent not included in (vi), all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon, and (viii) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Company and the Restricted Subsidiaries shall not include current trade payables incurred in the ordinary course of business and payable in accordance with customary practices, and non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by the fair market value of, such Disqualified Stock, such fair market value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock.

  "Independent Director" means a director of the Company other than a director
(i) who (apart from being a director of the Company or any Subsidiary) is an employee, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years, or (ii) who is a director, employee, associate or Affiliate of another party to the transaction in question.

  "Initial Guarantees" means the guarantees of the Company's obligations under the Indenture and the Notes by the Initial Guarantors.

  "Initial Guarantors" means (i) Young Broadcasting of Albany, Inc., a Delaware corporation, (ii) Young Broadcasting of La Crosse, Inc., a Wisconsin corporation, (iii) Young Broadcasting of Lansing, Inc., a Michigan corporation, (iv) Winnebago Television Corporation, an Illinois corporation,
(v) Young Broadcasting of Nashville, Inc., a Delaware corporation, (vi) YBT, Inc., a Delaware corporation, (vii) WKRN, L.P., a Delaware limited partnership, (viii) Young Broadcasting of Louisiana, Inc., a Delaware corporation, (ix) LAT, Inc., a Delaware corporation, (x) KLFY, L.P., a Delaware limited partnership, (xi) Young Broadcasting of Richmond, Inc., a Delaware corporation, (xii) Young Broadcasting of Green Bay, Inc., a Delaware corporation, (xiii) Young Broadcasting of Knoxville, Inc., a Delaware corporation, (xiv) WATE, L.P., a Delaware limited partnership, (xv) YBK, Inc., a Delaware corporation, (xvi) Young Broadcasting of Davenport, Inc., a Delaware corporation, (xvii) Young Broadcasting of Sioux Falls, Inc., a Delaware corporation, (xviii) Young Broadcasting of Rapid City, Inc., a Delaware corporation, (xix) Young Broadcasting of Los Angeles, Inc., a Delaware corporation, and (xx) Fidelity Television, Inc., a California corporation.

  "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

  "Interest Rate Agreement Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates of such Person) in the form of loans, Guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

  "Net Proceeds" means, with respect to any Asset Sale by any Person, the aggregate cash proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of
(i) the cash received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such Person in connection with such Asset Sale, plus (b) all fees, commissions and other expenses incurred by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller's indemnities to purchaser in respect of such Asset Sale undertaken by the Company or any of its Restricted Subsidiaries in connection with such Asset Sale plus (e) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such Asset Sale.

  "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, plus (i) extraordinary net losses and net losses realized on any sale of assets during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (iv) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles, including Film Contracts and write-downs of Film Contracts), minus (v) any cash payments contractually required to be made with respect to Film Contracts (to the extent not previously included in computing such Consolidated Net Income).

  "Permitted Holders" means (i) any of Adam Young or Vincent Young; (ii) the spouse, ancestors, siblings, descendants (including children or grandchildren by adoption) of any such siblings or the spouse of any of the

Persons described in clause (i); (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company; (iv) any trusts created for the benefit of the Persons described in clause (i),
(ii) or (iii) or any trust for the benefit of any such trust; or (v) any Person controlled by any of the Persons described in clause (i), (ii), (iii) or (iv). For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

  "Permitted Investments" means (i) any Investment in the Company or any Wholly Owned Restricted Subsidiary; (ii) any Investments in Cash Equivalents;
(iii) any Investment in a Person (an "Acquired Person") if, as a result of such Investment, (a) the Acquired Person becomes a Wholly Owned Restricted Subsidiary of the Company, or (b) the Acquired Person either (1) is merged, consolidated or amalgamated with or into the Company or one of its Wholly Owned Restricted Subsidiaries and the Company or such Wholly Owned Restricted Subsidiary is the Surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company or one of its Wholly Owned Restricted Subsidiaries; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) notes from employees issued to the Company representing (x) loans for the payment of the exercise price of options to purchase Capital Stock of the Company or (y) loans to satisfy federal income tax withholding requirements relating to the issuance of Capital Stock of the Company pursuant to the Company's Incentive Stock Grant Program, in an aggregate amount not to exceed $2,000,000 outstanding at any one time; (vi) any securities received in connection with an Asset Sale that complies with the covenant described under "Covenants-- Limitations on Asset Sales"; (vii) any Investment represented by the Company's obligations to Nationwide Communications Inc. pursuant to the Acquisition Agreement; (viii) Interest Rate Agreement Obligations permitted pursuant to the second paragraph of the covenant described under "--Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock"; (ix) any Guarantee issued by any Subsidiary of the Company in respect of Senior Debt and any Subsidiary Guarantee; and (x) any other Investments that do not exceed $5,000,000 in amount in the aggregate at any one time outstanding.

  "Permitted Liens" means (i) Liens on assets or property of the Company that secure Senior Debt of the Company and Liens on assets or property of a Restricted Subsidiary that secure Senior Debt of such Restricted Subsidiary, in each case in which such Senior Debt is permitted under the provisions of the covenant described under "--Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" and provided that the provisions described under "--Covenants--Limitations on Guarantees of Company Indebtedness by Restricted Subsidiaries" are complied with; (ii) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such Person; (iii) Liens on property acquired by the Company or a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property;
(iv) Liens arising from Capital Lease Obligations permitted under the Indenture; (v) Liens arising from Purchase Money Indebtedness permitted under the Indenture; (vi) Liens in respect of Interest Rate Agreement Obligations permitted under the Indenture; (vii) Liens in favor of the Company or any Restricted Subsidiary; (viii) Liens incurred, or pledges and deposits in connection with, workers' compensation, unemployment insurance and other social security benefits, and leases, appeal bonds and other obligations of like nature incurred by the Company or any Restricted Subsidiary in the ordinary course of business; (ix) Liens imposed by law, including, without limitation, mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, incurred by the Company or any Restricted Subsidiary in the ordinary course of business; and (x) Liens for ad valorem, income or property taxes or assessments and similar charges which either are not delinquent or are being contested in good faith by appropriate proceedings for which the Company has set aside on its books reserves to the extent required by GAAP.

  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

  "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

  "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company, pursuant to an effective registration statement filed under the Securities Act, the net proceeds of which to the Company (after deducting any underwriting discounts and commissions) exceed $25,000,000.

  "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in connection with the purchase of property or assets for the business of the Company and its Restricted Subsidiaries.

  "Qualified Issuer" means (A) any lender that is a party to the Credit Agreement; and (B) any commercial bank (i) which has capital and surplus in excess of $100,000,000, and (ii) the outstanding short-term debt securities of which are rated at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by nationally recognized rating agency if both the two named rating agencies cease publishing ratings of investments.

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or such Restricted Subsidiary or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than any Capital Stock owned by the Company or any Wholly Owned Restricted Subsidiary);
(iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes other than a purchase, redemption, defeasance or other acquisition or retirement for value that is paid for with the proceeds of Refinancing Indebtedness that is permitted under the covenant described under "-- Covenants--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock"; or (iv) any Restricted Investment. Notwithstanding the foregoing, a "Restricted Payment" shall not include the repurchase of the Company's DEF Preferred Stock (as defined in the Company's Prospectus dated November 7, 1994 relating to the November 1994 Notes (the "Prospectus"), and related warrants pursuant to the Financing Plan as described in the Prospectus.

  "Restricted Subsidiary" means each direct or indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

  "Senior Bank Debt" means (i) the Indebtedness outstanding or arising under the Credit Agreement up to a maximum principal amount of $500,000,000, less any required repayments which result in a permanent reduction in the commitments thereunder, (ii) all Obligations incurred by or owing to the holders of such Indebtedness outstanding or arising under the Credit Agreement (including, but not limited to, all fees and expenses of counsel and all other charges, fees and expenses), and (iii) all Interest Rate Agreement Obligations arising pursuant to the Interest Rate and Currency Exchange Agreement dated as of June 30, 1989 between the Company and

Morgan Guaranty Trust Company of New York (or its assigns), any schedule thereto or any confirmation of an interest rate swap transaction thereunder, as the same may be amended or modified from time to time.

  "Senior Debt" means (A) with respect to the Company, the principal of and interest (including Post-Petition Interest) on, and all other amounts owing in respect of, (i) Senior Bank Debt, (ii) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture (including, but not limited to, reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Notes, and (B) with respect to any Subsidiary Guarantor, the principal of and interest (including Post-Petition Interest) on, and all other amounts owing in respect of, (i) such Subsidiary Guarantor's obligations in respect of the Senior Bank Debt, including its obligations as a guarantor thereof, and (ii) any other Indebtedness permitted to be incurred by such Subsidiary Guarantor under the terms of the Indenture (including, but not limited to, reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor. Notwithstanding the foregoing, Senior Debt shall not include (i) any Indebtedness for federal, state, local or other taxes, (ii) any Indebtedness among or between the Company, any Restricted Subsidiary and/or their Affiliates, (iii) any Indebtedness incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business or any Obligations in respect of any such Indebtedness, (iv) any Indebtedness that is incurred in violation of the Indenture, (v) Indebtedness evidenced by the Notes or the Subsidiary Guarantees, or (vi) Indebtedness of a Person that is expressly subordinate or junior in right of payment to any other Indebtedness of such Person.

  "Senior Subordinated Indebtedness" means (A) with respect to the Company, all Indebtedness of the type referred to in clause (A)(ii) of the definition of Senior Debt unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is either Senior Debt of the Company or is subordinated in right of payment to the Notes, and (B) with respect to each Subsidiary Guarantor, all Indebtedness of the type referred to in clause (B)(ii) of the definition of Senior Debt unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is either Senior Debt of such Subsidiary Guarantor or subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor. Notwithstanding the foregoing, Senior Subordinated Indebtedness shall not include any Indebtedness of the type referred to in clauses (i), (ii), (iii) and (iv) at the end of the definition of Senior Debt.

  "Subordinated Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor of the type referred to in clause (A)(ii) or (B)(ii) of the definition of Senior Debt if the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is (A) if incurred by the Company, subordinated in right of payment to the Notes, or (B) if incurred by a Subsidiary Guarantor, subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor.

  "Subsidiary" of any Person means (i) any corporation more than 50% of the outstanding Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

  "Subsidiary Guarantees" means the Initial Guarantees and any Additional Guarantees.

  "Subsidiary Guarantors" means the Initial Guarantors and any Additional Guarantors.

  "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

  "Television Stations" means the Television Stations presently known as WKRN-TV, Nashville, Tennessee, WTEN-TV, Albany, New York, WLNS-TV, Lansing, Michigan, KLFY-TV, Lafayette, Louisiana, WKBT-TV, La Crosse-Eau Claire, Wisconsin, WTVO-TV, Rockford, Illinois, WRIC-TV, Richmond, Virginia, WATE-TV, Knoxville, Tennessee, WBAY-TV, Green Bay, Wisconsin, KWQC-TV, Davenport, Iowa, KELO-TV, Sioux Falls, South Dakota and KCAL-TV, Los Angeles, California.

  "Unrestricted Subsidiary" means any Subsidiary of the Company designated as an Unrestricted Subsidiary by the Board of Directors of the Company; provided that (i) if such Subsidiary is formed or created by the Company, such Subsidiary (a) is designated as an Unrestricted Subsidiary prior to such formation or creation, (b) has total assets at the time of such formation or creation with a fair market value not exceeding $1,000, and (c) does not own any Capital Stock of the Company or any Restricted Subsidiary, (ii) if such Subsidiary is acquired by the Company, such Subsidiary is designated as an Unrestricted Subsidiary prior to the consummation of such acquisition, (iii) no portion of any Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (a) is guaranteed by, or is otherwise the subject of credit support provided by the Company or any of its Restricted Subsidiaries (b) is recourse to or obligates the Company or any of its Restricted Subsidiaries in any way, or (c) subjects any property or asset of the Company or any of its Restricted Subsidiaries directly or indirectly, contingently or otherwise, to the satisfaction of such Indebtedness or other obligation, (iv) neither the Company nor any of its Restricted Subsidiaries has any contract, agreement, arrangement or understanding with such Subsidiary other than on terms as favorable to the Company or such Restricted Subsidiary as those that might be obtained at the time from Persons that are not Affiliates of the Company, and (v) neither the Company nor any of its Restricted Subsidiaries has any obligation (a) to subscribe for additional shares of Capital Stock of such Subsidiary, or (b) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Company's Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Company's Board of Directors giving effect to such designation and a certificate stating that such designation complies with the foregoing conditions. Notwithstanding the foregoing or any other provision of the Indenture to the contrary, no assets of the Television Stations may be held at any time by any Unrestricted Subsidiary, other than assets transferred to Unrestricted Subsidiaries that in the aggregate are not material to such broadcasting operations. In the event of any Disposition involving the Company in which the Company is not the Surviving Person, the Board of Directors of the Surviving Person may (x) prior to such Disposition, designate any of its Subsidiaries, and any of the Company's Subsidiaries being acquired pursuant to such Disposition that are not Restricted Subsidiaries, as Unrestricted Subsidiaries, and (y) after such Disposition, designate any of its direct or indirect Subsidiaries as an Unrestricted Subsidiary under the same conditions and in the same manner as the Company under the terms of the Indenture.

  "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with
(b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

  "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary with respect to which all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company or a Surviving Person of any Disposition involving the Company, as the case may be.

                         DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

  The Company has three classes of Common Stock, designated as Class A, Class B and Class C, each share having a par value of $.001 (the "Common Stock"). The Company also has one class of Preferred Stock, divided into three series (the "Preferred Stock"), none of which is currently issued. Each class of Common Stock has substantially identical rights, except with respect to voting. The Class A Common Stock entitles its holders to one vote per share on all matters submitted to a vote of the holders of Common Stock. The Class B Common Stock entitles its holders to ten votes per share, except as described below. Holders of Class C Common Stock are not entitled to vote, except in connection with any change to the Company's Certificate of Incorporation (the "Certificate") which would adversely affect their rights as holders of such class of Common Stock. Holders of all classes of Common Stock entitled to vote will vote together as a single class on all matters presented to the stockholders for their vote or approval except as otherwise required by the General Corporation Law of the State of Delaware ("Delaware Law").

  All of the Company's outstanding shares of Class B Common Stock are held by Company management and by or in trust for family members of management. The Certificate provides for a defined "Management Group" which includes such members of management and also includes a defined group of relatives of Vincent Young and Adam Young, the Chairman and Treasurer, respectively, of the Company. The Management Group, by virtue of its ownership of the Class B Common Stock, with its super voting rights as described below, retain control over the Company's business and operations. In the event any shares of Class B Common Stock are transferred outside of the Management Group, such shares will automatically be converted into shares of Class A Common Stock. In addition, if the total number of shares of Common Stock held by members of the Management Group falls to below 10% of the total number of shares of Common Stock outstanding, all of the outstanding shares of Class B Common Stock automatically will be reclassified as Class A Common Stock.

  Holders of Class C Common Stock may at any time convert their shares into the same number of shares of Class A Common Stock. Holders of Class A Common Stock may convert their shares into the same number of shares of Class C Common Stock, provided that prior notice of such conversion is given to each holder of shares of Class C Common Stock. In addition, the Company is required to give notice to holders of Class C Common Stock before it acquires any shares of Class A Common Stock or takes any other action affecting the voting rights of Class A Common Stock. In any merger, consolidation or business combination, the consideration to be received per share by holders of Class A and Class C Common Stock must be identical to that received by holders of Class B Common Stock, except that in any such transaction in which shares of Common Stock are distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the classes of Common Stock.

  The holders of Class A Common Stock and Class B Common Stock vote as a single class, with each share of each class entitled to one vote per share, with respect to any proposed (a) "going private" transaction, (b) sale or other disposition of all or substantially all of the Company's assets, (c) sale or transfer which would cause a fundamental change in the nature of the Company's business and (d) merger or consolidation of the Company in which the holders of the Company's Common Stock will own less than 50% of the Common Stock following such transaction. A "going private" transaction is any "Rule 13e-3 Transaction," as such term is defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, between the Company and (i) Vincent Young or Adam Young, or (ii) any affiliate of Vincent Young or Adam Young, or (iii) any group of which Vincent Young or Adam Young or an affiliate of Vincent Young or Adam Young is a member. An "affiliate" is defined as (i) any individual or entity who or that, directly or indirectly, controls, is controlled by, or is under common control with Vincent Young or Adam Young,
(ii) any corporation or organization (other than the Company or a majority-owned subsidiary of the Company) of which Vincent Young or Adam Young is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting securities, or in which Vincent Young or Adam Young has a substantial beneficial interest, (iii) a voting trust or similar arrangement pursuant to which Vincent Young or Adam Young generally controls the vote of the shares of

Common Stock held by or subject to such trust or arrangement, (iv) any other trust or estate in which Vincent Young or Adam Young has a substantial beneficial interest or as to which Vincent Young or Adam Young serves as trustee or in a similar fiduciary capacity, or (v) any relative or spouse of Vincent Young or Adam Young, or any relative of such spouse, who has the same residence as Vincent Young or Adam Young.

  Under Delaware law, the holders of each class of Common Stock are entitled to vote as a separate class with respect to any amendment to the Certificate that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or modify or change the powers, preferences or special rights of the shares of such class so as to affect such class adversely.

  For a discussion of the effects of disproportionate voting rights of the Common Stock, see "Risk Factors--Voting Rights; Control by Certain Stockholders; Possible Anti-takeover Effect."

  Stockholders of the Company have no preemptive rights or other rights to subscribe for additional shares. Subject to the rights of holders of Preferred Stock, if any, and the provisions of the Senior Credit Facility and the Indentures, all holders of Common Stock, regardless of class, are entitled to share equally on a share-for-share basis in any assets available for distribution to stockholders on liquidation, dissolution or winding up of the Company. No shares of any class of Common Stock have conversion rights or are subject to redemption.

  Holders of Common Stock are entitled to receive such dividends, if any, as may be declared by the Company's Board of Directors out of funds legally available therefor, but only if all dividends due on the outstanding Preferred Stock have been paid. Under the Senior Credit Facility and the Indentures, the Company's ability to declare dividends will be restricted.

PREFERRED STOCK

  The Company's Board of Directors is authorized to provide for the issuance of Preferred Stock in one or more series and to fix the designations, preferences, powers and relative, participating, optional and other rights, qualifications, limitations and restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption price and liquidation preference, and to fix the number of shares to be included in any such series. Any Preferred Stock so issued may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of Preferred Stock may have class or series voting rights.

DELAWARE LAW AND CERTAIN CHARTER PROVISIONS

  The Company is subject to the anti-takeover provisions of Section 203 of the Delaware Law. In general, these provisions prohibit a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the proposed business combination, did own) 15% or more of the corporation's voting stock. These provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company.

FOREIGN OWNERSHIP

  Under the Certificate, the Company is not permitted to issue or transfer on its books any of its capital stock to or for the account of any alien if after giving effect to such issuance or transfer, the capital stock held by or for the account of any alien or aliens would exceed, individually or in the aggregate, 25% of the Company's capital stock at any time outstanding. Any issuance or transfer of capital stock in violation of such prohibition will be void and of no force and effect. The Certificate also provides that no alien or aliens shall be entitled to vote or direct or control the vote of more than 25% of the total voting power of all of the shares of capital stock of the Company outstanding and entitled to vote at any time and from time-to-time. In addition, the Certificate provides that no alien shall be qualified to act as an officer of the Company and no more than 25% of the total number of directors of the Company at any time may be aliens. The Certificate further gives the Board of Directors of the Company all power necessary to administer the above provisions. See "Business--Federal Regulation of Television Broadcasting."

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Series A Notes were originally sold by the Company on June 23, 1997 to the Initial Purchaser pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Series A Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the Purchase Agreement, the Company, the Subsidiary Guarantors and the Initial Purchaser entered into the Registration Rights Agreement pursuant to which each of the Company and the Subsidiary Guarantors agreed, for the benefit of the holders, that it would, at its own cost, (i) within 60 days after the original issue date of the Series A Notes, file a registration statement (the "Exchange Offer Registration Statement") with the Commission with respect to the Exchange Offer for the Series B Notes and (ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 120 days after the date on which the Exchange Offer Registration Statement is required to be filed with the Commission. The Company and the Subsidiary Guarantors will offer the Series B Notes (and the related guarantees) in exchange for surrender of the Series A Notes (and the related guarantees). The Company and the Subsidiary Guarantors will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Series A Notes. For each of the Series A Notes surrendered pursuant to the Exchange Offer, the holder who surrendered such Series A Note will receive a Series B Note having a principal amount equal to that of the surrendered Series A Note and a related guarantee. Based on no-action letters issued by the staff of the Commission to third parties, the Company believes the Series B Notes (and the related guarantees) will be freely transferable by holders thereof and any person who receives the Series B Notes after the Exchange Offer without further registration under the Securities Act only if
(i) the Series B Notes were acquired in the ordinary course of business of such holder or such other person, (ii) neither such holder nor such other person is engaging in or intends to engage in a distribution of the Series B Notes and (iii) neither such holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the Series B Notes. However, any purchaser of Series A Notes who is an "affiliate" of the Company or any of the Subsidiary Guarantors or who intends to participate in the Exchange Offer for the purpose of distributing the Series B Notes (i) will not be able to rely on the position of the staff of the Commission, (ii) will not be able to tender its Series A Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Series A Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

  Each holder of the Series A Notes (other than certain specified holders) who wishes to exchange the Series A Notes for Series B Notes in the Exchange Offer will be required to represent in the Letter of Transmittal that (i) it is not an affiliate of the Company or any of the Subsidiary Guarantors, (ii) the Series B Notes to be received by it are being acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Series B Notes. In addition, in connection with any resales of Series B Notes, any Participating Broker-Dealer who acquired the Series A Notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Series B Notes (other than a resale of an unsold allotment from the original sale of the Series A Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Series B Notes.

  In the event that applicable interpretations of the staff of the Commission do not permit the Company and the Subsidiary Guarantors to effect such an Exchange Offer, or, under certain other circumstances, including if for any other reason the Exchange Offer is not consummated within 240 days after the original issue date of the Series A Notes, each of the Company and the Subsidiary Guarantors, jointly and severally, will at its cost, (a) as promptly as reasonably practicable, file a shelf registration statement covering resales of the Series A Notes (the

"Shelf Registration Statement"), (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and
(c) use its best efforts to keep effective the Shelf Registration Statement until the earlier of two years after its effective date and such time as all of the applicable Series A Notes have been sold thereunder. The Company will, in the event of the filing of the Shelf Registration Statement, provide to each holder of the Series A Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Series A Notes (and the related guarantees). A holder that sells its Series A Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

  If the Company and the Subsidiary Guarantors fail to comply with the above provisions or if the registration statement described above fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable with respect to the Series A Notes as follows:

    (i) if the Exchange Offer Registration Statement or Shelf Registration Statement is not filed within 60 days following the Issue Date, Additional Interest shall be accrued on the Series A Notes over and above the stated interest at a rate of .50% per annum for the first 90 days immediately following the 46th day after the Issue Date, such Additional Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period;

    (ii) if an Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within 120 days following the date on which such registration statement is required to be filed, then, commencing on the 121st day after the date on which such registration statement is required to be filed, Additional Interest shall be accrued on the Series A Notes over and above the stated interest at a rate of .50% per annum for the first 90 days immediately following the 90th day after the date on which such registration statement is required to be filed such Additional Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period or;

    (iii) if (A) the Company and the Subsidiary Guarantors have not exchanged Series B Notes for all Series A Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 60 days after the date on which the Exchange Offer Registration Statement was declared effective or
  (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the third anniversary of its effective date (unless all the Series A Notes have been sold thereunder), then Additional Interest shall be accrued on the Series A Notes over and above the stated interest at a rate of .50% per annum for the first 90 days commencing on (x) the 61st day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of
  (B) above, such Additional Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period;

provided, however that the Additional Interest rate on the Series A Notes may not exceed in the aggregate 1.0% per annum; and provided further that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Series B Notes for all Series A Notes tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), Additional Interest on the Series A Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

  Any amounts of Additional Interest due pursuant to clauses (i), (ii) or
(iii) above will be payable in cash, on the same original interest payment dates as the Series A Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Series A Notes multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised on twelve 30-day months), and the denominator of which is 360.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

  Following the consummation of the Exchange Offer, holders of Series A Notes who were eligible to participate in the Exchange Offer but who did not tender their Series A Notes will not have any further registration rights and such Series A Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Series A Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Series A Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Series B Notes in exchange for each $1,000 principal amount of outstanding Series A Notes accepted in the Exchange Offer. Holders may tender some or all of their Series A Notes pursuant to the Exchange Offer. However, Series A Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Series B Notes are the same as the form and terms of the Series A Notes except that (i) the Series B Notes bear a "Series B" designation and a different CUSIP Number from the Series A Notes, (ii) the Series B Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Series B Notes will not be entitled to certain rights under the Registration Rights Agreement, which rights will terminate when the Exchange Offer is terminated. The Series B Notes will evidence the same debt as the Series A Notes and will be entitled to the benefits of the New Notes Indenture.

  As of the date of this Prospectus, $200,000,000 aggregate principal amount of Series A Notes were outstanding. The Company has fixed the close of
business on    , 1997 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

  Holders of Series A Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

  The Company shall be deemed to have accepted validly tendered Series A Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Series B Notes from the Company.

  If any tendered Series A Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Series A Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Series A Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Series A Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses" below.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on    ,
1997, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Notwithstanding the foregoing, the
Company will not extend the Expiration Date beyond    , 1997.

  In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Series A Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE SERIES B NOTES

  The Series B Notes will bear interest from their date of issuance. Holders of Series A Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Series B Notes. Such interest will be paid with the first interest payment on the Series B Notes on December 15, 1997. Interest on the Series A Notes accepted for exchange will cease to accrue upon issuance of the Series B Notes.

  Interest on the Series B Notes is payable semi-annually on each June 15 and December 15.

PROCEDURES FOR TENDERING

  Only a holder of Series A Notes may tender such Series A Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Series A Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Series A Notes, Letter of Transmittal and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Series A Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

  By executing the Letter of Transmittal, each holder will make to the Company the representations set forth above in the second paragraph under the heading "--Purpose and Effect of the Exchange Offer."

  The tender by a holder and the acceptance thereof by the Company will constitute the agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF SERIES A NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR SERIES A NOTES SHOULD BE SENT TO

THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Series A Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Series A Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Series A Notes listed therein, such Series A Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Series A Notes with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Series A Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Series A Notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Series A Notes by causing such Book-Entry Transfer Facility to transfer such Series A Notes into the Exchange Agent's account with respect to the Series A Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Series A Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Series A Notes and withdrawal of tendered Series A Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Series A Notes not properly tendered or any Series A Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Series A Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series A Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Series A Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Series A Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Series A Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Series A Notes and (i) whose Series A Notes are not immediately available, (ii) who cannot deliver their Series A Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Series A Notes and the principal amount of Series A Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Series A Notes (or a confirmation of book-entry transfer of such Series A Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificate(s) representing all tendered Series A Notes in proper form for transfer (or a confirmation of book-entry transfer of such Series A Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Series A Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Series A Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Series A Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Series A Notes to be withdrawn (the "Depositor"), (ii) identify the Series A Notes to be withdrawn (including the certificate number(s) and principal amount of such Series A Notes, or, in the case of Series A Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Series A Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Series A Notes register the transfer of such Series A Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Series A Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Series A Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Series B Notes will be issued with respect thereto unless the Series A Notes so withdrawn are validly retendered. Any Series A Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Series A Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Series B Notes for, any Series A Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Series A Notes, if:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its Subsidiaries; or

    (b) any law, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

    (c) any governmental approval has not been obtained, which approval the Company shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer and contemplated hereby.

  If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Series A Notes and return all tendered Series A Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Series A Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Series A Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Series A Notes which have not been withdrawn.

EXCHANGE AGENT

  First Union National Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

  First Union National Bank
  1525 W.T. Harris Blvd.
  C3C/NC 1179
  Charlotte, North Carolina 28288
  Attn: Reorg

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses includes fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

  The Series B Notes will be recorded at the same carrying value as the Series A Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses related to the issuance of the Notes and of the Exchange Offer will be amortized over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Series A Notes that are not exchanged for Series B Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Series A Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Series A Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company),
(iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE SERIES B NOTES

  With respect to resales of Series B Notes, based on no-action letters issued by the staff of the Commission to third parties, the Company believes that a holder or other person who receives Series B Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities
Act), who receives Series B Notes in exchange for Series A Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Series B Notes, will be allowed to resell the Series B Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Series B Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Series B Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Series B Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Series B Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes.

  As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Series B Notes are to be acquired by the holder or the person receiving such Series B Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Series B Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Series B Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company or any Subsidiary Guarantor within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Series B Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Series B Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives a Series B Note for its own account in exchange for Series A Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion (including the opinion of counsel described below) is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Company recommends that each holder consult such holder's own tax adviser as to the particular tax consequences of exchanging such holder's Series A Notes for Series B Notes, including the applicability and effect of any state, local or foreign tax laws.

  Cooperman Levitt Winikoff Lester & Newman, P.C., counsel to the Company, has advised the Company that in its opinion, the exchange of the Series A Notes for Series B Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because the Series B Notes should not be considered to differ materially in kind or extent from the Series A Notes. Rather, the Series B Notes received by a holder should be treated as a continuation of the Series A Notes in the hands of such holder. As a result, there should be no federal income tax consequences to holders exchanging Series A Notes for Series B Notes pursuant to the Exchange Offer.

                         BOOK ENTRY; DELIVERY AND FORM

  Except as described in the next paragraph, the Series B Notes (and the related guarantees) initially will be represented by a single, permanent global certificate in definitive, fully registered form (the "Global Note"). The Global Note will be deposited on the Issue Date with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC.

  Notes (i) held by or transferred to "foreign purchasers" or (ii) held by qualified institutional buyers (as defined in Rule 144A under the Securities
Act) ("QIBs") or Accredited Investors who are not QIBs who elect to take physical delivery of their certificates instead of holding their interest through the Global Note (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued in registered form (the "Certificated Security"). Upon the transfer to a QIB of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or the Global Note has previously been exchanged in whole for a Certificated Security, be exchanged for an interest in the Global Note.

  The Global Note. The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Note, DTC or its custodian will credit, on its internal system, the principal amount of Notes of the individual beneficial interests represented by such global securities to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Note will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Note will be limited to persons who have accounts with DTC ("participants") or person who hold interests through participants. QIBs may hold their interests in the Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

  So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture. No beneficial owner of an interest in any of the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Notes.

  Payments of the principal of, premium (if any) and interest (including Additional Interest) on, the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

  The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest (including Additional Interest) in respect of the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

  Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in the Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

  DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Note for Certificated Securities, which it will distribute to its participants.

  DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Note.

                             PLAN OF DISTRIBUTION

  Each Participating Broker-Dealer that receives Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Series B Notes received in exchange for Series A Notes where such Series A Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the date of this Prospectus, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale.

  The Company will not receive any proceeds from any sales of the Series B Notes by Participating Broker-Dealers. Series B Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Series B Notes. Any Participating Broker-Dealer that resells the Series B Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Series B Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Series B Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                 LEGAL MATTERS

  Certain legal matters with respect to the Series B Notes offered hereby will be passed upon for the Company by Cooperman Levitt Winikoff Lester & Newman, P.C., New York, New York.

                                    EXPERTS

  The consolidated financial statements of the Company included in this Prospectus and in the Registration Statement and the financial statement schedule listed in Item 16(b) and included in the Registration Statement have been audited by Ernst & Young LLP, independent auditors, for the periods indicated in their reports thereon which appear elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon their authority as experts in accounting and auditing.

  The financial statements and schedule of the Quad Cities Station included in this Prospectus and in the Registration Statement have been audited by McGladrey & Pullen, LLP, independent auditors, for the periods indicated in their reports thereon which appear elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon their authority as experts in accounting and auditing.

  The combined financial statements and schedule of KELO included in this Prospectus and in the Registration Statement have been audited by Grant Thornton LLP, independent auditors, for the periods indicated in their reports thereon which appear elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon their authority as experts in accounting and auditing.

  The financial statements of KCAL as of September 30, 1996 and 1995 and for each of the three years in the period ended September 30, 1996, included in this Prospectus, have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  The Company and the Subsidiary Guarantors have filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the Series B Notes offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements contained in this Prospectus as to the contents of any contract, agreement or any other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit to the Registration Statement for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

  The Registration Statement can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20459, and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20459, at prescribed rates.

  The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files periodic reports and other information with the Commission. The Company has agreed that it will continue to furnish the information required by the Exchange Act to the Commission so long as any Notes are outstanding even if it would be entitled under the Exchange Act not to furnish such information.

                         INDEX TO FINANCIAL STATEMENTS

                    YOUNG BROADCASTING INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Auditors............................................   F-3
Consolidated Balance Sheets as of December 31, 1995 and 1996..............   F-4
Consolidated Statements of Operations for the Years Ended December 31,
 1994, 1995 and 1996......................................................   F-5
Consolidated Statements of Stockholders' Equity (Deficit) for the Years
 Ended December 31, 1994, 1995 and 1996...................................   F-6
Consolidated Statements of Cash Flows for the Years Ended December 31,
 1994, 1995 and 1996......................................................   F-7
Notes to Consolidated Financial Statements................................   F-8
Consolidated Balance Sheet as of March 31, 1997 (unaudited)...............  F-22
Consolidated Statements of Operations for the Three Months Ended March 31,
 1996 and 1997 (unaudited)................................................  F-23
Consolidated Statement of Stockholders' Equity (Deficit) for the Three
 Months Ended March 31, 1997 (unaudited)..................................  F-24
Consolidated Statements of Cash Flows for the Three Months Ended March 31,
 1996 and 1997 (unaudited)................................................  F-25
Notes to Consolidated Financial Statements (unaudited)....................  F-26

                            KCAL BROADCASTING GROUP
               (A BROADCASTING GROUP OF THE WALT DISNEY COMPANY)

Report of Independent Accountants.........................................  F-27
Balance Sheet as of September 30, 1996 and 1995...........................  F-28
Statement of Operations for the Years Ended September 30, 1996, 1995 and
 1994.....................................................................  F-29
Statement of Changes in KCAL Broadcasting Group Equity for the Years Ended
 September 30, 1996, 1995 and 1994........................................  F-29
Statement of Cash Flows for the Years Ended September 30, 1996, 1995 and
 1994.....................................................................  F-30
Notes to Financial Statements.............................................  F-31

                                    KWQC-TV
                 (A DIVISION OF BROAD STREET TELEVISION, L.P.)

                              FINANCIAL STATEMENTS

Independent Auditor's Report.............................................. F-37
Balance Sheets as of December 31, 1995 and December 25, 1994.............. F-38
Statements of Operations for the Years Ended December 31, 1995, December
 25, 1994 and December 31, 1993........................................... F-39
Statements of Divisional Equity for the Years Ended December 31, 1995,
 December 25, 1994 and December 31, 1993.................................. F-40
Statements of Cash Flows for the Years Ended December 31, 1995, December
 25, 1994 and December 31, 1993........................................... F-41

Notes to Financial Statements............................................. F-42
Balance Sheets as of March 31, 1996 and March 26, 1995 (unaudited)........ F-46
Statements of Operations for the Three Months Ended March 31, 1996 and
 March 26, 1995 (unaudited)............................................... F-47
Statements of Divisional Equity for the Three Months Ended March 31, 1996
 and March 26, 1995 (unaudited)........................................... F-48
Statements of Cash Flows for the Three Months Ended March 31, 1996 and
 March 26, 1995 (unaudited)............................................... F-49
Notes to Financial Statements (unaudited)................................. F-50

                       COMBINED FINANCIAL STATEMENTS OF
                 MIDCONTINENT TELEVISION OF SOUTH DAKOTA, INC.

 (A WHOLLY-OWNED SUBSIDIARY OF MIDCONTINENT MEDIA, INC.) AND THE INVESTMENT IN COMMUNITY TELEVISION SERVICE, INC. (A FIFTY PERCENT INVESTEE OF MIDCONTINENT
                                 MEDIA, INC.)

Report of Independent Certified Public Accountants........................  F-51
Combined Balance Sheets as of August 31, 1995 and 1994....................  F-52
Combined Statements of Earnings and Retained Earnings for the Years Ended
 August 31, 1995, 1994 and 1993...........................................  F-53
Combined Statements of Cash Flows for the Years Ended August 31, 1995,
 1994 and 1993............................................................  F-54
Notes to Combined Financial Statements....................................  F-55
Condensed Combined Balance Sheets as of February 29, 1996 and February 28,
 1995 (unaudited).........................................................  F-59
Condensed Combined Statements of Earnings and Retained Earnings for the
 Three and Six Months Ended February 29, 1996 and February 28, 1995
 (unaudited)..............................................................  F-60
Condensed Combined Statements of Cash Flows for the Six Months Ended
 February 29, 1996 and February 28, 1995 (unaudited)......................  F-61
Notes to Condensed Combined Financial Statements (unaudited)..............  F-62

Note: Parent company financial statements (Young Broadcasting Inc.) are not presented herein. The operations of Young Broadcasting Inc. (the "Company") are conducted through its direct and indirect wholly-owned Subsidiaries. As a holding company, the Company owns no significant assets other than its equity in the Subsidiaries, and the Company is dependent upon the cash flow of the Subsidiaries to meet its own obligations. Due to the aforementioned factors and to the immateriality of the Company's operations, when considered in relation to the Consolidated Financial Statements taken as a whole, separate parent Company financial statements are not included herein. The separate financial statements of the Subsidiary Guarantors are not presented herein as the Consolidated Financial Statements represent, in substance, the combined financial statements of the Subsidiary Guarantors.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Young Broadcasting Inc.

  We have audited the accompanying consolidated balance sheets of Young Broadcasting Inc. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Young Broadcasting Inc. and subsidiaries at December 31, 1995 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

New York, New York
February 14, 1997

                    YOUNG BROADCASTING INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                          DECEMBER 31,
                                                    --------------------------
                                                        1995          1996
                                                    ------------  ------------
ASSETS
Current assets:
 Cash and cash equivalents (Note 2)...............  $  3,425,633  $  7,004,744
 Trade accounts receivable, less allowance for
  doubtful accounts of $785,000 in 1995 and
  $2,210,000 in 1996..............................    27,431,914    60,152,494
 Current portion of loans receivable--officers
  (Note 12).......................................       808,783       391,862
 Current portion of program license rights (Notes
  2 and 4)........................................     6,426,198    21,678,077
 Prepaid expenses.................................       956,052     1,852,728
                                                    ------------  ------------
 Total current assets.............................    39,048,580    91,079,905
                                                    ------------  ------------
Property and equipment (Notes 2 and 11):
 Land and land improvements.......................     5,165,489     6,168,847
 Buildings and building improvements..............    23,094,346    34,405,906
 Broadcast equipment..............................    87,023,341   174,107,936
 Office furniture, fixtures and other equipment...     5,306,416     8,174,769
 Vehicles.........................................     1,385,790     3,942,307
                                                    ------------  ------------
                                                     121,975,382   226,799,765
 Less accumulated depreciation and amortization...    62,844,245    79,497,810
                                                    ------------  ------------
 Net property and equipment.......................    59,131,137   147,301,955
Program license rights, excluding current portion
 (Notes 2 and 4)..................................     3,180,397     2,436,121
Deposits and other assets.........................     1,545,285       457,354
Loans receivable--officers, excluding current
 portion (Note 12)................................     1,194,175     1,040,445
Broadcasting licenses and other intangibles, less
 accumulated amortization of $63,852,304 in 1995
 and $73,462,193 in 1996 (Note 2).................   180,722,385   624,074,518
Deferred charges less accumulated amortization of
 $1,536,057 in 1995 and $4,338,888 in 1996 (Notes
 2, 3 and 5)......................................    11,275,993    26,760,865
                                                    ------------  ------------
 Total assets.....................................  $296,097,952  $893,151,163
                                                    ============  ============
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
 Trade accounts payable...........................  $  4,482,852  $ 23,392,064
 Accrued expenses and other liabilities:
 Interest (Notes 6 and 7).........................     6,920,874    13,359,133
 Other............................................     3,391,684     5,802,974
                                                    ------------  ------------
 Total accrued expenses...........................    10,312,558    19,162,107
 Current installments of program license liability
  (Notes 2 and 4).................................     5,817,936    17,312,771
 Current installments of long-term debt (Note 6)..       907,834    11,913,237
 Current installments of obligations under capital
  leases (Note 11)................................        48,335       802,851
                                                    ------------  ------------
 Total current liabilities........................    21,569,515    72,583,030
Program license liability, excluding current
 installments (Notes 2 and 4).....................     3,035,951     2,403,121
Long-term debt, excluding current installments
 (Note 6).........................................    51,949,014   295,535,960
11.75% Senior Subordinated Notes (Note 7).........   120,000,000   120,000,000
10.125% Senior Subordinated Notes (Note 7)........   125,000,000   125,000,000
9% Senior Subordinated Notes (Note 7).............           --    125,000,000
Deferred tax liability (Note 9)...................           --     71,450,273
Obligations under capital leases, excluding
 current installments (Note 11)...................        87,589       674,556
                                                    ------------  ------------
 Total liabilities................................   321,642,069   812,646,940
                                                    ------------  ------------
Stockholders' (deficit) equity (Note 8):
 Class A Common Stock, $.001 par value. Authorized
  20,000,000 shares; issued and outstanding
  4,955,088 shares at 1995 and 12,208,127 shares
  at 1996.........................................         4,955        12,209
 Class B Common Stock, $.001 par value. Authorized
  20,000,000 shares; issued and outstanding
  2,029,620 shares at 1995 and 2,022,230 shares at
  1996............................................         2,029         2,022
 Class C Common Stock, $.001 par value. Authorized
  20,000,000 shares; issued and outstanding
  3,563,473 shares at 1995 and 0 at 1996..........         3,564           --
 Additional paid-in capital.......................   128,051,024   233,190,382
 Accumulated deficit..............................  (153,605,689) (152,700,390)
                                                    ------------  ------------
 Total stockholders' (deficit) equity.............   (25,544,117)   80,504,223
                                                    ------------  ------------
 Total liabilities and stockholders' (deficit)
  equity..........................................  $296,097,952  $893,151,163
                                                    ============  ============

          See accompanying notes to consolidated financial statements.

                    YOUNG BROADCASTING INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                             YEAR ENDED DECEMBER 31,
                                      ----------------------------------------
                                          1994          1995          1996
                                      ------------  ------------  ------------
Net operating revenue................ $ 78,788,183  $122,529,927  $154,342,931
                                      ------------  ------------  ------------
Operating expenses...................   17,650,963    28,033,649    35,614,209
Amortization of program license
 rights..............................    4,399,915     6,418,181    11,033,812
Selling, general and administrative
 expenses............................   16,149,417    23,580,352    29,074,947
Depreciation and amortization........   15,280,392    24,572,388    30,945,622
Corporate overhead...................    2,051,891     3,347,931     4,343,449
Non-cash compensation (Notes 8 and
 10).................................    6,497,480     1,166,651       848,469
                                      ------------  ------------  ------------
Operating income.....................   16,758,125    35,410,775    42,482,423
                                      ------------  ------------  ------------
Interest income......................      175,551       378,380     2,098,939
Interest expense.....................  (19,104,468)  (32,644,274)  (42,837,629)
Other expenses, net..................     (179,043)     (611,138)     (838,434)
                                      ------------  ------------  ------------
                                       (19,107,960)  (32,877,032)  (41,577,124)
                                      ------------  ------------  ------------
(Loss) income before extraordinary
 item................................   (2,349,835)    2,533,743       905,299
Extraordinary loss on extinguishment
 of debt (Note 5)....................   (6,026,668)   (9,125,000)          --
                                      ------------  ------------  ------------
Net (loss) income....................   (8,376,503)   (6,591,257)      905,299
Preferred dividends..................   (9,712,397)          --            --
                                      ------------  ------------  ------------
Net (loss) income applicable to
 common stockholders................. $(18,088,900) $ (6,591,257) $    905,299
                                      ============  ============  ============
(Loss) income per common share:
(Loss) income before extraordinary
 item................................ $      (3.62) $        .23  $        .08
Extraordinary loss on extinguishment
 of debt.............................        (1.80)         (.84)          --
                                      ------------  ------------  ------------
Net (loss) income.................... $      (5.42) $       (.61) $        .08
                                      ============  ============  ============
Weighted average shares..............    3,339,794    11,071,154    11,783,122
                                      ============  ============  ============


          See accompanying notes to consolidated financial statements.

                   YOUNG BROADCASTING INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                           ADDITIONAL
                                                                                            PAID-IN      ACCUMULATED
                                PREFERRED STOCK                      COMMON STOCK           CAPITAL        DEFICIT
                   --------------------------------------------- -----------------------  ------------  -------------
                   SERIES  SERIES SERIES  SERIES  SERIES  SERIES  CLASS   CLASS   CLASS
                     A       B      C       D       E       F       A       B       C
                   ------  ------ ------  ------  ------  ------ -------  ------  ------
Balance at Janu-
ary 1, 1994......  $ 190    $ 30  $ 200   $ 123   $ 186    $ 24   $1,647   $ 267  $  --   $ 86,949,181  $(138,637,929)
 Issuance of man-
 agement shares..    --      --     --      --      --      --       --      214     --      4,046,786            --
 Issuance of in-
 centive stock
 grants..........    --      --     --      --      --      --       --      108     --      2,050,372            --
 Issuance of
 Class A Common
 Stock...........    --      --     --      --      --      --     3,672     --      --     65,065,301            --
 Issuance of
 Class C Common
 Stock...........    --      --     --      --      --      --       --      --    1,500    24,998,500            --
 Conversion of
 Series A, B and
 C Preferred
 Stock...........   (190)    (30)  (200)    --      --      --      (494)  1,450   2,455        (2,991)           --
 Repurchase of
 Series D, E and
 F Preferred
 Stock...........    --      --     --     (123)   (186)    (24)     --      --      --    (47,757,633)           --
 Net (loss) for
 1994............    --      --     --      --      --      --       --      --      --            --      (8,376,503)
                   -----    ----  -----   -----   -----    ----  -------  ------  ------  ------------  -------------
Balance at Decem-
ber 31, 1994.....    --      --     --      --      --      --     4,825   2,039   3,955   135,349,516   (147,014,432)
 Contribution of
 shares into
 Company's
 defined
 contribution
 plan............    --      --     --      --      --      --        22     --      --        471,866            --
 Issuance of
 stock options
 below market
 value...........    --      --     --      --      --      --       --      --      --        366,094            --
 Exercise of
 stock options...    --      --     --      --      --      --        19     --      --         49,981            --
 Conversion of
 Class B and C
 Common Stock to
 Class A Common
 Stock...........    --      --     --      --      --      --       116     (10)   (106)          --             --
 Repurchase and
 retirement of
 Class A and
 Class C Common
 Stock...........    --      --     --      --      --      --       (27)    --     (285)   (8,186,433)           --
 Net (loss) for
 1995............    --      --     --      --      --      --       --      --      --            --      (6,591,257)
                   -----    ----  -----   -----   -----    ----  -------  ------  ------  ------------  -------------
Balance at Decem-
ber 31, 1995.....    --      --     --      --      --      --     4,955   2,029   3,564   128,051,024   (153,605,689)
 Repurchase and
 retirement of
 Class A Common
 Stock...........    --      --     --      --      --      --      (111)    --      --     (2,923,693)           --
 Contribution of
 shares into
 Company's
 defined
 contribution
 plan............    --      --     --      --      --      --        28     --      --        728,641            --
 Exercise of
 stock options...    --      --     --      --      --      --        16     --      --        313,495            --
 Issuance of
 stock options
 below market
 value...........    --      --     --      --      --      --       --      --      --         15,400            --
 Conversion of
 Class C Common
 Stock to Class A
 Common Stock....    --      --     --      --      --      --     2,064     --   (2,064)          --             --
 Issuance of
 Class A Common
 Stock...........    --      --     --      --      --      --     5,250     --      --    161,772,765            --
 Repurchase of
 Class C Common
 Stock...........    --      --     --      --      --      --       --      --   (1,500)  (54,767,250)           --
 Conversion of
 Class B Common
 Stock to Class A
 Common Stock....    --      --     --      --      --      --         7      (7)    --            --             --
 Net income for
 1996............    --      --     --      --      --      --       --      --      --            --         905,299
                   -----    ----  -----   -----   -----    ----  -------  ------  ------  ------------  -------------
Balance at Decem-
ber 31, 1996.....  $  --    $ --  $  --   $  --   $  --    $ --  $12,209  $2,022      $0  $233,190,382  $(152,700,390)
                   =====    ====  =====   =====   =====    ====  =======  ======  ======  ============  =============
                        TOTAL
                    STOCKHOLDERS'
                   EQUITY (DEFICIT)
                   ----------------
Balance at Janu-
ary 1, 1994......    $(51,686,081)
 Issuance of man-
 agement shares..       4,047,000
 Issuance of in-
 centive stock
 grants..........       2,050,480
 Issuance of
 Class A Common
 Stock...........      65,068,973
 Issuance of
 Class C Common
 Stock...........      25,000,000
 Conversion of
 Series A, B and
 C Preferred
 Stock...........             --
 Repurchase of
 Series D, E and
 F Preferred
 Stock...........     (47,757,966)
 Net (loss) for
 1994............      (8,376,503)
                   ----------------
Balance at Decem-
ber 31, 1994.....     (11,654,097)
 Contribution of
 shares into
 Company's
 defined
 contribution
 plan............         471,888
 Issuance of
 stock options
 below market
 value...........         366,094
 Exercise of
 stock options...          50,000
 Conversion of
 Class B and C
 Common Stock to
 Class A Common
 Stock...........             --
 Repurchase and
 retirement of
 Class A and
 Class C Common
 Stock...........      (8,186,745)
 Net (loss) for
 1995............      (6,591,257)
                   ----------------
Balance at Decem-
ber 31, 1995.....     (25,544,117)
 Repurchase and
 retirement of
 Class A Common
 Stock...........      (2,923,804)
 Contribution of
 shares into
 Company's
 defined
 contribution
 plan............         728,669
 Exercise of
 stock options...         313,511
 Issuance of
 stock options
 below market
 value...........          15,400
 Conversion of
 Class C Common
 Stock to Class A
 Common Stock....             --
 Issuance of
 Class A Common
 Stock...........     161,778,015
 Repurchase of
 Class C Common
 Stock...........     (54,768,750)
 Conversion of
 Class B Common
 Stock to Class A
 Common Stock....             --
 Net income for
 1996............         905,299
                   ----------------
Balance at Decem-
ber 31, 1996.....     $80,504,223
                   ================

         See accompanying notes to consolidated financial statements.

                    YOUNG BROADCASTING INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                              YEAR ENDED DECEMBER 31,
                                       ----------------------------------------
                                           1994          1995          1996
                                       ------------  ------------  ------------
OPERATING ACTIVITIES
Net income (loss)....................  $ (8,376,503) $ (6,591,257) $    905,299
Adjustments to reconcile net loss to
 net cash provided by operating
 activities:
  Depreciation and amortization of
   property and equipment............     7,108,170    13,640,551    16,832,919
  Amortization of program license
   rights............................     4,399,915     6,418,181    11,033,812
  Amortization of broadcasting
   licenses, other intangibles and
   deferred charges..................     8,172,222    10,931,837    14,112,703
  Non-cash compensation paid in Com-
   mon Stock.........................     6,497,480     1,166,651       848,469
  Non-cash interest expense on out-
   standing indebtedness.............        57,338       420,712       357,147
  Loss on disposal of fixed assets...           --            --        106,601
  Extraordinary loss on extinguish-
   ment of debt......................     6,026,668     9,125,000           --
  Deferred acquisition and debt refi-
   nancing costs incurred............   (10,900,000)   (3,437,500)  (13,125,000)
  Increase in trade accounts receiv-
   able..............................    (4,730,606)   (3,111,102)   (4,367,243)
  Increase in prepaid expenses.......      (530,296)     (197,842)     (703,641)
  Increase (decrease) in trade ac-
   counts payable....................     1,198,745      (713,168)    6,067,699
  Increase in accrued expenses.......     3,773,863     1,326,436     3,023,127
                                       ------------  ------------  ------------
Net cash provided by operating activ-
 ities...............................    12,696,996    28,978,499    35,091,892
                                       ------------  ------------  ------------
INVESTING ACTIVITIES
Purchase of Nationwide stations......  (145,000,000)          --            --
Purchase of KCAL-TV..................           --            --   (387,508,018)
Purchase of KWQC-TV..................           --            --    (57,173,000)
Purchase of KELO-TV..................           --            --    (48,281,308)
Capital expenditures.................    (1,205,858)   (4,484,478)   (4,991,766)
(Increase) decrease in deposits and
 other assets........................       (22,983)   (1,315,839)    1,113,231
                                       ------------  ------------  ------------
Net cash used in investing activi-
 ties................................  (146,228,841)   (5,800,317) (496,840,861)
                                       ------------  ------------  ------------
FINANCING ACTIVITIES
Proceeds from issuance of long-term
 debt................................   185,000,000           --    305,000,000
Proceeds from issuance of public sub-
 ordinated debt......................   120,000,000   125,000,000   125,000,000
Borrowings from working capital fa-
 cility..............................           --     17,000,000    25,400,000
Principal payments on old long-term
 debt................................  (165,400,774)          --            --
Principal payments on new long-term
 debt................................    (4,000,000) (149,235,202)  (79,164,798)
Principal payments on old subordi-
 nated debt..........................   (29,440,773)          --            --
Payment of call premium on old subor-
 dinated debt........................    (3,319,381)          --            --
Deferred acquisition and debt refi-
 nancing costs incurred..............    (5,235,043)   (3,694,868)   (4,872,776)
Net proceeds from issuance of Class A
 Common Stock........................    65,068,972           --    161,778,015
Repurchase of D, E & F Preferred
 Stock...............................   (47,757,966)          --            --
Repurchase of Class A and C Common
 Stock...............................           --     (8,186,745)  (57,692,555)
Proceeds from issuance of Class C
 Common Stock........................    25,000,000           --            --
Proceeds from exercise of options....           --         50,000       313,511
Principal payments under capital
 lease obligations...................      (402,177)     (243,108)      (48,335)
Payments on programming license lia-
 bilities............................    (4,169,673)   (6,747,028)  (10,384,982)
                                       ------------  ------------  ------------
Net cash provided by (used in) fi-
 nancing activities..................   135,343,185   (26,056,951)  465,328,080
                                       ------------  ------------  ------------
Net increase (decrease) in cash......     1,811,340    (2,878,769)    3,579,111
Cash and cash equivalents at begin-
 ning of year........................     4,493,062     6,304,402     3,425,633
                                       ------------  ------------  ------------
Cash and cash equivalents at end of
 year................................  $  6,304,402  $  3,425,633  $  7,004,744
                                       ============  ============  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
Interest paid........................  $ 17,265,826  $ 29,199,781  $ 35,980,944
Income taxes paid....................  $        --   $        --   $        --

          See accompanying notes to consolidated financial statements.

                   YOUNG BROADCASTING INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. OPERATIONS OF THE COMPANY

  The business operations of Young Broadcasting Inc. and subsidiaries (the "Company") consist of eleven network affiliated (four with CBS, six with ABC, and one with NBC), and one independent commercial television broadcasting stations in the states of Michigan, Wisconsin, Louisiana, Illinois, Tennessee, New York, Virginia, Iowa, South Dakota and California.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

  The consolidated financial statements include the financial statements of Young Broadcasting Inc., its wholly-owned subsidiaries and three limited partnerships. Significant intercompany accounts and transactions have been eliminated in consolidation.

 Concentration of Credit Risk

  The Company provides advertising air time to national, regional and local advertisers within the geographic areas in which the Company operates. Credit is extended based on an evaluation of the customer's financial condition, and advance payment is not generally required. Credit losses are provided for in the financial statements and have consistently been within management's expectations.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The principal areas of judgment relate to the allowance for doubtful accounts and the realizability of program license rights. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  The Company's Senior Debt at December 31, 1996 of $302.0 million approximates its fair value as its interest rate floats with market conditions. At December 31, 1996, the Company's $120.0 million (11 3/4%), $125.0 million (10 1/8%), and $125.0 million (9%) senior subordinated notes were trading in the public market with ask prices of 107, 98.5 and 97.3, respectively.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

 Program License Rights

  Program license rights are stated at cost, less accumulated amortization. Program license rights acquired as part of a station acquisition are recorded at their appraised value. Program rights with lives greater than one year, and when the Company has the right to multiple showings, are amortized using an accelerated method. Program rights expected to be amortized in the succeeding year and amounts payable within one year are classified as current assets and liabilities, respectively. Program rights with lives of one year or less, where the Company is entitled to air each episode one time, are amortized on a straight-line basis.

                   YOUNG BROADCASTING INC. AND SUBSIDIARIES

 Property and Equipment

  Property and equipment are stated on the basis of cost, less accumulated depreciation. Equipment under capital leases is stated at the present value of the future minimum lease payments at the inception of the lease, less accumulated depreciation. Major renewals and improvements are charged to the property and equipment accounts. Maintenance and repairs which do not improve or extend the lives of the respective assets are expensed currently.

  Depreciation and amortization of property and equipment are calculated on the straight-line basis over the estimated useful lives of the assets. Equipment held under capital leases is generally amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset. The estimated useful lives of depreciable assets are as follows:

                                                                     ESTIMATED
      CLASSIFICATION                                                USEFUL LIVES
      --------------                                                ------------
      Land improvements............................................  5-19 years
      Buildings and building improvements..........................  5-40 years
      Broadcast equipment..........................................  3-10 years
      Office furniture, fixtures and other equipment...............   5-8 years
      Vehicles.....................................................   3-5 years

 Broadcasting Licenses and Other Intangibles

  Intangible assets, which include broadcasting licenses, network affiliation agreements, and other intangibles are carried on the basis of cost, less accumulated amortization. Cost is based upon appraisals. Intangible assets are amortized over varying periods, not exceeding 40 years.

 Deferred Charges

  Deferred charges incurred during 1994 consisted primarily of debt issuance costs incurred in connection with the Company's refinancing. As a result of the refinancing, approximately $6 million of net deferred charges incurred prior to 1994 were expensed in 1994 and included as part of the extraordinary item in the accompanying statements of operations (see Note 5).

  Deferred charges incurred during 1995 consisted primarily of debt issuance costs incurred in connection with the Company's 10 1/8% Senior Subordinated Notes issued on June 12, 1995 (see Note 7), concurrent with an amendment to its Senior Credit Facility (see Note 6). As a result of the amendment, approximately $9.1 million of net deferred charges incurred in 1994 were expensed in 1995 and included as part of the extraordinary item in the accompanying statements of operations (see Note 5).

  Deferred charges incurred during 1996 consisted primarily of debt issuance costs incurred in connection with the Company's 9% Senior Subordinated Notes issued on January 16, 1996 (see Note 7) and an amendment to and restatement of its Senior Credit Facility on November 15, 1996 (see Note 6).

 Revenue

  The Company's primary source of revenue is the sale of television time to advertisers. Revenue is recorded when the advertisements are broadcast.

                   YOUNG BROADCASTING INC. AND SUBSIDIARIES

 Barter Arrangements

  The Company, in the ordinary course of business, provides advertising air time to certain customers in exchange for products or services. Barter transactions are recorded on the basis of the estimated fair market value of the products or services received. Revenue is recognized as the related advertising is broadcast and expenses are recognized when the merchandise or services are consumed or utilized. Barter revenue transactions related to the purchase of equipment amounted to approximately $67,000, $22,000 and $36,000 in 1994, 1995 and 1996, respectively, and are depreciated in accordance with Company policy as stated above. The Company has entered into barter agreements with program syndicators for television programs with an estimated fair market value, recorded as assets and liabilities at December 31, 1995 and 1996, of $1.1 million and $5.0 million, respectively.

 Income Taxes

  The Company and its subsidiaries file a consolidated federal income tax return and separate state tax returns. In addition, partnership returns are filed for its three limited partnerships. Since the partners are all participants in the consolidation, all partnership income or losses are ultimately included in the consolidated federal income tax return. The future utilization of a significant portion of the Company's net operating losses for federal income tax purposes is subject to an annual limitation (see Note 9).

 Earnings Per Share

  Net (loss) income per common share is computed by dividing net (loss) income less the amount applicable to preferred stock dividends, by the weighted average common shares outstanding during the year. When dilutive, common stock equivalents are included as stock equivalents using the treasury stock method.

 Reclassification of Accounts

  Certain prior year amounts have been reclassified to conform to current year's presentation.

 Impact of Recently Issued Accounting Standards

  In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets to Be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted Statement No. 121 in the first quarter of 1996. The effect of the adoption had no impact on the Company's results of operations.

3. ACQUISITION OF STATIONS

  On November 14, 1994, the Company acquired from Nationwide Communications Inc. ("Nationwide") all of the assets of three network affiliated television stations (WRIC-TV, WATE-TV and WBAY-TV or "Nationwide Stations") for $150,000,000 ("Acquisition") plus outstanding receivables of the stations. Of the purchase price, $5,000,000 was in the form of a note and will be paid over a five year period, without interest, in equal annual installments. The net present value of such note, discounted at 11.9%, was $3,092,000 and $2,449,000 at December 31, 1995 and 1996, respectively. The Acquisition was accounted for as a purchase. Based on the Company's allocation of the purchase price, intangible assets amounted to $94,017,000 and will be amortized over their estimated lives which will not exceed 40 years. The operating results of the Nationwide Stations are included in the Company's consolidated results of operations for the entire year in 1995 and 1996.

                   YOUNG BROADCASTING INC. AND SUBSIDIARIES

  On April 15, 1996, the Company acquired from Broad Street Television, L.P. the assets of KWQC-TV ("KWQC"), Channel 6, in Davenport, Iowa, for approximately $55 million plus outstanding receivables of the station. The acquisition was accounted for as a purchase. Based on the Company's allocation of the purchase price, intangible assets amounted to $44.3 million and will be amortized over their estimated lives which will not exceed 40 years. The KWQC acquisition was financed with approximately $56.2 million of net proceeds from the January 1996 $125 million 9% Senior Subordinated Notes Offering ("the January 1996 Notes") due 2006 (see Note 7). The operating results of KWQC are included in the Company's consolidated results of operations from the date of acquisition.

  On May 31, 1996, the Company acquired from Midcontinent Television of South Dakota, a wholly owned subsidiary of Midcontinent Media, Inc., the assets of KELO-TV ("KELO"), Channel 11, in Sioux Falls, South Dakota and its satellite stations for $50 million plus outstanding receivables of the stations. This acquisition was accounted for as a purchase. Based on the Company's allocation of the purchase price, intangible assets amounted to $25.0 million and will be amortized over their estimated lives which will not exceed 40 years. The KELO acquisition was financed with approximately $15.7 million of net proceeds from the January 1996 Notes, $25.4 million under the Senior Credit Facility, a $3.0 million promissory note and the remaining balance from cash balances of the Company. The operating results of KELO are included in the Company's consolidated results of operations from the date of acquisition.

  On November 22, 1996, the Company acquired from a subsidiary of the Walt Disney Company ("Disney") the assets of KCAL-TV ("KCAL"), Channel 9, in Los Angeles, California, for $368 million plus working capital of approximately $19.5 million of the station. The acquisition was accounted for as a purchase. Based on the Company's preliminary allocation of the purchase price, intangible assets amounted to approximately $314.1 million and will be amortized over their estimated lives which will not exceed 40 years. The KCAL acquisition was financed with approximately $305.0 million under the Senior Credit Facility and the remaining from an equity offering in 1996 (see Note
8). The operating results of KCAL are included in the Company's consolidated results of operations from the date of acquisition.

  The following unaudited pro forma information for 1994 gives effect to the Nationwide Stations Acquisition (including expense reductions) as if it had been effected on January 1, 1994. In addition, the following unaudited pro forma information for 1995 and 1996 gives effect to the acquisitions of KWQC, KELO and KCAL (including expense reductions) and the WTVO affiliation agreement as if they had been effected on January 1, 1995 and 1996. The pro forma information for the years ended December 31, 1994, 1995 and 1996 does not purport to represent what the Company's results of operations would have been if such transactions had been effected at such dates and do not purport to project results of operations of the Company in any future period.

                                                    YEAR ENDED DECEMBER 31,
                                                   ----------------------------
                                                          (UNAUDITED)
                                                   1994(1)   1995(2)   1996(2)
                                                   --------  --------  --------
                                                     (DOLLARS IN THOUSANDS,
                                                   EXCEPT PER SHARE AMOUNTS)
   Net Operating Revenue (3).......................$117,140. $245,788  $261,542
   Operating Income...............................   31,588    57,262    68,255
   Income before extraordinary item...............    7,243    (6,674)    3,512
   Net (loss) income..............................    1,216   (15,799)    3,512
   Net (loss) income applicable to common
    shareholders.................................. $ (8,496) $(15,799) $  3,512
   Net (loss) income per common share............. $  (1.08) $  (1.43) $   0.30

  --------
  (1) Pro forma adjustments to net revenues include additional annualized network compensation payable to the Company under the Nationwide Stations affiliation agreements of $3.4 million in 1994.

                   YOUNG BROADCASTING INC. AND SUBSIDIARIES

    Pro forma adjustments relating to the Nationwide Stations include annualized expense reductions of approximately $4.1 million and additional corporate overhead of approximately $550,000 in 1994.


  (2) Pro forma adjustments to net revenues include additional annualized network compensation payable to the Company under the WTVO and KELO affiliation agreements and a programming change atKWQC in the aggregate amount of $665,000 and $179,000, respectively, for the years ended December 31, 1995 and 1996. Proforma adjustments to net revenues also include a decrease of $2.7 million and $803,000, for the years ended December 31, 1995 and 1996, relating to seven sitcoms not being purchased in connection with the KCAL acquisition.

    Pro forma adjustments include expense reductions relating to the KWQC, KELO and KCAL acquisitions of approximately $22.5 million and $22.8 million, respectively, for the years ended December 31, 1995 and 1996.

  (3) Net operating revenue is total revenue net of agency and national representation commissions.

4. PROGRAM LICENSE RIGHTS AND LIABILITY

  The Company entered into agreements for program license rights which became available in 1995 and 1996 of approximately $6.8 million and $7.4 million, respectively.

  The unpaid program license liability, which is reflected in the December 31, 1996 balance sheet, is payable during each of the years subsequent to 1996 as follows: 1997, $17.3 million; 1998, $2.1 million and 1999, $312,000.

  The obligation for programming that has been contracted for but not recorded in the accompanying balance sheets because the program rights were not currently available for airing aggregated approximately $9.8 million and $12.8 million at December 31, 1995 and 1996, respectively.

5. REFINANCING AND EXTRAORDINARY ITEMS

  In connection with the financing plan implemented on November 14, 1994 ("1994 Refinancing"), deferred financing costs, arising from a 1992 restructuring of the Company's debt, with a net carrying value of $2.7 million were charged to earnings as part of an extraordinary item in 1994. In addition, a call premium amounting to $3.3 million was paid to the Subordinated Debt Holders in connection with the early extinguishment of that debt. This amount was also included in the 1994 extraordinary item.

  Deferred financing costs, arising from the 1994 Refinancing, with a net carrying value of $9.1 million were charged to 1995 earnings as part of an extraordinary item in connection with the Company's completion of a financing plan on June 12, 1995 ("June 1995 Refinancing").

                   YOUNG BROADCASTING INC. AND SUBSIDIARIES

6. LONG-TERM DEBT

  Long-term debt (excluding Senior Subordinated Notes) at December 31, 1995 and 1996 consisted of the following:

                                                             1995       1996
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
   Senior Credit Facility................................ $   49,765 $   302,000
   Nationwide Seller Note................................      3,092       2,449
   Midcontinent Seller Note..............................        --        3,000
                                                          ---------- -----------
   Total long-term debt..................................     52,857     307,449
   Less:
     Scheduled current maturities........................        908         908
     Additional payments of excess cash required.........        --       11,005
                                                          ---------- -----------
   Long-term debt excluding all current installments..... $   51,949 $   295,536
                                                          ========== ===========

  On November 14, 1994, the Company established a senior credit facility ("Senior Credit Facility").

  On November 15, 1996, the Company amended and restated its Senior Credit Facility ("Amendment"). The Amendment provides for borrowings of up to an aggregate amount of $500.0 million consisting of a seven year amortizing term loan facility ("Term Loan") in the amount of $300.0 million and a seven year reducing revolving credit facility ("Revolver") in the amount of $200.0 million.

  At December 31, 1996, the Company had outstanding borrowings of $300.0 million under the Term Loan, and $2.0 million under the Revolver. The aggregate fixed maturities under the Term Loan for each year subsequent to December 31, 1996 are as follows: 1997, $11.0 million; 1998, $21.7 million; 1999, $35.7 million; 2000, $40.9 million; 2001, $55.4 million; and $135.3 million thereafter.

  In addition to scheduled principal payments, the Senior Credit Facility requires the Company to compute at the end of each fiscal year its excess cash flow, as defined, and to pay 50% or 75% of such (depending upon the level of the Company's total debt to operating cash flow ratio at the end of such year) amount to the lenders before April 30 of the subsequent year. Payments pursuant to this requirement permanently reduce outstanding debt under Facility A. For the year ended December 31, 1996, an excess cash flow payment of $11.0 million will be paid to the lenders before April 30, 1997.

  The Senior Credit Facility provides, at the option of the Company, that borrowed funds bear interest based upon the bank's base rate, London Interbank Offered Rate (LIBOR), the customary "CD Rate" or "Base Rate." In addition to the index rate, the Company pays a floating percentage on borrowings under Facility A tied to the interest rate option and the Company's ratio of total debt to operating cash flow, ranging from 0.25% based upon a ratio under 4:1 to 2.75% based upon a 6.5:1 or greater ratio. For the year ended December 31, 1996, this floating percentage was 2.0%. For the year ended December 31, 1996, the effective interest rate for amounts outstanding under the Senior Credit Facility was 7.83%.

  The Senior Credit Facility contains, among other things, limitations on dividends and investments, and requires the Company to maintain certain financial ratios. At December 31, 1996, the Company was in compliance with all such covenants. The Senior Credit Facility is secured by a pledge of all the stock of the Company's subsidiaries and a first priority lien on substantially all of the assets of the Company. Each of the Company's subsidiaries guarantee the obligations under the Senior Credit Facility.

                   YOUNG BROADCASTING INC. AND SUBSIDIARIES

  The Company had outstanding swap agreements in 1994, 1995 and 1996 with a commercial bank who was also a lender under the Senior Credit Facility. The last of such swaps expired on April 18, 1996. The Company paid a fixed interest rate of 9.81% and the Company receives interest, from the commercial bank, based upon a three month LIBOR. The net interest rate differential paid and received was recognized as an adjustment to interest expense and amounted to approximately $1.9 million, $1.0 million and $315,000 for the years ended December 31, 1994, 1995, and 1996, respectively. At December 31, 1996, the Company did not hold any derivative instruments.

  The Midcontinent Seller Note bears interest at 8.25%, payable quarterly and matures in full on May 31, 1998.

  The aggregate fixed maturities, including accreted non-cash interest, under the Nationwide Seller Note for each year subsequent to December 31, 1996 are as follows: 1997, $1.0 million; 1998, $1.0 million, and $1.0 million in 1999.

7. SENIOR SUBORDINATED NOTES

  On November 14, 1994, the Company issued 11 3/4% Senior Subordinated Notes due 2004 with an aggregate principal amount of $120.0 million (the "November 1994 Notes"). Interest on the November 1994 Notes is payable semi-annually on May 15 and November 15, commencing May 15, 1995. The November 1994 Notes are redeemable, in whole or in part, at the option of the Company on or after November 15, 1999, at the redemption prices set forth in the Senior Subordinated Note Indenture ("Indenture") pursuant to which the November 1994 Notes were issued plus accrued interest to the date of redemption. In addition, at any time before November 15, 1997, the Company, at its option, may redeem up to $40 million of the November 1994 Notes, with the net proceeds of one or more public equity offerings, at a redemption price equal to 111 3/4% of the principal amount thereof, plus accrued interest to the date of redemption.

  On June 12, 1995, the Company issued 10 1/8% Senior Subordinated Notes due 2005 with an aggregate principal amount of $125.0 million (the "June 1995 Notes"). Interest on the June 1995 Notes is payable semi-annually on February 15 and August 15, commencing August 15, 1995. The June 1995 Notes are redeemable, in whole or in part, at the option of the Company on or after February 15, 2000, at the redemption prices set forth in the Indenture pursuant to which the June 1995 Notes were issued plus accrued interest to the date of redemption. In addition, at any time before February 15, 1998, the Company, at its option, may redeem up to $42 million of the June 1995 Notes, with the net proceeds of one or more public equity offerings, at a redemption price equal to 110% of the principal amount thereof, plus accrued interest to the date of redemption.

  On January 16, 1996, the Company issued 9% Senior Subordinated Notes due 2006 with an aggregate principal amount of $125.0 million. Interest on the January 1996 Notes is payable semi-annually on January 15 and July 15, commencing July 15, 1996. The January 1996 Notes are redeemable, in whole or in part, at the option of the Company on or after January 15, 2001, at the redemption prices set forth in the Indenture, pursuant to which the January 1996 Notes were issued, plus accrued interest to the date of redemption. In addition, at anytime before January 15, 1999, the Company, at its option, may redeem up to $42 million of the January 1996 Notes, with the net proceeds of one or more public equity offerings, at a redemption price equal to 109% of the principal amount thereof, plus accrued interest to the date of redemption.

  The Company's November 1994 Notes, June 1995 Notes, and January 1996 Notes (collectively the "Notes") are general unsecured obligations of the Company and subordinated in right of payment to all senior debt, including all indebtedness of the Company under the Senior Credit Facility. The Notes are guaranteed, jointly and severally, on a senior subordinated unsecured basis by all of the Company's subsidiaries.

                   YOUNG BROADCASTING INC. AND SUBSIDIARIES

  Upon a change of control, each holder of the Notes will have the right to require the Company to repurchase such holder's Notes at a price equal to 101% of their principal amount plus accrued interest to the date of repurchase. In addition, the Company will be obligated to offer to repurchase Notes at 100% of their principal amount plus accrued interest to the date of repurchase in the event of certain asset sales.

8. STOCKHOLDERS' EQUITY

 Common Stock

  The Company's stockholders' equity consists of three classes of common stock designated Class A, Class B and Class C which are substantially identical except for voting rights. The holders of Class A Common Stock are entitled to one vote per share. Holders of Class B Common Stock are entitled to ten votes per share. Holders of Class C Common Stock are not entitled to vote. Holders of all classes of Common Stock entitled to vote will vote together as a single class. Holders of Class C Common Stock may at any time convert their shares into the same number of shares of Class A Common Stock.

  Ownership of Class B Common Stock is restricted to members of management and by, or in trust for family members of management ("Management Group"). In the event any shares of Class B Common Stock held by a member of the Management Group are transferred outside of the Management Group, such shares will automatically be converted into shares of Class A Common Stock. In addition, if the total number of shares of Common Stock held by members of the Management Group falls below 10% of the total number of shares of Common Stock outstanding, all of the outstanding shares of Class B Common Stock automatically will be reclassified as Class A Common Stock.

  In any merger, consolidation or business combination, the consideration to be received per share by holders of Class A and Class C Common Stock must be identical to that received by holders of Class B Common Stock.

  On November 14, 1994, ABC invested $25.0 million in the Company, receiving
1.5 million shares of the Company's non-voting Class C Common Stock ("ABC Stock") and warrants to purchase 750,000 shares of Class C Common Stock ("ABC Warrants"). The ABC Stock and ABC Warrants were repurchased on October 4, 1996 (see Stock Repurchases below).

  On December 30, 1992, the Company instituted an Incentive Stock Grant Program ("Program"). In August 1994, the Company granted 106,500 shares for 1993 awards and charged $2.0 million to operations in the third quarter of 1994 based on the initial public offering price for the Company's Class A Common Stock. The Company issued another 106,500 shares for 1994 awards concurrent with the closing of the offering and charged $2.0 million to operations in the fourth quarter of 1994 based on the initial public offering price.

  In addition to the Program discussed above, in March 1994, the Company issued 107,920 shares of Class B Common Stock to two officers in connection with their employment arrangements. The Company charged $2.1 million to operations in the first quarter of 1994 based on the initial public offering price for the Company's Class A Common Stock.

  On May 22, 1995, the Company adopted the Young Broadcasting Inc. 1995 Stock Option Plan ("1995 Stock Option Plan") and terminated the Program.

  On October 4, 1996, the Company completed an additional public offering of its Class A Common Stock, (the "Offering"). The Offering included 5,250,000 shares sold by the Company and 2,111,398 shares sold by selling stockholders of the Company. The net proceeds to the Company of $162.9 million were used to pay down $20.0 million under the Senior Credit Facility, repurchase the ABC Stock and ABC Warrants for $54.8 million (see paragraph below), and $1.1 million of other related expenses. The Company used the remaining net proceeds, approximately $87.0 million, to partially finance the KCAL-TV acquisition.

                   YOUNG BROADCASTING INC. AND SUBSIDIARIES

  The terms of the Senior Credit Facility and the Indentures relating to the Company's outstanding Senior Subordinated Notes (the "Indentures") restrict the Company's ability to pay cash dividends on its Common Stock. Under the Senior Credit Facility, the Company is not permitted to pay any dividends on its Common Stock unless the total debt/operating cash flow ratio is less than 5.5x and the aggregate amount of all dividends does not exceed $20.0 million. Under the Indentures, the Company is not permitted to pay any dividends on its Common Stock unless the Company would continue to have the ability to incur indebtedness. In addition, under the Indentures, dividends may not exceed an amount equal to the Company's cash flow less a multiple of the Company's interest expense, plus the net proceeds of the sale by the Company of additional capital stock. At December 31, 1996, under the terms of the Senior Credit Facility, the Company could not have paid any dividend.

 Stock Option Plans

  At December 31, 1996, the Company has reserved 13,600 shares of its Class A Common Stock and 1,244,526 shares of Class B Common Stock in connection with stock options.

  The Company established a Directors Option Plan for its non-employee directors as part of their compensation. Under this plan, each of the current directors received an option to acquire 1,000 shares of Class A Common Stock on or before December 1, 1999 at a purchase price of $20.70 per share (such price being 120% of the closing price of the Company's stock on December 1, 1994, the initial grant date for these options).

  The 1995 Stock Option Plan was adopted to provide incentives for independent directors, officers and employees. It may be administered by either the entire Board of Directors of the Company or a committee consisting of two or more members of the Board, each of whom is a disinterested person. The Board of Directors or committee, as the case may be, is to determine, among other things, the recipients of grants, whether a grant will consist of incentive stock options ("ISOs"), non-qualified stock options or stock appreciation rights ("SARs") (in tandem with an option or free-standing) or a combination thereof, and the number of shares to be subject to such options. ISOs may be granted only to officers and key employees of the Company and its subsidiaries. Non-qualified stock options and SARs may be granted to such officers and employees as well as to agents and directors of and consultants to the Company, whether or not otherwise employees of the Company.

  The 1995 Stock Option Plan provides for the granting of ISOs to purchase the Company's Common Stock at not less than the fair market value on the date of the option grant and the granting of non-qualified options and SARs with any exercise price. SARs granted in tandem with an option have the same exercise price as the related option. Subject to stockholder approval at the 1997 Annual Meeting of Stockholders, the total number of shares with respect to which options and SARs may be granted under the 1995 Stock Option Plan is currently 1,254,126. As of December 31, 1996, non-qualified and incentive stock options for an aggregate of 1,106,188 shares at various prices from $19.75 to 30.75 have been granted to various individuals, including various executive officers. Operating results for 1995 were charged $366,094 in connection with the non-qualified options. The 1995 Stock Option Plan contains certain limitations applicable only to ISOs granted thereunder. To the extent that the aggregate fair market value, as of the date of grant, of the shares to which ISOs become exercisable for the first time by an optionee during the calendar year exceed $100,000, the option will be treated as a non-qualified option. In addition, if an optionee owns more than 10% of the total voting power of all classes of the Company's stock at the time the individual is granted an ISO, the option price per share cannot be less than 110% of the fair market value per share and the term of the ISO cannot exceed five years. No option or SAR may be granted under the Stock Option Plan after February 5, 2005, and no option may be outstanding for more than ten years after its grant.

  The Company regularly contributed Class A Common Stock into its defined contribution plan (see Note 10) for the years ended 1994, 1995 and 1996.

                   YOUNG BROADCASTING INC. AND SUBSIDIARIES

  Those directors who are not also employees of the Company receive as an annual retainer five-year options, having a fair market value exercise price, to purchase 1,200 shares of Class A Common Stock, and also receive reimbursement of out-of-pocket expenses incurred for each Board or committee meeting attended. Nonemployee directors also receive, upon becoming a director, a five-year option to purchase up to 1,000 shares of Class A Common Stock at an exercise price equal to 120% of the quoted price on the date of grant. No other directors are compensated for services as a director.

  Under the Company's stock option plans, independent directors, officers and employees may be granted options to purchase the Company's stock at no less than the fair market value on the date of the option grant. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, ("SFAS No. 123") "Accounting for Stock-Based Compensations." Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's stock option plan been determined based on the fair market value at the grant date for awards in 1995 and 1996, consistent with the provisions of SFAS No. 123, the Company's net income (loss) and income (loss) per share would have been reduced to the pro forma amounts indicated below:

                                                          1995         1996
                                                       -----------  -----------
                                                       (DOLLARS IN THOUSANDS,
                                                          EXCEPT PER SHARE
                                                              AMOUNTS)
   Net (loss) income--as reported..................... $    (6,591) $       905
   Net (loss) income--pro forma....................... $    (9,057) $    (1,274)
   Net (loss) income per common share--as reported.... $     (0.61) $      0.08
   Net (loss) income per common share--pro forma...... $     (0.82) $     (0.11)

  These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in future years. The fair value for these options was estimated at the date of grant using the Black-Scholes model with the following assumptions:

     Expected dividend yield...........................................       0
     Expected stock price volatility...................................      25%
     Risk-free interest rate:
       1995............................................................    7.45%
       1996............................................................    5.92%
     Expected life of options.......................................... 5 years

  The weighted average fair value of options granted during 1995 and 1996 was $6.98 and $10.41, respectively.

  Changes during 1995 and 1996 in stock options are summarized as follows:

                                                  STOCK OPTIONS WEIGHTED AVERAGE
                                                   OUTSTANDING   EXERCISE PRICE
                                                  ------------- ----------------
   Outstanding at December 31, 1994..............         --         $  --
     Granted.....................................     668,825         19.80
                                                    ---------
   Outstanding at December 31, 1995..............     668,825         19.80
     Granted.....................................     475,400         30.67
     Exercised...................................     (15,874)        19.75
     Forfeited...................................     (12,563)        19.75
                                                    ---------
   Outstanding at December 31, 1996..............   1,115,788        $24.45
                                                    =========

                   YOUNG BROADCASTING INC. AND SUBSIDIARIES

  Options for 93,137 shares and 446,937 shares were exercisable at December 31, 1995 and 1996, respectively.

  Exercise prices for options outstanding at December 31, 1996 range from a minimum of approximately $19.75 per share to a maximum of approximately $34.00 per share. The average remaining maximum term of options outstanding is approximately ten years.

 Stock Repurchases

  On December 15, 1995, the Company reached an agreement with J.P. Morgan Capital Corporation to repurchase 138,008 shares and 285,251 shares of the Company's Class A and C Common Stock, respectively for approximately $11.1 million. On December 31, 1995, the Company repurchased 26,625 shares of Class A and 285,251 shares of Class C Common Stock for an aggregate price of $8.2 million. The remaining 111,383 shares of Class A Common Stock were repurchased on January 3, 1996 for an aggregate purchase price of $2.9 million.

  The Company repurchased 1.5 million shares of the Company's Class C Common Stock (the "ABC Stock") and warrants to purchase 750,000 shares of such Class C Common Stock (the "ABC Warrants") from Capital Cities/ABC, Inc., a wholly owned subsidiary of Disney, concurrently with the closing of the Offering. The Company repurchased the ABC Stock at a per share price equal to the difference between the public offering price per share ($32.50) of the Class A Common Stock, less the underwriting discount per share. The Company repurchased the ABC Warrants at a per share price equal to the difference between the public offering price per share of the Class A Common Stock and the per share exercise price of the ABC Warrants ($22.80), plus $2, less one-half of the underwriting discount per share.

9. INCOME TAXES

  At December 31, 1996, the Company had net operating loss ("NOL") carryforwards for tax purposes of approximately $148.0 million expiring at various dates through 2011. The availability of NOL carryforwards to offset future income is subject to limitations imposed by Internal Revenue Code
Section 382 as a result of an ownership change which occurred on November 14, 1994. Under these limitations, the Company may utilize up to $8.9 million per year of the pre-ownership change NOLs to offset future taxable income. Approximately $20.0 million of the $148.0 million NOL is not subject to the
Section 382 limitation since it was generated after the ownership change. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1995 and 1996 are as follows:

                                                        1995          1996
                                                     -----------  ------------
Deferred tax assets:
  Fixed Assets...................................... $    13,070  $        --
  Accounts Receivable...............................     314,000       884,000
  Intangibles.......................................   4,694,298           --
  Other.............................................      82,759       221,591
  NOL Carryforwards.................................  56,908,668    59,295,496
Less: Valuation allowance........................... (61,861,391)  (60,401,087)
                                                     -----------  ------------
    Total deferred tax assets....................... $   151,404  $        --
                                                     -----------  ------------
Deferred tax liabilities:
  Fixed Assets...................................... $       --   $    410,113
  Intangibles.......................................         --     71,268,168
  Other.............................................     151,404        49,580
                                                     -----------  ------------
    Total deferred tax liabilities.................. $   151,404  $ 71,727,861
                                                     -----------  ------------
Net deferred tax liabilities........................ $       --   $(71,727,861)
                                                     ===========  ============

                   YOUNG BROADCASTING INC. AND SUBSIDIARIES

  Based upon the standards set forth in Statement No. 109, the benefit of $60.4 million for the above deferred tax asset has been offset by a valuation allowance.

10. EMPLOYEE BENEFIT PLANS

  The Company sponsors defined contribution plans ("Plan") which provide retirement benefits for all eligible employees. Adam Young Inc. employees also participate in this Plan (see Note 12). The Plan participants may make pretax contributions from their salaries up to the maximum allowed by the Internal Revenue Code.

  For the year ended December 31, 1994, the Company accrued a non-matching stock contribution (21,696 shares of Class A Common Stock) equal to 3% of eligible employee compensation amounting to $472,000. The Company effected such contributions by issuing the shares on March 14, 1995.

  For the year ended December 31, 1995, the Company accrued a non-matching stock contribution (27,685 shares of Class A Common Stock) equal to 3% of eligible employee compensation amounting to $729,000. The Company effected such contributions by issuing the shares on January 5, 1996.

  For the year ended December 31, 1996, the Company accrued a non-matching stock contribution (28,481 shares of Class A Common Stock) equal to 3% of eligible employee compensation amounting to approximately $833,000. The Company effected such contributions by issuing the shares on January 10, 1997.

  On January 1, 1997, the Company adopted and established a matching stock plan ("Matching Plan"). According to the Matching Plan, the Company will contribute one-half of every dollar a participant contributes, up to the first 3% of the participant's pay.

11. COMMITMENTS AND CONTINGENCIES

  The Company is obligated under various capital leases for certain broadcast equipment, office furniture, fixtures and other equipment that expire at various dates during the next three years. At December 31, 1995 and 1996, the net amount of property and equipment recorded under capital leases was $167,000 and $1,488,000 respectively. Amortization of assets held under capital leases is included with depreciation and amortization of property and equipment.

  The Company also has certain non-cancelable operating leases, primarily for administrative offices, broadcast equipment and vehicles that expire over the next six years. These leases generally contain renewal options for periods up to five years and require the Company to pay all costs such as maintenance and insurance.

  Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) and the present value of future minimum capital lease payments as of December 31, 1996 are as follows:

                                                 CAPITAL LEASES OPERATING LEASES
                                                 -------------- ----------------
                                                     (DOLLARS IN THOUSANDS)
     Year ending December 31:
       1997.....................................     $  803          $2,144
       1998.....................................        514           1,745
       1999.....................................        160             691
       2000.....................................        --              600
       2001.....................................        --              616
       Thereafter...............................        --              428
                                                     ------          ------
         Total minimum lease payments...........     $1,477          $6,224
                                                     ======          ======

  See Note 12 regarding sublease income from a related party.

                   YOUNG BROADCASTING INC. AND SUBSIDIARIES

12. RELATED PARTY TRANSACTIONS

  The Company has entered into agreements with Adam Young Inc. (a company owned by certain stockholders of the Company) whereby Adam Young Inc. will provide national sales representation for the Company's television stations. In return, Adam Young Inc. is paid a commission which approximated $2.6 million, $3.8 million, and $4.3 million for 1994, 1995, and 1996, respectively. The Company believes that the commissions they pay Adam Young Inc. are equal to rates that they would have paid to other third party national sales representatives.

  At December 31, 1995 and 1996, the Company had accrued commissions payable of $266,000 and $718,000, respectively, to Adam Young Inc.

  During 1990, the Company began subleasing to Adam Young Inc. certain office space together with furnishings and equipment under an agreement which expires in the year 2000. The lease is accounted for under the operating method. The Company pays real estate taxes and maintenance while insurance is paid for by Adam Young Inc. The cost of the leasehold improvements, furnishings, and equipment subject to the sublease approximated $1.2 million, and related accumulated depreciation and amortization approximated $923,000 and $979,000 at December 31, 1995 and 1996, respectively. The rent charged to Adam Young Inc. exceeds the Company's cost of such facilities and improvements.

  The Company received lease income payments in connection with the aforementioned sublease arrangement of $551,000, $537,000, and $554,000 during 1994, 1995 and 1996, respectively.

  The approximate minimum noncancelable lease payments to be received for each of the years subsequent to December 31, 1996 if the Company does not recapture any of the subleased space and improvements as permitted under the sublease are as follows: 1997, $612,000; 1998, $632,000; 1999, $632,000; 2000,
$448,000; 2001 $78,000 and thereafter $39,000.

  During 1994 and 1995, the Company made loans to certain executive officers and other employees of the Company to satisfy the federal tax withholding requirements related to non-cash compensation paid in the form of shares of the Company's Class B Common Stock. Such shares include shares issued pursuant to the Program in August 1994 and November 1994 and shares issued in March 1994 as part of the compensation under employment arrangements (see Note 8). The aggregate amount of such loans outstanding, including accrued interest at December 31, 1996 was approximately $1.7 million. The principal amount of the loans will bear interest, payable annually, at the rate of 7.21%. The loans are secured by each employee's shares of common stock and the principal is payable in five equal annual installments between 1995 and 1999.

  On November 8, 1995, the Board of Directors approved a loan forgiveness program (the "Loan Forgiveness Program") for the payment that was due in 1995 and in subsequent years. Under this program, participants that chose to participate will have their annual installments forgiven over the year following the scheduled payment date at the rate of one twelfth per month, as long as the employee continues to be employed by the Company.

                   YOUNG BROADCASTING INC. AND SUBSIDIARIES

13. QUARTERLY FINANCIAL DATA (UNAUDITED)

  The following summarizes the Company's results of operations for each quarter of 1996 and 1995 (in thousands, except per share amounts). The (loss) income per common share computation for each quarter and the year are separate calculations. Accordingly, the sum of the quarterly (loss) income per common share amounts may not equal the (loss) income per common share for the year.

                             FIRST         SECOND        THIRD         FOURTH
                            QUARTER       QUARTER       QUARTER       QUARTER
                          ------------  ------------  ------------  ------------
                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
1996
Net revenues............  $     27,699  $     36,060  $     35,387  $     55,197
Operating income........         5,462        11,977         9,403        15,640
Net (loss) income before
 extraordinary item.....        (3,338)        1,877        (1,043)        3,409
Net (loss) income.......        (3,338)        1,877        (1,043)        3,409
Net (loss) income per
 common share...........  $      (0.32) $       0.17  $      (0.10) $       0.24
1995
Net revenues............  $     26,973  $     32,371  $     29,593  $     33,593
Operating income........         5,288        10,941         8,615        10,567
Net (loss) income before
 extraordinary item ....        (2,665)        2,949           251         1,999
Net (loss) income.......        (2,665)       (6,176)          251         1,999
Net (loss) income per
 common share...........  $      (0.25) $      (0.57) $       0.02  $       0.18

  The results for the second quarter of 1995 include an extraordinary loss of approximately $9.1 million ($0.84 per share) related to the early extinguishment of debt (See Note 5).

                    YOUNG BROADCASTING INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                                   MARCH 31,
                                                                     1997
                                                                 -------------
ASSETS
Current assets:
 Cash and cash equivalents...................................... $   2,177,605
 Trade accounts receivable, less allowance for doubtful accounts
  of $2,028,000.................................................    50,910,491
 Current portion of program license rights......................    14,665,232
 Prepaid expenses...............................................     3,517,442
                                                                 -------------
 Total current assets...........................................    71,270,770
                                                                 -------------
Property and equipment, net.....................................   141,586,059
Program license rights, excluding current portion...............     2,198,857
Deposits and other assets.......................................     1,518,563
Broadcasting licenses and other intangibles, less accumulated
 amortization of $78,108,345....................................   619,629,238
Deferred charges less accumulated amortization of $5,285,506....    26,072,828
                                                                 -------------
Total Assets.................................................... $ 862,276,315
                                                                 =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Trade accounts payable......................................... $  16,700,528
 Accrued expenses...............................................    15,575,630
 Current installments of program license liability..............    12,475,543
 Current installments of long-term debt.........................     2,897,460
 Current installments of obligations under capital leases.......       598,016
                                                                 -------------
  Total current liabilities.....................................    48,247,177
Program license liability, excluding current installments.......     1,516,233
Long-term debt, excluding current installments..................   664,623,463
Deferred taxes and other liabilities............................    72,118,191
                                                                 -------------
  Total liabilities.............................................   786,505,064
                                                                 -------------
Stockholders' equity:
 Class A Common Stock, $.001 par value. Authorized 20,000,000
  shares; issued and outstanding 12,241,608 shares..............        12,242
 Class B Common Stock, $.001 par value. Authorized 20,000,000
  shares; issued and outstanding 2,017,230 shares...............         2,017
 Additional paid-in capital.....................................   234,023,424
 Accumulated deficit............................................  (158,266,432)
                                                                 -------------
  Total stockholders' equity....................................    75,771,251
                                                                 -------------
  Total liabilities and stockholders' equity.................... $ 862,276,315
                                                                 =============

          See accompanying notes to consolidated financial statements.

                    YOUNG BROADCASTING INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                 THREE MONTHS ENDED MARCH 31,
                                                 ------------------------------
                                                      1996            1997
                                                 --------------  --------------
Net operating revenue........................... $   27,699,023  $   61,278,958
                                                 --------------  --------------
Operating expenses..............................      6,802,347      15,768,630
Amortization of program license rights..........      1,754,416      10,448,451
Selling, general and administrative expenses....      6,431,305      11,109,098
Depreciation and amortization...................      6,164,052      12,139,886
Corporate overhead..............................      1,084,510       1,534,861
Non-cash compensation...........................            --          240,030
                                                 --------------  --------------
Operating income................................      5,462,393      10,038,002
                                                 --------------  --------------
Interest income.................................        924,936         103,337
Interest expense................................     (9,697,839)    (15,557,012)
Other expense, net..............................        (27,936)       (150,369)
                                                 --------------  --------------
                                                     (8,800,839)    (15,604,044)
                                                 --------------  --------------
Net loss........................................ $   (3,338,446) $   (5,566,042)
                                                 ==============  ==============
Net loss per common share....................... $        (0.32) $        (0.39)
                                                 ==============  ==============
Weighted average shares.........................     10,466,634      14,255,673
                                                 ==============  ==============


          See accompanying notes to consolidated financial statements.

                    YOUNG BROADCASTING INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                  (UNAUDITED)

                              COMMON STOCK         ADDITIONAL                     TOTAL
                         ------------------------   PAID-IN     ACCUMULATED   STOCKHOLDERS'
                         CLASS A CLASS B  CLASS C   CAPITAL       DEFICIT        EQUITY
                         ------- -------  ------- ------------ -------------  -------------
Balance at December 31,
 1996................... $12,209 $2,022     --    $233,190,382 $(152,700,390)  $80,504,223
 Contribution of shares
  into Company's defined
  contribution plan.....      28    --      --         833,042           --        833,070
 Conversion of Class B
  Common Stock to Class
  A Common Stock........       5     (5)                   --            --            --
 Net loss for March 31,
  1997..................     --     --      --             --     (5,566,042)   (5,566,042)
                         ------- ------    ----   ------------ -------------   -----------
Balance at March 31,
 1997................... $12,242 $2,017    $--    $234,023,424 $(158,266,432)  $75,771,251
                         ======= ======    ====   ============ =============   ===========





          See accompanying notes to consolidated financial statements.

                    YOUNG BROADCASTING INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                 THREE MONTHS ENDED MARCH 31,
                                                 ------------------------------
                                                      1996            1997
                                                 --------------  --------------
OPERATING ACTIVITIES
Net loss.......................................  $   (3,338,446) $   (5,566,042)
Adjustments to reconcile net loss to net cash
 provided by operating activities:
  Depreciation and amortization of property and
   equipment...................................       3,369,717       6,547,116
  Amortization of program license rights.......       1,754,416      10,448,451
  Amortization of broadcasting licenses, other
   intangibles and deferred charges............       2,794,335       5,592,770
  Non-cash compensation........................             --          240,030
  Non-cash interest expense on outstanding
   indebtedness................................          91,980          71,726
  Deferred acquisition and debt refinancing
   costs incurred..............................      (3,125,000)            --
  Decrease in trade accounts receivable........       5,957,465       9,377,925
  Increase in prepaid expenses.................          (1,335)     (1,409,396)
  Decrease in trade accounts payable...........        (468,538)     (4,946,851)
  Increase (decrease) in accrued expenses......       1,856,848      (2,993,437)
                                                 --------------  --------------
Net cash provided by operating activities......       8,891,442      17,362,292
                                                 --------------  --------------
INVESTING ACTIVITIES
Capital expenditures...........................        (718,460)       (831,220)
Decrease (increase) in deposits and other
 assets........................................          80,216         (20,764)
Increase in broadcast licenses and other
 intangibles...................................             --         (200,249)
                                                 --------------  --------------
Net cash used in investing activities..........        (638,244)     (1,052,233)
                                                 --------------  --------------
FINANCING ACTIVITIES
Proceeds from issuance of public subordinated
 debt..........................................     125,000,000             --
Principal payments on long-term debt...........     (49,764,798)    (10,000,000)
Deferred acquisition and debt refinancing costs
 incurred......................................        (861,522)       (258,582)
Repurchase of Class A Common Stock.............      (2,923,804)            --
Principal payments under capital lease
 obligations...................................         (12,952)       (211,473)
Payments on programming license liabilities....      (1,855,125)    (10,667,143)
                                                 --------------  --------------
Net cash provided by (used in) financing
 activities....................................      69,581,799     (21,137,198)
                                                 --------------  --------------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS...................................      77,834,997      (4,827,139)
Cash and cash equivalents at beginning of year.       3,425,633       7,004,744
                                                 --------------  --------------
Cash and cash equivalents at March 31..........  $   81,260,630  $    2,177,605
                                                 ==============  ==============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
Interest paid..................................  $    6,804,156  $   18,200,882
Income taxes paid..............................  $          --   $          --

          See accompanying notes to consolidated financial statements.

                   YOUNG BROADCASTING INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. PRINCIPLES OF CONSOLIDATION

  The accompanying consolidated financial statements include those of Young Broadcasting Inc. and subsidiaries (the "Company"), consisting of eleven network affiliated (four with CBS, six with ABC, and one with NBC) and one independent commercial television broadcasting stations in the states of Michigan, Wisconsin, Louisiana, Illinois, Tennessee, New York, Virginia, Iowa, South Dakota and California. Significant intercompany transactions and accounts have been eliminated. The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the instructions to Form 10-Q and Article 10 of Regulation S-X. The interim financial statements are unaudited but include all adjustments, which are of a normal recurring nature, that the Company considers necessary for a fair presentation of the consolidated financial position and the consolidated results of operations and cash flows for such period. Operating results of interim periods are not necessarily indicative of results for a full year.

2. ADOPTION OF NEW ACCOUNTING STANDARDS

  In February 1997, the Financial Accounting Standards Board issued Statement No. 128 (SFAS 128), "Earnings Per Share," which establishes new standards for computing and presenting earnings per share. SFAS 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. The Company does not anticipate the effect of adopting this new standard to have a material effect on the Company's consolidated financial position or results of operations.

3. SUBSEQUENT EVENTS

  On April 14, 1997, the Company announced that its Board of Directors had approved the initiation of an ongoing stock buyback program for up to $20 million of the Company's Class A Common Stock. As of April 30, 1997, the Company had repurchased and retired 108,000 shares at an approximate cost of $2.8 million.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Young Broadcasting Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, of changes in KCAL Broadcasting Group equity, and of cash flows present fairly, in all material respects, the financial position of KCAL Broadcasting Group ("KCAL", which represented a broadcasting group of The Walt Disney Company until November 22, 1996) at September 30, 1996 and 1995 and the results of its operations, and its cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Young Broadcasting of Los Angeles, Inc. management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PRICE WATERHOUSE LLP
Los Angeles, California
July 10, 1997

                            KCAL BROADCASTING GROUP
               (A BROADCASTING GROUP OF THE WALT DISNEY COMPANY)

                                 BALANCE SHEET
                                ($ IN THOUSANDS)

                                                                SEPTEMBER 30,
                                                              -----------------
                                                                1996     1995
                                                              -------- --------
ASSETS
Current assets:
  Cash and cash equivalents.................................. $ 38,133 $ 36,829
  Accounts receivable (net of allowances of $350 in 1996 and
   $1,041 in 1995)...........................................   17,126   17,998
  Broadcast program rights...................................   22,142   25,030
  Deferred income taxes .....................................    2,265   10,011
  Prepaid expenses...........................................      311      260
                                                              -------- --------
    Total current assets.....................................   79,977   90,128
Broadcast program rights.....................................    3,545    6,294
Property, plant and equipment, net...........................   13,107   13,898
Intangible assets, net.......................................  214,726  221,442
                                                              -------- --------
    Total assets............................................. $311,355 $331,762
                                                              ======== ========
LIABILITIES AND BROADCASTING GROUP EQUITY
Current liabilities:
  Accounts payable and other accrued liabilities............. $  4,330 $  5,832
  Broadcast program rights payable...........................   25,718   30,123
                                                              -------- --------
    Total current liabilities................................   30,048   35,955
Broadcast program rights payable.............................    5,125    9,658
Deferred income taxes........................................    4,595   10,011
                                                              -------- --------
    Total liabilities........................................   39,768   55,624
                                                              -------- --------
Commitments and contingencies (Note 8).......................
Broadcasting group equity....................................  271,587  276,138
                                                              -------- --------
    Total liabilities and broadcasting group equity.......... $311,355 $331,762
                                                              ======== ========


                       See Notes to Financial Statements.

                            KCAL BROADCASTING GROUP
               (A BROADCASTING GROUP OF THE WALT DISNEY COMPANY)

                            STATEMENT OF OPERATIONS
                                ($ IN THOUSANDS)

                                                     YEAR ENDED SEPTEMBER 30,
                                                    --------------------------
                                                      1996     1995     1994
                                                    -------- -------- --------
Revenues........................................... $120,330 $113,990 $102,995
Expenses:
  Program amortization.............................   50,167   51,523   45,759
  Program write-offs...............................      --       --    14,556
  Other operating expenses.........................   27,905   26,151   25,484
  Selling, general and administrative..............   23,487   25,029   24,619
  Depreciation.....................................    3,264    3,520    4,155
  Amortization of intangibles......................    6,716    7,342    7,937
                                                    -------- -------- --------
    Total expenses.................................  111,539  113,565  122,510
                                                    -------- -------- --------
Income (loss) before income taxes..................    8,791      425  (19,515)
Income tax provision...............................      935      --       --
                                                    -------- -------- --------
Net income (loss).................................. $  7,856 $    425 $(19,515)
                                                    ======== ======== ========

             STATEMENT OF CHANGES IN KCAL BROADCASTING GROUP EQUITY
                                ($ IN THOUSANDS)

                                                     YEAR ENDED SEPTEMBER 30,
                                                    ---------------------------
                                                      1996      1995     1994
                                                    --------  -------- --------
Beginning of year.................................. $276,138  $246,145 $243,722
Net income (loss)..................................    7,856       425  (19,515)
Net transactions with Disney (Note 4)..............  (12,407)   29,568   21,938
                                                    --------  -------- --------
                                                    $271,587
End of year........................................           $276,138 $246,145
                                                    ========  ======== ========


                       See Notes to Financial Statements.

                            KCAL BROADCASTING GROUP
               (A BROADCASTING GROUP OF THE WALT DISNEY COMPANY)

                            STATEMENT OF CASH FLOWS
                                ($ IN THOUSANDS)

                                                   YEAR ENDED SEPTEMBER 30,
                                                  ----------------------------
                                                    1996      1995      1994
                                                  --------  --------  --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).............................. $  7,856  $    425  $(19,515)
  Adjustments to reconcile net income (loss) to
   net cash used in operating activities:
    Depreciation.................................    3,264     3,520     4,155
    Amortization of intangibles..................    6,716     7,342     7,937
    Amortization of broadcast program rights.....   35,816    35,771    47,617
    Payments for broadcast program rights........  (39,117)  (49,002)  (49,771)
  Changes in assets and liabilities:
    Accounts receivable..........................      872      (421)   (1,103)
    Other assets.................................      (51)      (81)      122
    Accounts payable.............................   (1,502)       88     2,538
    Deferred income taxes........................    2,330       --        --
                                                  --------  --------  --------
Cash used in operating activities................   16,184    (2,358)   (8,020)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment.....   (2,473)   (3,900)   (3,759)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net transactions with Disney (Note 4)..........  (12,407)   29,568    21,938
                                                  --------  --------  --------
Increase in cash and cash equivalents............    1,304    23,310    10,159
Cash and cash equivalents, beginning of year.....   36,829    13,519     3,360
                                                  --------  --------  --------
Cash and cash equivalents, end of year........... $ 38,133  $ 36,829  $ 13,519
                                                  ========  ========  ========


                       See Notes to Financial Statements.

                            KCAL BROADCASTING GROUP
               (A BROADCASTING GROUP OF THE WALT DISNEY COMPANY)

                         NOTES TO FINANCIAL STATEMENTS
                               ($ IN THOUSANDS)

NOTE 1--BASIS OF PRESENTATION

  In July 1995, The Walt Disney Company (Disney) and Capital Cities/ABC, Inc. (Capital Cities) entered into a reorganization agreement, pursuant to which Disney acquired Capital Cities. In connection with the acquisition, Disney agreed to divest itself of KCAL-TV Channel 9, an independent VHF television station licensed to operate in Los Angeles, California. The accompanying financial statements include the operations of the KCAL Broadcasting Group
(KCAL), which consists of certain operating assets and liabilities of KCAL-TV, Inc., KCAL TV L.P., Fidelity Television, Inc. and KHJ-TV, Inc.

  The accompanying financial statements reflect the "carved-out" assets, liabilities, revenues, expenses and cash flows of KCAL as if KCAL had been operating as a separate business. Certain corporate, general and administrative expenses of Disney have been allocated to KCAL (see Note 4) on various bases which, in the opinion of management, are reasonable. However, such expenses are not necessarily indicative of, and it is not practicable for management to estimate the level of, expenses which might have been incurred had KCAL been operating as a separate business.

  These financial statements include certain programming assets and liabilities which were not sold by Disney upon its divestiture of KCAL (see
Note 9). Selected financial information associated with the retained programming is as follows:

                                                AS OF OR FOR THE YEAR ENDED
                                                       SEPTEMBER 30,
                                                ------------------------------
                                                  1996      1995       1994
                                                --------- ---------  ---------
   Balance Sheet
     Broadcast program rights.................. $    --   $     130  $   3,248
     Broadcast program rights payable..........      --       4,449     19,760
   Statement of Operations
     Revenues.................................. $     37  $   2,038  $   2,905
     Program amortization expense..............      130      3,118      4,871
     Program write-offs........................      --         --       3,550
                                                --------  ---------  ---------
     Operating loss............................ $    (93) $  (1,080) $  (5,516)
                                                ========  =========  =========
   Statement of Cash Flows
     Cash payments............................. $  4,449  $  15,311  $  18,586
                                                ========  =========  =========

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Revenue recognition

  Advertising revenue is recorded when the related advertisement is broadcast and is presented net of advertising agency commissions. Management does not believe that the loss of any single advertiser or advertising agency would have a material adverse impact on KCAL.

 Broadcast program rights

  Broadcast program rights consist of rights to broadcast feature films and syndicated television shows and are stated at the lower of unamortized cost or estimated net realizable value. Broadcast program rights and the related liabilities are recorded at the contract value when the program is available for airing, the license period begins and certain other conditions are met. Broadcast program rights are generally amortized using an

                            KCAL BROADCASTING GROUP
               (A BROADCASTING GROUP OF THE WALT DISNEY COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                               ($ IN THOUSANDS)
accelerated method of amortization as programs are aired. The net realizable value of broadcast program rights for which KCAL is contractually committed is reviewed periodically and revisions to amortization rates or write-downs to net realizable value may occur.

  The costs of programming expected to be aired within one year are classified as current assets. Payments to be made within one year under broadcast rights contracts are classified as current liabilities.

 Barter transactions

  KCAL provides advertising air time to certain customers in exchange for programming. Barter transactions are recorded at the estimated fair value of the exchanged air time. Barter revenues and expenses are recognized when the advertisement is broadcast.

 Presentation of cash flows

  Payments for broadcast program rights in the statement of cash flows include cash payments made by Disney on behalf of KCAL (see Note 4) and exclude broadcast programming acquired in barter transactions. Broadcast program rights amortization included in the statement of cash flows excludes amortization of programming acquired in barter transactions.

  All highly liquid investments with maturities of three months or less are considered to be cash equivalents.

 Property, plant and equipment

  Property, plant and equipment are stated at cost. Additions and improvements are capitalized while expenditures for maintenance and repairs are expensed. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 20 years for furniture, fixtures and equipment, 20 to 40 years for buildings and improvements and the life of the lease for leasehold improvements.

NOTE 3--INTANGIBLE ASSETS

  Intangible assets are summarized as follows:

                                                                 SEPTEMBER 30,
                                                               -----------------
                                                                 1996     1995
                                                               -------- --------
     Goodwill less accumulated amortization of $36,067 in
      1996 and $31,480 in 1995...............................  $150,384 $154,971
     FCC license, less accumulated amortization of $15,672 in
      1996 and $13,669 in 1995...............................    64,342   66,345
     Advertiser relationships, less accumulated amortization
      of $32,231 in 1996 and $32,105 in 1995.................       --       126
                                                               -------- --------
                                                               $214,726 $221,442
                                                               ======== ========

  Goodwill represents the excess of Disney's purchase cost for KCAL over the fair value of their net assets at the date of acquisition. Both the goodwill and FCC license are being amortized over 40 years using the straight-line method. Advertiser relationships are amortized over 8 years using an accelerated method.

                            KCAL BROADCASTING GROUP
               (A BROADCASTING GROUP OF THE WALT DISNEY COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                               ($ IN THOUSANDS)
  At each balance sheet date, KCAL evaluates whether there has been an impairment in the carrying value of the intangible assets in accordance with generally accepted accounting principles. Such evaluation is based on various analyses including undiscounted cash flow and profitability projections. The amounts realized upon the sale of the broadcast operations, as described in
Note 9, was sufficient to cover the stated carrying value of the assets of KCAL (including the intangible assets) at September 30, 1996.

NOTE 4--TRANSACTIONS WITH DISNEY

  KCAL licensed broadcast programming from certain Disney subsidiaries. Selected financial information associated with the programming acquired from Disney is as follows:

                                                   AS OF OR FOR THE YEAR ENDED
                                                          SEPTEMBER 30,
                                                   ----------------------------
                                                     1996     1995      1994
                                                   ------------------ ---------
   Balance Sheet
     Broadcast program rights..................... $  6,078 $   8,168 $  11,378
     Broadcast program rights payable.............    7,152    12,444    18,783
   Statement of Cash Flows
     Cash payments................................ $  7,583 $   7,267 $   8,092

  Additionally, Disney and certain of its subsidiaries provide a variety of services to KCAL that are accounted for as intercompany transactions which are summarized as follows:

                                                    YEAR ENDED SEPTEMBER 30,
                                                    ---------------------------
                                                      1996     1995      1994
                                                    --------  -------  --------
   Programming costs paid by Disney................ $  4,818  $14,638  $ 18,585
   Salaries, employee benefits and payroll taxes...   15,574   14,468    13,129
   Corporate overhead allocations..................    1,520    1,201     1,626
   Net cash transfers..............................  (38,479)     133   (11,000)
   Other...........................................    4,160     (872)     (402)
                                                    --------  -------  --------
     Total......................................... $(12,407) $29,568  $ 21,938
                                                    ========  =======  ========

  In certain cases, Disney makes payments on behalf of KCAL for broadcast programming purchased by KCAL from third parties.

  KCAL's payroll taxes are included in Disney's consolidated payroll tax filings. Disney charges KCAL for payroll taxes paid on their behalf.

  Certain employees of KCAL were paid directly by Disney and participated in incentive compensation and other employee benefit plans of Disney. These payroll costs, incentive compensation costs and costs of other employee benefit plans were charged to KCAL by Disney based upon the actual cost to Disney.

  Substantially all non-union employees of KCAL are eligible to participate in defined benefit plans sponsored by Disney after completing one year of service. Upon Disney's divestiture of KCAL, all defined benefit pension

                            KCAL BROADCASTING GROUP
               (A BROADCASTING GROUP OF THE WALT DISNEY COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                               ($ IN THOUSANDS)
obligations applicable to prior service by KCAL employees will remain an obligation of Disney. KCAL salaried employees are also eligible to participate in a defined contribution plan sponsored by Disney which consists of a 401(k) savings plan covering substantially all salaried employees who have completed one year of service and make the necessary contributions. Disney's costs applicable to these plans for KCAL employees are charged to KCAL.

  KCAL was allocated costs by Disney for certain corporate services such as human resources, legal and accounting. Such costs were allocated to KCAL based on the relative percentage of time spent by Disney's corporate departments. Charges allocated to KCAL for outside legal fees and insurance premiums were based on actual costs incurred by Disney. Management believes that the allocation methods were reasonable in the circumstances.

NOTE 5--INCOME TAXES

  The components of income tax benefit are as follows:

                                                        YEAR ENDED SEPTEMBER
                                                                30,
                                                       ------------------------
                                                        1996    1995     1994
                                                       ------  -------  -------
   Current
     Federal.......................................... $ (354) $(5,015) $(5,204)
     State............................................    (60)    (860)    (893)
                                                       ------  -------  -------
                                                         (414)  (5,875)  (6,097)
                                                       ------  -------  -------
   Deferred
     Federal..........................................    457    4,696    6,093
     State............................................    892    1,179        4
                                                       ------  -------  -------
                                                        1,349    5,875    6,097
                                                       ------  -------  -------
                                                       $  935  $     0  $     0
                                                       ======  =======  =======

  Components of deferred income tax assets and liabilities are as follows:

                                                               SEPTEMBER 30,
                                                             ------------------
                                                               1996      1995
                                                             --------  --------
     Deferred Tax Assets:
       Programming costs.................................... $  2,265  $ 10,011
       Loss carryforwards...................................   21,540    20,658
       Fixed assets and other...............................     (108)      761
                                                             --------  --------
         Total deferred tax assets.......................... $ 23,697  $ 31,430
     Deferred Tax Liabilities:
       Licenses.............................................  (26,027)  (26,683)
                                                             --------  --------
     Net Deferred Tax Assets/(Liabilities):
       Before valuation allowance...........................   (2,330)    4,747
     Valuation Allowance....................................        0    (4,747)
                                                             --------  --------
       Net Deferred Tax Assets/(Liabilities)................ $ (2,330) $      0
                                                             ========  ========

                            KCAL BROADCASTING GROUP
               (A BROADCASTING GROUP OF THE WALT DISNEY COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                               ($ IN THOUSANDS)
  The reconciliation of the statutory income tax rate to the effective income tax rate is as follows:

                                                       YEAR ENDED SEPTEMBER
                                                                30,
                                                      -------------------------
                                                       1996     1995     1994
                                                      -------  -------  -------
   Tax at federal income tax rate.................... $ 3,077  $   149  $(6,830)
   State taxes, net of federal income tax benefit....     528       25   (1,171)
   Amortization of goodwill..........................   1,881    1,881    1,881
   Valuation allowance...............................  (4,747)  (2,177)   6,068
   Other.............................................     196      122       52
                                                      -------  -------  -------
                                                        $ 935  $     0  $     0
                                                      =======  =======  =======

  SFAS 109 requires that the consolidated amount of current and deferred income tax expense for a group that files a consolidated tax return be allocated among the members of the group when those members issue separate financial statements. KCAL's income tax provision is computed as if KCAL were a separate entity from Disney. Disney will not reimburse KCAL for utilization of certain tax attributes. However, Disney will not charge KCAL for its separate tax liabilities to the extent of its prior losses. As described in
Note 9, substantially all of the assets of KCAL were sold to an unrelated third party. Disney has no obligation to pay KCAL or the purchaser for any tax attributes that remain unutilized.

  SFAS 109 requires that deferred income tax assets be reduced by the amount of any income tax benefits that, based on available evidence, are not expected to be realized under a "more likely than not" standard. Accordingly, for the fiscal year ended September 30, 1994, a valuation allowance of $6,068 was established. For the years ended September 30, 1995 and September 30, 1996, prior valuation allowances were reduced by $2,177 and $4,747, respectively. In addition to the amounts in the table above, in 1996, income tax benefits of $468 were allocated to Broadcasting group equity representing the tax benefits associated with employee stock option transactions.

NOTE 6--BARTER TRANSACTIONS

  Total barter sales amounted to $14,351 in 1996, $15,752 in 1995 and $12,698 in 1994. Equal amounts were charged to operating expenses for the respective period.

NOTE 7--PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment as of December 31, 1996 and 1995 consisted of the following:

                                                              SEPTEMBER 30,
                                                            -------------------
                                                              1996      1995
                                                            --------  ---------
     Land.................................................. $  3,100  $   3,100
     Buildings and improvements............................    4,287      4,165
     Leasehold improvements................................    1,466      1,446
     Furniture, fixtures and equipment.....................   36,622     41,386
     Accumulated depreciation..............................  (32,368)  (36,199)
                                                            --------  ---------
     Property, plant and equipment, net.................... $ 13,107  $  13,898
                                                            ========  =========

NOTE 8--COMMITMENTS AND CONTINGENCIES

 Leases

  KCAL has entered into various operating leases for office and studio space in Hollywood, California and several microwave and transmitter sites throughout Southern California. Rent expense relating to these leases

                            KCAL BROADCASTING GROUP
               (A BROADCASTING GROUP OF THE WALT DISNEY COMPANY)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                               ($ IN THOUSANDS)
was $1,411 in 1996, $1,110 in 1995 and $1,365 in 1994. The aggregate minimum rental commitments for all non-cancelable operating leases with terms of more than one year are as follows:

            1997.................................. $1,306
            1998..................................  1,368
            1999..................................     11
            2000..................................     11
                                                   ------
              Total............................... $2,696
                                                   ======

 Broadcast program rights

  In addition to the program rights recorded in the balance sheet as of September 30, 1996, KCAL is contractually committed to purchase programming for which the availability date and other conditions for recording an asset and a liability will occur subsequent to September 30, 1996. These unrecorded contractual commitments totaled $28,581 as of September 30, 1996.

 Litigation

  In the normal course of business, KCAL is a defendant in certain legal actions and other claims which are pending. While management cannot predict the outcome of these matters, it believes that KCAL has meritorious defenses to these actions and claims. Management believes that the liability, if any, which may result from such matters will not have a material adverse effect on KCAL's financial position, results of operations or liquidity.

NOTE 9--SUBSEQUENT EVENT

  On November 22, 1996, substantially all of the assets of KCAL Broadcasting Group were sold to Young Broadcasting of Los Angeles, Inc., a wholly-owned subsidiary of Young Broadcasting Inc. for $387,000 in cash.

                         INDEPENDENT AUDITOR'S REPORT

To the Partners of
Broad Street Television, L.P.
North Haven, Connecticut

  We have audited the accompanying balance sheets of KWQC-TV, a division of Broad Street Television, L.P., as of December 31, 1995 and December 25, 1994, and the related statements of operations, divisional equity and cash flows for each of the years in the three year period ended December 31, 1995. These financial statements are the responsibility of KWQC's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KWQC-TV as of December 31, 1995 and December 25, 1994, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          McGladrey & Pullen, LLP

New Haven, Connecticut
February 13, 1996,
except for Note 6 as
to which the date is
March 12, 1996

                                    KWQC-TV
                 (A DIVISION OF BROAD STREET TELEVISION, L.P.)

                                 BALANCE SHEETS
                    DECEMBER 31, 1995 AND DECEMBER 25, 1994

                                                           1995        1994
                                                        ----------- -----------
ASSETS (NOTES 5 AND 6)
Current Assets
  Cash and cash equivalents (Note 2)................... $   468,464 $   305,922
  Accounts receivable, less allowance of $23,428 for
   1995 and
   $2,403 for 1994.....................................   2,166,378   2,451,137
  Other receivables....................................     285,450     350,776
  Broadcast program rights.............................   1,277,163   1,313,034
  Other current assets.................................     167,196     207,198
                                                        ----------- -----------
    Total current assets...............................   4,364,651   4,628,067
                                                        ----------- -----------
Property and Equipment
  Land and improvements................................   1,155,946   1,155,946
  Buildings and improvements...........................   4,872,515   4,454,527
  Equipment, furniture and fixtures....................   6,688,707   6,413,801
  Construction in progress.............................      81,020         --
                                                        ----------- -----------
                                                         12,798,188  12,024,274
  Less accumulated depreciation........................   6,280,348   5,688,459
                                                        ----------- -----------
                                                          6,517,840   6,335,815
                                                        ----------- -----------
Broadcast Program Rights, long-term portion............   3,472,781   4,669,694
                                                        ----------- -----------
Intangible Assets, less accumulated amortization of
 $16,926,821 in
 1995 and $14,347,003 in 1994..........................  13,240,544  15,820,362
                                                        ----------- -----------
Other Assets...........................................      37,805      82,665
                                                        ----------- -----------
    Total assets....................................... $27,633,621 $31,536,603
                                                        =========== ===========
LIABILITIES AND DIVISIONAL EQUITY
Current Liabilities
  Broadcast program rights payable..................... $ 1,190,200 $ 1,191,618
  Accounts payable and other liabilities...............     435,291     541,742
                                                        ----------- -----------
    Total current liabilities..........................   1,625,491   1,733,360
Broadcast Program Rights, long-term portion............   3,179,373   4,284,373
                                                        ----------- -----------
    Total liabilities..................................   4,804,864   6,017,733
Commitments (Note 4)...................................
Divisional Equity......................................  22,828,757  25,518,870
                                                        ----------- -----------
    Total liabilities and divisional equity............ $27,633,621 $31,536,603
                                                        =========== ===========

                       See Notes to Financial Statements.

                                    KWQC-TV
                 (A DIVISION OF BROAD STREET TELEVISION, L.P.)

                            STATEMENTS OF OPERATIONS
     YEARS ENDED DECEMBER 31, 1995, DECEMBER 25, 1994 AND DECEMBER 31, 1993

                                            1995         1994         1993
                                         -----------  -----------  -----------
Gross revenues.......................... $15,037,261  $14,437,122  $12,514,090
Less agency commissions.................  (1,792,698)  (1,745,777)  (1,478,914)
                                         -----------  -----------  -----------
  Net operating revenue.................  13,244,563   12,691,345   11,035,176
                                         -----------  -----------  -----------
Operating expenses......................   3,310,058    3,000,235    2,505,900
Amortization of program license rights..   1,325,784    1,310,136    1,660,231
Selling, general and administrative ex-
 penses.................................   3,893,106    3,570,156    3,472,106
Depreciation and amortization...........   3,171,707    3,444,505    3,515,054
Management fees.........................     373,688      361,303      313,241
                                         -----------  -----------  -----------
Total operating expenses................  12,074,343   11,686,335   11,466,532
                                         -----------  -----------  -----------
  Operating income (loss)...............   1,170,220    1,005,010     (431,356)
Other income............................      14,667        8,135        7,648
                                         -----------  -----------  -----------
  Net income (loss)..................... $ 1,184,887  $ 1,013,145  $  (423,708)
                                         ===========  ===========  ===========


                       See Notes to Financial Statements.

                                    KWQC-TV
                 (A DIVISION OF BROAD STREET TELEVISION, L.P.)

                        STATEMENTS OF DIVISIONAL EQUITY
     YEARS ENDED DECEMBER 31, 1995, DECEMBER 25, 1994 AND DECEMBER 31, 1993

                                             1995         1994         1993
                                          -----------  -----------  -----------
Balance, beginning of year............... $25,518,870  $28,184,866  $30,710,321
  Net income (loss)......................   1,184,887    1,013,145     (423,708)
  Net cash transfers.....................  (3,875,000)  (3,679,141)  (2,101,747)
                                          -----------  -----------  -----------
Balance, end of year..................... $22,828,757  $25,518,870  $28,184,866
                                          ===========  ===========  ===========



                       See Notes to Financial Statements.

                                    KWQC-TV
                 (A DIVISION OF BROAD STREET TELEVISION, L.P.)

                            STATEMENTS OF CASH FLOWS
     YEARS ENDED DECEMBER 31, 1995, DECEMBER 25, 1994 AND DECEMBER 31, 1993

                                            1995         1994         1993
                                         -----------  -----------  -----------
OPERATING ACTIVITIES
  Net income (loss)..................... $ 1,184,887  $ 1,013,145  $  (423,708)
  Adjustments to reconcile net income
   (loss) to net cash provided by oper-
   ating activities:
    Amortization and depreciation.......   3,171,707    3,444,505    3,515,054
    Amortization of program license
     rights.............................   1,325,784    1,310,136    1,660,231
    Bad debt expense....................      21,025       28,436       22,410
    Loss from write-off of program
     rights.............................         --           --       364,337
    (Loss) gain on disposal of assets...        (414)         --           763
    Decrease (increase) in accounts re-
     ceivable...........................     263,734     (349,795)    (264,342)
    Decrease (increase) in other receiv-
     ables..............................      65,326      (69,487)      (8,092)
    Decrease (increase) in other current
     assets.............................      40,002      (66,478)       1,133
    Decrease (increase) in other assets.      44,860        6,559      (89,224)
    (Decrease) increase in accounts
     payable and other liabilities......    (106,451)     100,600     (518,424)
                                         -----------  -----------  -----------
      Net cash provided by operating ac-
       tivities.........................   6,010,460    5,417,621    4,260,138
                                         -----------  -----------  -----------
INVESTING ACTIVITIES
  Capital expenditures..................    (773,914)    (567,275)    (271,503)
  Proceeds from sale of property and
   equipment............................         414          --         1,500
                                         -----------  -----------  -----------
      Net cash used in investing activi-
       ties.............................    (773,500)    (567,275)    (270,003)
                                         -----------  -----------  -----------
FINANCING ACTIVITIES
  Net transfers.........................  (3,875,000)  (3,679,141)  (2,101,747)
  Payments of program license liabili-
   ties.................................  (1,199,418)  (1,303,390)  (1,744,694)
                                         -----------  -----------  -----------
      Net cash used in financing activi-
       ties.............................  (5,074,418)  (4,982,531)  (3,846,441)
                                         -----------  -----------  -----------
      Net increase (decrease) in cash
       and cash equivalents.............     162,542     (132,185)     143,694
Cash and cash equivalents at beginning
 of year................................     305,922      438,107      294,413
                                         -----------  -----------  -----------
Cash and cash equivalents at end of
 year................................... $   468,464  $   305,922  $   438,107
                                         ===========  ===========  ===========

                       See Notes to Financial Statements.

                                    KWQC-TV
                 (A DIVISION OF BROAD STREET TELEVISION, L.P.)

                         NOTES TO FINANCIAL STATEMENTS
          DECEMBER 31, 1995, DECEMBER 25, 1994 AND DECEMBER 31, 1993

NOTE 1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  KWQC-TV ("KWQC"), a division of Broad Street Television, L.P., is an NBC affiliated television station in Davenport, Iowa.

 Fiscal year

  KWQC's fiscal year is the 52 or 53 weeks ending on the last Sunday in December. Prior to 1994, KWQC's financial statements were presented on a calendar year basis and, as a result of changing to a fiscal year in 1994, the 1994 financial statements represent only 51 weeks.

 Cash and cash equivalents

  For purposes of the statement of cash flows, cash equivalents include all investments with original maturities of three months or less that are readily convertible to cash. For these financial instruments, the carrying amount is a reasonable estimate of fair value.

 Property and equipment

  Property and equipment are stated at cost and depreciated utilizing straight-line and accelerated methods over the following useful lives:

                                                    YEARS
                                                    -----
            Land improvements......................   15
            Buildings and improvements............. 31.5
            Equipment, furniture and fixtures...... 5-15

 Intangible assets

  Intangible assets are amortized using the straight-line method over their expected period of benefit.

 Lease acquisition costs

  Cost associated with the acquisition of various leases on equipment are being amortized over the remaining useful life of the equipment under lease (fifteen years).

 Broadcast program rights

  Film and syndicated program contract rights acquired under license agreements and the related obligations incurred are recorded as assets and liabilities under the gross method. When the license periods commence and the films and programs are available for airing, the assets are amortized on a straight-line basis over the contract payment period, which approximates the expected airing period and corresponds to the related revenue flow. The estimated cost of contract rights expected to be broadcast and charged to operations during the next year have been classified as current assets. The liability has been designated as current and noncurrent on the basis of contractual payment dates. Payments on contracts are due in varying amounts through August 2000.

 Broadcast revenues

  Revenue is recognized when advertisements are broadcast.

                                    KWQC-TV
                 (A DIVISION OF BROAD STREET TELEVISION, L.P.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
 Barter arrangements

  KWQC, in the ordinary course of business, provides advertising air time to certain customers in exchange for products or services. Barter transactions are recorded on the basis of the estimated fair market value of the products or services received. Revenue is recognized as the related advertising is broadcast and expenses are recognized when the merchandise or services are consumed or utilized.

 Employee Profit Sharing Plan

  KWQC maintains a 401(k) profit sharing plan for the benefit of substantially all its employees who meet certain minimum eligibility requirements and who elect to participate. Under the terms of the Plan, participants can contribute up to 15% of their pay to the extent permitted by law. KWQC makes semi-annual matching contributions to the Plan equal to 15% of the employees' contributions for such period. Participants are immediately vested in their contribution and in KWQC contributions. KWQC contributions to the Plan were approximately $20,260, $18,400, and $14,900 during the years ended December 31, 1995, December 25, 1994 and December 31, 1993, respectively.

 Income taxes

  Broad Street Television, L.P. is not a taxable entity; accordingly, no provision for income taxes has been made in the financial statements of KWQC. The partner's respective share of Partnership income or loss is reportable on their separate tax returns.

 Accounting estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. CONCENTRATIONS OF CREDIT RISK

  KWQC maintains cash deposits in banks in Iowa which, at times, exceeds federally insured limits. KWQC has not experienced any losses in these accounts.

NOTE 3. INTANGIBLE ASSETS

  Intangible assets comprise the following:

                                AMORTIZATION
                                   PERIOD       1995        1994        1993
                                ------------ ----------- ----------- -----------
Advertiser lists..............   10 years    $10,633,000 $10,633,000 $10,633,000
Network affiliation...........   10 years     10,600,000  10,600,000  10,600,000
Broadcast tower agreements....   15 years      1,600,000   1,600,000   1,600,000
Other intangible assets.......   5-15 years    1,272,000   1,272,000   1,272,000
Goodwill......................   20 years      6,062,365   6,062,365   6,062,365
                                             ----------- ----------- -----------
                                              30,167,365  30,167,365  30,167,365
Less accumulated amortization.                16,926,821  14,347,003  11,723,669
                                             ----------- ----------- -----------
                                             $13,240,544 $15,820,362 $18,443,696
                                             =========== =========== ===========

                                    KWQC-TV
                 (A DIVISION OF BROAD STREET TELEVISION, L.P.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

NOTE 4. PROPERTY UNDER OPERATING LEASES

  KWQC has operating leases expiring in various years through 1998.

  Future minimum payments, by year and in the aggregate, due under significant noncancelable operating leases with initial or remaining terms of one year or more, consisted of the following at December 31, 1995:

             1996............................. $25,334
             1997.............................   8,472
             1998.............................   5,204
                                               -------
                                               $39,010
                                               =======

  Total rental expense for the years ended December 31, 1995, December 25, 1994 and December 31, 1993 aggregated $22,624, $31,693 and $26,344, respectively.

  KWQC, as lessor, leases excess capacity on certain of its towers to various entities for terms ranging from six months to ten years.

  Future minimum rentals, by year and in the aggregate, due to KWQC under noncancelable operating leases, with initial or remaining terms of one year or more, consisted of the following at December 31, 1995:

             1996............................ $ 85,110
             1997............................   66,096
             1998............................   65,130
             1999............................   50,040
             2000............................   32,332
             Thereafter......................  396,032
                                              --------
                                              $694,740
                                              ========

  Total rental income included in revenues for the years ended December 31, 1995, December 25, 1994 and December 31, 1993, amounted to $140,176, $127,650 and $124,588, respectively. Included in rental income are amounts relating to two month-to-month leases. These amounts are not included in future rentals, as these leases are cancelable at any time.

NOTE 5. TRANSACTIONS WITH AFFILIATES

  The Partnership is charged for management services provided by Broad Street Television Management, Inc. ("Broad Street Management"), an affiliate of Broad Street Television, L.P., in connection with the operation of KWQC. The fee is equal to 3% of KWQC's net revenue as defined in the management agreement. Additionally, all reasonable and customary out-of-pocket expenses incurred by Broad Street Management are reimbursed by KWQC. These management fees amounted to $373,689, $361,303 and $313,241 during the years ended December 31, 1995,
December 25, 1994 and December 31, 1993, respectively, of which $3,477, $525 and $2,130 was accrued as of December 31, 1995, December 25, 1994 and December 31, 1993, respectively.

  Certain long-term debt of Broad Street Television, L.P. is collateralized by all the asset of KWQC.

                                    KWQC-TV
                 (A DIVISION OF BROAD STREET TELEVISION, L.P.)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
NOTE 6. SALE OF KWQC-TV ASSETS

  On July 31, 1995, Broad Street Television, L.P. entered into a contract for sale of substantially all the assets of KWQC for $55 million. This contract for sale was approved by the Federal Communications Commission (FCC) on March 12, 1996, and the sale is expected to be consummated in April 1996.

NOTE 7. EMERGING ACCOUNTING STANDARDS

  The Financial Accounting Standards Board has issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" which becomes effective for the KWQC's year ending December 29, 1996. Statement No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. KWQC does not anticipate that the adoption of this standard will have a significant impact on the financial statements.

                                    KWQC-TV
                 (A DIVISION OF BROAD STREET TELEVISION, L.P.)

                                 BALANCE SHEETS
                                  (UNAUDITED)

                                                       MARCH 31,    MARCH 26,
                                                         1996         1995
                                                      -----------  -----------
ASSETS
Current Assets
  Cash and cash equivalents.......................... $   901,042  $   679,397
  Accounts receivable, less allowance of $30,928 in
   1996 and $3,328 in 1995...........................   2,361,441    2,837,938
  Broadcast program rights...........................   1,250,873    1,299,678
  Other current assets...............................     162,952      320,033
                                                      -----------  -----------
    Total current assets.............................   4,676,308    5,137,046
                                                      -----------  -----------
Property and Equipment
  Land and improvements..............................   1,208,185    1,155,946
  Buildings and improvements.........................   4,879,115    4,571,838
  Equipment, furniture and fixtures..................   6,718,686    6,473,969
                                                      -----------  -----------
                                                       12,805,986   12,201,753
  Less accumulated depreciation......................  (6,495,508)  (5,893,383)
                                                      -----------  -----------
                                                        6,310,478    6,308,370
                                                      -----------  -----------
Broadcast Program Rights, long-term portion..........   3,180,755    4,361,299
                                                      -----------  -----------
Intangible Assets, less accumulated amortization of
 $17,590,421 in 1996 and $15,010,603 in 1995.........  12,576,943   15,156,762
                                                      -----------  -----------
Other Assets.........................................      30,909       71,174
                                                      -----------  -----------
    Total assets..................................... $26,775,393  $31,034,651
                                                      ===========  ===========
LIABILITIES AND DIVISIONAL EQUITY
Current Liabilities
  Broadcast program rights payable................... $ 1,154,413  $ 1,182,135
  Accounts payable and other liabilities.............     496,682      650,118
                                                      -----------  -----------
    Total current liabilities........................   1,651,095    1,832,253
Broadcast Program Rights, long-term portion..........   2,909,505    3,992,293
                                                      -----------  -----------
    Total liabilities................................   4,560,600    5,824,546
Divisional equity....................................  22,214,793   25,210,105
                                                      -----------  -----------
    Total liabilities and divisional equity.......... $26,775,393  $31,034,651
                                                      ===========  ===========

                       See Notes to Financial Statements.

                                    KWQC-TV
                 (A DIVISION OF BROAD STREET TELEVISION, L.P.)

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                          THREE MONTHS ENDED
                                                         ----------------------
                                                         MARCH 31,   MARCH 26,
                                                            1996        1995
                                                         ----------  ----------
Gross revenue........................................... $3,976,862  $3,519,484
Less agency commissions.................................   (511,495)   (422,751)
                                                         ----------  ----------
  Net operating revenue.................................  3,465,367   3,096,733
                                                         ----------  ----------
Operating expenses......................................    806,915     804,607
Amortization of license rights..........................    318,316     321,751
Selling, general and administrative expenses............    979,785     868,467
Depreciation and amortization...........................    878,760     878,760
Management fees.........................................    101,098      89,027
                                                         ----------  ----------
  Total operating expenses..............................  3,084,874   2,962,612
                                                         ----------  ----------
Operating income........................................    380,493     134,121
Other income............................................      5,543       2,514
                                                         ----------  ----------
  Net income............................................ $  386,036  $  136,635
                                                         ==========  ==========


                       See Notes to Financial Statements.

                                    KWQC-TV
                 (A DIVISION OF BROAD STREET TELEVISION, L.P.)

                        STATEMENTS OF DIVISIONAL EQUITY
              THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 26, 1995
                                  (UNAUDITED)

                                                          1996         1995
                                                       -----------  -----------
Balance, beginning of period.......................... $22,828,757  $25,518,870
  Net income..........................................     386,036      136,635
  Net cash transfers..................................  (1,000,000)    (445,400)
                                                       -----------  -----------
Balance, end of period................................ $22,214,793  $25,210,105
                                                       ===========  ===========



                       See Notes to Financial Statements.

                                    KWQC-TV
                 (A DIVISION OF BROAD STREET TELEVISION, L.P.)

                            STATEMENTS OF CASH FLOWS
              THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 26, 1995
                                  (UNAUDITED)

                                                      1996         1995
                                                   -----------  ----------
OPERATING ACTIVITIES
  Net income...................................... $   386,036  $  136,635
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Amortization and depreciation.................     878,760     878,760
    Amortization of program license rights........     318,316     321,751
    Bad debt expense..............................       7,500       7,000
    Decrease (increase) in accounts receivable....      82,887     (43,025)
    Decrease (increase) in other current assets...       4,244    (112,835)
    Decrease in other long-term assets............       6,896      11,491
    Increase in accounts payable and other
     liabilities..................................      61,391     108,376
                                                   -----------  ----------
      Net cash provided by operating activities...   1,746,030   1,308,153
                                                   -----------  ----------
INVESTING ACTIVITIES
  Capital expenditures............................      (7,797)   (187,715)
                                                   -----------  ----------
      Net cash used in investing activities.......      (7,797)   (187,715)
                                                   -----------  ----------
FINANCIAL ACTIVITIES
  Net cash transfers..............................  (1,000,000)   (445,400)
  Payments of program license liabilities.........    (305,655)   (301,563)
                                                   -----------  ----------
      Net cash used in financing activities.......  (1,305,655)   (746,963)
                                                   -----------  ----------
      Net increase in cash and cash equivalents...     432,578     373,475
Cash and cash equivalents at beginning of year....     468,464     305,922
                                                   -----------  ----------
Cash and cash equivalents at end of period........ $   901,042  $  679,397
                                                   ===========  ==========


                       See Notes to Financial Statements.

                                    KWQC-TV
                 (A DIVISION OF BROAD STREET TELEVISION, L.P.)

                         NOTES TO FINANCIAL STATEMENTS
                       MARCH 31, 1996 AND MARCH 26, 1995
                                  (UNAUDITED)

1. The accompanying unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The accompanying financial statements are unaudited, but in the opinion of management reflect all adjustments necessary to present fairly the net assets of KWQC-TV, a division of Broad Street Television, L.P., at March 31, 1996 and March 26, 1995, and the related statements of operations, divisional equity and cash flows for the three month periods then ended. All adjustments are of a normal recurring nature. The results are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements of KWQC-TV, a division of Broad Street Television, L.P., and notes thereto for the fiscal years ended December 31, 1995 and December 25, 1994.

2. On April 15, 1996, Broad Street Television, L.P. sold substantially all the assets of KWQC-TV to Young Broadcasting, Inc. for $55 million. This sale was approved by the Federal Communication Commission on March 12, 1996.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Midcontinent Media, Inc.

  We have audited the accompanying combined balance sheets of Midcontinent Television of South Dakota, Inc., (a wholly-owned subsidiary of Midcontinent Media, Inc.) and the Investment in Community Television Service, Inc. (a fifty percent investee of Midcontinent Media, Inc.) (together referred to as the Company) as of August 31, 1995 and 1994 and the related combined statements of earnings and retained earnings, and cash flows for each of the three years in the period ended August 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Midcontinent Television of South Dakota, Inc., and the Investment in Community Television Service, Inc. as of August 31, 1995 and 1994 and the combined results of their operations and their cash flows for each of the three years in the period ended August 31, 1995 in conformity with generally accepted accounting principles.

                                          Grant Thornton LLP

Minneapolis, Minnesota
February 16, 1996

                        COMBINED FINANCIAL STATEMENTS OF
                 MIDCONTINENT TELEVISION OF SOUTH DAKOTA, INC.

            (A WHOLLY-OWNED SUBSIDIARY OF MIDCONTINENT MEDIA, INC.) AND THE INVESTMENT IN COMMUNITY TELEVISION SERVICE, INC.
             (A FIFTY PERCENT INVESTEE OF MIDCONTINENT MEDIA, INC.)

                            COMBINED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                   AUGUST 31,

                                                                  1995    1994
                                                                 ------- ------
ASSETS
CURRENT ASSETS
  Receivables
    Trade, less allowance for doubtful receivables of $58 in
     1995 and $50 in 1994....................................... $ 1,863 $1,619
    Affiliates and other........................................      17     15
  Current portion of program license rights.....................     221    301
  Prepaid expenses..............................................      32     43
                                                                 ------- ------
      Total current assets......................................   2,133  1,978
PROPERTY, PLANT AND EQUIPMENT--AT COST, less accumulated depre-
 ciation and amortization.......................................   2,993  3,305
OTHER ASSETS
  Long-term portion of program license rights...................      23    113
  Investment in affiliate.......................................     273    190
  Due from parent...............................................   6,579  3,979
                                                                 ------- ------
                                                                   6,875  4,282
                                                                 ------- ------
                                                                 $12,001 $9,565
                                                                 ======= ======
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
  Accounts payable.............................................. $   308 $  256
  Current portion of program license liability..................     154    208
  Accrued liabilities...........................................
    Salaries, wages and commissions.............................     467    494
    Property, payroll and other taxes...........................     127    123
    Profit sharing..............................................     109     87
    Other.......................................................      52     30
  Unearned revenue..............................................     273    219
  Income taxes payable..........................................   1,150  1,080
                                                                 ------- ------
      Total current liabilities.................................   2,640  2,497
LONG-TERM PORTION OF PROGRAM LICENSE LIABILITY                        20     42
COMMITMENTS AND CONTINGENCIES                                         --     --
STOCKHOLDER'S EQUITY
  Common stock--authorized; 1,000,000 shares of $.01 par value;
   issued 1,000 shares..........................................      --     --
  Retained earnings.............................................   9,341  7,026
                                                                 ------- ------
                                                                   9,341  7,026
                                                                 ------- ------
                                                                 $12,001 $9,565
                                                                 ======= ======

        The accompanying notes are an integral part of these statements.

 COMBINED FINANCIAL STATEMENTS OF MIDCONTINENT TELEVISION OF SOUTH DAKOTA, INC.

            (A WHOLLY-OWNED SUBSIDIARY OF MIDCONTINENT MEDIA, INC.)
   AND THE INVESTMENT IN COMMUNITY TELEVISION SERVICE, INC. (A FIFTY PERCENT
                     INVESTEE OF MIDCONTINENT MEDIA, INC.)

             COMBINED STATEMENTS OF EARNINGS AND RETAINED EARNINGS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                             YEARS ENDED AUGUST 31,

                                                      1995     1994     1993
                                                     -------  -------  -------
Revenues
  Gross revenues.................................... $12,711  $12,223  $11,362
  Commissions.......................................  (1,502)  (1,412)  (1,318)
                                                     -------  -------  -------
    Net revenues....................................  11,209   10,811   10,044
Operating expenses..................................   4,428    4,217    4,402
Selling, general and administrative expense.........   2,461    2,445    2,415
Depreciation and amortization.......................   1,039    1,055    1,075
                                                     -------  -------  -------
    Earnings from operations........................   3,281    3,094    2,152
Other income........................................     101       84       75
                                                     -------  -------  -------
    Earnings before income taxes and equity in
     earnings (loss) of affiliate...................   3,382    3,178    2,227
Income taxes........................................   1,150    1,080      757
                                                     -------  -------  -------
    Earnings before equity in earnings (loss) of
     affiliate......................................   2,232    2,098    1,470
Equity in earnings (loss) of affiliate..............      83      (17)     (13)
                                                     -------  -------  -------
    NET EARNINGS....................................   2,315    2,081    1,457
Retained earnings, beginning of year................   7,026    4,945    3,488
                                                     -------  -------  -------
Retained earnings, end of year...................... $ 9,341  $ 7,026  $ 4,945
                                                     =======  =======  =======
Earnings per share.................................. $ 2,315  $ 2,081  $ 1,457
                                                     =======  =======  =======
Weighted average shares outstanding.................   1,000    1,000    1,000
                                                     =======  =======  =======


        The accompanying notes are an integral part of these statements.

 COMBINED FINANCIAL STATEMENTS OFMIDCONTINENT TELEVISION OF SOUTH DAKOTA, INC.

            (A WHOLLY-OWNED SUBSIDIARY OF MIDCONTINENT MEDIA, INC.) AND THE INVESTMENT IN COMMUNITY TELEVISION SERVICE, INC.
             (A FIFTY PERCENT INVESTEE OF MIDCONTINENT MEDIA, INC.)

                       COMBINED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                             YEARS ENDED AUGUST 31,

                                                      1995     1994     1993
                                                     -------  -------  -------
Cash flows from operating activities
  Net earnings...................................... $ 2,315  $ 2,081  $ 1,457
  Adjustments to reconcile net earnings to net cash
   provided by operating activities:
    Depreciation and amortization...................   1,039    1,055    1,075
    Amortization of program license rights..........     306      307      560
    Equity in (earnings) losses of affiliates.......     (83)      17       13
    Gain on disposal of assets......................      (3)      (4)      --
    Changes in operating assets and liabilities
      Receivables...................................    (246)    (114)    (171)
      Prepaid expenses..............................      11       (7)      39
      Due from parent...............................  (2,600)  (2,753)  (2,082)
      Accounts payable..............................      52       84     (158)
      Accrued liabilities...........................      21       72      114
      Unearned revenues.............................      54      (56)       5
      Income taxes payable..........................      70      323      202
                                                     -------  -------  -------
        Net cash provided by operating activities...     936    1,005    1,054
Cash flows from investing activities
  Capital expenditures..............................    (742)    (634)    (420)
  Other.............................................      18      (49)      26
                                                     -------  -------  -------
        Net cash used in investing activities.......    (724)    (683)    (394)
Cash flows from financing activities
  Payments on programming license liability.........    (212)    (246)    (596)
  Payments on long-term obligations.................      --      (77)     (64)
                                                     -------  -------  -------
        Net cash used in financing activities.......    (212)    (323)    (660)
                                                     -------  -------  -------
Net decrease in cash................................      --       (1)      --
Cash at beginning of year........................... $    --  $     1  $     1
                                                     -------  -------  -------
Cash at end of year................................. $    --  $    --  $     1
                                                     =======  =======  =======

Supplemental disclosure of cash flow information:

  The Company obtained additional program license rights with corresponding increases to program license liability obligations. The non-cash additions to program license rights and program license liability obligations for the years ending August 31, 1995, 1994 and 1993 were $136, $135, and $247.

        The accompanying notes are an integral part of these statements.

COMBINED FINANCIAL STATEMENTS OF MIDCONTINENT TELEVISION OF SOUTH DAKOTA, INC.

            (A WHOLLY-OWNED SUBSIDIARY OF MIDCONTINENT MEDIA, INC.)
           AND THE INVESTMENT IN COMMUNITY TELEVISION SERVICE, INC.
            (A FIFTY PERCENT INVESTEE OF MIDCONTINENT MEDIA, INC.)

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                           AUGUST 31, 1995 AND 1994

                          (ALL AMOUNTS IN THOUSANDS)

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Significant accounting policies applied in preparing the combined financial statements are as follows:

  1. Basis of Presentation

  The accompanying combined financial statements include the accounts of Midcontinent Television of South Dakota, Inc. ("KELO-TV") (a wholly-owned subsidiary of Midcontinent Media, Inc.) and the Investment in Community Television Service, Inc. (a fifty percent investee of Midcontinent Media, Inc.) (together referred to as the "Company"). KELO-TV utilizes the facilities of Community Television Service, Inc. to broadcast its programming. The combined financial statements reflect the combined results of operations and the combined financial position of the Company. All material intercompany transactions have been eliminated in combination.

  2. Nature of Operations

  KELO-TV owns and operates four television stations in South Dakota. The stations' call letters are: KELO (Sioux Falls), KCLO (Rapid City), KPLO (Reliance) and KDLO (Florence). The stations have an affiliation agreement with the CBS network. The affiliation agreement for KELO provides for a five year contract, expiring October 2, 1999, with aggregate compensation to KELO-TV of approximately $941 per year, subject to actual programming. Each of KELO's satellite stations have affiliation agreements with CBS that have two year terms which expire October 2, 1996. Community Television Service, Inc. consists of a broadcast tower which is utilized by KELO-TV and another Sioux Falls broadcaster.

  3. Program License Rights and Liability

  Program license rights are stated at the lower of cost or estimated net realizable value. The cost of the rights is recorded as an asset and a liability when the program becomes available for broadcast. The cost of program license rights is charged to operations primarily on accelerated bases related to the usage of the program. Program rights expected to be amortized in the succeeding year and amounts payable within one year are classified as current assets and liabilities. The program license liability is carried at the related cost which approximates the fair value.

  4. Depreciation and Amortization

  Depreciation is recorded to relate the cost of depreciable assets to operations over their estimated service lives using straight-line and accelerated methods for financial reporting purposes. Leasehold improvements are amortized over the lease term or the service lives of the improvements, whichever is shorter, on a straight-line basis. Accelerated methods are used for tax reporting purposes. Estimated lives are: buildings and improvements, 5 to 40 years; leasehold improvements, up to 40 years; and equipment, 5 to 20 years.

  5. Unearned Revenue

  The Company offers local customers billing arrangements whereby the customer is billed evenly each month over a contract period for a certain amount of air time. Unearned revenue is the difference between the amount billed to the customer and the amount earned by airing a customer's commercial.

                       COMBINED FINANCIAL STATEMENTS OF
                 MIDCONTINENT TELEVISION OF SOUTH DAKOTA, INC.

            (A WHOLLY-OWNED SUBSIDIARY OF MIDCONTINENT MEDIA, INC.)
           AND THE INVESTMENT IN COMMUNITY TELEVISION SERVICE, INC.
            (A FIFTY PERCENT INVESTEE OF MIDCONTINENT MEDIA, INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                           AUGUST 31, 1995 AND 1994

                          (ALL AMOUNTS IN THOUSANDS)
  6. Use of Estimates

  The preparation of the Company's combined financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and related revenues and expenses. Actual results could differ from those estimates.

  7. Revenue Recognition Policy

  The Company's primary source of revenue is the sale of television time to advertisers. Revenue is recorded when the advertisements are broadcast.

  8. Barter Arrangements

  KELO-TV has entered into barter agreements with program syndicators for television programs, in exchange for air time, with estimated fair market values of $272, $234 and $272 in 1995, 1994, and 1993. Revenues and expenses are recorded when the program is aired.

NOTE B--INVESTMENT IN AFFILIATE

  Midcontinent Media, Inc., owns a fifty-percent interest in Community Television Service, Inc. which is combined with KELO-TV in these financial statements. Community Television Service, Inc. owns a 2,000 foot transmission tower. The equity in earnings (loss) of affiliate is due generally to the depreciation of the tower. In fiscal 1995, the equity in earnings includes an adjustment to income resulting from the adjustment of a liability in the amount of approximately $104 due to a change in the estimated deferred tax liability.

  KELO-TV, on behalf of Midcontinent Media, Inc., pays fifty percent of the expenses of Community Television Service, Inc. These expenses are included in the financial statements of KELO-TV and consist of property taxes, utilities, tower inspection fees and repairs. These expenses were approximately $28, $30, and $53 in 1995, 1994, and 1993.

NOTE C--PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consist of the following:

                                                                 1995    1994
                                                                ------- -------
   Land........................................................ $   335 $   335
   Buildings and improvements..................................   1,759   1,738
   Leasehold improvements......................................     141     141
   Equipment...................................................  13,622  13,250
   Construction in process.....................................      51     --
                                                                ------- -------
                                                                 15,908  15,464
   Less accumulated depreciation and amortization..............  12,915  12,159
                                                                ------- -------
                                                                $ 2,993 $ 3,305
                                                                ======= =======

                       COMBINED FINANCIAL STATEMENTS OF
                 MIDCONTINENT TELEVISION OF SOUTH DAKOTA, INC.

            (A WHOLLY-OWNED SUBSIDIARY OF MIDCONTINENT MEDIA, INC.)
   AND THE INVESTMENT IN COMMUNITY TELEVISION SERVICE, INC. (A FIFTY PERCENT
                     INVESTEE OF MIDCONTINENT MEDIA, INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                           AUGUST 31, 1995 AND 1994

                          (ALL AMOUNTS IN THOUSANDS)

NOTE D--PROFIT SHARING PLAN

  Midcontinent Media, Inc. has a discretionary profit sharing plan which covers qualified full-time employees of the Company. The plan covers employees who have completed one year of continuous service and have attained age 21. Profit sharing expense, paid by Midcontinent Media, Inc. and allocated to KELO-TV, for the years ended August 31, 1995, 1994 and 1993 was $109, $88, and $73.

NOTE E--INCOME TAXES

  KELO-TV is included in the consolidated federal income tax return of Midcontinent Media, Inc. KELO-TV computes its income tax provision in accordance with an informal tax sharing agreement and income tax percentages prescribed by Midcontinent Media, Inc. (34% in 1995, 1994, and 1993).

  A summary of the tax provision is as follows:

                                                            1995    1994   1993
                                                           ------  ------  ----
   Current expense........................................ $1,156  $1,095  $777
   Deferred benefit.......................................     (6)    (15)  (20)
                                                           ------  ------  ----
     Total provision for taxes............................ $1,150  $1,080  $757
                                                           ======  ======  ====

  The effective tax rate for 1995, 1994, and 1993 is approximately the same as the statutory federal income tax rate as there are no material permanent differences. Additionally, KELO-TV is not assessed state income taxes as it operates in South Dakota, which has no state income tax.

  The tax effect of cumulative temporary differences resulting in the net deferred tax asset included within the intercompany balance due from Midcontinent Media, Inc. at August 31, are as follows:

                                                                     1995  1994
                                                                     ----  ----
   Accruals and reserves............................................ $ 81  $ 83
   Other............................................................  (19)  (27)
                                                                     ----  ----
                                                                     $ 62  $ 56
                                                                     ====  ====

                       COMBINED FINANCIAL STATEMENTS OF
                 MIDCONTINENT TELEVISION OF SOUTH DAKOTA, INC.

 (A WHOLLY-OWNED SUBSIDIARY OF MIDCONTINENT MEDIA, INC.) AND THE INVESTMENT IN COMMUNITY TELEVISION SERVICE, INC. (A FIFTY PERCENT INVESTEE OF MIDCONTINENT
                                 MEDIA, INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                           AUGUST 31, 1995 AND 1994

                          (ALL AMOUNTS IN THOUSANDS)
NOTE F--COMMITMENTS

  KELO-TV conducts portions of its operations in leased facilities. Some of these lease agreements require the payment of real estate taxes, utilities and maintenance on the property. Rent expense was $57, $57 and $52 for the years ended August 31, 1995, 1994 and 1993. Annual future base rental commitments are as follows:

      1996.................................................................. $43
      1997..................................................................  25
      1998..................................................................   7
      1999..................................................................   7
      2000..................................................................   7
      Thereafter............................................................  30

NOTE G--RELATED PARTY TRANSACTIONS

  The balance in the due from parent (Midcontinent Media, Inc.) account resulted from the following transactions:

  . Cash activity is recorded in this account. Cash received by KELO-TV is remitted to the parent bank account, and cash disbursements are paid out of the parent bank account.

  . Services provided to, or received from, affiliates (Midcontinent Media, Inc. and subsidiaries) are recorded in this account. KELO-TV provided services to affiliates in the amounts of $203, $189 and $204 in 1995, 1994 and 1993. KELO-TV received services from affiliates in the amounts of $58, $59 and $65 in 1995, 1994 and 1993.

  . Payroll costs are charged to KELO-TV which were paid by Midcontinent Media, Inc.

  Certain corporate administrative and benefit costs incurred for the benefit of all operating entities have not been allocated to KELO-TV. Management believes that all material expenditures for the direct benefit of KELO-TV have been allocated.

NOTE H--SALE OF COMPANY

  On January 11, 1996, Midcontinent Media, Inc. signed an agreement with Young Broadcasting Inc. for the sale of KELO-TV and the Investment in Community Television Service, Inc. for approximately $47,000 in cash and the issuance of a $3,000 promissory note. The final purchase price will be adjusted for certain operating activity up to the date of closing. The sale is, among other things, subject to FCC approval.

                       COMBINED FINANCIAL STATEMENTS OF
                 MIDCONTINENT TELEVISION OF SOUTH DAKOTA, INC.

            (A WHOLLY-OWNED SUBSIDIARY OF MIDCONTINENT MEDIA, INC.)
   AND THE INVESTMENT IN COMMUNITY TELEVISION SERVICE, INC. (A FIFTY PERCENT
                     INVESTEE OF MIDCONTINENT MEDIA, INC.)

                       CONDENSED COMBINED BALANCE SHEETS
                                  (UNAUDITED)

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                      FEBRUARY 29, FEBRUARY 28,
                                                          1996         1995
                                                      ------------ ------------
ASSETS
CURRENT ASSETS
 Receivables
  Trade, less allowance for doubtful receivables of
   $72 and $44, respectively.........................   $ 1,804      $ 1,840
  Affiliates and other...............................        53           50
 Current portion of program license rights...........       102          228
 Prepaid expenses....................................       166          204
                                                        -------      -------
      Total current assets...........................     2,125        2,322
PROPERTY, PLANT AND EQUIPMENT--AT COST,
 less accumulated depreciation and amortization......     2,793        3,030
OTHER ASSETS
 Long-term portion of program license rights.........        10           43
 Investment in affiliate.............................       265          182
 Due from parent.....................................     7,313        4,554
                                                        -------      -------
                                                          7,588        4,779
                                                        -------      -------
                                                        $12,506      $10,131
                                                        =======      =======
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
 Accounts payable....................................   $   240      $   285
 Current portion of program license liability........        86          120
 Accrued liabilities.................................       586          606
 Unearned revenue....................................       362          302
 Income taxes payable................................       643          603
                                                        -------      -------
      Total current liabilities......................     1,917        1,916
LONG-TERM PORTION OF PROGRAM LICENSE LIABILITY.......         9           27
COMMITMENTS AND CONTINGENCIES........................       --           --
STOCKHOLDER'S EQUITY
 Common Stock--authorized 1,000,000 shares of $.01
  par value;
  issued 1,000 shares................................       --           --
 Retained earnings...................................    10,580        8,188
                                                        -------      -------
                                                         10,580        8,188
                                                        -------      -------
                                                        $12,506      $10,131
                                                        =======      =======

        The accompanying notes are an integral part of these statements.

                       COMBINED FINANCIAL STATEMENTS OF
                 MIDCONTINENT TELEVISION OF SOUTH DAKOTA, INC.

            (A WHOLLY-OWNED SUBSIDIARY OF MIDCONTINENT MEDIA, INC.) AND THE INVESTMENT IN COMMUNITY TELEVISION SERVICE, INC.
             (A FIFTY PERCENT INVESTEE OF MIDCONTINENT MEDIA, INC.)

        CONDENSED COMBINED STATEMENTS OF EARNINGS AND RETAINED EARNINGS
                                  (UNAUDITED)

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                               THREE MONTHS ENDED         SIX MONTHS ENDED
                            ------------------------- -------------------------
                            FEBRUARY 29, FEBRUARY 28, FEBRUARY 29, FEBRUARY 28,
                                1996         1995         1996         1995
                            ------------ ------------ ------------ ------------
Revenues
  Gross revenues...........   $ 3,156       $2,889      $ 6,569       $6,406
  Commissions..............      (375)        (323)        (777)        (761)
                              -------       ------      -------       ------
    Net revenues...........     2,781        2,566        5,792        5,645
Operating expenses.........     1,095        1,114        2,206        2,149
Selling, general and
 administrative............       639          608        1,289        1,245
Depreciation and
 amortization..............       228          262          457          524
                              -------       ------      -------       ------
    Earnings from
     operations............       819          582        1,840        1,727
Other income...............        27           26           50           46
                              -------       ------      -------       ------
    Earnings before income
     taxes and equity in
     loss of affiliate.....       846          608        1,890        1,773
Income taxes...............       290          208          643          603
                              -------       ------      -------       ------
    Earnings before equity
     in loss of affiliate..       556          400        1,247        1,170
Equity in loss of
 affiliate.................        (4)          (4)          (8)          (8)
                              -------       ------      -------       ------
    NET EARNINGS...........       552          396        1,239        1,162
Retained earnings,
 beginning of period.......    10,028        7,792        9,341        7,026
                              -------       ------      -------       ------
Retained earnings, end of
 period....................   $10,580       $8,188      $10,580       $8,188
                              =======       ======      =======       ======
Earnings per share.........   $   552       $  396      $ 1,239       $1,162
                              =======       ======      =======       ======
Weighted average shares
 outstanding...............     1,000        1,000        1,000        1,000
                              =======       ======      =======       ======

        The accompanying notes are an integral part of these statements.

                       COMBINED FINANCIAL STATEMENTS OF
                 MIDCONTINENT TELEVISION OF SOUTH DAKOTA, INC.

            (A WHOLLY-OWNED SUBSIDIARY OF MIDCONTINENT MEDIA, INC.) AND THE INVESTMENT IN COMMUNITY TELEVISION SERVICE, INC.
             (A FIFTY PERCENT INVESTEE OF MIDCONTINENT MEDIA, INC.)

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                SIX MONTHS ENDED

                                                      FEBRUARY 29, FEBRUARY 28,
                                                          1996         1995
                                                      ------------ ------------
Cash flows from operating activities
  Net earnings.......................................   $ 1,239      $ 1,162
  Adjustments to reconcile net earnings to net cash
   provided by operating activities:
    Depreciation and amortization....................       457          524
    Amortization of program license rights...........       132          147
    Equity in losses of affiliate....................         8            8
    Changes in operating assets and liabilities......    (1,500)      (1,485)
                                                        -------      -------
      Net cash provided by operating activities......       336          356
Cash flows from investing activities
  Capital expenditures...............................      (257)        (249)
                                                        -------      -------
      Net cash used by investing activities..........      (257)        (249)
Cash flows from financing activities
  Payments on programming license liability..........       (79)        (107)
                                                        -------      -------
      Net cash used in financing activities..........       (79)        (107)
Net increase (decrease) in cash......................       --           --
Cash at beginning of period..........................   $   --       $   --
                                                        -------      -------
Cash at end of period................................   $   --       $   --
                                                        =======      =======


        The accompanying notes are an integral part of these statements.

                       COMBINED FINANCIAL STATEMENTS OF
                 MIDCONTINENT TELEVISION OF SOUTH DAKOTA, INC.

            (A WHOLLY-OWNED SUBSIDIARY OF MIDCONTINENT MEDIA, INC.)
           AND THE INVESTMENT IN COMMUNITY TELEVISION SERVICE, INC.
            (A FIFTY PERCENT INVESTEE OF MIDCONTINENT MEDIA, INC.)

               NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                    FEBRUARY 29, 1996 AND FEBRUARY 28, 1995

                                (IN THOUSANDS)

NOTE A--BASIS OF PRESENTATION--INTERIM FINANCIAL INFORMATION

  The accompanying unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal, recurring adjustments) considered necessary for a fair presentation have been included. Results for the interim periods are not necessarily indicative of the results for an entire year. These condensed combined interim financial statements should be read in conjunction with the annual financial statements.

NOTE B--SALE OF COMPANY

  On January 11, 1996, Midcontinent Media, Inc. signed an agreement with Young Broadcasting Inc. for the sale of Midcontinent Television of South Dakota ("KELO") and the investment in Community Television Service, Inc. for approximately $47,000 in cash and the issuance of a $3,000 promissory note. The final purchase price will be adjusted for certain operating activity up to the date of closing. Young Broadcasting Inc. received Federal Communications Commission ("FCC") approval on March 29, 1996 for the assignment of the KELO FCC licenses to subsidiaries of Young Broadcasting Inc.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CON-TAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRE-SENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURIS-DICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIR-CUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AF-FAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Forward-Looking Statements................................................    2
Prospectus Summary........................................................    3
Risk Factors..............................................................   15
The Company...............................................................   22
Use of Proceeds...........................................................   23
Capitalization............................................................   24
Pro Forma Consolidated Financial Data.....................................   25
Selected Consolidated Financial Data......................................   33
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   35
Business..................................................................   43
Management................................................................   70
Principal Stockholders....................................................   77
Certain Transactions......................................................   79
Description of the Notes..................................................   80
Description of Capital Stock..............................................  104
The Exchange Offer........................................................  107
Certain Federal Income Tax Consequences...................................  115
Book Entry; Delivery and Form.............................................  115
Plan of Distribution......................................................  117
Legal Matters.............................................................  117
Experts...................................................................  118
Additional Information....................................................  118
Index to Financial Statements.............................................  F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                        ------------------------------

                                  PROSPECTUS

                        ------------------------------

                                 $200,000,000



                            YOUNG BROADCASTING INC.

                               OFFER TO EXCHANGE
                            SERIES B 8 3/4% SENIOR
                SUBORDINATED NOTES DUE 2007 FOR ALL OUTSTANDING
                   8 3/4% SENIOR SUBORDINATED NOTES DUE 2007


                                       , 1997


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

  Section 10 of the Company's Restated Certificate of Incorporation provides as follows:

    The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  Article V, Section 5 of the Company's Second Amended and Restated By-Laws provides as follows:

    The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

  The following exhibits are filed as part of this Registration Statement:

 EXHIBIT
 NUMBER                           EXHIBIT DESCRIPTIONS
 -------                          --------------------
  3.1(a) Restated Certificate of Incorporation of the Company*
  3.1(b) Certificate of Amendment to Restated Certificate of Incorporation of
         the Company**
  3.1(c) Certificate of Amendment to Restated Certificate of Incorporation of
         the Company
  3.2    Second Amended and Restated By-laws of the Company*
  3.3    Certificate of Incorporation of Young Broadcasting of La Crosse, Inc.*
  3.4    By-laws of Young Broadcasting of La Crosse, Inc.*
  3.5    Certificate of Incorporation of Young Broadcasting of Lansing, Inc.*
  3.6    By-laws of Young Broadcasting of Lansing, Inc.*
  3.7    Certificate of Incorporation of Young Broadcasting of Albany, Inc.*
  3.8    By-laws of Young Broadcasting of Albany, Inc.*
  3.9    Certificate of Incorporation of Winnebago Television Corporation*
  3.10   By-laws of Winnebago Television Corporation*
  3.11   Certificate of Incorporation of Young Broadcasting of Nashville, Inc.*
  3.12   By-laws of Young Broadcasting of Nashville, Inc.*
  3.13   Certificate of Incorporation of YBT, Inc.*

  3.14   By-laws of YBT, Inc.*
  3.15   Certificate of Limited Partnership of WKRN, L.P.*
  3.16   Agreement of Limited Partnership of WKRN, L.P.*
  3.17   Certificate of Incorporation of Young Broadcasting of Louisiana, Inc.*
  3.18   By-laws of Young Broadcasting of Louisiana, Inc.*
  3.19   Certificate of Incorporation of LAT, Inc.*
  3.20   By-laws of LAT, Inc.*
  3.21   Certificate of Limited Partnership of KLFY, L.P.*
  3.22   Agreement of Limited Partnership of KLFY, L.P.*
  3.23   Certificate of Incorporation of Young Broadcasting of Knoxville, Inc.*
  3.24   By-laws of Young Broadcasting of Knoxville, Inc.*
  3.25   Certificate of Incorporation of YBK, Inc.*
  3.26   By-laws of YBK, Inc.*
  3.27   Certificate of Limited Partnership of WATE, L.P.*
  3.28   Agreement of Limited Partnership of WATE, L.P.*
  3.29   Certificate of Incorporation of Young Broadcasting of Richmond, Inc.*
  3.30   By-laws of Young Broadcasting of Richmond, Inc.*
  3.31   Certificate of Incorporation of Young Broadcasting of Green Bay, Inc.*
  3.32   By-laws of Young Broadcasting of Green Bay, Inc.*
  3.33   Certificate of Incorporation of Young Broadcasting of Davenport,
         Inc.**
  3.34   By-laws of Young Broadcasting of Davenport, Inc.**
  3.35   Certificate of Incorporation of Young Broadcasting of Sioux Falls,
         Inc.***

 EXHIBIT
 NUMBER                           EXHIBIT DESCRIPTIONS
 -------                          --------------------
  3.36   By-laws of Young Broadcasting of Sioux Falls, Inc.***
  3.37   Certificate of Incorporation of Young Broadcasting of Rapid City,
         Inc.***
  3.38   By-laws of Young Broadcasting of Rapid City, Inc.***
  3.39   Certificate of Incorporation of Young Broadcasting of Los Angeles,
         Inc.***
  3.40   By-laws of Young Broadcasting of Los Angeles, Inc.***
  3.41   Certificate of Incorporation of Fidelity Television, Inc.***
  3.42   By-laws of Fidelity Television, Inc.***
  4.1    Indenture, dated as of June 15, 1997, between the Company, the
         Subsidiary Guarantors and First Union National Bank, as Trustee, with the form of Series B Note attached thereto
  5.1    Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C. regarding the validity of the Series B Notes, including consent
  8.1    Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C. regarding certain federal income tax matters, including consent
  9.1(a) Voting Trust Agreement, dated July 1, 1991, between Adam Young, and
         Vincent Young and Richard Young as trustees*
  9.1(b) Amendment No. 1, dated as of July 22, 1994, to Voting Trust Agreement*
  9.1(c) Amendment No. 2, dated as of April 12, 1995, to Voting Trust
         Agreement**
  9.1(d) Amendment No. 3, dated as of July 5, 1995, to Voting Trust Agreement**
  9.1(e) Amendment No. 4, dated as of September 11, 1996, to Voting Trust
         Agreement***
  9.1(f) Amendment No. 5, dated as of January 21, 1997, to Voting Trust
         Agreement***
  9.1(g) Voting Trust Agreement, dated October 1, 1996, between Adam Young, and
         Vincent Young as trustee***
 10.1    Subscription and Shareholders Agreement, dated May 26, 1988, between the Company and Ronald J. Kwasnick*
 10.2(a) Employment Agreement, dated as of March 1, 1993, between the Company and James A. Morgan*
 10.2(b) Amendment, dated as of March 27, 1995, effective as of February 15,
         1995, to Employment Agreement, dated as of March 1, 1993, between the
         Company and James A. Morgan****
 10.3    Operating Agreement, dated December 29, 1989, between WKRN, L.P. and
         Young Broadcasting of Nashville, Inc.*
 10.4    Operating Agreement, dated December 29, 1989, between KLFY, L.P. and
         Young Broadcasting of Louisiana, Inc.*
 10.5    Operating Agreement between WATE, L.P. and Young Broadcasting of
         Knoxville, Inc.*
 10.6(a) Sublease, dated March 30, 1990, between the Company, as Sublessor, and
         Adam Young Inc.*
 10.6(b) First Amendment to Sublease, dated January 14, 1997***

 10.7    Agreement, dated July 1, 1991, between Adam Young Inc. and Young
         Broadcasting of Albany, Inc. (Agreement filed hereunder is representative of five other substantially similar agreements. See
         Schedule filed with this Exhibit)*
 10.8    Affiliation Agreements, each dated October 10, 1994, between Young
         Broadcasting of Albany, Inc. and ABC (for WTEN and WCDC)*
 10.9    Affiliation Agreement, dated October 10, 1994, between WKRN, L.P. and
         ABC*
 10.10   Affiliation Agreement, dated September 19, 1994, between Young
         Broadcasting of La Crosse, Inc. and CBS*
 10.11   Affiliation Agreement, dated September 19, 1994, between KLFY, L.P.
         and CBS*

 EXHIBIT
  NUMBER                           EXHIBIT DESCRIPTIONS
 -------                           --------------------
 10.12    Affiliation Agreement, dated May 17, 1995, between Winnebago
          Television Corporation and ABC**
 10.13    Affiliation Agreement, dated September 19, 1994, between Young
          Broadcasting of Lansing, Inc. and CBS*
 10.14    Affiliation Agreement, dated October 10, 1994, between Young
          Broadcasting of Richmond, Inc. and ABC*
 10.15    Affiliation Agreement, dated October 10, 1994, between WATE, L.P. and
          ABC*
 10.16    Affiliation Agreement, dated October 10, 1994, between Young
          Broadcasting of Green Bay, Inc. and ABC*
 10.17    Affiliation Agreement, dated February 3, 1995, between Broad Street
          Television, L.P. and NBC**
 10.18    Affiliation Agreement, dated April 3, 1996, between Young
          Broadcasting of Sioux Falls, Inc. and CBS (KELO); Affiliation
          Agreements (satellite), each dated April 3, 1996, between Young
          Broadcasting of Sioux Falls, Inc. and CBS (KPLO and KDLO); and
          Affiliation Agreement, dated April 3, 1996, between Young
          Broadcasting of Rapid City, Inc. and CBS (KCLO)*****
 10.19(a) Lease, dated March 29, 1990, between Lexreal Associates, as Landlord, and the Company*
 10.19(b) First Amendment to Lease, dated January 14, 1997***
 10.20(a) Master Equipment Lease Agreement, dated May 31, 1990, between First
          Chicago Leasing Corporation and Young Broadcasting of Albany, Inc.*
 10.20(b) Lease Supplement No. 1, dated May 31, 1990*
 10.20(c) Lease Supplement No. 2, dated August 24, 1990*
 10.20(d) Guaranty of the Company*
 10.21(a) Master Equipment Lease Agreement, dated May 31, 1990, between First
          Chicago Leasing Corporation and Young Broadcasting of Nashville,
          Inc.*
 10.21(b) Supplement No. 1, dated May 31, 1990*
 10.21(c) Supplement No. 2, dated August 24, 1990*
 10.21(d) Guaranty of the Company*
 10.22(a) Credit Agreement for the Senior Credit Facility***
 10.22(b) Amendment No. 1 to Credit Agreement***
 10.22(c) Amendment No. 2 to Credit Agreement
 10.23    Asset Purchase and Sale Agreement, dated as of July 31, 1995, between the Company and Broad Street Television, L.P. (schedules omitted;
          Registrant agrees to furnish supplementally a copy of any schedule to the Commission upon request)**
 10.24    Asset Purchase and Sale Agreement, dated as of January 11, 1996, between the Company and MidContinent Television of South Dakota, Inc.
          (schedules omitted; Registrant agrees to furnish supplementally a copy of any schedule to the Commission upon request)******
 10.25    Acquisition Agreement, dated as of May 10, 1996, among the Company,
          KCAL Broadcasting, Inc., KCAL-TV, Inc. and Disney Enterprises, Inc.
          (schedules omitted; Registrant agrees to furnish supplementally a copy of any schedule to the Commission upon request)*****
 10.26    Subscription Agreement, dated October 10, 1994, between ABC and the
          Company with the form of Warrant to be issued to ABC and the form of
          Registration Rights Agreement attached thereto*
 10.27    Indenture, dated November 14, 1994, among the Company, the Subsidiary
          Guarantors and The First National Bank of Boston, as Trustee,
          relating to the November 1994 Notes*
 10.28    Indenture, dated June 1, 1995, among the Company, the Subsidiary
          Guarantors and The First National Bank of Boston, as Trustee,
          relating to the June 1995 Notes**

 EXHIBIT
 NUMBER                           EXHIBIT DESCRIPTIONS
 -------                          --------------------
 10.29   Indenture, dated January 1, 1996, among the Company, the Subsidiary
         Guarantors and State Street Bank and Trust Company, as Trustee,
         relating to the January 1996 Notes******
 10.30   Young Broadcasting Inc. 1995 Stock Option Plan****
 10.31   Purchase Agreement, dated June 6, 1995, among the Company, the
         Subsidiary Guarantors and BT Securities Corporation and J.P. Morgan
         Securities Inc.**
 10.32   Registration Rights Agreement, dated as of June 12, 1995, among the
         Company, the Subsidiary Guarantors and BT Securities Corporation and
         J.P. Morgan Securities Inc.**
 10.33   Purchase Agreement, dated January 6, 1996, among the Company, the
         Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith
         Incorporated and J.P. Morgan Securities Inc.******
 10.34   Registration Rights Agreement, dated as of January 16, 1996, among the
         Company, the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner &
         Smith Incorporated and J.P. Morgan Securities Inc.******
 10.35   Purchase Agreement, dated June 16, 1997, among the Company, the
         Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
 10.36   Registration Rights Agreement, dated as of June 23, 1997, among the
         Company, the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner &
         Smith Incorporated
 10.37   Agreement, dated as of September 3, 1996, between the Company and
         Disney relating to the ABC Repurchase*****
 11.1    Statement re computation of per share earnings
 12.1    Schedule of Earnings to Fixed Charges
 18.1    Letter of Ernst & Young LLP regarding change in accounting principles*
 21.1    Subsidiaries of the Company***
 23.1    Consent of Ernst & Young LLP
 23.2    Consent of McGladrey & Pullen, LLP
 23.3    Consent of Grant Thornton LLP
 23.4    Consent of Price Waterhouse LLP
 23.5    Consents of Cooperman Levitt Winikoff Lester & Newman, P.C. (included in Exhibits 5.1 and 8.1)
 24.1    Powers of Attorney (included as part of signature pages)
 25.1    Statement of Eligibility on Form T-1 of Trustee
 99.1    Form of Letter of Transmittal with respect to the Exchange Offer

--------
     * Filed as an Exhibit to the Company's Registration Statement on Form S-1, Registration No. 33-83336, under the Securities Act of 1933 and incorporated herein by reference.
    ** Filed as an Exhibit to the Company's Registration Statement on Form S-
      4, Registration No. 33-94192, under the Securities Act of 1933 and incorporated herein by reference.
   *** Filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 under the Securities Exchange Act of 1934 and incorporated herein by reference.
  **** Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995 under the Securities Exchange Act of 1934 and incorporated herein by reference.
 ***** Filed as an Exhibit to the Company's Registration Statement on Form S-
      3, Registration No. 333-06241, under the Securities Act of 1933 and incorporated herein by reference.
****** Filed as an Exhibit to the Company's Registration Statement on Form S-
      4, Registration No. 333-2466, under the Securities Act of 1933 and incorporated herein by reference.

  (b) Financial Statement Schedules

  The following financial statement schedules are included in Part II of this Registration Statement and should be read in conjunction with the Financial Statements and notes thereto included elsewhere herein.

Schedule to Consolidated Financial Statements of Young Broadcasting Inc.

  Report of Independent Auditors                                         S-1
  Schedule II--Valuation and Qualifying Accounts                         S-2
Schedule to Financial Statements of KWQC-TV
  Independent Auditor's Report on Financial Statement Schedule           S-3
  Schedule II--Valuation and Qualifying Accounts                         S-4
Schedule to Combined Financial Statements of Midcontinent Television
 of South Dakota, Inc. and the Investment in Community Television Serv-
 ice, Inc.
  Report of Independent Certified Public Accountants on Schedules        S-5
  Schedule II--Valuation and Qualifying Accounts                         S-6
Schedule to Financial Statements of KCAL Broadcasting Group
  Schedule II--Valuation and Qualifying Accounts                         S-7

ITEM 22. UNDERTAKINGS

  Young Broadcasting Inc. (the "Registrant") hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         Young Broadcasting Inc.

                                                  /s/ Vincent J. Young
                                         By: __________________________________
                                                    VINCENT J. YOUNG
                                                        CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

                                      Chairman and
        /s/ Vincent J. Young           Director               July 16, 1997
------------------------------------   (principal
          VINCENT J. YOUNG             executive officer)

       /s/ Ronald J. Kwasnick         President and           July 16, 1997
------------------------------------   Director
         RONALD J. KWASNICK

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director
             ADAM YOUNG

        /s/ James A. Morgan           Executive Vice          July 16, 1997
------------------------------------   President
          JAMES A. MORGAN              (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

        /s/ Bernard F. Curry          Director                July 16, 1997
------------------------------------
          BERNARD F. CURRY

                                      Director
     /s/ Alfred J. Hickey, Jr.                                July 16, 1997
------------------------------------
       ALFRED J. HICKEY, JR.

                                      Director
           /s/ Leif Lomo                                      July 16, 1997
------------------------------------
             LEIF LOMO

                                      Director
       /s/ Michael S. Willner                                 July 16, 1997
------------------------------------
         MICHAEL S. WILLNER

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         Young Broadcasting of La Crosse, Inc.

                                                   /s/ Vincent J. Young
                                         By: __________________________________
                                               VINCENT J. YOUNG CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

        /s/ Vincent J. Young          Chairman and            July 16, 1997
------------------------------------   Director
          VINCENT J. YOUNG             (principal
                                       executive officer)

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director
             ADAM YOUNG

        /s/ James A. Morgan           Executive Vice          July 16, 1997
____________________________________   President
          JAMES A. MORGAN              (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         Young Broadcasting of Lansing, Inc.

                                                   /s/ Vincent J. Young
                                         By: __________________________________
                                               VINCENT J. YOUNG CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

        /s/ Vincent J. Young          Chairman and            July 16, 1997
------------------------------------   Director
          VINCENT J. YOUNG             (principal
                                       executive officer)

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director
             ADAM YOUNG

        /s/ James A. Morgan           Executive Vice          July 16, 1997
____________________________________   President
          JAMES A. MORGAN              (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         Young Broadcasting of Albany, Inc.

                                                   /s/ Vincent J. Young
                                         By: __________________________________
                                               VINCENT J. YOUNG CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

        /s/ Vincent J. Young          Chairman and            July 16, 1997
------------------------------------   Director
          VINCENT J. YOUNG             (principal
                                       executive officer)

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director
             ADAM YOUNG

        /s/ James A. Morgan           Executive Vice          July 16, 1997
____________________________________   President
          JAMES A. MORGAN              (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         Winnebago Television Corporation

                                                   /s/ Vincent J. Young
                                         By: __________________________________
                                               VINCENT J. YOUNG CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

        /s/ Vincent J. Young          Chairman and            July 16, 1997
------------------------------------   Director
          VINCENT J. YOUNG             (principal
                                       executive officer)

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director
             ADAM YOUNG

        /s/ James A. Morgan           Executive Vice          July 16, 1997
____________________________________   President
          JAMES A. MORGAN              (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         Young Broadcasting of Nashville, Inc.

                                                   /s/ Vincent J. Young
                                         By: __________________________________
                                               VINCENT J. YOUNG CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

        /s/ Vincent J. Young          Chairman and            July 16, 1997
------------------------------------   Director
          VINCENT J. YOUNG             (principal
                                       executive officer)

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director
             ADAM YOUNG

        /s/ James A. Morgan           Executive Vice          July 16, 1997
____________________________________   President
          JAMES A. MORGAN              (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         Young Broadcasting of Louisiana, Inc.

                                                   /s/ Vincent J. Young
                                         By: __________________________________
                                               VINCENT J. YOUNG CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

        /s/ Vincent J. Young          Chairman and            July 16, 1997
------------------------------------   Director
          VINCENT J. YOUNG             (principal
                                       executive officer)

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director
             ADAM YOUNG

        /s/ James A. Morgan           Executive Vice          July 16, 1997
____________________________________   President
          JAMES A. MORGAN              (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         Young Broadcasting of Knoxville, Inc.

                                                   /s/ Vincent J. Young
                                         By: __________________________________
                                               VINCENT J. YOUNG CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

        /s/ Vincent J. Young          Chairman and            July 16, 1997
------------------------------------   Director
          VINCENT J. YOUNG             (principal
                                       executive officer)

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director
             ADAM YOUNG

        /s/ James A. Morgan           Executive Vice          July 16, 1997
____________________________________   President
          JAMES A. MORGAN              (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         Young Broadcasting of Green Bay, Inc.

                                                   /s/ Vincent J. Young
                                         By: __________________________________
                                               VINCENT J. YOUNG CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

        /s/ Vincent J. Young          Chairman and            July 16, 1997
------------------------------------   Director
          VINCENT J. YOUNG             (principal
                                       executive officer)

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director
             ADAM YOUNG

        /s/ James A. Morgan           Executive Vice          July 16, 1997
____________________________________   President
          JAMES A. MORGAN              (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         Young Broadcasting of Richmond, Inc.

                                                   /s/ Vincent J. Young
                                         By: __________________________________
                                               VINCENT J. YOUNG CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

        /s/ Vincent J. Young          Chairman and            July 16, 1997
------------------------------------   Director
          VINCENT J. YOUNG             (principal
                                       executive officer)

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director
             ADAM YOUNG

        /s/ James A. Morgan           Executive Vice          July 16, 1997
____________________________________   President
          JAMES A. MORGAN              (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         WKRN, L.P.

                                         By: Young Broadcasting of Nashville,
                                         Inc.,    its General Partner

                                                   /s/ Vincent J. Young
                                         By: __________________________________
                                               VINCENT J. YOUNG CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

        /s/ Vincent J. Young          Chairman and            July 16, 1997
------------------------------------   Director of
          VINCENT J. YOUNG             General Partner
                                       (principal
                                       executive officer)

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director of
             ADAM YOUNG                General Partner

        /s/ James A. Morgan           Executive Vice          July 16, 1997
____________________________________   President of
          JAMES A. MORGAN              General Partner
                                       (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         KLFY, L.P.

                                         By: Young Broadcasting of Louisiana,
                                         Inc.,    its General Partner

                                                   /s/ Vincent J. Young
                                         By: __________________________________
                                               VINCENT J. YOUNG CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

        /s/ Vincent J. Young          Chairman and            July 16, 1997
------------------------------------   Director of
          VINCENT J. YOUNG             General Partner
                                       (principal
                                       executive officer)

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director of
             ADAM YOUNG                General Partner

        /s/ James A. Morgan           Executive Vice          July 16, 1997
____________________________________   President of
          JAMES A. MORGAN              General Partner
                                       (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         WATE, L.P.

                                         By:  Young Broadcasting of Knoxville,
                                              Inc., its General Partner

                                                   /s/ Vincent J. Young
                                         By: __________________________________
                                                VINCENT J. YOUNG CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

        /s/ Vincent J. Young          Chairman and            July 16, 1997
------------------------------------   Director of
          VINCENT J. YOUNG             General Partner
                                       (principal
                                       executive officer)

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director of
             ADAM YOUNG                General Partner

        /s/ James A. Morgan           Executive Vice          July 16, 1997
____________________________________   President of
          JAMES A. MORGAN              General Partner
                                       (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         YBK, Inc.
                                                   /s/ Vincent J. Young
                                         By: __________________________________
                                               VINCENT J. YOUNG CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

        /s/ Vincent J. Young          Chairman and            July 16, 1997
------------------------------------   Director
          VINCENT J. YOUNG             (principal
                                       executive officer)

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director
             ADAM YOUNG

        /s/ James A. Morgan           Executive Vice          July 16, 1997
____________________________________   President
          JAMES A. MORGAN              (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         LAT, Inc.

                                                   /s/ Vincent J. Young
                                         By: __________________________________
                                               VINCENT J. YOUNG CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

        /s/ Vincent J. Young          Chairman and            July 16, 1997
------------------------------------   Director
          VINCENT J. YOUNG             (principal
                                       executive officer)

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director
             ADAM YOUNG

        /s/ James A. Morgan           Executive Vice          July 16, 1997
____________________________________   President
          JAMES A. MORGAN              (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         YBT, Inc.

                                                   /s/ Vincent J. Young
                                         By: __________________________________
                                               VINCENT J. YOUNG CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

        /s/ Vincent J. Young          Chairman and            July 16, 1997
------------------------------------   Director
          VINCENT J. YOUNG             (principal
                                       executive officer)

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director
             ADAM YOUNG

        /s/ James A. Morgan           Executive Vice          July 16, 1997
____________________________________   President
          JAMES A. MORGAN              (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         Young Broadcasting of Davenport, Inc.

                                                   /s/ Vincent J. Young
                                         By: __________________________________
                                               VINCENT J. YOUNG CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

        /s/ Vincent J. Young          Chairman and            July 16, 1997
------------------------------------   Director
          VINCENT J. YOUNG             (principal
                                       executive officer)

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director
             ADAM YOUNG

        /s/ James A. Morgan           Executive Vice          July 16, 1997
------------------------------------   President
          JAMES A. MORGAN              (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         Young Broadcasting of Sioux Falls,
                                          Inc.

                                                   /s/ Vincent J. Young
                                         By: __________________________________
                                               VINCENT J. YOUNG CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

        /s/ Vincent J. Young          Chairman and            July 16, 1997
------------------------------------   Director
          VINCENT J. YOUNG             (principal
                                       executive officer)

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director
             ADAM YOUNG

        /s/ James A. Morgan           Executive Vice          July 16, 1997
------------------------------------   President
          JAMES A. MORGAN              (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         Young Broadcasting of Rapid City,
                                          Inc.

                                                   /s/ Vincent J. Young
                                         By: __________________________________
                                               VINCENT J. YOUNG CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

        /s/ Vincent J. Young          Chairman and            July 16, 1997
------------------------------------   Director
          VINCENT J. YOUNG             (principal
                                       executive officer)

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director
             ADAM YOUNG

        /s/ James A. Morgan           Executive Vice          July 16, 1997
------------------------------------   President
          JAMES A. MORGAN              (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         Young Broadcasting of Los Angeles,
                                          Inc.

                                                   /s/ Vincent J. Young
                                         By: __________________________________
                                               VINCENT J. YOUNG CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

        /s/ Vincent J. Young          Chairman and            July 16, 1997
------------------------------------   Director
          VINCENT J. YOUNG             (principal
                                       executive officer)

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director
             ADAM YOUNG

        /s/ James A. Morgan           Executive Vice          July 16, 1997
------------------------------------   President
          JAMES A. MORGAN              (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON JULY 16, 1997.

                                         Fidelity Television, Inc.

                                                   /s/ Vincent J. Young
                                         By: __________________________________
                                               VINCENT J. YOUNG CHAIRMAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS VINCENT J. YOUNG, JAMES A. MORGAN AND STEPHEN J. BAKER AS SUCH PERSON'S TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, WITH FULL POWERS OF SUBSTITUTION AND REVOCATION, FOR SUCH PERSON AND IN SUCH PERSON'S NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS SUCH PERSON MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, ACTING ALONE, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURES                      TITLE                 DATE

        /s/ Vincent J. Young          Chairman and            July 16, 1997
------------------------------------   Director
          VINCENT J. YOUNG             (principal
                                       executive officer)

           /s/ Adam Young             Treasurer and           July 16, 1997
------------------------------------   Director
             ADAM YOUNG

        /s/ James A. Morgan           Executive Vice          July 16, 1997
------------------------------------   President
          JAMES A. MORGAN              (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

                        REPORT OF INDEPENDENT AUDITORS

  We have audited the consolidated financial statements of Young Broadcasting Inc. and subsidiaries as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, and have issued our report thereon dated February 14, 1997 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

  In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          Ernst & Young LLP

New York, New York
February 14, 1997

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                            YOUNG BROADCASTING INC.

        COLUMN A             COLUMN B                    COLUMN C                 COLUMN D     COLUMN E
        --------         ----------------- ------------------------------------ ------------- -----------
                                                        ADDITIONS
                                           ------------------------------------
                         BAL. AT BEGINNING     CHARGED TO        CHARGED TO                   BAL. AT END
      DESCRIPTION            OF PERIOD     COSTS AND EXPENSES OTHER ACCOUNTS(1) DEDUCTIONS(2)  OF PERIOD
      -----------        ----------------- ------------------ ----------------- ------------- -----------
Year ended December 31,
 1994:
  Deducted from asset
   accounts:
    Allowance for
     doubtful accounts..     $373,000           249,000             216,000        173,000    $  665,000
Year ended December 31,
 1995:
  Deducted from asset
   accounts:
    Allowance for
     doubtful accounts..     $665,000           751,000                  --        631,000    $  785,000
Year ended December 31,
 1996:
  Deducted from asset
   accounts:
    Allowance for
     doubtful accounts..     $785,000           492,000           1,429,000        496,000    $2,210,000

--------
(1) Amount relates to acquired Nationwide stations.
(2) Write-off of uncollectible accounts.

                        INDEPENDENT AUDITORS' REPORT ON
                         FINANCIAL STATEMENT SCHEDULE

  The audits referred to in our report, related to the financial statements of KWQC-TV, dated February 13, 1996, except for Note 6 as to which the date is March 12, 1996, which appears elsewhere in this Registration Statement, included Schedule II for each of the years in the three year period ended December 31, 1995. This schedule is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a required part of the basic financial statements. In our opinion, this schedule is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                          McGladrey & Pullen, LLP

New Haven, Connecticut
February 13, 1996, except
for Note 6 as to which
the date is March 12, 1996

                                    KWQC-TV
                 (A DIVISION OF BROAD STREET TELEVISION, L.P.)

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

        COLUMN A          COLUMN B        COLUMN C          COLUMN D     COLUMN E
------------------------ ---------- --------------------- ------------- ----------
                                          ADDITIONS
                                    ---------------------
                         BALANCE AT CHARGED TO CHARGED TO               BALANCE AT
                         BEGINNING  COSTS AND    OTHER                    END OF
      DESCRIPTION        OF PERIOD   EXPENSES   ACCOUNTS  DEDUCTIONS(1)   PERIOD
------------------------ ---------- ---------- ---------- ------------- ----------
Year ended December 31,
 1993:
 Deducted from asset ac-
  counts:
  Allowance for doubtful
   accounts               $100,886    22,410      --         121,177     $ 2,119
Year ended December 25,
 1994:
 Deducted from asset ac-
  counts:
  Allowance for doubtful
   accounts               $  2,119    28,436      --          28,152     $ 2,403
Year ended December 31,
 1995:
 Deducted from asset ac-
  counts:
  Allowance for doubtful
   accounts               $  2,403    36,600      --          15,575     $23,428

--------
(1) Write-off of uncollectible accounts.

                    REPORT OF INDEPENDENT CERTIFIED PUBLIC
                           ACCOUNTANTS ON SCHEDULES

  In connection with our audits of the combined financial statements of Midcontinent Television of South Dakota, Inc. (a wholly-owned subsidiary of Midcontinent Media, Inc.) and the Investment in Community Television Service, Inc. (a fifty percent investee of Midcontinent Media, Inc.) referred to in our report dated February 16, 1996, which is included in this Registration Statement of Young Broadcasting Inc. on Form S-4, we have also audited
Schedule II for each of the years in the three year period ended August 31, 1995. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.

                                          Grant Thornton LLP

Minneapolis, Minnesota
February 16, 1996

                        COMBINED FINANCIAL STATEMENTS OF
                 MIDCONTINENT TELEVISION OF SOUTH DAKOTA, INC.
            (A WHOLLY-OWNED SUBSIDIARY OF MIDCONTINENT MEDIA, INC.)
            AND THE INVESTMENT IN COMMUNITY TELEVISION SERVICE, INC.
             (A FIFTY PERCENT INVESTEE OF MIDCONTINENT MEDIA, INC.)

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                         FOR THE YEARS ENDED AUGUST 31,

                                                    1993
                         -----------------------------------------------------------
                                            ADDITIONS
                                      ---------------------
                          BALANCE AT  CHARGES TO CHARGED TO               BALANCE AT
                         BEGINNING OF COSTS AND    OTHER                    END OF
DESCRIPTION                 PERIOD     EXPENSES   ACCOUNTS  DEDUCTIONS(1)   PERIOD
-----------              ------------ ---------- ---------- ------------- ----------
Allowance for doubtful
 accounts...............   $41,500     $21,293     $  --       $16,393     $46,400
                           =======     =======     ======      =======     =======

                                                    1994
                         -----------------------------------------------------------
                                            ADDITIONS
                                      ---------------------
                          BALANCE AT  CHARGES TO CHARGED TO               BALANCE AT
                         BEGINNING OF COSTS AND    OTHER                    END OF
DESCRIPTION                 PERIOD     EXPENSES   ACCOUNTS  DEDUCTIONS(1)   PERIOD
-----------              ------------ ---------- ---------- ------------- ----------
Allowance for doubtful
 accounts...............   $46,400     $ 5,248     $  --       $ 1,648     $50,000
                           =======     =======     ======      =======     =======

                                                    1995
                         -----------------------------------------------------------
                                            ADDITIONS
                                      ---------------------
                          BALANCE AT  CHARGES TO CHARGED TO               BALANCE AT
                         BEGINNING OF COSTS AND    OTHER                    END OF
DESCRIPTION                 PERIOD     EXPENSES   ACCOUNTS  DEDUCTIONS(1)   PERIOD
-----------              ------------ ---------- ---------- ------------- ----------
Allowance for doubtful
 accounts...............   $50,000     $62,225     $  --       $54,625     $57,600
                           =======     =======     ======      =======     =======

--------
(1) Write off of uncollectible accounts.

                            KCAL BROADCASTING GROUP

                 SCHEDULE II-VALUATION AND QUALIFYING ACCOUNTS

                       FOR THE YEARS ENDED SEPTEMBER 30,
                                ($ IN THOUSANDS)

                                                      1994
                          ------------------------------------------------------------
                                             ADDITION
                                       ---------------------
                           BALANCE AT  CHARGES TO CHARGED TO                BALANCE AT
                          BEGINNING OF COSTS AND    OTHER                     END OF
DESCRIPTION                  PERIOD     EXPENSES   ACCOUNTS  DEDUCTIONS (1)   PERIOD
-----------               ------------ ---------- ---------- -------------- ----------
Allowance for doubtful
 accounts...............    $   830        279         0          379        $   730
FAS 109 valuation allow-
 ance...................    $   856      6,068         0            0        $ 6,924

                                                      1995
                          ------------------------------------------------------------
                                             ADDITION
                                       ---------------------
                           BALANCE AT  CHARGES TO CHARGED TO                BALANCE AT
                          BEGINNING OF COSTS AND    OTHER                     END OF
DESCRIPTION                  PERIOD     EXPENSES   ACCOUNTS  DEDUCTIONS (1)   PERIOD
-----------               ------------ ---------- ---------- -------------- ----------
Allowance for doubtful
 accounts...............    $   730       489          0           178       $ 1,041
FAS 109 valuation allow-
 ance...................    $ 6,924         0          0         2,177       $ 4,747

                                                      1996
                          ------------------------------------------------------------
                                             ADDITION
                                       ---------------------
                           BALANCE AT  CHARGES TO CHARGED TO                BALANCE AT
                          BEGINNING OF COSTS AND    OTHER                     END OF
DESCRIPTION                  PERIOD     EXPENSES   ACCOUNTS  DEDUCTIONS (1)   PERIOD
-----------               ------------ ---------- ---------- -------------- ----------
Allowance for doubtful
 accounts...............     $1,041       (539)      123           275       $   350
FAS 109 valuation allow-
 ance...................     $4,747          0         0         4,747       $     0

--------
(1) Deductions represent net write-offs of accounts receivable and utilization of NOL's.

 EXHIBIT
 NUMBER                      EXHIBIT DESCRIPTIONS                      PAGE NO.
 -------                     --------------------                      --------
  3.1(a) Restated Certificate of Incorporation of the Company*
  3.1(b) Certificate of Amendment to Restated Certificate of
         Incorporation of the Company**
  3.1(c) Certificate of Amendment to Restated Certificate of
         Incorporation of the Company
  3.2    Second Amended and Restated By-laws of the Company*
  3.3    Certificate of Incorporation of Young Broadcasting of La
         Crosse, Inc.*
  3.4    By-laws of Young Broadcasting of La Crosse, Inc.*
  3.5    Certificate of Incorporation of Young Broadcasting of
         Lansing, Inc.*
  3.6    By-laws of Young Broadcasting of Lansing, Inc.*
  3.7    Certificate of Incorporation of Young Broadcasting of
         Albany, Inc.*
  3.8    By-laws of Young Broadcasting of Albany, Inc.*
  3.9    Certificate of Incorporation of Winnebago Television
         Corporation*
  3.10   By-laws of Winnebago Television Corporation*
  3.11   Certificate of Incorporation of Young Broadcasting of
         Nashville, Inc.*
  3.12   By-laws of Young Broadcasting of Nashville, Inc.*
  3.13   Certificate of Incorporation of YBT, Inc.*

  3.14   By-laws of YBT, Inc.*
  3.15   Certificate of Limited Partnership of WKRN, L.P.*
  3.16   Agreement of Limited Partnership of WKRN, L.P.*
  3.17   Certificate of Incorporation of Young Broadcasting of
         Louisiana, Inc.*
  3.18   By-laws of Young Broadcasting of Louisiana, Inc.*
  3.19   Certificate of Incorporation of LAT, Inc.*
  3.20   By-laws of LAT, Inc.*
  3.21   Certificate of Limited Partnership of KLFY, L.P.*
  3.22   Agreement of Limited Partnership of KLFY, L.P.*
  3.23   Certificate of Incorporation of Young Broadcasting of
         Knoxville, Inc.*
  3.24   By-laws of Young Broadcasting of Knoxville, Inc.*
  3.25   Certificate of Incorporation of YBK, Inc.*
  3.26   By-laws of YBK, Inc.*
  3.27   Certificate of Limited Partnership of WATE, L.P.*
  3.28   Agreement of Limited Partnership of WATE, L.P.*
  3.29   Certificate of Incorporation of Young Broadcasting of
         Richmond, Inc.*
  3.30   By-laws of Young Broadcasting of Richmond, Inc.*
  3.31   Certificate of Incorporation of Young Broadcasting of Green
         Bay, Inc.*
  3.32   By-laws of Young Broadcasting of Green Bay, Inc.*
  3.33   Certificate of Incorporation of Young Broadcasting of
         Davenport, Inc.**
  3.34   By-laws of Young Broadcasting of Davenport, Inc.**
  3.35   Certificate of Incorporation of Young Broadcasting of Sioux
         Falls, Inc.***
  3.36   By-laws of Young Broadcasting of Sioux Falls, Inc.***
  3.37   Certificate of Incorporation of Young Broadcasting of Rapid
         City, Inc.***

 EXHIBIT
 NUMBER                      EXHIBIT DESCRIPTIONS                      PAGE NO.
 -------                     --------------------                      --------
  3.38   By-laws of Young Broadcasting of Rapid City, Inc.***
  3.39   Certificate of Incorporation of Young Broadcasting of Los
         Angeles, Inc.***
  3.40   By-laws of Young Broadcasting of Los Angeles, Inc.***
  3.41   Certificate of Incorporation of Fidelity Television,
         Inc.***
  3.42   By-laws of Fidelity Television, Inc.***
  4.1    Indenture, dated as of June 15, 1997, between the Company, the Subsidiary Guarantors and First Union National Bank, as
         Trustee, with the form of Series B Note attached thereto
  5.1    Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C.
         regarding the validity of the Series B Notes, including
         consent
  8.1    Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C.
         regarding certain federal income tax matters, including
         consent
  9.1(a) Voting Trust Agreement, dated July 1, 1991, between Adam
         Young, and Vincent Young and Richard Young as trustees*
  9.1(b) Amendment No. 1, dated as of July 22, 1994, to Voting Trust
         Agreement*
  9.1(c) Amendment No. 2, dated as of April 12, 1995, to Voting
         Trust Agreement**
  9.1(d) Amendment No. 3, dated as of July 5, 1995, to Voting Trust
         Agreement**
  9.1(e) Amendment No. 4, dated as of September 11, 1996, to Voting
         Trust Agreement***
  9.1(f) Amendment No. 5, dated as of January 21, 1997, to Voting
         Trust Agreement***
  9.1(g) Voting Trust Agreement, dated October 1, 1996, between Adam
         Young, and Vincent Young as trustee***
 10.1    Subscription and Shareholders Agreement, dated May 26,
         1988, between the Company and Ronald J. Kwasnick*
 10.2(a) Employment Agreement, dated as of March 1, 1993, between the Company and James A. Morgan*
 10.2(b) Amendment, dated as of March 27, 1995, effective as of
         February 15, 1995, to Employment Agreement, dated as of
         March 1, 1993, between the Company and James A. Morgan****
 10.3    Operating Agreement, dated December 29, 1989, between WKRN,
         L.P. and Young Broadcasting of Nashville, Inc.*
 10.4    Operating Agreement, dated December 29, 1989, between KLFY,
         L.P. and Young Broadcasting of Louisiana, Inc.*
 10.5    Operating Agreement between WATE, L.P. and Young
         Broadcasting of Knoxville, Inc.*
 10.6(a) Sublease, dated March 30, 1990, between the Company, as
         Sublessor, and Adam Young Inc.*
 10.6(b) First Amendment to Sublease, dated January 14, 1997***

 10.7    Agreement, dated July 1, 1991, between Adam Young Inc. and
         Young Broadcasting of Albany, Inc. (Agreement filed hereunder is representative of five other substantially similar agreements. See Schedule filed with this Exhibit)*
 10.8 Affiliation Agreements, each dated October 10, 1994, between Young Broadcasting of Albany, Inc. and ABC (for
         WTEN and WCDC)*
 10.9    Affiliation Agreement, dated October 10, 1994, between
         WKRN, L.P. and ABC*
 10.10   Affiliation Agreement, dated September 19, 1994, between
         Young Broadcasting of La Crosse, Inc. and CBS*
 10.11   Affiliation Agreement, dated September 19, 1994, between
         KLFY, L.P. and CBS*
 10.12   Affiliation Agreement, dated May 17, 1995, between
         Winnebago Television Corporation and ABC**
 10.13   Affiliation Agreement, dated September 19, 1994, between
         Young Broadcasting of Lansing, Inc. and CBS*

 EXHIBIT
  NUMBER                     EXHIBIT DESCRIPTIONS                      PAGE NO.
 -------                     --------------------                      --------
 10.14    Affiliation Agreement, dated October 10, 1994, between
          Young Broadcasting of Richmond, Inc. and ABC*
 10.15    Affiliation Agreement, dated October 10, 1994, between
          WATE, L.P. and ABC*
 10.16    Affiliation Agreement, dated October 10, 1994, between
          Young Broadcasting of Green Bay, Inc. and ABC*
 10.17    Affiliation Agreement, dated February 3, 1995, between
          Broad Street Television, L.P. and NBC**
 10.18    Affiliation Agreement, dated April 3, 1996, between Young
          Broadcasting of Sioux Falls, Inc. and CBS (KELO);
          Affiliation Agreements (satellite), each dated April 3,
          1996, between Young Broadcasting of Sioux Falls, Inc. and
          CBS (KPLO and KDLO); and Affiliation Agreement, dated
          April 3, 1996, between Young Broadcasting of Rapid City,
          Inc. and CBS (KCLO)*****
 10.19(a) Lease, dated March 29, 1990, between Lexreal Associates, as Landlord, and the Company*
 10.19(b) First Amendment to Lease, dated January 14, 1997***
 10.20(a) Master Equipment Lease Agreement, dated May 31, 1990, between First Chicago Leasing Corporation and Young
          Broadcasting of Albany, Inc.*
 10.20(b) Lease Supplement No. 1, dated May 31, 1990*
 10.20(c) Lease Supplement No. 2, dated August 24, 1990*
 10.20(d) Guaranty of the Company*
 10.21(a) Master Equipment Lease Agreement, dated May 31, 1990, between First Chicago Leasing Corporation and Young
          Broadcasting of Nashville, Inc.*
 10.21(b) Supplement No. 1, dated May 31, 1990*
 10.21(c) Supplement No. 2, dated August 24, 1990*
 10.21(d) Guaranty of the Company*
 10.22(a) Credit Agreement for the Senior Credit Facility***
 10.22(b) Amendment No. 1 to Credit Agreement***
 10.22(c) Amendment No. 2 to Credit Agreement
 10.23    Asset Purchase and Sale Agreement, dated as of July 31,
          1995, between the Company and Broad Street Television,
          L.P. (schedules omitted; Registrant agrees to furnish
          supplementally a copy of any schedule to the Commission
          upon request)**
 10.24    Asset Purchase and Sale Agreement, dated as of January 11,
          1996, between the Company and MidContinent Television of
          South Dakota, Inc. (schedules omitted; Registrant agrees
          to furnish supplementally a copy of any schedule to the
          Commission upon request)******
 10.25    Acquisition Agreement, dated as of May 10, 1996, among the
          Company, KCAL Broadcasting, Inc., KCAL-TV, Inc. and Disney
          Enterprises, Inc. (schedules omitted; Registrant agrees to furnish supplementally a copy of any schedule to the
          Commission upon request)*****
 10.26    Subscription Agreement, dated October 10, 1994, between
          ABC and the Company with the form of Warrant to be issued
          to ABC and the form of Registration Rights Agreement
          attached thereto*
 10.27    Indenture, dated November 14, 1994, among the Company, the
          Subsidiary Guarantors and The First National Bank of
          Boston, as Trustee, relating to the November 1994 Notes*
 10.28    Indenture, dated June 1, 1995, among the Company, the
          Subsidiary Guarantors and The First National Bank of
          Boston, as Trustee, relating to the June 1995 Notes**


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

 EXHIBIT
 NUMBER                      EXHIBIT DESCRIPTIONS                      PAGE NO.
 -------                     --------------------                      --------
 10.29   Indenture, dated January 1, 1996, among the Company, the
         Subsidiary Guarantors and State Street Bank and Trust
         Company, as Trustee, relating to the January 1996
         Notes******
 10.30   Young Broadcasting Inc. 1995 Stock Option Plan****
 10.31   Purchase Agreement, dated June 6, 1995, among the Company, the Subsidiary Guarantors and BT Securities Corporation and
         J.P. Morgan Securities Inc.**
 10.32   Registration Rights Agreement, dated as of June 12, 1995,
         among the Company, the Subsidiary Guarantors and BT
         Securities Corporation and J.P. Morgan Securities Inc.**
 10.33   Purchase Agreement, dated January 6, 1996, among the
         Company, the Subsidiary Guarantors and Merrill Lynch,
         Pierce, Fenner & Smith Incorporated and J.P. Morgan
         Securities Inc.******
 10.34   Registration Rights Agreement, dated as of January 16,
         1996, among the Company, the Subsidiary Guarantors and
         Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P.
         Morgan Securities Inc.******
 10.35   Purchase Agreement, dated June 16, 1997, among the Company, the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner
         & Smith Incorporated
 10.36   Registration Rights Agreement, dated as of June 23, 1997,
         among the Company, the Subsidiary Guarantors and Merrill
         Lynch, Pierce, Fenner & Smith Incorporated
 10.37   Agreement, dated as of September 3, 1996, between the
         Company and Disney relating to the ABC Repurchase*****
 11.1    Statement re computation of per share earnings
 12.1    Schedule of Earnings to Fixed Charges
 18.1    Letter of Ernst & Young LLP regarding change in accounting principles*
 21.1    Subsidiaries of the Company***
 23.1    Consent of Ernst & Young LLP
 23.2    Consent of McGladrey & Pullen, LLP
 23.3    Consent of Grant Thornton LLP
 23.4    Consent of Price Waterhouse LLP
 23.5    Consents of Cooperman Levitt Winikoff Lester & Newman, P.C.
         (included in Exhibits 5.1 and 8.1)
 24.1    Powers of Attorney (included as part of signature pages)
 25.1    Statement of Eligibility on Form T-1 of Trustee
 99.1    Form of Letter of Transmittal with respect to the Exchange
         Offer

--------
     * Filed as an Exhibit to the Company's Registration Statement on Form S-1, Registration No. 33-83336, under the Securities Act of 1933 and incorporated herein by reference.
    ** Filed as an Exhibit to the Company's Registration Statement on Form S-
      4, Registration No. 33-94192, under the Securities Act of 1933 and incorporated herein by reference.
   *** Filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 under the Securities Exchange Act of 1934 and incorporated herein by reference.
  **** Filed as an Exhibit to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995 under the Securities Exchange Act of 1934 and incorporated herein by reference.
 ***** Filed as an Exhibit to the Company's Registration Statement on Form S-
      3, Registration No. 333-06241, under the Securities Act of 1933 and incorporated herein by reference.
****** Filed as an Exhibit to the Company's Registration Statement on Form S-
      4, Registration No. 333-2466, under the Securities Act of 1933 and incorporated herein by reference.

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